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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Archstone-Smith Trust
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies: Common shares of beneficial interest in Archstone-Smith Trust, par value $0.01 per share ("Common Shares")
(2) Aggregate number of securities to which transaction applies:
• 222,420,421 Common Shares issued and outstanding
• 1,990,474 Common Shares issuable upon the exercise of outstanding in-the-money share options to purchase Common Shares
• 1,018,259 Common Shares issuable pursuant to outstanding restricted share units
• 261,585 Common Shares issuable pursuant to outstanding dividend equivalent units
• 31,350 Common Shares issuable pursuant to outstanding phantom common shares
• 304,904 Common Shares issuable pursuant to vesting of performance units
• 1,274 Common Shares issuable pursuant to outstanding share appreciation rights
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (a)
    $60.75 per share merger consideration for each outstanding Common Share and each Common Share issuable pursuant to outstanding or upon vesting of restricted share units, dividend equivalent units, phantom Common Shares and performance units;

    (b)
    $25.65 (which is the difference between $60.75 and $35.10, the weighted average exercise price per share of all outstanding in-the-money share options to purchase Common Shares) per Common Share issuable upon exercise of share options; and

    (c)
    $7.70 (which is the difference between $60.75 and $53.05, the average exercise price per share of all outstanding in-the-money share appreciation rights to purchase Common Shares) per Common Share issuable upon exercise of share appreciation rights.

	(4)	Proposed maximum aggregate value of transaction: $13,661,289,998
	(5)	Total fee paid: $419,402
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ARCHSTONE-SMITH TRUST
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
    •    , 2007

Dear Shareholder,

        You are cordially invited to attend a special meeting of shareholders of Archstone-Smith Trust to be held on    •    ,     •    , 2007 at    •    , local time. The special meeting will take place at     •    . At the special meeting, we will ask common shareholders of Archstone-Smith Trust to approve the merger of Archstone-Smith Trust with and into a subsidiary of River Holding, LP, an entity jointly controlled by affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc., pursuant to the Agreement and Plan of Merger, dated as of May 28, 2007, among Archstone-Smith Trust, Archstone-Smith Operating Trust, and affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc., and the other transactions contemplated by the merger agreement.

        If the merger is completed, all holders of our common shares (other than Archstone-Smith Trust, any subsidiary of Archstone-Smith Trust or the acquiror) will be entitled to receive $60.75 per share in cash, without interest and less applicable withholding taxes, as more fully described in the enclosed proxy statement.

        Our board of trustees, after careful consideration, has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger agreement, the merger and all the transactions contemplated thereby advisable, fair to, and in the best interests of Archstone-Smith Trust and our shareholders. Accordingly, our board of trustees recommends that you vote "FOR" the approval of the merger and the other transactions contemplated by the merger agreement.

        The approval of the merger and the other transactions contemplated by the merger agreement requires the approval of the holders of at least a majority of our outstanding common shares entitled to vote on such matter. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about Archstone-Smith Trust from us or from documents we have filed with the Securities and Exchange Commission.

        Your vote is very important regardless of the number of our common shares that you own. Whether or not you plan to attend the special meeting, we request that you cast your vote by either completing and returning the enclosed proxy card in the postage-paid envelope as promptly as possible or submitting your proxy or voting instructions by telephone or Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, your shares may continue to be voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person, fail to instruct your broker, bank or other nominee how to vote or abstain from voting, it will have the same effect as a vote against the approval of the merger and the other transactions contemplated by the merger agreement.

        Thank you for your cooperation and continued support.

Very truly yours,

R. Scot Sellers Chairman of the Board of Trustees and Chief Executive Officer

        This proxy statement is dated    •    , 2007 and is first being mailed, along with the attached proxy card, to our shareholders on or about     •    , 2007.

ARCHSTONE-SMITH TRUST
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON    •    , 2007

Dear Shareholder:

        You are cordially invited to attend a special meeting of the shareholders of Archstone-Smith Trust on    •    ,     •    , 2007 at    •    , local time. The special meeting will take place at     •    . The special meeting is being held for the purpose of acting on the following matters:

  1.
  to consider and vote on a proposal to approve the merger of Archstone-Smith Trust with and into River Acquisition (MD), LP, pursuant to the Agreement and Plan of Merger, dated as of May 28, 2007, by and among Archstone-Smith Trust, Archstone-Smith Operating Trust, River Holding, LP, River Acquisition (MD), LP, and River Trust Acquisition (MD), LLC, and the other transactions contemplated by the merger agreement, all as more fully described in the enclosed proxy statement; and

  2.
  to consider and vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

        Our board of trustees, after careful consideration, has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger agreement, the merger and the other transactions contemplated by the merger agreement advisable, fair to and in the best interests of Archstone-Smith Trust and our shareholders. Our board of trustees recommends that you vote "FOR" the approval of the merger and the other transactions contemplated by the merger agreement and "FOR" the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

        Only holders of record of our common shares and Series I cumulative redeemable preferred shares, as of the close of business on the record date, which was     •    , 2007, are entitled to receive notice of and attend the special meeting or any adjournments or postponements of the special meeting. However, only holders of record of our common shares as of the close of business on the record date are entitled to vote at the special meeting or any adjournments or postponements of the special meeting. Holders of our Series I cumulative redeemable preferred shares are not entitled to vote on the proposals to approve the merger or adjournments of the special meeting for the purpose of soliciting additional proxies, and their votes are not being solicited.

        The approval of the merger and the other transactions contemplated by the merger agreement requires the approval of the holders of at least a majority of our outstanding common shares entitled to vote at the special meeting. Any adjournments of the special meeting for the purpose of soliciting additional proxies must also be approved by the affirmative vote of the holders of at least a majority of our outstanding common shares entitled to vote at the special meeting. Accordingly, regardless of the number of shares that you own, your vote is important. Even if you plan to attend the special meeting in person, we request that you cast your vote by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or submitting your proxy or voting instructions by telephone or Internet. If you fail to return your proxy card, or fail to submit your proxy by telephone or Internet and do not attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and, if a quorum is present, such failure will have the same effect as a vote against approval of the merger and the other transactions contemplated by the merger agreement and the approval of any adjournments of the special meeting.

        You may revoke your proxy at any time prior to its exercise by delivering a properly executed, later-dated proxy card, by submitting your proxy or voting instructions by telephone or Internet at a later date than your previously submitted proxy, by filing a written revocation of your proxy with our secretary at our address set forth above or by voting in person at the special meeting.

        We encourage you to read the enclosed proxy statement and the annexes carefully. If you have any questions or need assistance voting your common shares, please call our proxy solicitor,     •    , toll-free at    •    . In addition, you may obtain information about us from certain documents that we have filed with the Securities and Exchange Commission and from our website at www.archstonesmith.com. Information contained on our website is not part of, or incorporated in, the enclosed proxy statement.

By Order of the Board of Trustees,

Caroline Brower General Counsel and Secretary
  •
  , 2007

i

Voting	61
Regulatory Approvals	61
Litigation Relating to the Mergers	62
Material United States Federal Income Tax Consequences	62
Delisting and Deregistration of Our Common Shares	67
THE MERGER AGREEMENT	68
Structure	68
Effective Times and Closing	68
Organizational Documents	69
Trustees and Officers	69
Treatment of Common Shares and Series I Preferred Shares	69
Treatment of Share Options, Restricted Share Units, Dividend Equivalent Units, Phantom Common Shares, Performance Units and Share Appreciation Rights	70
Treatment of Operating Trust Units	70
Treatment of Operating Trust MergerSub Units or Shares of Beneficial Interest	73
No Further Ownership Rights	73
Exchange and Payment Procedures	73
Representations and Warranties	75
Conduct of Our Business Pending the Mergers	78
No Solicitation of Transactions	81
Employee Benefits	83
Pre-Closing Transactions	84
Agreement to Take Further Action	84
Conditions to the Mergers	85
Termination	87
Termination Fee and Expenses	88
Amendment and Waiver	90
ADJOURNMENTS AND POSTPONEMENTS OF THE SPECIAL MEETING	90
Proposal for Adjournments	90
Postponements of the Special Meeting	90
MARKET PRICE OF OUR COMMON SHARES	91
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	92
DISSENTERS' RIGHTS OF APPRAISAL	94
SUBMISSION OF SHAREHOLDER PROPOSALS	94
OTHER MATTERS	94
WHERE YOU CAN FIND MORE INFORMATION	94
ANNEXES
Annex A—Agreement and Plan of Merger	A-1
Annex B—Morgan Stanley & Co. Incorporated Fairness Opinion	B-1

ii

SUMMARY

        This summary highlights only selected information from this proxy statement relating to (1) the merger of Archstone-Smith Trust with and into River Acquisition (MD), LP, which we refer to as the "company merger," and (2) the merger of River Trust Acquisition (MD), LLC with and into Archstone-Smith Operating Trust, which we refer to as the "operating trust merger." References to the "mergers" refer to both the company merger and the operating trust merger. This summary does not contain all of the information about the mergers and related transactions contemplated by the merger agreement that is important to you. As a result, to understand the mergers and the related transactions fully and for a more complete description of the legal terms of the mergers and related transactions, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the merger agreement, attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item in this proxy statement.

The Parties to the Mergers (page 24)

Archstone-Smith Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959

        Archstone-Smith Trust, which we refer to as "we," "us," "our," "the company," "our company" or "Archstone," is a Maryland real estate investment trust that focuses on apartment investment and operations and is one of the largest fully integrated, self-managed, publicly-traded real estate investment trusts, or "REITs," in the United States. The company's portfolio is concentrated in key markets in the United States: the Washington, D.C. metropolitan area; southern California; the San Francisco Bay Area; the New York metropolitan area; the Seattle metropolitan area; and the Boston metropolitan area. As of March 31, 2007, the company owned or had an ownership position in 344 communities, representing 86,014 units, including units under construction. Our common shares are listed on the New York Stock Exchange under the symbol "ASN." For additional information about us and our business, see "Where You Can Find More Information" beginning on page 94.

Archstone-Smith Operating Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959

        Archstone-Smith Operating Trust, which we refer to as the "operating trust," is a Maryland real estate investment trust through which we own substantially all of our assets and conduct substantially all of our businesses. We are the sole trustee of the operating trust and owned approximately    •    % of the operating trust's outstanding common units as of the date of this proxy statement. Where appropriate, the terms "we," "us," "our," "the company," "our company" or "Archstone" refer to both Archstone-Smith Trust and Archstone-Smith Operating Trust.

River Holding, LP
c/o Tishman Speyer
Rockefeller Center
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        River Holding, LP, which we refer to as "Parent," is a Delaware limited partnership newly formed by Tishman Speyer Real Estate Venture VII, L.P., which we refer to as "TS Fund VII," an affiliate of

Tishman Speyer Properties, in connection with the mergers. We refer to TS Fund VII and Tishman Speyer Properties collectively as "Tishman Speyer." We have been advised by Tishman Speyer that Parent will be jointly controlled by affiliates of TS Fund VII and Lehman Brothers Holdings Inc., which we refer to as "Lehman Brothers."

        Tishman Speyer is one of the leading owners, developers, operators, and fund managers of first-class real estate in the world. Since 1978, Tishman Speyer has acquired, developed and operated more than 230 properties totaling over 100 million square feet and over 14,000 residential units, and manages a property portfolio in excess of $40 billion in total value across the United States, Europe, Latin America and Asia, including signature properties such as New York's Rockefeller Center and the Chrysler Center, Berlin's Sony Center and Torre Norte in São Paolo, Brazil. Tishman Speyer's principal executive offices are located at Rockefeller Center, 45 Rockefeller Plaza, New York, New York 10111 and its telephone number is (212) 715-0300.

        Lehman Brothers is a global financial services firm maintaining leadership positions in equity and fixed income sales, trading and research, investment banking services, private investment management, asset management and private equity. The firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world. The New York headquarters are located at 745 Seventh Avenue, New York, New York 10019 and its telephone number is (212) 526-7000.

River Acquisition (MD), LP
c/o Tishman Speyer
Rockefeller Center
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        River Acquisition (MD), LP, which we refer to as "MergerCo," is a newly formed Maryland limited partnership and wholly owned subsidiary of Parent. MergerCo was formed by Parent in connection with the mergers.

River Trust Acquisition (MD), LLC
c/o Tishman Speyer
Rockefeller Center
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        River Trust Acquisition (MD), LLC, which we refer to as "Operating Trust MergerSub," is a newly formed Maryland limited liability company and a wholly owned subsidiary of MergerCo. Operating Trust MergerSub was formed by Parent in connection with the mergers. We refer to Parent, MergerCo and Operating Trust MergerSub in this proxy statement, collectively as the "buyer parties."

The Special Meeting (page 26)

  The Proposals

        The special meeting of our shareholders will be held at    •    , local time, on     •    ,     •    , 2007 at     •    . At the special meeting, you will be asked to approve the company merger and the other transactions contemplated by the merger agreement and to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the company merger and the other transactions contemplated by the merger agreement.

        The persons named in the enclosed proxy card will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting.

  Record Date, Notice and Quorum

        Only holders of record of our common shares of beneficial interest, which we refer to as the "common shares" or "our common shares," and Series I cumulative redeemable preferred shares, which we refer to as the "Series I preferred shares" or "our Series I preferred shares," as of the close of business on the record date, which was     •    , 2007, are entitled to receive notice of and to attend the special meeting or any adjournments or postponements of the special meeting. However, only holders of record of our common shares as of the close of business on the record date are entitled to vote at the special meeting or any adjournments or postponements of the special meeting. Holders of our Series I preferred share are not entitled to vote at the special meeting or any adjournments or postponements of the special meeting, and their votes are not being solicited. As of the record date,    •    common shares were outstanding and entitled to vote at the special meeting or any adjournments or postponements of the special meeting.

        You will have one vote for each of our common shares that you owned as of the record date.

        The holders of a majority of our common shares that were outstanding and entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the special meeting.

  Required Vote for the Proposals

        The approval of the company merger and the other transactions contemplated by the merger agreement requires the approval of the holders of at least a majority of our outstanding common shares entitled to vote on such proposal. Any adjournments of the special meeting for the purpose of soliciting additional proxies must also be approved by the affirmative vote of the holders of at least a majority of our outstanding common shares entitled to vote at the special meeting. Because the required vote to approve the company merger and the other transactions contemplated by the merger agreement and any adjournments of the special meeting is based on the number of common shares outstanding and entitled to vote rather than on the number of votes cast by holders of common shares present in person or represented by proxy at the special meeting and entitled to vote, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as voting against approval of the company merger and the other transactions contemplated by the merger agreement and against any adjournments of the special meeting for the purpose of soliciting additional proxies.

  Voting by Our Trustees and Executive Officers

        As of the record date, our trustees and executive officers beneficially owned an aggregate of approximately    •    common shares, entitling them to exercise, in the aggregate,    •    % of the voting power of our common shares entitled to vote at the special meeting. Our executive officers and trustees have informed us that they intend to vote the common shares that they beneficially own for the approval of the company merger and the other transactions contemplated by the merger agreement and for the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

  Proxies and Revocation

        Any of our common shareholders of record entitled to vote at the special meeting may vote by returning the enclosed proxy card, submitting the proxy or voting instructions by telephone or Internet, or by appearing and voting at the special meeting in person. If the common shares that you own are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker.

        You may revoke your proxy at any time prior to its exercise by delivering a properly executed, later-dated proxy card by mail, by submitting your proxy or voting instructions by telephone or Internet or instructing your broker, bank or other nominee at a later date than your previously submitted proxy, by filing a written revocation of your proxy with our secretary or by voting in person at the special meeting.

        Attendance at the special meeting will not by itself revoke a previously granted proxy. Also, if you elect to vote in person at the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the special meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your common shares.

The Mergers (page 29)

        Pursuant to the merger agreement, on the closing date of the mergers, the following transactions will occur:

  •
  Operating Trust MergerSub will merge with and into the operating trust, with the operating trust surviving the operating trust merger and continuing to exist as the surviving operating trust; and

  •
  immediately after the operating trust merger effective time, we will merge with and into MergerCo, with MergerCo continuing as the "surviving entity."

        Immediately after the consummation of the mergers, Parent will own, directly or indirectly, all of the outstanding common shares of Archstone and all of the common units in the operating trust. The operating trust merger will become effective under all applicable laws at such time as the articles of merger relating to the operating trust merger are accepted for record by the State Department of Assessments and Taxation of the State of Maryland, which we refer to as "SDAT," or such later time that the parties to the merger agreement agree upon and designate in such documents as being the effective time of the operating trust merger (but such date to not exceed 30 days after the date of acceptance for record of such articles of merger by SDAT). We refer to this time as the "operating trust merger effective time."

        The company merger will become effective under all applicable laws at such time as the articles of merger relating to the company merger are accepted for record by SDAT or such later time that the parties to the merger agreement agree upon and designate in such documents as being the effective time of the company merger (but such date to not exceed 30 days after the date of acceptance for record of such articles of merger by SDAT). We refer to this time as the "company merger effective time."

  The Operating Trust Merger

        At the closing, Operating Trust MergerSub will merge with and into the operating trust, with the operating trust continuing as the surviving operating trust. We sometimes use the term "surviving operating trust" in this proxy statement to refer to the operating trust from and after the operating trust merger effective time.

        In connection with the operating trust merger, at the operating trust merger effective time, each Class A-1 common unit of the operating trust, which we refer to as the "Class A-1 common units," issued and outstanding immediately prior to the operating trust merger effective time (other than units held by unitholders who properly exercise appraisal rights, if any, under Maryland law) will, at the election of the unitholder, be converted into either (i) the right to receive per Class A-1 common unit the same cash consideration of $60.75 that our common shareholders are entitled to receive in connection with the company merger for each common share, without interest and less applicable withholding taxes, which we refer to as the "operating trust cash consideration," or (ii) one newly-issued Series O preferred unit of the surviving operating trust, which we refer to as the "Series O preferred unit."

        At the operating trust merger effective time, the operating trust's outstanding Series M preferred unit, each of the operating trust's Series N-1 convertible redeemable preferred units, which we refer to as "Series N-1 preferred units," and each of the operating trust's Series N-2 convertible redeemable preferred units, which we refer to as "Series N-2 preferred units," will be converted into the right to receive one Series P preferred unit, one Series Q-1 preferred unit and one Series Q-2 preferred unit, respectively, of the surviving operating trust. The terms of the surviving operating trust Series P preferred unit and Series Q preferred units will be substantially similar to the terms of the operating trust Series M and Series N preferred units, respectively, with certain changes to the exchange rights necessary to reflect the fact that they will no longer be exchangeable for the Class A-1 common units.

        In connection with the operating trust merger and the related election being offered to the holders of the Class A-1 common units as described above, the operating trust will file a registration statement on Form S-4, which we refer to as "Form S-4," to register under the Securities Act of 1933, as amended, which we refer to as the "Securities Act," the Series O preferred units of the surviving operating trust to be issued in connection with the operating trust merger. As soon as practicable after the effectiveness of such registration statement, the operating trust will send to all of its unitholders a joint prospectus/information statement that will form a part of such registration statement that will describe more fully the terms of the Series O preferred units, the proposed operating trust merger, the procedures by which the holders of the Class A-1 common units may make an election to receive either the operating trust cash consideration or the Series O preferred units, and other important information. As a holder of approximately 89.0% of all outstanding common units of the operating trust, our approval is the only approval of the holders of the operating trust's common units that is necessary to obtain the requisite approval of the mergers and the other transactions contemplated by the merger agreement by the unitholders of the operating trust.

        This proxy statement does not constitute any solicitation of consents or proxies in respect of the operating trust merger. It also does not constitute an offer to sell or a solicitation of an offer to buy the Series O preferred units or an offer to pay cash consideration in exchange for any Class A-1 common units or any other interest that you may own in the operating trust.

  The Company Merger

        Immediately after the operating trust merger effective time, at the company merger effective time, we will merge with and into MergerCo, with MergerCo continuing as the surviving entity. Parent will be the general partner of the surviving entity and the surviving entity will become the sole trustee of the operating trust following the mergers. In the company merger, each of our common shares issued and outstanding immediately prior to the company merger effective time (other than shares held by us, our subsidiaries or MergerCo) will be converted into, and canceled in exchange for, the right to receive an amount in cash of $60.75 per common share, without interest and less applicable withholding taxes, which we refer to as the "common share merger consideration."

        At the company merger effective time, each Series I preferred share issued and outstanding immediately prior to the company merger effective time (other than Series I preferred shares held by us or our subsidiaries) will, at the election of Parent, either automatically be converted into, and canceled in exchange for the right to receive, one Series I cumulative redeemable preferred unit of partnership interest of the surviving entity, which we refer to as the "surviving entity Series I preferred units," or be redeemed at the closing of the company merger by us for the applicable liquidation preference of $100,000 per share, plus all accrued and unpaid dividends, without interest and less applicable withholding taxes. We refer to either of such consideration to be received by the holders of our Series I preferred shares as the "Series I preferred share merger consideration." The terms of the surviving entity Series I preferred units will be substantially identical to the terms of our Series I preferred shares. We refer to the common share merger consideration, the Series I preferred share merger consideration and all other applicable consideration that holders of units in the operating trust or holders of our share options and other equity awards will receive in connection with the mergers, collectively, as the "merger consideration."

Recommendation of Our Board of Trustees (page 42)

        Our board of trustees, after careful consideration, has unanimously approved the company merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger agreement, the company merger and the other transactions contemplated by the merger agreement advisable, fair to and in our best interests and the best interests of our shareholders. Our board of trustees recommends that you vote "FOR" the approval of the company merger and the other transactions contemplated by the merger agreement and "FOR" the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

Opinion of Our Financial Advisor (page 43)

        On May 28, 2007, Morgan Stanley & Co. Incorporated, which we refer to as "Morgan Stanley," delivered its oral opinion, which was subsequently confirmed in writing, to our board of trustees that, as of May 28, 2007 and based upon and subject to the factors and assumptions set forth therein, the $60.75 per common share, in cash, to be received by our common shareholders pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Morgan Stanley, dated May 28, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Morgan Stanley provided its opinion for the information and assistance of our board of trustees in connection with its consideration of the mergers. Morgan Stanley's opinion is not a recommendation as to how any holder of our common shares should vote with respect to the company merger. Pursuant to our engagement with Morgan Stanley, we have agreed to pay to Morgan Stanley a fee of $1.0 million in connection with its delivery of its fairness opinion. In addition, we have agreed to pay Morgan Stanley an additional transaction fee equal to $24.0 million, all of which is payable upon consummation of the transactions contemplated by the merger agreement. In the event that the mergers are not consummated, Morgan Stanley will not be paid any fee in connection with the mergers other than the $1.0 million fee in connection with the fairness opinion.

Financing (page 50)

        In connection with the mergers, Parent will cause approximately $15.4 billion in the aggregate to be paid to our shareholders (assuming that Parent elects to cause us to redeem all outstanding Series I preferred shares for the Series I preferred share merger consideration), the holders of units of the operating trust (assuming that none of the holders of the Class A-1 common units elect to receive the Series O preferred units) and the holders of our outstanding share options, restricted share units, dividend equivalent units, phantom common shares, performance units, and share appreciation rights. The merger agreement does not contain a financing condition.

        Parent has obtained the equity and debt financing commitments described below and is obligated under the merger agreement to use its reasonable best efforts to negotiate definitive agreements with respect to the debt financing commitment and to otherwise arrange its debt financing on the terms and conditions described in the debt commitment letter and to satisfy all conditions of the buyer parties in such definitive agreements. If the debt financing under the debt commitment becomes unavailable, Parent is obligated to use its reasonable best efforts to otherwise obtain debt financing in connection with the transactions contemplated by the merger agreement.

        In connection with the execution and delivery of the merger agreement, Parent obtained an equity commitment letter from TS Fund VII to provide Parent with equity financing in an aggregate amount of up to $250.0 million and from Lehman Brothers, Real Estate Private Equity Inc. and Banc of America Strategic Ventures, Inc. to provide Parent with equity financing in an aggregate amount of up to $4.85 billion. Parent also obtained a debt commitment letter from Lehman Commercial Paper Inc. and Banc of America Strategic Ventures, Inc. and its affiliates, which we refer to as "lenders," pursuant to which the lenders have committed to provide Parent with financing in an aggregate amount of up to $17.1 billion. The debt commitment letter terminates on December 31, 2007, unless extended in accordance with its terms and is conditioned on the completion of the mergers and other customary conditions. The lenders have the right to terminate the debt commitment letter under certain circumstances, including if the buyer parties are entitled to terminate the merger agreement due to a breach of certain representations and warranties by us or a material adverse effect with respect to us.

Guarantee and Remedies (page 52)

        In connection with the merger agreement, Lehman Brothers and TS Fund VII have agreed to unconditionally and irrevocably guarantee the payment obligations of the buyer parties and any obligations to pay losses or damages under the merger agreement in an amount up to an aggregate of $1.5 billion, consisting of a $1.25 billion guarantee from Lehman Brothers and a $250.0 million guarantee from TS Fund VII. Each guarantee will terminate on the earliest of (a) the closing of the mergers and payment of all obligations due by the buyer parties under the merger agreement at such time, (b) termination of the merger agreement by mutual written consent or under circumstances in which the buyer parties would not be obligated to make any payments and (c) one year following a termination under circumstances in which the buyer parties are obligated to make payments (except as to payments for which a claim has been made under the applicable guarantee).

        We cannot seek specific performance to require the buyer parties to complete the mergers, and our exclusive remedy for the failure of the buyer parties to complete the mergers is to seek to recover damages or losses incurred by us up to an aggregate amount of $1.5 billion, as supported by the guarantees of TS Fund VII and Lehman Brothers described above.

Treatment of Share Options, Restricted Share Units, Dividend Equivalent Units, Phantom Common Shares, Performance Units and Share Appreciation Rights (page 70)

        The merger agreement provides that, immediately prior to the company merger effective time, all of our outstanding share options, restricted share units, dividend equivalent units, phantom common shares, performance units and share appreciation rights will become fully vested, payable or exercisable, as the case may be, and in connection with the merger, all restricted share units, dividend equivalent units, phantom common shares and performance units will be considered outstanding common shares for the purposes of the merger agreement, including the right to receive the common share merger consideration as follows, except, in each case as may otherwise be agreed to by Parent and any individual holder of such award:

  •
  each share option and share appreciation right will become fully vested and exercisable, whether or not then vested or subject to any performance condition that has not been satisfied, and, to the extent not exercised, will be canceled in exchange for the right to receive a single lump sum cash payment, without interest and less applicable withholding taxes, equal to the product of:

    •
    the aggregate number of our common shares underlying such share option or share appreciation right, as the case may be, immediately prior to the company merger effective time, multiplied by

    •
    the excess, if any, of the common share merger consideration over the exercise price per share of our common shares subject to such share option or share appreciation right, as the case may be; and

  •
  each restricted share unit (including any deferred restricted share units), dividend equivalent unit (including any deferred dividend equivalent units), phantom common share and performance unit will become fully vested and free of any forfeiture restrictions and will be considered an outstanding common share, entitling the holder to receive the company common share merger consideration, without interest and less applicable withholding taxes.

Interests of Our Trustees and Executive Officers in the Mergers (page 52)

        Our executive officers and members of our board of trustees may be deemed to have interests in the mergers that are in addition to or different from yours, including the following:

  •
  immediately prior to the company merger effective time, each outstanding share option owned by our trustees and executive officers will, except as otherwise agreed to by Parent and an optionee, become fully vested and exercisable and at the company merger effective time, any unexercised share options will be cancelled in exchange for the right to receive a cash payment equal to the product of the number of common shares subject to the option and the excess, if any, of the common share merger consideration over the exercise price of the option, less applicable withholding taxes;

  •
  immediately prior to the company merger effective time, all outstanding restricted share units (including any deferred restricted share units), dividend equivalent units (including any deferred dividend equivalent units), and phantom common shares owned by our trustees and executive officers will automatically become fully vested and free of any forfeiture restrictions and each such restricted share unit, dividend equivalent unit, and phantom common share will be considered outstanding common shares for purposes of the merger agreement, including the right to receive the common share merger consideration, less applicable withholding taxes;

  •
  in lieu of restricted share units earned for 2007, at the time of the company merger, we will grant cash awards to certain officers, including our executive officers, in amounts generally equal to 75% of the value of the restricted share units that each such employee received for fiscal year 2006;

  •
  immediately prior to the company merger effective time, the conditions for maximum issuance of performance units to be granted to our executive officers under the Special Long Term Incentive Program adopted pursuant to the Long Term Incentive Plan will be deemed to be satisfied and each such performance unit will fully vest and be free of any forfeiture restrictions and will be considered an outstanding common share for purposes of the merger agreement, including the right to receive the common share merger consideration, less applicable withholding taxes;

  •
  under the change in control agreements that we have entered into with each of our executive officers, including R. Scot Sellers, Charles E. Mueller, Caroline Brower, Alfred G. Neely and Mark A. Schumacher, upon a qualifying termination of their employment (as provided for in the agreements), each of these executive officers will be entitled to receive the following severance payments and benefits upon a constructive termination:

    •
    a lump sum amount equal to the applicable multiplier (three in the case of Mr. Sellers, two in the case of Mr. Mueller and Ms. Brower and one in the case of Messrs. Neely and Schumacher) times the sum of the executive officer's then current annual salary rate plus the greater of the executive officer's target bonus for the year in which termination occurs, on the basis that the highest applicable performance targets have been met, or the cash bonus earned by the executive officer for the year prior to termination;

    •
    a lump sum prorated share of the target bonus that would be paid to the executive officer for the year of termination if the highest applicable performance targets were met;

    •
    immediate vesting of all of the executive officer's share options and other equity awards;

    •
    at the company's expense, medical insurance, disability income protection, life insurance coverage and death benefits and other perquisites during the ensuing, three-years, in the case of Mr. Sellers, two-years, in the case of Mr. Mueller and Ms. Brower, and one-year, in the case of Messrs. Neely and Schumacher; and

    •
    up to $20,000 in outplacement services for Mr. Sellers, $15,000 in the case of Mr. Mueller and Ms. Brower, and $10,000 in the case of Messrs. Neely and Schumacher. The change-in-control employment agreements also require us to make the executive officers whole for any "excess parachute payment" excise taxes that they might incur as a result of the receipt of certain payments and benefits (including the severance payments and benefits described above) in connection with the closing of the mergers;

    provided, that, in the case of Mr. Sellers, he has agreed that his new employment arrangement described below will supersede his current change in control agreement with us and, consequently, Mr. Sellers will not be entitled to receive any severance payments described above under such change in control agreement in connection with the mergers;

  •
  pursuant to the terms of a separation and general release agreement that we and the operating trust have agreed to in principle with J. Lindsay Freeman, Mr. Freeman has agreed to resign as the Chief Operating Officer of the company effective December 31, 2007 but will continue to be employed through December 31, 2008, and during the term of Mr. Freeman's continued employment, he will continue to be paid an annual base salary of $450,000 and will be paid $1.0 million if he remains an employee of the company following the company merger and through December 31, 2007 (or if he is terminated without cause following the consummation of the company merger and before December 31, 2007);

  •
  as of June 6, 2007, Messrs. Ernest A. Gerardi, Jr., Robert P. Kogod and Robert H. Smith, three of our trustees, beneficially owned 51,350 Class A-1 common units, 192,326 Class A-1 common units and 278,033 Class A-1 common units, respectively, entitling each such holder to the opportunity to elect to receive the operating trust cash consideration or the Series O preferred units;

  •
  our trustees and officers are entitled to continued indemnification arrangements and directors' and officers' insurance coverage for a period of six years following the company merger effective time; and

  •
  Mr. Sellers has entered into a term sheet with Parent regarding his employment and compensation following the company merger, pursuant to which Mr. Sellers will be entitled to receive a base salary in an amount equal to his current base salary, with future bonuses and performance unit awards and, at his election, either certain equity or equity equivalent or profits interest. Mr. Sellers has also agreed to invest approximately $8.2 million, in the form of cash and/or rolled over stock options, in equity upon the closing of the company merger. The term sheet also permits Mr. Sellers to negotiate the terms of his continued employment with any third party that submits a competing acquisition proposal that our board of trustees has determined is a superior proposal, subject to certain conditions. The agreement terminates upon the termination of the merger agreement in accordance with its terms.

        Our board of trustees was aware of these interests and considered them among other matters in approving the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

No Solicitation of Transactions (page 81)

        The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving us or our subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, our board of trustees may respond to an unsolicited written acquisition proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal. Upon entering into an agreement for a transaction that constitutes a superior proposal, we will be obligated to pay a termination fee to Parent as described below under "—Termination Fee and Expenses."

Conditions to the Mergers (page 85)

        Completion of the mergers is subject to the satisfaction or waiver of a number of conditions, including, among others:

  •
  approval of the company merger and the other transactions contemplated by the merger agreement by the requisite shareholder vote;

  •
  approval of the mergers and the other transactions contemplated by the merger agreement by the requisite unitholder vote;

  •
  the registration statement on Form S-4 relating to the registration of the Series O preferred units in connection with the operating trust merger will have become effective under the Securities Act, and will not be the subject of any stop order suspending its effectiveness issued by the SEC;

  •
  termination or expiration of any applicable waiting periods for the mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the "HSR Act," (as discussed in "—Regulatory Approvals," we and the buyer parties are currently analyzing whether the mergers would be subject to filing requirements under the HSR Act) and the German Act Against Restraints of Competition, as amended, which we refer to as the "German Competition Act";

  •
  no action by any governmental authority that would prohibit the consummation of the mergers;

  •
  our and the operating trust's representations and warranties being true and correct, except where the failure of such representations and warranties to be true and correct in all respects, without giving effect to any materiality or material adverse effect qualifications contained in such representations and warranties, does not and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect; the representations and warranties related to capitalization and authority must be true and correct in all material respects and the representation and warranty related to the absence of any material adverse effect to us must be true and correct in all respects;

  •
  the performance, in all material respects, by us and the operating trust of the obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement;

  •
  since May 28, 2007, there shall not have been an event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in, a material adverse effect on us; and

  •
  the receipt by Parent of a tax opinion of Mayer, Brown, Rowe & Maw LLP, opining that we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the "Code," commencing with our taxable year ended December 31, 1997.

        As a holder of approximately 89.0% of all outstanding common units of the operating trust, our approval is the only approval of the holders of the operating trust's common units that is necessary to obtain the requisite approval of the mergers and the other transactions contemplated by the merger agreement by the unitholders of the operating trust.

Termination of the Merger Agreement (page 87)

        The merger agreement may be terminated and the mergers may be abandoned at any time prior to the operating trust merger effective time, as follows:

  •
  by mutual written consent of the parties;

  •
  by either Parent or us if:

  •
  the operating trust merger has not occurred on or before December 31, 2007, provided that this right will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the company merger to occur on or before such date;

  •
  any governmental authority will have taken any action which has the effect of making consummation of any of the mergers illegal or otherwise preventing or prohibiting the consummation of any of the mergers, provided that this right to terminate will not be available to any party unless that party has used its reasonable best efforts to oppose any governmental order or have the governmental order vacated; or

  •
  the requisite vote of our shareholders to approve the company merger and the other transactions contemplated by the merger agreement is not obtained;

  •
  by Parent if:

  •
  we or the operating trust is in breach of the representations and warranties or covenants or agreements under the merger agreement and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2007, provided none of the buyer parties is in material breach of their obligations under the merger agreement;

  •
  our board of trustees or a special committee of our board of trustees withdraws, modifies or amends its recommendation that shareholders vote to approve the company merger in any manner adverse to any of the buyer parties; or

  •
  our board of trustees or a special committee of our board of trustees recommends or approves an acquisition proposal or fails to recommend against certain alternative takeover proposals;

  •
  by us if:

  •
  any of the buyer parties is in breach of the representations and warranties or covenants or agreements under the merger agreement and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2007, provided neither we nor the operating trust are in material breach of their respective obligations under the merger agreement; or

  •
  our board of trustees or a special committee of the board of trustees approves and authorizes us to enter into a definitive agreement to implement a superior proposal in accordance with the terms of the merger agreement so long as:

  •
  the requisite shareholder vote has not been obtained;

  •
  we are not in or have not been in breach of our obligations under the merger agreement with regard to our shareholders' meeting or prohibitions on soliciting acquisition proposals in any material respect;

  •
  our board of trustees or a special committee of our board of trustees has determined in good faith, after consulting with its financial advisor, that such definitive agreement constitutes a superior proposal;

  •
  we have notified Parent in writing that we intend to enter into such agreement;

  •
  during the three business days following the receipt by Parent of our notice, we have offered to negotiate with, and if accepted, have negotiated in good faith with, Parent to make adjustments to the terms and conditions of the merger agreement to enable us to proceed with the mergers;

  •
  our board of trustees or a special committee of our board of trustees has determined in good faith, after the end of such three business day period, after considering the results of such negotiations and any revised proposals made by Parent, that the superior proposal giving rise to such notice continues to be a superior proposal (provided, however, that because any change to an acquisition proposal or a superior proposal constitutes a new acquisition proposal under the merger agreement, a new determination as to whether it is a superior proposal as well as a new notice and an additional three business day period are required with respect to each such change); and

  •
  we pay to Parent the termination fee in accordance with the merger agreement simultaneously with the termination of the merger agreement.

Termination Fee and Expenses (page 88)

        We have agreed to pay Parent the termination fee of $235.0 million or reimburse Parent up to $10.0 million for Parent's reasonable transaction expenses under certain circumstances. Parent has also agreed to reimburse us for our reasonable transaction expenses up to $10.0 million in certain situations.

  Payment of Termination Fee

        We have agreed to pay Parent the termination fee of $235.0 million if the merger agreement is terminated under the following circumstances:

  •
  Parent has terminated the merger agreement prior to the shareholders' meeting because our board of trustees has withdrawn, modified or amended its recommendation that shareholders vote to approve the company merger in any manner adverse to any of the buyer parties;

  •
  Parent has terminated the merger agreement because our board of trustees or a special committee of the board of trustees has approved, endorsed or recommended, or we have entered into a contract or agreement relating to, an acquisition proposal, or a tender offer or exchange offer for any of our outstanding common shares has been commenced prior to the requisite shareholder vote being obtained and our board has failed to recommend against such offer within ten business days of its commencement, or we, our board of trustees or a special committee of our board of trustees has publicly announced its intention to do any of the foregoing; or

  •
  our board of trustees or a special committee of our board of trustees has approved and authorized us to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement.

        We also have agreed to pay Parent the termination fee of $235.0 million, less any reimbursable transaction expenses previously paid to Parent, under the following circumstances:

  •
  we or Parent have terminated the merger agreement because the requisite shareholder vote to approve the company merger upon a vote being taken has not been obtained at a duly convened meeting or the operating trust merger has not occurred by December 31, 2007 and (a) at or prior to the later of the meeting of our shareholders and the termination date, an acquisition proposal has been made to us or the operating trust, or otherwise publicly announced, and (b) concurrently with the termination or within 12 months following the termination, we enter into a contract with respect to or consummate any acquisition proposal, provided that the termination fee is payable only if and when such acquisition proposal is consummated (with references to 20% in the definition of "acquisition proposal," as defined on page 81 of this proxy statement under the section entitled "The Merger Agreement—No Solicitation of Transactions," being deemed to be references to 50%); or

  •
  Parent has terminated the merger agreement because (a) any of our or the operating trust's representations and warranties are or become untrue or incorrect such that the closing condition pertaining to our and the operating trust's representations and warranties would be incapable of being satisfied by December 31, 2007, or (b) there has been a breach on the part of us and the operating trust of any of their respective covenants and agreements under the merger agreement such that the closing conditions pertaining to our and the operating trust's performance and compliance with covenants or agreements would be incapable of being satisfied by December 31, 2007, provided that neither Parent nor MergerCo is in material breach of its obligations under the merger agreement, and (i) at or prior to the event or circumstance giving rise to Parent's termination right, an acquisition proposal has been made to us, or otherwise publicly announced, and (ii) concurrently with the termination or within 12 months following the termination, we enter into a contract with respect to or consummate any acquisition proposal, provided that the termination fee is payable only if and when such acquisition proposal is consummated (with references to 20% in the definition of "acquisition proposal," as defined on page 81 of this proxy statement under the section entitled "The Merger Agreement—No Solicitation of Transactions," being deemed to be references to 50%).

  Payment of Reimbursable Expenses

        The merger agreement also provides that if either party terminates the merger agreement because of the other party's material breach of the merger agreement which would result in the failure of a condition being satisfied by December 31, 2007, the breaching party must reimburse the non-breaching party for its reasonable transaction expenses up to a limit of $10.0 million within three business days of the termination date.

        We have agreed that if we fail to pay the termination fee or any termination expenses when due, or Parent fails to pay any termination expenses when due, we or Parent, as the case may be, will reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such party in connection with the collection under and enforcement of relevant provisions of the merger agreement.

Regulatory Approvals (page 61)

        We and the buyer parties are currently analyzing whether the mergers would be subject to filing requirements under the HSR Act and, if we determine that HSR notifications are required, we will file in a timely manner the necessary HSR notifications with the Federal Trade Commission, which we refer to as the "FTC," and the Antitrust Division of the Department of Justice, which we refer to as the "Antitrust Division" and which, together with the FTC, we call the "U.S. Antitrust Agencies," and will observe the required HSR waiting period before closing. The initial HSR waiting period is 30 days, although it can be terminated earlier if both U.S. Antitrust Agencies conclude that there are not any competitive issues, or it can be extended longer if either U.S. Antitrust Agency wishes to investigate the transaction further.

        The German Competition Act provides that a transaction which is subject to German merger control law must not be put into effect before the German Federal Cartel Office, which we refer to as "FCO," has cleared the mergers or the time periods for the review by the FCO provided for in the German Competition Act have expired without the FCO rendering a decision.

        Once the parties to the mergers have filed the transaction with the FCO, the authority examines whether the mergers create or strengthen a dominant position in the affected markets. Within one month from receipt of the complete filing, which we refer to as a phase-one-investigation, the FCO either clears the mergers or informs the notifying parties that it has initiated an in-depth examination, which we refer to as a "phase-two investigation." The phase-two investigation can take up to four months to complete from receipt of the complete filing. This time period may be extended upon consent of the notifying parties. At the end of the phase-two investigation, the FCO decides by way of a formal decision whether the mergers are prohibited or cleared. A clearance may also be granted subject to conditions and obligations, such as divestiture obligations. Once the mergers have been cleared the transaction can be put into effect.

        Other than the HSR Act, German Competition Act, the registration statement to be filed with the SEC on Form S-4 relating to the operating trust merger becoming effective, and the filing of articles of merger by each of us and the operating trust with the SDAT, we are unaware of any other material federal, state or foreign regulatory requirements or approvals that may be required to consummate the mergers.

Dissenters' Rights of Appraisal (page 94)

        We are organized as a real estate investment trust under Maryland law. Under Maryland real estate investment trust law, which we refer to as the "Maryland REIT Law," because our common shares were listed on the New York Stock Exchange on the record date for determining shareholders entitled to vote at the special meeting, our common shareholders who object to the company merger do not have any appraisal rights or dissenters' rights in connection with the company merger. However, our common shareholders can vote against the company merger and the other transactions contemplated by the merger agreement. Under the Maryland REIT Law, because the holders of our Series I preferred shares are not entitled to vote on the company merger and the other transactions contemplated by the merger agreement, they do not have any appraisal rights or dissenters' rights in connection with the company merger.

Litigation Relating to the Mergers (page 62)

        On May 30, 2007, two separate purported shareholder class action lawsuits related to the merger agreement and the transactions contemplated thereby were filed naming us and each of our trustees as defendants. One of these lawsuits, Seymour Schiff v. James A. Cardwell, et al. (Case No. 2007cv1135), was filed in the United States District Court for the District of Colorado. The other, Mortimer J. Cohen v. Archstone-Smith Trust, et al. (Case No. 2007cv1060), was filed in the District Court, City and County of Arapahoe, Colorado. On May 31, 2007, two additional purported shareholder class action lawsuits related to the merger agreement and the transactions contemplated thereby were filed in the District Court, City and County of Arapahoe Colorado. The first, Howard Lasker v. R. Scot Sellers, et al. (Case No. 2007cv1073), names us, each of our trustees and one of our senior officers as defendants. The second, Steamship Trade Association/International Longshoremen's Association Pension Fund v. Archstone-Smith Trust, et al. (Case No. 2007cv1070) names us, each of our trustees, Tishman Speyer and Lehman Brothers as defendants. On June 11, 2007, an additional purported shareholder class action lawsuit related to the merger agreement, Doris Staehr v. Archstone-Smith Trust, et al (Case No. 2007cv1081), was filed in the District Court, City and County of Arapahoe Colorado, naming us and each of our trustees as defendants. All five lawsuits allege, among other things, that our trustees violated their fiduciary duties to our shareholders in approving the mergers.

        All five lawsuits purport to be brought as class actions and seek to enjoin the completion of the mergers and the related transactions. In addition, among other things, the complaints in each of Seymour Schiff v. James A. Cardwell, et al. and Howard Lasker v. R. Scot Sellers, et al. seek compensation for all losses and damages allegedly suffered by class members as a result of the transactions (the Lasker complaint requests compensatory damages and/or rescission of the company merger) and the complaints in Mortimer J. Cohen v. Archstone-Smith Trust, et al. and Doris Staehr v. Archstone-Smith Trust seek an order directing us to obtain a transaction which is in the best interests of our shareholders. We intend to vigorously defend these actions.

Material United States Federal Income Tax Consequences (page 62)

        The receipt of the applicable merger consideration for each of our shares pursuant to the company merger will be a taxable transaction for United States federal income tax purposes. Generally for United States federal income tax purposes, you will recognize gain or loss as a result of the company merger measured by the difference, if any, between the applicable merger consideration per share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws. Tax matters can be complicated, and the tax consequences of the company merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the company merger to you.

Delisting and Deregistration of Our Common Shares (page 67)

        If the company merger is completed, our common shares will no longer be traded on the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act."

Market Price of Our Common Shares (page 91)

        Our common shares, par value $0.01 per share, are listed on the New York Stock Exchange under the symbol "ASN." On May 23, 2007, the last full trading day prior to published reports regarding a proposed business combination transaction involving us, the closing price of our common shares on the New York Stock Exchange was $51.15 per share. The last trading price of our common share on May 24, 2007 immediately prior to published reports on such day regarding a potential acquisition involving us was $49.51 per share. During the 30-day period ended May 25, 2007, the last trading day before the public announcement of our entering into the merger agreement, the weighted average closing price of our common shares was $52.64. During the one-year period ended May 25, 2007, the weighted average closing price of our common shares was $55.06. You are encouraged to obtain current market quotations for our common shares.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed mergers. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents referred to or incorporated by reference in this proxy statement, including the merger agreement, a copy of which is attached as Annex A.

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of us and the operating trust by Parent pursuant to the terms and conditions set forth in the merger agreement. If our shareholders vote to approve the company merger and the other transactions contemplated by the merger agreement, and the other closing conditions under the merger agreement have been satisfied or waived, Operating Trust MergerSub will merge with and into the operating trust, with the operating trust surviving. Immediately after the operating trust merger effective time, we will merge with and into MergerCo, with MergerCo surviving the company merger and Parent owning all of our outstanding common shares. These transactions are expected to occur on the same date. For additional information about the mergers, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the mergers.

Q:
As a common shareholder of Archstone, what will I receive as a result of the merger?

A:
Holders of our common shares at the company merger effective time will receive, for each of our common shares that they own, the common share merger consideration, which is $60.75 in cash, without interest and less applicable withholdings and taxes.

Q:
Will I receive any regular quarterly dividends with respect to the common shares that I own?

A:
Under the merger agreement, prior to the company merger effective time we are not permitted to declare or pay any regular dividends on our common shares, but we may pay dividends necessary to maintain our status as a REIT under the Code or to otherwise avoid certain corporate-level and excise taxes under the Code (provided that any such dividend will reduce the consideration to be paid in the company merger on a dollar for dollar basis).

Q:
When do you expect the mergers to be completed?

A:
We are working toward completing the mergers as quickly as possible and we currently anticipate that they will be completed during the third quarter of 2007, taking into account that the closing is not required to occur during the period from August 15, 2007 to August 31, 2007.

Q:
If the company merger is completed, when can I expect to receive the common share merger consideration for my shares?

A:
Promptly after the completion of the company merger, you will receive a letter of transmittal and instructions describing how to exchange your common shares for the common share merger consideration. You should not send your share certificates to us or anyone else until you receive these instructions.

Q:
When and where is the special meeting?

A:
The special meeting will be held on •, •, 2007 at •, local time. The special meeting will take place at •.

Q:
Who can vote and attend the special meeting?

A:
All of our common shareholders and Series I preferred shareholders of record as of the close of business on •, 2007, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any adjournments or postponements of the special meeting. However, only common shareholders are entitled to vote at the special meeting or any adjournments or postponements of the special meeting. Each of our common shares entitles you to one vote on each matter properly brought before the special meeting. The vote of our Series I preferred shares is not required to approve the company merger or any adjournments of the special meeting for the purpose of soliciting additional proxies, and is not being solicited.

Q:
What vote of common shareholders is required to approve the company merger and the other transactions contemplated by the merger agreement?

A:
The approval of the company merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding common shares entitled to vote on such proposal. Because the required vote is based on the number of common shares that are outstanding rather than on the number of votes cast by holders of our common shares present in person or represented by proxy at the special meeting and entitled to vote, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as voting against the approval of the company merger and the other transactions contemplated by the merger agreement.

Q:
What is required to adjourn the special meeting?

A:
The affirmative vote of the holders of at least a majority of the outstanding common shares entitled to vote on such proposal will have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at such meeting. Because the required vote is based on the number of common shares that are outstanding rather than on the number of votes cast by holders of our common shares present in person or represented by proxy at the special meeting and entitled to vote, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as voting against the approval of any adjournments of the special meeting.

Q:
Is my vote required to postpone the special meeting?

A:
No. Unlike any adjournments of the special meeting, at any time prior to convening the special meeting, our board of trustees may postpone the special meeting for any reason without the approval of our shareholders. If the special meeting is postponed, as required by law, we will provide at least ten days' notice of the new date of the special meeting.

Q:
How does the common share merger consideration compare to the market price of our common shares?

A:
The common share merger consideration of $60.75 per share that our common shareholders will receive in the company merger represents an approximate 22.7% premium over the last trading price of our common shares on May 24, 2007 immediately prior to published reports on such day regarding a potential acquisition involving us, an approximate 15.4% premium to the weighted average closing price of our common shares for the 30-day period ended May 25, 2007, the last trading day before the public announcement of our entering in to the merger agreement, and an approximate 10.3% premium to the weighted average closing price of our common shares for the one-year period ended May 25, 2007. You are encouraged to obtain current market quotations for our common shares.

Q:
How does our board of trustees recommend that I vote?

A:
Our board of trustees recommends that our common shareholders vote "FOR" the approval of the company merger and the other transactions contemplated by the merger agreement and the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the company merger and the other transactions contemplated by the merger agreement.

Q:
Do any of the company's executive officers and trustees or any other persons have any interest in the mergers or other transactions that is different than mine?

A:
Yes. Our executive officers and trustees may have interests in the mergers that are different from, or in addition to, yours, including the consideration that they would receive in connection with the company merger with respect to their restricted share units, dividend equivalent units, phantom common shares and, with respect to our executive officers only, performance units and share options. Our executive officers also are entitled to certain change of control payments and benefits following the closing of the company merger in certain circumstances. Additionally, as of June 6, 2007, Messrs. Gerardi, Kogod and Smith beneficially owned 51,350 Class A-1 common units, 192,326 Class A-1 common units and 278,033 Class A-1 common units, respectively. Further, Mr. Sellers has entered into a term sheet with Parent regarding his employment and compensation with MergerCo following the mergers pursuant to which Mr. Sellers will be entitled to receive future compensation after the completion of the mergers. In consideration for Parent entering into the term sheet with Mr. Sellers, Mr. Sellers agreed that the term sheet supersedes, upon and subject to consummation of the mergers, most provisions of his current change in control agreement with us, including his right to receive severance payments upon a voluntary resignation upon or following the consummation of the mergers. Please see "The Mergers—Interests of Our Trustees and Executive Officers in the Mergers" on page 52 for additional information about possible interests that our trustees and executive officers may have in the mergers and other transactions that are different from, or in addition to, yours.

Q:
Will my vote be required in connection with the operating trust merger and will I receive anything in the operating trust merger?

A:
No. The operating trust merger relates to the operating trust and its unitholders. Accordingly, unless you own Class A-1 common units or any other interests in the operating trust in addition to being our shareholder, you will not be entitled to vote on the operating trust merger nor is your vote in respect of the operating trust merger being sought by this proxy statement, and you will not receive any consideration being offered in the operating trust merger.

  If you own Class A-1 common units, the operating trust will mail to you a separate joint prospectus/information statement regarding the operating trust merger, the election being offered with respect to the form of consideration to be received in connection with the operating trust merger and other important information. This proxy statement does not constitute any solicitation of consents or proxies in respect of the operating trust merger. It also does not constitute an offer to sell or a solicitation of an offer to buy the Series O preferred units or an offer to pay cash consideration in exchange for any Class A-1 common units or any other interest that you may own in the operating trust.

  Information about the operating trust merger, the operating trust, the surviving operating trust and the various considerations that will be given to the unitholders of the operating trust in connection with the operating trust merger is being provided in this proxy statement only to the extent that it is relevant to, and to assist your understanding of, the mergers and the merger agreement.

  As a holder of approximately 89.0% of all outstanding common units of the operating trust, our approval is the only approval of the holders of the operating trust's common units that is necessary to obtain the requisite approval of the mergers and the other transactions contemplated by the merger agreement by the unitholders of the operating trust.

Q:
How do I cast my vote if I am a record holder?

A:
If you are a common shareholder of record as of the close of business on •, 2007, the record date for the special meeting, you may vote in person at the special meeting, or by submitting your proxy by mail, telephone or Internet. If you wish to mail your proxy, you can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope. If you wish to submit your proxy by telephone or Internet, you may do so by following the instructions on your proxy card.

Q:
How do I cast my vote if my common shares are held of record in "street name"?

A:
If you hold your common shares in "street name" through a broker, bank or other nominee, your broker, bank or other nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a proxy form from your broker, bank or other nominee that is the record holder of your shares and provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, bank or nominee. The inability of your record holder to vote your shares is often referred to as a "broker non-vote." A broker non-vote will have the same effect as a vote against the approval of the company merger and the other transactions contemplated by the merger agreement and the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. If your shares are held in "street name," please refer to the voting instruction card used by your broker, bank or other nominee, or contact them directly, to see if you may submit voting instructions by telephone or Internet.

Q:
What will happen if I abstain from voting or fail to vote?

A:
Because the required vote is based on the number of common shares that are outstanding rather than on the number of votes cast by holders of our common shares present in person or represented by proxy at the special meeting and entitled to vote, if you abstain from voting or fail to vote, or fail to instruct your broker, bank or other nominee to vote if your shares are held in "street name," it will have the same effect as a vote against the approval of the company merger and the other transactions contemplated by the merger agreement and the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies.

Q:
How will proxy holders vote my shares?

A:
If you properly submit a proxy prior to the special meeting, your common shares will be voted as you direct. If you submit a proxy but no direction is otherwise made, your common shares will be voted "FOR" the approval of the company merger and the other transactions contemplated by the merger agreement and "FOR" the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

Q:
Have any shareholders already agreed to the approval of the company merger?

A:
No. However, our executive officers and trustees have informed us that they intend to vote the common shares that they beneficially own for the approval of the company merger and the other transactions contemplated by the merger agreement and for the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies. As of the record date, our trustees and executive officers beneficially owned an aggregate of approximately • common shares, entitling them to exercise, in the aggregate, •% of the voting power of our common shares entitled to vote at the special meeting.

Q:
What happens if I sell my shares before the special meeting?

A:
If you held your common shares on the record date but sell or transfer them prior to the company merger effective time, you will retain your right to vote at the special meeting, but not the right to receive the common share merger consideration in respect of those shares. The right to receive this cash consideration will pass to the person who owns, at the company merger effective time, the shares you previously owned.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. If you own common shares as a record holder, you may revoke a previously granted proxy at any time before it is exercised by filing with our secretary a notice of revocation or a duly executed proxy bearing a later date or submitting a proxy by telephone or Internet at a later date than your previously granted proxy or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy. If you have instructed your broker, bank or nominee to vote your shares, the above described options for changing your vote do not apply and instead you should follow the instructions received from your broker, bank or other nominee to change your vote.

Q:
Is the company merger expected to be taxable to me?

A:
Yes. The receipt of the common share merger consideration for each of our common shares as a result of the company merger will be a taxable transaction for United States federal income tax purposes. Generally, for United States federal income tax purposes, you will recognize gain or loss as a result of the company merger measured by the difference, if any, between the common share merger consideration per share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your common share merger consideration under applicable tax laws. Please see "The Mergers—Material United States Federal Income Tax Consequences" on page 62 for a more complete discussion of the United States federal income tax consequences of the company merger. Tax matters can be complicated and the tax consequences of the company merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the company merger to you.

Q:
Should I send in my common share or Series I preferred share certificates now?

A:
No. Shortly after the company merger is completed, you will receive a letter of transmittal with instructions informing you how to send your share certificates to the paying agent in order to receive the common share merger consideration or Series I share merger consideration. You should use the letter of transmittal to exchange share certificates for the common share merger consideration or the Series I share merger consideration, as the case may be, to which you are entitled as a result of the merger. DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY.

Q:
What rights do I have if I oppose the company merger?

A:
If you are a common shareholder of record, you can vote against the company merger and the other transactions contemplated by the merger agreement. However, in accordance with the Maryland REIT Law, no dissenters' or appraisal rights are available with respect to our common shares in connection with the company merger or the other transactions contemplated by the merger agreement. See "Dissenters' Rights of Appraisal" on page 94.

Q:
What will happen to the common shares that I currently own after completion of the company merger?

A:
Following the completion of the company merger, your common shares will be canceled and will represent only the right to receive the common share merger consideration. Trading in our common shares on the New York Stock Exchange will cease. Price quotations for our common shares will no longer be available and we will cease filing periodic reports with the Securities and Exchange Commission, or the "SEC."

Q:
Where can I find more information about the company?

A:
We file certain information with the SEC. You may read and copy this information at the SEC's public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and on our website at www.archstonesmith.com. Information contained on our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See "Where You Can Find More Information" on page 94.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
We will bear the cost of soliciting proxies for the special meeting. Our board of trustees is soliciting your proxy on our behalf. Our officers, trustees and employees may solicit proxies by telephone, facsimile, mail or Internet or in person. They will not be paid any additional cash amounts for soliciting proxies. We have retained • to assist us in the solicitation of proxies, and will pay approximately $•, plus reimbursement of out-of-pocket expenses, to • for its services. We will also request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common shares held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q:
Who can help answer my other questions?

A:
If you have more questions about the special meeting or the mergers, you should contact our proxy solicitation agent, •, as follows:

      •

  If you hold our common shares through a broker, bank or other nominee, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Information both included and incorporated by reference in this proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as "intend," "plan," "may," "should," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity" and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations, including completing the mergers on the terms summarized in this proxy statement. All statements regarding the completion of the mergers and our expected financial position, business and financing plans are forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or the completion of the mergers include, but are not limited to:

  •
  the satisfaction of the conditions to consummate the mergers, including the receipt of the required shareholder approval;

  •
  the actual terms of certain financings that will be obtained for the mergers;

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

  •
  the outcome of the legal proceedings that have been or may be instituted against us following announcement of the mergers;

  •
  the failure of the mergers to close for any other reason;

  •
  the amount of the costs, fees, expenses and charges related to the mergers;

  •
  restrictions on the sale of certain properties due to tax-related obligations;

  •
  dependence on key personnel;

  •
  risks associated with debt financing, including:

  •
  our inability to have sufficient cash flow from operations to meet required debt payments and pay distributions on our securities;

  •
  our inability to refinance current or future indebtedness on terms as favorable as the terms of existing indebtedness;

  •
  our inability to make necessary investments in new business initiatives due to lack of available funds;

  •
  increased interest expense due to increased interest rates; and

  •
  foreclosure on our properties secured by mortgage debt due to our inability to make required payments;

  •
  our ability to effectively raise capital in the public equity markets;

  •
  risks associated with terrorist-related activities;

  •
  risks associated with investment in real estate;

  •
  our ability to maintain REIT qualification;

  •
  changes to U.S. tax laws that affect REITs;

  •
  costs related to regulatory compliance;

  •
  losses related to uninsured claims such as certain moisture-filtration and mold related claims;

  •
  our geographic concentration in key markets;

  •
  the competitive environment in which we operate; and

  •
  risks related to investment in foreign real estate.

        These risks and uncertainties, along with the risk factors discussed under "Item 1A.—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 should be considered in evaluating any forward-looking statements contained in this proxy statement. All forward-looking statements speak only as of the date of this proxy statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

THE PARTIES TO THE MERGERS

Archstone-Smith Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959

        Archstone is a Maryland real estate investment trust that focuses in apartment investment and operations and one of the largest fully integrated, self-managed, publicly traded REITs in the United States. Our portfolio is concentrated in key markets in the United States: the Washington, D.C. metropolitan area; southern California; the San Francisco Bay Area; the New York metropolitan area; the Seattle metropolitan area; and the Boston metropolitan area. As of March 31, 2007, we owned or had an ownership position in 344 communities, representing 86,014 units, including units under construction. Our common shares are listed on the New York Stock Exchange under the symbol "ASN." For additional information about us and our business, see "Where You Can Find More Information" beginning on page 94.

Archstone-Smith Operating Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959

        The operating trust is a Maryland real estate investment trust through which we own substantially all of our assets and conduct substantially all of our businesses. We are the sole trustee of the operating trust and owned approximately    •    % of the operating trust's outstanding common units as of the date of this proxy statement.

River Holding, LP
c/o Tishman Speyer
Rockefeller Center
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        Parent is a Delaware limited partnership newly formed by Tishman Speyer in connection with the mergers. We have been advised by Tishman Speyer that Parent will be jointly controlled by affiliates of TS Fund VII and Lehman Brothers.

        Tishman Speyer is one of the leading owners, developers, operators, and fund managers of first-class real estate in the world. Since 1978, Tishman Speyer has acquired, developed and operated more than 230 properties totaling over 100 million square feet and over 14,000 residential units, and manages a property portfolio in excess of $40 billion in total value across the United States, Europe, Latin America and Asia, including signature properties such as New York's Rockefeller Center and the Chrysler Center, Berlin's Sony Center and Torre Norte in São Paolo, Brazil. Tishman Speyer's principal executive offices are located at Rockefeller Center, 45 Rockefeller Plaza, New York, New York 10111 and its telephone number is (212) 715-0300.

        Lehman Brothers is a global financial services firm maintaining leadership positions in equity and fixed income sales, trading and research, investment banking services, private investment management, asset management and private equity. The firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world. The New York headquarters are located at 745 Seventh Avenue, New York, New York 10019 and its telephone number is (212) 526-7000.

River Acquisition (MD), LP
c/o Tishman Speyer
Rockefeller Center
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        MergerCo is a newly formed Maryland limited partnership and wholly owned subsidiary of Parent. MergerCo was formed by Parent in connection with the mergers.

River Trust Acquisition (MD), LLC
c/o Tishman Speyer
Rockefeller Center
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        Operating Trust MergerSub is a newly formed Maryland limited liability company and a wholly owned subsidiary of MergerCo. Operating Trust MergerSub was formed by Parent in connection with the mergers.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

        This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies from our common shareholders by our board of trustees for use at the special meeting to be held on    •    ,    •    , 2007 at    •    , local time. The special meeting will take place at    •    . The purpose of the special meeting is for you to:

  •
  consider and vote upon a proposal to approve the company merger and the other transactions contemplated by the merger agreement; and

  •
  consider and vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the company merger and the other transactions contemplated by the merger agreement.

        Our common shareholders must approve the company merger for the company merger to occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

        Only holders of record of our common shares and our Series I preferred shares as of the close of business on the record date, which was     •    , 2007, are entitled to receive notice of and to attend the special meeting or any adjournments or postponements of the special meeting. However, only holders of our common shares at the close of business on the record date are entitled to vote at the special meeting or any adjournments or postponements of the special meeting. Holders of our Series I preferred shares are not entitled to vote at the special meeting or any adjournments or postponements of the special meeting, and their votes are not being solicited. On the record date,     •    of our common shares were outstanding and entitled to vote at the special meeting or any adjournments or postponements of the special meeting.

        The holders of a majority of our common shares that were outstanding as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Abstentions will be counted as shares present in person or represented by proxy for the purposes of determining the presence of a quorum. Under the rules of the New York Stock Exchange, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the approval of the company merger.

Required Vote

  Approval of the company merger

        The approval of the company merger and the other transactions contemplated by the merger agreement requires the affirmative approval of the holders of a majority of the outstanding common shares entitled to vote on such proposal. Each common share that was outstanding on the record date entitles the holder to one vote at the special meeting. Because the required vote to approve the company merger is based on the number of our common shares outstanding rather than on the number of votes cast by holders of our common shares present in person or represented by proxy at the special meeting and entitled to vote, failure to vote common shares that you own (including as a result of broker non-votes and abstentions) will have the same effect as voting against the approval of the company merger and the other transactions contemplated by the merger agreement.

  Approval of any adjournments of the special meeting for the purpose of soliciting additional proxies

        The affirmative vote of the holders of at least a majority of the outstanding common shares entitled to vote on such proposal will have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at such meeting. Because the required vote is based on the number of common shares that are outstanding rather than on the number of votes cast by holders of our common shares present in person or represented by proxy at the special meeting and entitled to vote, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as voting against the approval of any adjournments of the special meeting.

        Holders of our Series I preferred shares are not entitled to vote on either of the two proposals.

        If you hold your common shares in your own name as of the record date and want your common shares to be included in the vote, you must vote your shares by using one of the following methods:

  •
  mark, sign, date and return the enclosed proxy card by mail;

  •
  submit your proxy or voting instructions by telephone or by Internet by following the instructions included with your proxy card; or

  •
  appear and vote in person by ballot at the special meeting.

        Regardless of whether you plan to attend the special meeting, we request that you complete and return a proxy for your common shares as described above as promptly as possible. If you own common shares through a broker, bank or other nominee in "street name," you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you. You should instruct your broker, bank or other nominee as to how to vote your shares, following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee, who can give you directions on how to vote your common shares.

Proxies and Revocation

        If you submit a proxy, your common shares will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your common shares will be voted "FOR" the approval of the company merger and the other transactions contemplated by the merger agreement and "FOR" the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

        You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

  •
  by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our secretary, at Archstone-Smith Trust, 9200 East Panorama Circle, Suite 400, Englewood, Colorado 80112;

  •
  by delivering to our secretary a later-dated, duly executed proxy or by submitting your proxy or voting instructions by telephone or by Internet at a date after the date of the previously submitted proxy relating to the same shares; or

  •
  by attending the special meeting and voting in person by ballot.

        Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own our common shares in "street name," you may revoke or change a previously granted proxy by following the instructions provided by your broker, bank or other nominee that is the registered owner of your common shares.

        We do not expect that any matter other than the approval of the company merger and the other transactions contemplated by the merger agreement and the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies will be brought before or at the special meeting. If, however, such a matter is properly presented before or at the special meeting or any adjournments or postponements of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

        We will pay the costs of soliciting proxies for the special meeting. Our officers, trustees and employees may solicit proxies by telephone and facsimile, by mail, by Internet or in person. They will not be paid any additional amounts for soliciting proxies. We will also request that individuals and entities holding our common shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services upon request. We have retained    •    to assist us in the solicitation of proxies, and will pay fees of approximately $    •    , plus reimbursement of out-of-pocket expenses, to    •    for their services. In addition, our arrangement with    •    includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

Adjournments

        The affirmative vote of the holders of at least a majority of the outstanding common shares entitled to vote on such proposal will have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at such meeting. Because the required vote is based on the number of common shares that are outstanding rather than on the number of votes cast by holders of our common shares present in person or represented by proxy at the special meeting and entitled to vote, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as voting against the approval of any adjournments of the special meeting.

Postponements of the Special Meeting

        At any time prior to convening the special meeting, our board of trustees may postpone the special meeting for any reason without the approval of our shareholders. If the special meeting is postponed, as required by law, we will provide at least ten days' notice of the new date of the special meeting.

THE MERGERS

General Description of the Mergers

        Under the terms of the merger agreement, affiliates of Parent will acquire us and the operating trust. To accomplish this, pursuant to the merger agreement, on the closing date of the mergers, the following transactions will occur:

  •
  Operating Trust MergerSub will merge with and into the operating trust, with the operating trust surviving the operating trust merger and continuing to exist as the surviving operating trust; and

  •
  we will merge with and into MergerCo, with MergerCo surviving the company merger and continuing to exist as the surviving entity.

        As a holder of approximately 89.0% of all outstanding common units of the operating trust, our approval is the only approval of the holders of the operating trust's common units that is necessary to obtain the requisite approval of the mergers and the other transactions contemplated by the merger agreement by the unitholders of the operating trust.

        This proxy statement does not constitute any solicitation of consents or proxies in respect of the operating trust merger. It also does not constitute an offer to sell or a solicitation of an offer to buy the Series O preferred units or an offer to pay cash consideration in exchange for any Class A-1 common units or any other interest that you may own in the operating trust.

Background of the Mergers

        From time to time over the course of the last several years, our senior management team and board of trustees have periodically evaluated our strategic plan. As a result of this evaluation process, our board of trustees approved, upon the recommendation of members of our senior management team, a strategic plan focused on maximizing shareholder value through capital recycling (generally disposing of non-core assets and applying the proceeds to acquisitions of high-end properties in our core markets), continuing and increasing our development activity, expanding our ownership of apartment properties in international markets, particularly Germany, and maintaining a disciplined balance sheet to enhance our financial flexibility in order to maintain adequate access to capital.

        At the same time, from 2005 through the early part of 2007, the real estate industry experienced all time low capitalization rates, creating unprecedented valuation levels for acquisitions of publicly traded real estate companies, fueled in part by a relatively low interest rate environment and the significant increase in capital flow to the real estate sector by institutional and private equity investors.

        In March of 2006, representatives of Lehman Brothers contacted Mr. Sellers and Mr. Mueller to discuss a possible acquisition of Archstone at an informal initial indication of interest of $60 per share. However, at that time, Lehman Brothers indicated that it was not yet prepared to submit a formal proposal. No further discussions with Lehman Brothers were held at that time. Mr. Sellers advised our board of trustees about this discussion, and our board determined not to pursue the matter further unless presented with a formal offer.

        During the course of a review of our strategic plan, at a regularly scheduled meeting of our board of trustees on March 7, 2007, our board and senior management team discussed the possibility of pursuing ways to create incremental value for our shareholders through potential asset or entity level acquisitions for cash. As a result of these discussions, our board of trustees instructed our senior management to contact representatives of a large real estate private equity fund, which we refer to as Company A, to discuss the possibility of jointly pursuing a cash acquisition of another publicly-traded multi-family REIT. It was determined that the other publicly-traded multi-family REIT was not interested in pursuing a sale transaction, however, Company A requested a meeting with Mr. Sellers and indicated that Company A had conducted a review of publicly available information on publicly traded multifamily companies and that, after such review, Company A was interested in discussing a potential acquisition of Archstone.

        Also in early April of 2007, the Chief Executive Officer of a publicly-traded REIT, which we refer to as Company B, contacted Mr. Sellers to indicate that Company B would like to discuss a potential combination with Archstone.

        On April 12, 2007, Mr. Sellers met with the senior officer of Company A. After a discussion regarding our publicly available information, the officer of Company A indicated that Company A would further review publicly available information regarding us with a view toward considering making a proposal to acquire Archstone. Mr. Sellers indicated that our board of trustees would evaluate any definitive offer.

        On April 13, 2007, Mr. Sellers responded to an invitation to meet with the Chief Executive Officer and the President of Company B. At this meeting, the representatives of Company B indicated that, while they were attracted to our portfolio and our operating platform, at that time, it would be difficult for Company B to engage in a transaction with us because the trading multiple for our shares was higher than the trading multiple for the shares of Company B. Nevertheless, they said that they would continue to evaluate the possibility of a potential transaction, and would contact Mr. Sellers later to discuss the matter further.

        During the week of April 16, 2007, Mark Walsh, Managing Director and Head of Global Real Estate at Lehman Brothers, contacted Mr. Sellers to inform him that Lehman Brothers and Tishman Speyer were interested in pursuing a potential acquisition of Archstone. Mr. Walsh requested a meeting with Mr. Sellers in late April 2007 and indicated that Lehman Brothers and Tishman Speyer would conduct a due diligence review of our company based upon publicly available information prior to that time. Mr. Sellers indicated that our board of trustees would evaluate any definitive offer.

        Between April 16 and April 23, 2007, Mr. Mueller had several discussions with representatives of Company A to answer due diligence questions based solely on publicly available information. On April 26, 2007, the senior officer of Company A informed Mr. Sellers that Company A would be in a position to submit a non-binding, written indication of interest to acquire Archstone by Monday, April 30.

        On April 27, 2007, Mr. Sellers and Mr. Mueller met with Mr. Walsh and David Lazarus, a Managing Director, of Lehman Brothers and Messrs. Robert Speyer, Paul Galiano and Steven Wechsler, Senior Managing Directors of Tishman Speyer. At the meeting, the representatives of Tishman Speyer and Lehman Brothers expressed an interest in acquiring Archstone based upon its premier assets and strong operating and development platform. They indicated to Mr. Sellers that they would be in a position to submit a non-binding, written indication of interest to acquire Archstone early the following week.

        On April 27, 2007, members of our senior management team contacted representatives of Morgan Stanley, an investment bank that had previously worked with Archstone and was familiar with the company and the multi-family industry, and requested that Morgan Stanley act as financial advisor to Archstone in connection with the expected indications of interest, subject to discussion with and approval by the board of trustees. Senior management also contacted representatives of Hogan & Hartson LLP and requested that, subject to confirmation with the board of trustees, Hogan & Hartson act as legal counsel to Archstone and its board of trustees in connection with their consideration of any possible sale transaction of Archstone. Over the course of April 27, 28 and 29, 2007, Mr. Sellers contacted all members of our board of trustees and informed them of the expected indications of interest from Tishman Speyer/Lehman Brothers and Company A, as well as the proposed retention of Morgan Stanley as financial advisor and Hogan & Hartson as legal counsel in connection with the consideration of such potential offers.

        On April 30, 2007, Company A submitted its non-binding indication of interest to our board of trustees. The offer indicated that, based upon an extensive review of publicly available information, Company A was prepared to acquire Archstone for a cash purchase price of $62.50 per common share and common unit of the operating trust. The letter further indicated that the offer was subject to execution of a confidentiality agreement, access to certain non-public information and completion of confirmatory due diligence, which Company A indicated could be completed in one week. Company A indicated that it contemplated obtaining the necessary financing and negotiating and being prepared to execute a definitive merger agreement within that one week period, and that any definitive merger agreement would not be subject to any financing contingency.

        On May 2, 2007, our board of trustees held a special meeting to discuss the indication of interest received from Company A. Members of our senior management team and representatives of Morgan Stanley and Hogan & Hartson were also in attendance at the meeting. Mr. Sellers outlined the background of the contacts and discussions with Tishman Speyer/Lehman Brothers, Company A and Company B. Mr. Sellers also indicated that it was expected that Tishman Speyer/Lehman Brothers would be submitting their indication of interest later that day. Representatives of Hogan & Hartson then reviewed with the board their duties as trustees generally and in connection with the consideration of a potential sale of the company. In addition, the interests of individual trustees in such a potential transaction (described in the section entitled "—Interests of Our Trustees and Executive Officers in the Mergers" on page 52 of this proxy statement) were discussed and disclosed to the board of trustees. Representatives of Morgan Stanley then made a presentation to the board of trustees with respect to its preliminary financial analysis of Archstone, its views on the current real estate market generally and the multi-family sector in particular and a preliminary evaluation of the terms of Company A's proposal. After discussion among our board of trustees, senior management and our advisors regarding the presentation and our strategic plan, our board of trustees determined to convene a special meeting the next day to further consider Company A's proposal and to consider the expected proposal from Tishman Speyer/Lehman Brothers. Our board of trustees then met without advisors and members of management present.

        On the afternoon of May 2, 2007, Tishman Speyer/ Lehman Brothers submitted its non-binding, written indication of interest. The proposal was to acquire Archstone for a cash purchase price of $64.00 per common share and common unit of the operating trust. The proposal indicated that Tishman Speyer/Lehman had conducted an extensive due diligence review of our company based upon publicly available information, including a detailed market and asset-by-asset analysis as well as informal site visits to a majority of our properties. The offer indicated that any potential transaction would not be subject to any financing contingency, but that the proposal was subject to completing due diligence and negotiation and execution of a definitive merger agreement, which the proposal indicated could be completed within three weeks. The proposal also requested the ability to negotiate on an exclusive basis, subject to an understanding that any definitive agreement would contain customary fiduciary out provisions and a termination fee consistent with other transactions negotiated on an exclusive basis. The proposal did not request or require the continued employment of Mr. Sellers or other members of management following the closing of a potential transaction.

        On May 3, 2007, our board of trustees held a special meeting to continue discussions regarding Company A's proposal and to discuss the proposal of Tishman Speyer/Lehman Brothers and other potential strategic alternatives. Representatives from Morgan Stanley discussed with the board its preliminary evaluation of the financial terms of the Tishman Speyer/Lehman Brothers proposal. Our board of trustees, after consulting with members of our senior management and representatives of Morgan Stanley and Hogan & Hartson, then discussed the two offers, other alternatives available to us (including seeking other potential purchasers of Archstone or other alternatives to a potential sale transaction, including pursuing our existing strategy as an independent company), the valuation of Archstone and the merits and risks associated with the continued implementation of our strategic plan.

Our board of trustees, after discussions and consultation with senior management and our financial and legal advisors, determined that Tishman Speyer/Lehman Brothers and Company A would each have the financial resources necessary to acquire Archstone and were in a position to move quickly, which was important to our board in order to avoid the risks associated with contacting other potential purchasers, including the fact that if the process became publicly known there could be a material disruption to the operations of our company and damage to our company's value, including an adverse impact on our relations with employees, and others with whom the Company has business relations. The board also focused on the limited number of other potential credible bidders given the Company's size and the importance of reasonable fiduciary out provisions and a reasonable termination fee under the circumstances. Our board of trustees then continued to meet briefly without members of management and advisors present. Following the discussion, our board of trustees instructed senior management and Morgan Stanley to contact Tishman Speyer/Lehman Brothers and Company A to inform them that, subject to entering into acceptable confidentiality and standstill agreement, they would be provided approximately two weeks in which to conduct their confirmatory due diligence and submit offers regarding a potential acquisition of Archstone.

        On May 4, representatives of Morgan Stanley contacted representatives of Tishman Speyer/Lehman Brothers and Company A to outline the process proposed by our board of trustees, stating that offers, together with a mark-up of a draft merger agreement and financing commitment letters, should be submitted by 5:00 p.m., Eastern Time, on Monday, May 21. Company A indicated that it was willing to participate in such a process, while Tishman Speyer/Lehman Brothers did not confirm its willingness to participate in such process until May 8. On May 9, we entered into confidentiality and standstill agreements with Tishman Speyer, Lehman Brothers and Company A and began to provide the prospective bidders with due diligence information about our company through an on-line data site.

        On May 8, our board of trustees held a special meeting to discuss the status of the discussions with Tishman Speyer/Lehman Brothers and Company A. After an update on the status from representatives of Morgan Stanley, the board of trustees discussed, with consultation from representatives of Hogan & Hartson, their duties to our company and operating trust in connection with the proposed transactions and again discussed the interests of individual trustees in any such transaction, including Mr. Sellers' existing change in control agreement and the ownership of operating trust units by Messrs. Kogod, Smith and Gerardi. The board also instructed that our advisors and senior management team provide regular updates regarding the process to Mr. John C. Schweitzer, our lead independent trustee. Our board of trustees then continued to meet without members of management and advisors present.

        Between May 9 and May 19, members of our senior management team and representatives of Morgan Stanley, Hogan & Hartson and Mayer, Brown, Rowe & Maw LLP, our REIT tax counsel that will be providing the REIT tax opinion as a condition to the closing of the mergers, held various meetings and telephone calls with representatives of the potential bidders and their respective advisors to discuss a potential transaction, structure issues and various due diligence matters, including the significant tax protection obligations owed by the company to unitholders of our operating trust and the related economic consequences of potential asset dispositions.

        On May 14, the President of Company B contacted Mr. Sellers by voice mail to indicate that although Company B was continuing to look at a potential combination with Archstone, the trading multiple for our shares continued to be higher than the trading multiple for the shares of Company B and, as such, Company B could only consider a stock-for-stock merger at no or only a modest premium to our current trading price. Mr. Sellers attempted on two occasions to discuss the matter further with the President of Company B, but did not receive a return call. There was no further contact with Company B following May 14, and Company B did not express any further interest in pursuing an acquisition of us following that date.

        Also on May 14, members of our senior management team and representatives of Morgan Stanley met with representatives of Tishman Speyer/Lehman Brothers to discuss certain operational and other due diligence matters. At that meeting, Tishman Speyer/Lehman Brothers expressed their interest in acquiring Archstone and maintaining and building upon its platform and indicated that certain key members of our senior management team could be critical to that strategy. Nothing further regarding the continued role of management was discussed at that time.

        On May 15, members of our senior management team and representatives of Morgan Stanley met with representatives of Company A to discuss certain operational and other due diligence matters.

        On May 15 and May 16, our board of trustees held regular meetings in conjunction with our annual meeting of shareholders. At various points during these regular board meetings our board was provided updates on the ongoing process from members of our senior management team and representatives of Morgan Stanley. Representatives of Morgan Stanley discussed that the debt capital markets had begun to become unsettled, which in their view could cause prospective bidders to have more difficulty making an offer to acquire the company. They also explained that both of the prospective bidders had expressed concern regarding the significant magnitude of the built-in gain associated with certain of our properties that are subject to tax protection agreements with operating trust unitholders and the magnitude of the increase in property taxes as a result of the transaction. The board also discussed the importance of ensuring that any termination fee payable by Archstone in the event it receives a superior acquisition proposal that the board wishes to pursue be reasonable, and determined to propose a fee equal to 2% of the total equity value of a potential transaction as part of the draft merger agreement to be provided to the bidders. At these meetings, the board also ratified and confirmed the retention of Morgan Stanley as its financial advisor and Hogan & Hartson as its legal advisor in connection with the proposed transactions. Mr. Sellers also advised the board of the latest contact from Company B. Our board of trustees determined not to pursue matters further with Company B due to the speculative and preliminary nature of Company B's interest and the amount and form of consideration discussed, including the lack of premium proposed by Company B for our shareholders.

        On May 16, a draft merger agreement prepared by Hogan & Hartson after consultation with our lead independent director, our senior management team and Morgan Stanley, was provided to the prospective bidders. This draft proposed a termination fee of 2% to be paid by the company in the event it were to accept a competing acquisition proposal, and proposed that a prospective buyer would pay a reverse termination fee of $1.0 billion in the event the buyer did not close the acquisition of the company when all closing conditions had been satisfied or waived. The draft also proposed that common unitholders of our operating trust be offered the opportunity to elect to receive the cash consideration to be paid to common shareholders, to continue to hold common units in the operating trust following the operating trust merger, or to receive a preferred unit in the operating trust.

        Also on May 16, representatives of Morgan Stanley had a discussion with representatives of Tishman Speyer/Lehman Brothers regarding their progress in their confirmatory due diligence. During such discussions, Tishman Speyer/Lehman Brothers noted that the deterioration in the debt capital markets and the significant tax protection obligations would likely impact their pricing of a potential acquisition of us, but noted that they expected to be able to submit their offer on May 21 as requested.

        On May 17, the Executive Compensation Committee of our board of trustees, consisting solely of independent members of our board of trustees, met to discuss various compensation related matters and the importance of maintaining the company's operations on an ongoing basis and the need to be able to retain employees during any potential transition period during the pendency of a potential transaction and thereafter given the importance of the company's operating platform to the prospective bidders. Mr. Sellers and other members of senior management were invited by the committee to the meeting to answer questions and representatives of Hogan & Hartson were also present at the meeting.

At the meeting the committee discussed the effect of a potential sale of Archstone on the outstanding equity and other incentive awards of the company. The committee also discussed amendments to the change in control agreements of Messrs. Sellers, Mueller and Mark A. Schumacher, our Chief Accounting Officer, and Ms. Brower to clarify the intent of the agreements that Archstone's ceasing to be a publicly traded company would constitute "good reason" as defined in those agreements because a significant portion of their current responsibilities involve matters relating the company's status as a publicly traded company. The committee also discussed the adoption of an amendment to the company's severance policy for employees of the company (other than employees with change in control agreements) to provide such employees with certain payments under certain circumstances if their employment were terminated within 18 months following the consummation of a merger. The committee also discussed the importance of retaining Mr. J. Lindsay Freeman, our Chief Operating Officer, at least through December 31, 2007 in order to maintain an orderly transition in the event of a potential transaction. The committee then discussed awarding employees entitled to grants of restricted share units a pro rata portion of the units earned in the prior year through the date of the closing of a potential transaction in order to appropriately compensate employees for the work performed in 2007. The committee did not take any formal action at the meeting.

        Also on May 17, representatives of Company A contacted representatives of Morgan Stanley and indicated their due diligence had made them aware of significant increases in transaction costs, including as a result of the significant impact of Archstone's existing tax protection agreements with holders of common units in the operating trust on Company A's contemplated plan for selling a substantial number of the company's assets following consummation of an acquisition and the significant impact of real estate taxes and related reassessments. In addition, Company A stated that it had reached a relatively lower valuation of the company's development pipeline and that, due to changes in the debt financial markets, its costs to finance a potential acquisition of Archstone would be negatively impacted. As a result, Company A indicated that, in the best case, it would be able only to maintain its original indicative price of $62.50 per common share and unit. Company A also stated that it was not willing for operating trust unitholders to retain common equity following an acquisition, because that would negatively affect the anticipated returns that Company A would be able to achieve from an acquisition. On May 18, Company A's financial advisor contacted representatives of Morgan Stanley and indicated that, should Company A submit a subsequent offer, it would be below the original $62.50 proposal.

        On May 18, our board of trustees held a special meeting to discuss the ongoing process as well as to receive a report from the Executive Compensation Committee regarding the matters discussed at its meeting on May 17. Members of our senior management and representatives of Morgan Stanley and Hogan & Hartson were also in attendance at the meeting. The board reviewed the compensation related matters discussed previously by the Executive Compensation Committee and the importance of those matters in maintaining the operating platform on which the prospective bidders had placed significant importance and value. The board also instructed senior management and its advisors that no terms of continued employment of members of senior management following the closing of a potential transaction were to be discussed with any potential bidder unless and until a general agreement had been reached on all material terms of a potential merger transaction, including the price per common share and unit. The board of trustees then discussed the proposed terms of the preferred units that operating trust unitholders could elect to receive in lieu of cash consideration or maintaining a common equity interest in the operating trust. Representatives of Morgan Stanley and Hogan & Hartson described potential proposed terms and compared those terms to other recent REIT going private transactions. Messrs. Kogod, Smith and Gerardi then recused themselves from further discussion at the meeting regarding the unit terms. The board continued to discuss those terms and focused on ensuring that the terms of any preferred units to be offered to unitholders in connection with a proposed transaction would include a dividend rate that is comparable to what the capital markets would expect for such a security taking into account the capital structure of the post-acquisition company and the other terms of the preferred units and that the other terms would be similar to precedent transactions.

        On May 19 and 20, representatives of Tishman Speyer/Lehman Brothers indicated to representatives of Morgan Stanley that, due to increased expected transaction costs resulting from their better understanding of the magnitude of the company's tax protection obligations and due to adverse changes in the debt markets, they were uncertain whether any offer that they were to submit would be at a price equal to their initial indication of $64.00 per common share and unit. Tishman Speyer/Lehman Brothers also indicated the need to ensure the continued role of current senior management following the closing of a transaction because of the importance to Tishman Speyer/Lehman Brothers of maintaining our operating platform, and the value they were ascribing to that platform. However, no terms or details of any possible employment agreement were discussed at this time, and the requirement of any such agreement prior to executing a definitive merger agreement was not raised by Tishman Speyer/Lehman Brothers.

        Also on May 19, a senior officer of Company A contacted Mr. Sellers to inform him that, due primarily to the costs associated with tax protection and increases in real estate taxes due to reassessments that would result from a potential transaction, and Company A's lower than expected valuation of Archstone's development pipeline, as well as deterioration of the debt capital markets, Company A would not be submitting an offer to acquire Archstone.

        On May 21, our board of trustees held a special meeting to discuss the ongoing process. Members of our senior management and representatives of Morgan Stanley and Hogan & Hartson were also in attendance. Representatives of Morgan Stanley updated the board on Company A's withdrawal from the process. Morgan Stanley also explained that, while Tishman Speyer/Lehman Brothers had indicated that they had obtained the financing necessary to complete the acquisition, they also indicated that the potential tax protection costs, their reduced expectation of possible profits from development projects and the volatility in the debt capital markets would cause them to reduce their price and that they needed an additional day to submit their offer. The board then discussed, with input from senior management and our advisors, the possibility of obtaining an increase in the purchase price to the extent common unitholders elect to receive cash in the operating trust merger and thereby reduce the amount of tax protected gain remaining. Representatives of Hogan & Hartson then presented to the board a summary of the material terms of the merger agreement draft provided to the prospective bidders. Following that discussion, representatives of Morgan Stanley reviewed with the board its updated financial analysis of the company and the potential financial impact of the existing tax protection arrangements and other transaction costs, and reiterated the relative uncertainty existing in the debt capital markets and the effect on prices that might be realized in the future for real estate assets and for sales of publicly traded real estate companies.

        Later on May 21, representatives of Tishman Speyer/Lehman Brothers reiterated that they were continuing to address issues related to increased expected transaction costs and adverse changes in the debt capital markets, and indicated that they would be unable to offer a price equal to their initial indication of $64.00 per common share and unit. In addition, Tishman Speyer/Lehman Brothers requested an additional 24 hours to submit their offer, financing commitment letters and a mark-up of the draft merger agreement.

        On May 22, a representative of Morgan Stanley contacted senior representatives of Company A to review the reasons for its withdrawal from the process. During the course of the conversation, the representative of Morgan Stanley asked if there was a price at which Company A would be interested in pursuing the acquisition of the company. The representatives of Company A indicated that, if discussions regarding a potential transaction dropped below $60.00 per share, Morgan Stanley should contact Company A to inform it of such development.

        On May 22, Tishman Speyer/Lehman Brothers submitted a mark-up of the proposed draft of the merger agreement but again requested an additional 24 hours to submit their pricing terms. The mark-up provided, among other things, that future dividends would not be permitted to be paid by the company after the merger agreement was signed, that operating trust unitholders would have the right to elect to receive the cash consideration or a preferred unit in the operating trust, but not to retain their common units in our operating trust, that, instead of a $1.0 billion reverse termination fee in the event of buyer's failure to close, we would be entitled to seek to recover damages up to a cap of $1.0 billion, and that the termination fee to be payable by us in connection with certain matters relating to competing acquisition proposals would be 3% of the total equity value of the proposed transaction. At this time, Tishman Speyer/Lehman Brothers also indicated for the first time that they would be unwilling to execute a definitive merger agreement unless they had also negotiated a binding term sheet with Mr. Sellers regarding his continued employment with the company following the closing of a potential transaction.

        On May 23, Tishman Speyer/Lehman Brothers contacted representatives of Morgan Stanley and indicated that they were offering to acquire Archstone under the terms of their merger agreement mark-up at a price per common share and unit of $60.00. Tishman Speyer/Lehman Brothers indicated that, as a result of information obtained in their confirmatory due diligence regarding, among other things, the magnitude and scope of our tax protection arrangements, the compression in returns that they could expect to realize from our development pipeline, and the deterioration of the debt capital markets. In addition Tishman Speyer/Lehman Brothers indicated that they had determined that there were significant transaction costs exclusive of the impact on value associated with the Company's tax protection obligations.

        Later on May 23, our board of trustees held a special meeting to discuss the proposal from Tishman Speyer/Lehman Brothers. At the outset of the meeting, the board was informed about the requirement that Mr. Sellers agree to a binding employment term sheet prior to execution of a definitive merger agreement and the emphasis Tishman Speyer/Lehman Brothers was placing on keeping our operating and development platform in place and their view that retaining Mr. Sellers was essential to the price they were willing to pay to acquire our company. The board then discussed, and consulted senior management and its advisors regarding, the terms of the Tishman Speyer/Lehman Brothers offer and the current market environment for the company, including the fact that capitalization rates were near all time lows and there were significant risks that they could increase in the near future, which would reduce Archstone's net asset value. The board also discussed the expected moderation of the growth of net operating income expected when compared to the past several years and the continuing pressure on the company's funds from operations due primarily to lower Ameriton gains, more dilution from capital redeployment and higher financing costs, as well as the fact that the transaction costs identified by the potential bidders would continue to be an issue the foreseeable future. The board also considered the fact that those transaction costs would not necessarily be incurred by the company if it continues to pursue its business plan as an independent public company, although over time the company generally would expect to be impacted by increases in assessed values and real estate taxes, and could incur tax protection costs, depending upon its ability to effectively execute tax deferred exchanges in connection with the sale of tax protected assets. After further discussion, the board of trustees instructed Morgan Stanley to present a counterproposal, with the price of $62.00 per share and unit and an opportunity for the price to increase based on the number of operating trust units that are tendered for cash, with market terms for the preferred units to be offered to operating trust common unitholders, with a $1.5 billion cap on potential damages payable by Tishman Speyer/Lehman Brothers and a termination fee to be payable by the company in certain circumstances not to exceed 1.5% of the total equity value of the transaction. The board also instructed that Mr. Sellers no longer be involved in any negotiations with Tishman Speyer/Lehman Brothers regarding the merger agreement and that the company's advisors coordinate the merger negotiations with the board and Mr. Schweitzer as the lead independent trustee, Mr. Mueller and Ms. Brower. The board then met in executive session without the presence of its advisors or members of management present. Representatives of Morgan Stanley later informed Tishman Speyer/Lehman Brothers of the board's position.

        In response to the Company's counterproposal, on May 24, Tishman Speyer/Lehman Brothers informed representatives of Morgan Stanley that they had increased their offer to $61.00 per common share and common unit on the terms of the merger agreement mark-up submitted, that they were agreeable to a damages cap of $1.5 billion and would accept a termination fee of 2% of the total equity value of the transaction. Tishman Speyer/Lehman Brothers also indicated that they would not consider the proposed mechanism to increase the purchase price based upon the number of unitholders of the operating trust who elect to receive cash. They proposed that the preferred units to be offered to operating trust unitholders would have a coupon of 6% per annum, which Morgan Stanley advised the board was a coupon that it considered to be within a range of market rates in light of the circumstances, including, among other things, the post-acquisition capital structure of the operating trust that Morgan Stanley considered to be likely, the other proposed terms of the preferred units and terms of preferred securities in comparable transactions that included a similar preferred security. The board then discussed the transaction costs inherent in a deal of this nature or a similar strategic transaction or liquidation scenario, the uncertainties facing Archstone in the continued implementation of its strategic plan, including the expectation of increasing capitalization rates and possibly increasing interest rates, the risks that these uncertainties placed on the future valuation of the company, the fact that the proposed price represented a significant premium to the current trading price of the company's shares and the risk that the company's shares would not continue to trade at their recent multiples of funds from operations for the foreseeable future as these multiples represented relatively high multiples compared to the historic trading prices of our common shares.

        The board also discussed issues associated with Mr. Sellers' employment, including the fact that he would not engage in any negotiations on behalf of the company and would retain independent counsel to negotiate the terms of his continued employment with Tishman Speyer/Lehman Brothers following a potential transaction. The board instructed that Mr. Sellers was not to negotiate his employment terms until the other principal terms of the proposed transaction had been reached and only under the condition that, after the execution of a definitive agreement between the company and Tishman Speyer/Lehman Brothers, any such employment agreement allow him to negotiate with potential competing bidders whom the board had concluded had submitted a superior proposal. Members of management, including Mr. Sellers, were then asked to leave the meeting and the board continued to meet in executive session with its advisors present. After extensive further discussion, the board of trustees agreed to proceed with the Tishman Speyer/Lehman Brothers offer and authorized Mr. Schweitzer, members of senior management other than Mr. Sellers and the company's advisors to negotiate with Tishman Speyer/Lehman Brothers on substantially the terms described to the board.

        Shortly before the close of trading on the New York Stock Exchange on May 24, an industry publication speculated about a potential acquisition of Archstone by Tishman Speyer/Lehman Brothers. Our common share price rose approximately 3.6% that day after such publication and approximately 8.0% on May 25 on higher than normal trading volume.

        Later on May 24, Tishman Speyer/Lehman Brothers discussed with representatives of Morgan Stanley that its offer of $61.00 per common share and common unit assumed that the company would not pay its second quarter common share dividend of $0.4525 per share. Tishman Speyer/Lehman Brothers indicated that they were unwilling to pay $61.00 per common share and common unit unless the second quarter dividend was not paid. During the evening of May 24, our board of trustees held a special meeting to discuss this issue. After extensive discussion among our board of trustees, senior management and financial and legal advisors, the board of trustees instructed representatives of Morgan Stanley to inform Tishman Speyer/Lehman Brothers that the board was prepared to accept a price of $60.75 per common share and common unit assuming the payment of the second quarter dividend of $0.4525 per common share as planned and assuming a company termination fee of 1.5% of the total equity value of the transaction. Later that evening, representatives of Morgan Stanley informed Tishman Speyer/Lehman Brothers of this proposal, and Tishman Speyer/Lehman Brothers agreed to such terms.

        During the period from May 24 through May 28, Mr. Schweitzer, representatives of our management (other than Mr. Sellers), Tishman Speyer/Lehman Brothers, Morgan Stanley, Hogan & Hartson, Wachtell, Lipton, Rosen & Katz, legal counsel to Tishman Speyer and Weil, Gotshal & Manges LLP, legal counsel to Lehman Brothers, negotiated the terms of the merger agreement, the terms of the preferred units to be offered to common unitholders in the operating trust, the terms of the equity and debt financing commitments of Tishman Speyer/Lehman Brothers and the terms of the payment guarantees of Tishman Speyer and Lehman Brothers. Also during this period, Mr. Sellers and his legal counsel negotiated the terms of his employment term sheet with Tishman Speyer/Lehman Brothers.

        On May 28, our board was provided with a copy of the near final draft merger agreement that had been negotiated with Tishman Speyer/Lehman Brothers, a detailed summary of the merger agreement and the terms of the preferred units to be offered to operating trust common unitholders and various other materials.

        On the evening of May 28, the Executive Compensation Committee of our board of trustees met to address the matters presented to the committee at its May 17 meeting—namely, clarifying amendments to certain change in control agreements, the adoption of an amendment to the company's severance plan, the payment of an additional $1,000,000 to Mr. Freeman if he continued his employment with the company through December 31, 2007 and the payment of the cash value of a pro rata percentage of restricted share unit grants to employees otherwise entitled to such grants based upon grants related to 2006 and the payment of certain other cash incentives to certain non-executive officer employees of the company in Germany in order to ensure an orderly transition and the continued operation of the company's business after the announcement of the proposed transaction. Representatives of Hogan & Hartson were present at the meeting and reviewed with the committee its duties. After further discussion, the committee adopted and approved these actions and recommended that the actions related to the change in control agreements and the severance plan be adopted and approved by the board of trustees.

        Our board of trustees then convened a special meeting to consider the proposed merger agreement with Tishman Speyer/Lehman Brothers. Members of our senior management team and representatives of Morgan Stanley and Hogan & Hartson also participated in the meeting. At the outset of the meeting, the independent members of the board of trustees discussed the matters considered by the Executive Compensation Committee without Mr. Sellers present, and the board then approved the amendments to the change in control agreements and the company's severance plan. During the meeting, Mr. Schweitzer and representatives of Morgan Stanley and Hogan & Hartson updated the board on the negotiations with Tishman Speyer/Lehman Brothers that had taken place since the last meeting of the board. Representatives of Hogan & Hartson then reviewed the board's duties in considering the proposed transaction and summarized in detail the principal terms of the merger agreement and ancillary documents, including the terms of the preferred units to be offered to operating trust common unitholders.

        Representatives of Morgan Stanley then reviewed, among other things, the history of the negotiations with Tishman Speyer/Lehman Brothers and Company A and the financial terms of the proposed transaction and presented certain financial analysis regarding the proposed transaction, including the dividend rate and other terms of the preferred units. Mr. Sellers and representatives of Hogan & Hartson then reviewed with the board the primary terms of the employment term sheet that Mr. Sellers had agreed to with Tishman Speyer/Lehman Brothers. The board members then engaged in substantial discussion concerning the transaction. Following that discussion, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to our board of trustees that, as of May 28, 2007 and based upon and subject to the factors and assumptions set forth therein, the $60.75 per common share, in cash, to be received by our common shareholders pursuant to the merger agreement was fair from a financial point of view to such shareholders. Further discussion of the proposed transaction followed, including discussion during which Mr. Sellers recused himself and left the meeting. After its deliberations, our board of trustees, among other things, unanimously approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement and resolved to recommend that our common shareholders vote for approval of the company merger and the other transactions contemplated by the merger agreement. Certain of the factors considered by our board of trustees are described in greater detail under the heading "Reasons for the Mergers."

        On the morning of May 29, Archstone and Tishman Speyer/Lehman Brothers executed the merger agreement and issued a joint press release announcing the execution of the merger agreement.

Reasons for the Mergers

        In reaching its decision to approve the mergers, the merger agreement and the other transactions contemplated by the merger agreement, our board of trustees consulted with our senior management team, as well as our outside legal and financial advisors, and considered a number of factors, including the following material factors which it viewed as supporting its decision to approve the mergers, the merger agreement and the other transactions contemplated by the merger agreement and to recommend approval of the company merger, the merger agreement and the other transactions contemplated by the merger agreement to our common shareholders:

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  the current and historical market prices of our common shares, and the fact that the cash merger consideration of $60.75 per share that our common shareholders are expected to receive in the company merger represented an attractive premium to recent trading prices of our common shares, which included an approximate 22.7% premium over the last trading price of our common shares on May 24, 2007 immediately prior to published reports on such day regarding a potential acquisition involving us, an approximate 15.4% premium to the weighted average closing price of our common shares for the 30 day period ended May 25, 2007, the last trading day before the public announcement of our entering in to the merger agreement, and an approximate 10.3% premium to the weighted average closing price of our common shares for the one-year period ended May 25, 2007, and that over the one-year period ended May 25, 2007, the low price of our common shares was $45.63 and the cash merger consideration of $60.75 per share represented an approximate 33.1% premium over such low price;

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  the belief of our board of trustees that that the proposed merger transaction provides a better alternative to our common shareholders as a result of the risks and uncertainties associated with continuing to pursue our strategic plans as an independent public company, including:

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  the risk of a significant increase in our cost of borrowings and other cost of capital due to rising interest rates;

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  increased competition with other real estate operating and investment companies, private real estate investors and other institutional investors for acquisition, development and expansion opportunities; and

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  general risks and uncertainties in continuing to implement our strategic plans;

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  the unprecedented high valuations of real estate assets and real estate operating companies, such as Archstone, due to low capitalization rates, the relatively low interest rate environment, and the availability of debt and equity capital in the real estate sector, and the risk that such attractive market conditions and high valuations may not be sustainable in the future;

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  the relatively high multiple of funds from operations at which our common shares have been trading as compared to our peers and the risk that such high multiple may not be sustainable as market conditions, including capitalization and interest rates, change adversely, and the likelihood that our common share price would decrease as a result, regardless of our operating results;

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  the uncertainty with regard to the future performance of our assets and earnings growth (including expected moderation in the growth of our net operating income and the continuing pressure on our funds from operations due primarily to lower Ameriton gains, dilution from capital redeployment and higher financing costs) and appreciation of our common share value, in each case particularly when compared to recent periods;

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  the fact that the proposed company merger represents a transaction that provides the highest price offered to our common shareholders after pursuing a potential transaction with Company A, another highly qualified bidder which did not submit a definitive proposal after conducting due diligence and requested that it be informed if discussions regarding a potential transaction dropped below $60.00 per share;

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  the significant potential cost under our existing tax protection arrangements that would make it difficult for us to engage in strategic taxable dispositions of many of our properties, thereby reducing the net proceeds we could expect to realize upon sales of portfolios of our properties or the entire company to third parties in the future;

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  our ability under certain circumstances, pursuant to the merger agreement, to consider and respond to a different unsolicited written acquisition proposal, and if, after consultation with our financial advisors, our board of trustees determines in good faith that such acquisition proposal is a superior proposal, and the buyer parties choose not to negotiate improvements to the merger agreement to make it superior, our ability to terminate the merger agreement upon the payment of the termination fee;

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  the relatively low termination fee of $235.0 million, which represents approximately 1.1% and 1.5% of the total transaction and equity values, respectively, of the proposed mergers, which would be borne by a third party acquiror that agrees to acquire us pursuant to a superior proposal for a consideration that is higher than the merger consideration offered by the buyer parties;

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  the high probability that the mergers and the other transactions contemplated by the merger agreement would be completed based on, among other things, Tishman Speyer's and Lehman

    Brothers' proven ability to complete large acquisition transactions on agreed terms, including Tishman Speyer's November 2006 acquisition of Peter Cooper Village/Stuyvestant Town, a large residential development located in New York City, for $5.4 billion, and Lehman Brothers' October 2005 acquisition of Gables Residential Trust, a multi-family REIT, with a joint venture partner for $2.7 billion, and Tishman Speyer's extensive ownership, development and operating experience in the real estate industry;

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  the lack of a financing condition for the mergers, the amount committed by reputable financial institutions pursuant to the commitment letters that would cover the aggregate consideration to be paid pursuant to the mergers, and the unconditional guarantee of Tishman Speyer and Lehman Brothers of the payment obligations of the buyer parties under the merger agreement in an aggregate amount of up to $1.5 billion;

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  the fact that the form of consideration to be paid to our common shareholders in the company merger would be cash, thereby providing our common shareholders with the certainty of the value of their consideration and the ability to realize immediate value for their investment;

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  the terms and conditions of the merger agreement, which were reviewed by our board of trustees in consultation with our financial and legal advisors, and the fact that such terms were derived from arm's-length negotiations among the parties; and

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  the financial analysis of Morgan Stanley, and its oral opinion, delivered to our board of trustees on May 28, 2007 and subsequently confirmed in writing that, as of such date and based upon and subject to the various considerations and assumptions described in the opinion, $60.75 per share cash consideration to be paid to our common shareholders in the company merger pursuant to the merger agreement was fair, from a financial point of view, to our common shareholders. The full text of Morgan Stanley's written opinion, which sets forth the assumptions made, procedures followed and matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is described under the section entitled "—Opinion of Our Financial Advisor" on page 43.

Reasons Against the Mergers

        Our board of trustees also considered the following potentially negative factors in its deliberations concerning the mergers, the merger agreement and the other transactions contemplated by the merger agreement:

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  the fact that, despite the belief of our board of trustee that the cash merger consideration of $60.75 per share that our common shareholders will receive in the company merger represents an attractive and significant premium to historical prices for our common shares, the cash merger consideration of $60.75 per share is $4.02 per share lower, representing a 6.2% discount, when compared to $64.77, the all-time high price of our common shares and the high price of our common shares for the one-year period ended May 25, 2007;

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  the fact that the price payable in the mergers was decreased to take into account potential transaction costs, such as tax protection obligations and property tax reassessments, that would only impact the company incrementally over time if it were to remain as an independent public company;

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  the company merger would preclude our common shareholders from having an opportunity to participate in the future performance of our assets, future earnings growth, future appreciation of our common share value or future dividends that could be expected if our strategic plans, including, without limitation, our expanding German operations and development activities, were successfully implemented, but would, nonetheless, allow three of our trustees, Messrs. Smith, Kogod and Gerardi, as holders of Class A-1 common units, to have the opportunity to receive the Series O preferred units in connection with the operating trust merger, and result in Mr. Sellers having the opportunity to benefit from future operations of our properties pursuant to his employment arrangement with Parent;

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  the fact that an all cash merger consideration would be taxable to our common shareholders for U.S. federal income tax purposes;

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  the significant costs involved in connection with entering into and completing the mergers or, alternatively, failing to consummate the mergers, and related disruptions to the operation of our business, including the possibility that we would be required to pay up to $10.0 million of reimbursable expenses to the buyer parties upon the termination of the merger agreement under certain circumstances as described in the merger agreement;

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  the restrictions on the conduct of our business prior to the completion of the mergers, which could delay or prevent us from undertaking acquisition, development, redevelopment, disposition and other business opportunities that may arise pending completion of the proposed transactions and generally change the manner in which we have conducted our business and operations in the past;

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  the fact that the pending transactions or failure to complete the mergers may negatively impact our relationships with our employees, lenders, security holders, joint venture partners and customers, and may divert the attention of our management and employees away from the day-to-day operation of our business;

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  our inability to solicit competing acquisition proposals and the possibility that the $235.0 million termination fee payable by us upon the termination of the merger agreement under the circumstances described in the merger agreement (see "The Merger Agreement—No Solicitation of Transactions" on page 81 of this proxy statement) could discourage other potential bidders from making a competing bid to acquire us;

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  the fact that the buyer parties were willing pursue the company merger and the other transactions contemplated by the merger agreement only if they and Mr. Sellers negotiated and entered into a binding arrangement regarding his future employment, as more fully described in the section entitled in the section entitled "—Interests of Our Trustees and Executive Officers in the Mergers" on page 52 of this proxy statement; and

  •
  the fact that some of our trustees and executive officers may have interests in the mergers that are different from, or in addition to, those of our common shareholders, including the opportunity that Messrs. Smith, Kogod and Gerardi, as holders of Class A-1 common units, would have the right to elect to receive the Series O preferred units in the operating trust merger, as more fully described in the section entitled "—Interests of Our Trustees and Executive Officers in the Mergers" on page 52 of this proxy statement.

Recommendation of Our Board of Trustees

        Our board of trustees, after careful consideration, has unanimously approved the company merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger agreement, the company merger and the other transactions contemplated by the merger agreement advisable, fair to and in our best interests and the best interests of our shareholders. Our board of trustees recommends that you vote "FOR" the approval of the company merger and the other transactions contemplated by the merger agreement and "FOR" the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies.

Opinion of Our Financial Advisor

        Our board of trustees retained Morgan Stanley to provide it with financial advisory services in connection with a possible sale of the company. The board of trustees selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation as an advisor to boards of trustees in similar transactions. At the meeting of our board of trustees on May 28, 2007, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of May 28, 2007, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by holders of our common shares pursuant to the merger agreement was fair from a financial point of view to such holders (other than Mr. R. Scot Sellers).

        The full text of the written opinion of Morgan Stanley, dated as of May 28, 2007, is attached to this proxy statement as Annex B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion carefully. Morgan Stanley's opinion is directed to our board of trustees and addresses only the fairness from a financial point of view of the consideration to be received by holders of our common shares pursuant to the merger agreement as of the date of the opinion. It does not address any other aspects of the company merger. The opinion, and the other views and analysis of Morgan Stanley referenced throughout this proxy statement do not constitute a recommendation to any holder of our common shares as to how to vote at the shareholders' meeting to be held in connection with this transaction. The summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain of our publicly available financial statements and other business and financial information;

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  reviewed certain of our internal financial statements and other financial and operating data prepared by our management;

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  reviewed certain of our financial projections prepared by our management;

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  discussed our past and current operations and financial condition and our prospects with members of our senior management;

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  reviewed the reported prices and trading activity for our common shares;

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  compared our financial performance and the prices and trading activity of our common shares with that of certain other comparable publicly-traded companies and their securities;

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  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

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  participated in discussions and negotiations among our representatives and potential buyers and their financial and legal advisors;

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  reviewed the merger agreement, a draft of the Debt Commitment Letter (as defined in the merger agreement) dated May 28, 2007, a draft of the Equity Funding Letter (as defined in the merger agreement) dated May 28, 2007 and certain related documents; and

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  considered such other factors and performed such other analyses as it deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to Morgan Stanley by us for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of our future financial performance. In addition, Morgan Stanley assumed that the company merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of us and our legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley did not make any independent valuation or appraisal of our assets or liabilities, nor was it furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of May 28, 2007. Events occurring after such date may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving us. Morgan Stanley did not negotiate with any parties, other than the buyer and one other potential buyer, which expressed interest in the possible acquisition of us or certain of our constituent businesses.

        The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated May 28, 2007. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

        The estimates contained in Morgan Stanley's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. The analyses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

  Historical Share Price Analysis

        Morgan Stanley performed a historical share price analysis to provide background and perspective in comparison to the price per share of our common shares to be received pursuant to the merger agreement. Morgan Stanley reviewed the historical price performance and average closing prices of our common shares for various periods ending on May 25, 2007. Morgan Stanley observed the following:

	Price	Implied Premium
Closing Price on 5/25/07	$55.23	10.0%
Pre-Market Rumor Price (last trade prior to published reports regarding a potential transaction)	$49.51	22.7%
Unaffected Share Price (average closing price during the ten trading-day period from May 8-21, 2007)	$52.45	15.8%
30-Days Prior Trading Average	$52.64	15.4%
Twelve Months Prior Trading Average	$55.06	10.3%
52-Week Intra-day High / All-Time Intra-day High	$64.77	(6.2)%
52-Week Intra-day Low	$45.63	33.1%

        Based upon the foregoing, Morgan Stanley noted a trading range for the 12 month period preceding May 25, 2007 for our common shares of $45.63 to $64.77 per share.

  Comparable Company Analysis

        Using publicly available information, Morgan Stanley performed an analysis of selected publicly traded multi-family REITs that share some characteristics with Archstone. Morgan Stanley included the following companies:

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  Apartment Investment and Management Company

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  AvalonBay Communities Inc.

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  BRE Properties, Inc.

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  Camden Property Trust

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  Equity Residential

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  Essex Property Trust, Inc.

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  Home Properties, Inc.

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  Post Properties, Inc.

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  UDR, Inc.

        Morgan Stanley reviewed financial information including the ratios of share price to funds from operations ("FFO"), share price to adjusted funds from operations as adjusted to reflect recurring capital expenditures and other non-cash expenses ("AFFO") and aggregate value to forecasted calendar year 2007 and 2008 earnings before interest, taxes, depreciation and amortization ("EBITDA"). Morgan Stanley also reviewed dividend yield and the premium or discount to net asset value ("NAV").

        The multiples and ratios for us and each of the selected companies were calculated using their respective closing prices on May 23, 2007 and were based on the most recent publicly available information, Wall Street research and consensus estimates. Morgan Stanley applied a range of multiples to our corresponding financial statistics to arrive at a range of per share values for us generally based upon Morgan Stanley's review of the multiples of the primary comparable companies, specifically AvalonBay Communities, BRE Properties, Equity Residential and Essex Property Trust, and the level of comparability of their businesses and portfolios to Archstone's.

Valuation Metric	Representative Comparable Company Multiple Range	Implied Value Per Share of ASN
Price to Estimated 2007 FFO	20.0x - 25.0x	$45.89 - $57.36
Price to Estimated 2008 FFO	19.0x - 23.0x	$47.25 - $57.20
Price to Estimated 2007 AFFO	24.0x - 27.0x	$49.68 - $55.89
Price to Estimated 2008 AFFO	22.0x - 24.5x	$49.28 - $54.88
Aggregate Value to Estimated 2007 EBITDA	22.5x - 25.5x	$45.83 - $55.23
Aggregate Value to Estimated 2008 EBITDA	19.5x - 25.5x	$43.50 - $53.98
Dividend Yield	4.0% - 3.0%	$45.25 - $60.33
(Discount)/Premium to NAV	(10.0%) - 0.0%	$52.99 - $58.88

        Based upon and subject to the various foregoing analyses, Morgan Stanley calculated an implied mean valuation range for our common shares of $47.79 to $57.30 per share. No company utilized in the comparable company analysis is identical to us. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control, such as the impact of competition on our businesses and the industry generally, industry growth and the absence of any adverse material change in our financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

  Precedent Transaction Analysis

        Using publicly available information, Morgan Stanley examined the terms of certain transactions involving acquisitions of multi-family REITs since 2004, and cash transactions of non-multi-family REITs with aggregate values greater than $2.0 billion since 2005. Morgan Stanley selected the following transactions (Target/Acquiror):

  Multi-Family REIT Transactions

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  The Town & Country Trust/Morgan Stanley Real Estate, Onex Real Estate, Sawyer Realty Holdings LLC (JV)

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  AMLI Residential Properties Trust/Morgan Stanley Real Estate (Prime Property Fund)

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  Gables Residential Trust/ING Clarion Partners

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  Cornerstone Realty Income Trust, Inc./Colonial Properties Trust

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  Summit Properties Inc./Camden Property Trust

  Non-Multi-Family REIT Cash Transactions Greater than $2 Billion in Aggregate Value

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  Crescent Real Estate Equities/Morgan Stanley Real Estate

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  Spirit Finance Corp./Redford (Macquarie Bank Limited, Kaupthing Bank hf.)

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  New Plan Excel Realty Trust, Inc./Centro Properties Group

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  Equity Office Properties/The Blackstone Group

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  Trustreet Properties/GE Real Estate

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  Heritage Property Investment Trust, Inc./Centro Properties Group, Watt Commercial Properties

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  Trizec Properties, Inc. & Trizec Canada Inc./Brookfield Properties Corporation, The Blackstone Group

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  CarrAmerica Realty Corporation/The Blackstone Group

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  MeriStar Hospitality Corporation/The Blackstone Group

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  Arden Realty, Inc./GE Real Estate

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  CenterPoint Properties Trust/CalEast Industrial Investors LLC

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  Capital Automotive REIT/DRA Advisors LLC

        Morgan Stanley analyzed the transactions to determine the premium paid for the target as determined using the average share price for the 10 trading days ending five trading days prior to the announcement date (the "Unaffected Price"). Based on this analysis, Morgan Stanley selected a range of premiums (excluding those transactions that, in Morgan Stanley's view, were least comparable to the company merger) of 15% to 25% to the Unaffected Price for the multi-family transactions, and a range of 10% to 25% to the Unaffected Price for the non-multi-family transactions with aggregate values greater than $2.0 billion. Applying the multi-family premium to Unaffected Price range to our Unaffected Price of $52.45 produced an implied value per share of $60.31 to $65.56. Applying the non-multi-family premium to Unaffected Price range to our Unaffected share price of $52.45 produced an implied value for our common shares of $57.69 to $65.56 per share.

        Morgan Stanley also examined the premium or discount to NAV of the multi-family and non-multi-family transactions, based on Wall Street research estimates of NAV. Based on this analysis, Morgan Stanley selected a range of premiums from 0.0% to 15.0%, producing an implied value per our common share of $58.88 to $67.71. In addition, Morgan Stanley examined the ratio of purchase price per share to forward twelve months estimates of FFO for the multi-family transactions, estimated using Wall Street research estimates as of the date of the transaction announcement. Based on this analysis of the multi-family multiples, Morgan Stanley selected a range of 18.5x to 22.0x, resulting in an implied value per our common share of $42.45 to $50.48.

        Based upon and subject to the various foregoing analyses, Morgan Stanley calculated an implied mean valuation range for our common shares of $54.83 to $62.33 per share.

        No transaction utilized in the analysis of selected precedent transactions is identical to the company merger. The companies involved in these selected precedent transactions may differ from us with respect to asset type and business mode, and the selected precedent transactions may differ in timing and size. Accordingly, an analysis of the foregoing transactions necessarily involves complex considerations and judgments concerning our financial and operating characteristics, and other factors that would affect the acquisition value of companies to which we are being compared.

  Dividend Discount Model Analysis

        Morgan Stanley performed a dividend discount model analysis based upon projected FFO per common share and projected annual dividend payouts per share for the period from May 23, 2007 to December 31, 2011. Projected FFO and dividend estimates were derived by applying our estimate of our long-term growth rate to the mid-point of our current 2007 FFO guidance and dividend per share figures. Under the dividend discount model analysis, implied equity values were determined by discounting dividends per share for the years 2007 through 2010. Morgan Stanley calculated a range of our terminal values at the end of the period ending December 31, 2010 by applying an FFO multiple ranging from 19.75x to 24.5x to our projected FFO per share in 2011. The multiple range was selected based on the implied forward 12 month FFO multiples based on the representative comparable company multiple ranges for 2007 and 2008 Price to FFO from the previously described comparable company analysis. The projected annual dividends and range of terminal values were then discounted to present values using a range of discount rates from 8.0% to 10.0%. The present value of the dividends and the range of terminal values per common share were added together to determine an estimated range of equity value for our common shares of $45.66 to $58.93 per share.

  Adjusted Net Asset Value Per Share Analysis.

        Morgan Stanley performed an adjusted net asset value analysis on us. The net asset value per share for our common shares was calculated using our 2007 budgeted net operating income on a property-by-property basis and asset and liability balances as of March 31, 2007, as provided by us. Morgan Stanley applied a weighted average range of capitalization rates of 4.14% to 4.40% to our budgeted 2007 net operating income for the portfolio, adjusted for an estimate of Proposition 13 tax reassessments under the California tax code and recurring capital expenses, to arrive at an aggregate value for our U.S. multi-family assets. Morgan Stanley did not adjust for the possible impact of property tax reassessments in any other state, if any. The capitalization rates were selected based on Morgan Stanley's review of the implied capitalization rates from the asset-by-asset valuation recently conducted by us, third-party comparable transaction data and multi-family asset valuations observed by Morgan Stanley. To this aggregate value amount, Morgan Stanley added the value of our other tangible real estate and non-real estate assets, including our portfolio of German multi-family assets and in-progress and other identified development projects, in order to determine gross asset value. The German portfolio valuation was based on a recent third-party valuation commissioned by us. The value of in-progress and other identified development projects was based on the book value of investments to date, as provided by us, and the present value of the spread between the stabilized value of such projects at completion as estimated by us and the total cost amount of such projects, discounted at 9.0%. From gross asset value, Morgan Stanley deducted mark-to-market debt balances, other tangible liabilities, preferred equity at liquidation value, transaction costs and an estimate of the present value of tax protection costs. Transaction costs included an estimate of approximately $67 million of change-in-control costs (including vesting of unvested shares issued pursuant to employee compensation plans, and estimated severance costs and excise tax gross-up costs), debt financing fees of approximately $86 million assuming a 1.0% fee on the assumption of existing debt and a 0.50% fee on any new debt resulting from the transaction, defeasance costs of approximately $221 million, and professional fees and other costs of approximately $95 million. Tax protection costs consist of our potential costs in connection with contractual obligations to indemnify certain operating trust unitholders with regards to the payments of taxes triggered by the sale of certain of the operating trust's assets. In calculating its estimate of tax protection costs, Morgan Stanley assumed a 40% tax rate and that tax protection would be triggered on average within one year of the company merger, discounted back at a discount rate of 8.0%. Total tax protection costs are dependent on the total amount of tax protection triggered and the number of operating trust unitholders electing cash in connection with the operating trust merger. To determine a range of tax protection costs for the purposes of this analysis, Morgan Stanley assumed that 25.0% to 50.0% of the tax protection would be triggered and that 25.0% to 50.0% of operating trust unitholders would elect cash in the transaction. These assumptions resulted in a range of present value tax protection costs of $93 million to $278 million. Taking into account these transaction costs and tax protection costs, the adjusted net asset value per share analysis produced an implied value for our common shares of $53.06 to $59.34 per share.

        In addition, Morgan Stanley performed an analysis of the adjusted net asset value including platform value. The platform was valued by estimating the valuation impact of as yet unidentified assumed future development properties, specifically $750 million of additional development properties identified per year in 2008 and 2009, and $400 million of additional development properties identified per year from 2010 to 2012 was assumed, in each case based on management guidance. Morgan Stanley then applied a 150 basis point spread between stabilized yields and exit yields, based on management estimates, and calculated a terminal value based on the perpetuity growth methodology, discounted at 16.0% to 20.0%. The addition of the estimate of platform value to the adjusted net asset value range from above resulted in an implied value for our common shares of $55.38 to $62.38 per share.

  Private Buyer Analysis

        Morgan Stanley also analyzed us from the perspective of a potential purchaser that would effect a leveraged buyout of us. Morgan Stanley analyzed our cash flows as a private company pursuant to asset-level financial projections developed based on guidance from management. Morgan Stanley calculated free cash flows to equity holders from June 30, 2007 through June 30, 2012 and assumed that the private buyer would use capitalization rates ranging from zero to 50 basis points above the implied midpoint capitalization rates from the adjusted net asset value analysis (as described previously) in evaluating the acquisition. Morgan Stanley assumed that private buyers would continue to build out the existing development pipeline and sell assets as they reach stabilization. Furthermore, Morgan Stanley assumed that private buyers would likely target 5-year internal rates of return of 16.0% to 20.0% and derived a range of implied values per share that a private buyer might be willing to pay to acquire us of between $52.23 and $61.03 per share, factoring in an estimate of the present value of the cost of tax protection (as described previously).

        Morgan Stanley also calculated a per share range of values assuming that the private buyer continued to pursue additional unidentified developments during the 5-year period. As described above, the analysis assumed that we added $750 million of additional unidentified development per year from 2008 to 2009 and $400 million of additional unidentified development per year from 2010 to 2012, as per management estimates. Morgan Stanley then assumed a 150 basis point spread between stabilized yields and exit yields. This analysis did not include a terminal value for the development platform and indicated that a private buyer could pay between $53.76 and $62.69 per share to achieve 16.0% to 20.0% levered internal rates of return, factoring in an estimate of the present value of the cost of tax protection (as described previously).

  Securities Research Analysts' Net Asset Values and Price Targets

        Morgan Stanley reviewed and analyzed net asset values and price targets for our common shares prepared and published by equity research analysts. These targets reflect each analyst's estimate of our current net asset value, prior to transaction and tax protection costs, and future public market trading prices of our common shares. The range of analyst net asset values for us was $48.92 to $62.00. The range of analyst undiscounted price targets for us was $53.00 to $66.00.

        The net asset values and public market trading price targets published by the equity research analysts do not necessarily reflect current market trading prices for our common shares and these estimates are subject to uncertainties, including our future financial performance and future financial market conditions.

        In connection with the review of the company merger by our board of trustees, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of our actual value.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond our control. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the consideration pursuant to the merger agreement from a financial point of view to holders of our common shares in connection with the delivery of its opinion dated May 28, 2007 to our board of trustees. These analyses do not purport to be appraisals or to reflect the prices at which our common shares might actually trade.

        The common share merger consideration was determined through arm's length negotiations between our board of trustees and the buyer parties and was recommended and approved by our board of trustees. Morgan Stanley provided advice to our board of trustees during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to us or our board of trustees or that any specific merger consideration constituted the only appropriate consideration for the company merger.

        In addition, Morgan Stanley's opinion and its presentation to our board of trustees was one of many factors taken into consideration by our board of trustees in deciding to approve the merger agreement, the company merger, and the other transactions contemplated by the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of trustees with respect to the common share merger consideration or of whether our board of trustees would have been willing to agree to different consideration. The foregoing summary describes the material analyses performed by Morgan Stanley but does not purport to be a complete description of the analyses performed by Morgan Stanley.

        Our board of trustees retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or senior loans of Lehman Brothers and Tishman Speyer, us or any other company or any currency or commodity that may be involved in this transaction. In addition, affiliates of Morgan Stanley owned, in the aggregate, approximately 5.3% of our common shares as of May 31, 2007.

        Under the terms of its engagement letter, Morgan Stanley agreed to provide the board of trustees with financial advisory services and a financial opinion in connection with the company merger, and we have agreed to pay to Morgan Stanley a fee of $1.0 million in connection with its delivery of its fairness opinion. In addition, we have agreed to pay Morgan Stanley an additional transaction fee equal to $24.0 million, all of which is payable upon consummation of the transactions contemplated by the merger agreement. In the event that the mergers are not consummated, Morgan Stanley will not be paid any fee in connection with the mergers other than the $1.0 million fee in connection with the fairness opinion. We have also agreed to reimburse Morgan Stanley for certain of its expenses, including reasonable attorneys' fees, incurred in connection with its engagement. In addition, we have agreed to indemnify Morgan Stanley and any of its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of its engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for us, Lehman Brothers and Tishman Speyer and have received fees in connection with such services.

Financing

        In connection with the mergers, Parent will cause approximately $15.4 billion in the aggregate to be paid to our shareholders (assuming that Parent elects to cause us to redeem all outstanding Series I preferred shares for the Series I preferred share merger consideration), the holders of units of the operating trust (assuming that none of the holders of the Class A-1 common units elect to receive Series O preferred units in the surviving operating trust) and the holders of our outstanding share options, restricted share units, dividend equivalent units, phantom common shares, performance units, and share appreciation rights.

  Equity Financing

        In connection with the execution and delivery of the merger agreement, Parent has obtained an equity commitment letter from TS Fund VII to provide Parent with equity financing in an aggregate amount of up to $250.0 million and from Lehman Brothers, Real Estate Private Equity Inc. and Banc

of America Strategic Ventures, Inc. to provide Parent with equity financing in an aggregate amount of up to $4.85 billion.

        Each of the equity commitments is generally subject to the satisfaction or waiver of all conditions to Parent's obligation to effect the closing of the mergers under the merger agreement in accordance with its terms. Each of the equity commitment letters will terminate on the earliest of (i) the termination of the merger agreement, (ii) the assertion by us or any of our affiliates of any claim under the guarantee described below or otherwise against the buyer parties or (iii) December 31, 2007.

  Debt Financing

        Parent also obtained a debt commitment letter, dated May 28, 2007, from the lenders and certain of their affiliates, pursuant to which the lenders have committed to provide, subject to the conditions set forth therein, debt financing in an aggregate amount of up to $17.1 billion for the purpose of financing the mergers, funding reserves, refinancing a portion of our existing debt, and for other costs and expenses related to the mergers. The debt commitment letter terminates on December 31, 2007, unless extended in accordance with its terms and is conditioned on the completion of the mergers and other customary conditions. The lenders have the right to terminate the debt commitment letter under certain circumstances, including if the buyer parties are entitled to terminate the merger agreement due to a breach of certain representations and warranties by us or a material adverse effect with respect to us.

        Lehman Brothers Inc. and Banc of America Securities LLC have been appointed to act as co-lead arrangers and joint bookrunners for the debt financing.

  Conditions Precedent to Debt Financing

        The availability of the debt financing is subject to customary closing conditions, including:

  •
  the absence, since May 28, 2007, of any material adverse effect;

  •
  the absence of certain competing issues of debt prior to and during the syndication of the debt financing;

  •
  negotiation, execution and delivery of definitive documentation and other customary closing documents in a form that does not impair availability of the debt financing if the other conditions described herein are satisfied;

  •
  payment of required fees and expenses;

  •
  receipt of the equity financing described above;

  •
  the completion of the mergers in accordance with the merger agreement (without giving effect to any amendments or waivers under the merger agreement that would reasonably be expected to be materially adverse to the lenders under the debt financing that have not been consented to by the administrative agent for the debt financing); and

  •
  the execution of certain guarantees and the creation of certain security interests (with security interests that are not able to be provided at closing after the use of commercially reasonable efforts permitted to be provided on a post-closing basis).

        The merger agreement does not contain a financing condition. Parent has obtained the equity and debt financing commitments described above and is obligated to use its reasonable best efforts to negotiate definitive agreements with respect to the debt financing commitment and to satisfy all conditions of the buyer parties in such definitive agreements. In the event that any portion of Parent's debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter, Parent is obligated to use its reasonable best efforts to obtain such portion from alternative sources. Parent is also obligated to keep us informed of the status of its efforts to arrange debt financing and to give us prompt notice of any material breach by any party of the debt commitment letter or of any termination of the debt commitment letter. Before Parent permits any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the debt commitment letter which would or would be reasonably expected to materially and adversely affect or delay in any material respect Parent's ability to consummate the mergers, Parent must first obtain our written consent. With certain exceptions, we have agreed to provide, and to cause our subsidiaries and our and our subsidiaries' representatives to provide, all reasonable cooperation in connection with the arrangement of the debt financing as may be reasonably requested by Parent.

        If all other closing conditions have been satisfied or waived but Parent fails to obtain adequate financing to complete the mergers, such failure will constitute a breach of its covenants under the merger agreement. In that event, so long as we, the operating trust and our and its subsidiaries are not in material breach of each of our respective obligations under the merger agreement, we would be entitled to terminate the merger agreement and receive from Parent an amount equal to all reasonable expenses incurred by us in connection with the proposed transactions, up to $10.0 million. In addition, we may seek to recover damages to the extent we have incurred losses or damages in connection with the merger agreement from the buyer parties up to an aggregate amount of $1.5 billion.

Guarantee and Remedies

        In connection with the merger agreement, Lehman Brothers and TS Fund VII have agreed to unconditionally and irrevocably guarantee the payment obligations of the buyer parties and any obligations to pay losses or damages under the merger agreement in an amount up to an aggregate of $1.5 billion, consisting of a $1.25 billion guarantee from Lehman Brothers and a $250.0 million guarantee from TS Fund VII. Each of the guarantees will terminate on the earliest of (a) the closing of the mergers and payment of all obligations due by the buyer parties under the merger agreement at such time, (b) termination of the merger agreement by mutual written consent or under circumstances in which the buyer parties would not be obligated to make any payments or (c) one year following a termination under circumstances in which the buyer parties are obligated to make payments (except as to payments for which a claim has been made under the applicable guarantee).

        We cannot seek specific performance to require the buyer parties to complete the mergers, and our exclusive remedy for the failure of the buyer parties to complete the mergers is to seek to recover damages or losses incurred by us up to an aggregate amount of $1.5 billion, as supported by the guarantees of TS Fund VII and Lehman Brothers described above.

Interests of Our Trustees and Executive Officers in the Mergers

        Our executive officers and members of our board of trustees may be deemed to have interests in the mergers that are in addition to or different from their interests as our shareholders generally, which interests are described more fully below. Our board of trustees was aware of these interests and considered them among other matters in approving the merger agreement.

  Share Options, Restricted Share Units, Dividend Equivalent Units, Performance Units and Phantom Units

        As of June 6, 2007, our executive officers and trustees held an aggregate of 536,493 options to purchase approximately 536,493 common shares, all of which were vested with the exception of 217,166 share options held by Mr. Smith, 582,815 restricted share units and deferred restricted share units, 37,624 dividend equivalent units and deferred dividend equivalent units, 276,419 performance units, and 2,194 phantom shares.

        Under the terms of the merger agreement:

  •
  immediately prior to the company merger effective time, each outstanding share option will, except as otherwise agreed to by Parent and an optionee, become fully vested and exercisable and at the company merger effective time, any unexercised share options will be cancelled in exchange for the right to receive a cash payment equal to the product of the number of common shares subject to the option and the excess, if any, of the common share merger consideration over the exercise price of the option, less applicable withholding taxes;

  •
  immediately prior to the company merger effective time, all outstanding restricted share units (including any deferred restricted share units), dividend equivalent units (including any deferred dividend equivalent units), and phantom common shares will automatically become fully vested and free of any forfeiture restrictions and each such restricted share unit, dividend equivalent unit, and phantom common share will, in each case except as otherwise agreed to by Parent and the holder of such award, be considered an outstanding common share and will be considered outstanding common shares for purposes of the merger agreement, including the right to receive the common share merger consideration, less applicable withholding taxes; and

  •
  immediately prior to the company merger effective time, the conditions for maximum issuance of performance units to be granted under the Special Long Term Incentive Program adopted pursuant to the Long Term Incentive Plan will be deemed to be satisfied and each such performance unit will fully vest and be free of any forfeiture restrictions and will be considered an outstanding common share for purposes of the merger agreement, including the right to receive the common share merger consideration, less applicable withholding taxes, except in each case as otherwise agreed to by Parent and the holder of such award.

        The following table sets forth, for each of our executive officers and member of our board of trustees, as of June 6, 2007 and based on the common share merger consideration of $60.75 per share, (a) the number and value of vested and unvested share options with exercise prices less than the common share merger consideration, (b) the value of unvested restricted share units held, (c) the value of unvested and vested dividend equivalent units held that have not been deferred, (d) the value of performance units held and (e) the aggregate resulting consideration received as a result of the company merger. The following table does not include, however, the value of any deferred compensation, including deferred restricted share units and dividend equivalent units held by our executive officers and trustees. Such information is included in a separate table below under the caption "—Deferred Compensation Plan."

Name	Number of Shares Underlying Vested and Unvested Shares Options	Net Value of Vested and Unvested Share Options	Value of Unvested Restricted Share Units	Value of Vested and Unvested Dividend Equivalent Units	Value of Performance Units	Aggregate Resulting Consideration
Executive Officers:
R. Scot Sellers Chairman & Chief Executive Officer	218,354	$8,223,212	$7,920,403	—	$10,382,661	$26,526,276
J. Lindsay Freeman Chief Operating Officer	—	—	2,593,600	66,521	3,075,955	5,736,076
Charles E. Mueller Chief Financial Officer	56,962	2,145,189	2,062,949	31,529	2,422,589	6,662,255
Caroline Brower General Counsel	32,761	1,273,453	823,588	391,473	911,250	3,399,764
Alfred G. Neely Charles E. Smith Residential Division & Chief Development Officer	—	—	1,597,118	23,814	—	1,620,932
Mark A. Schumacher Controller and Chief Accounting Officer	—	—	437,704	6,926	—	444,629
Trustees:
Stephen R. Demeritt	—	—	201,386	—	—	201,386
Ernest A. Gerardi, Jr.	—	—	242,939	10,874	—	253,814
Ruth Ann M. Gillis	—	—	242,939	2,795	—	245,734
Ned S. Holmes	—	—	242,939	2,795	—	245,734
Robert P. Kogod	—	—	—	—	—	—
James H. Polk, III	11,250	422,594	242,939	205,092	—	870,625
John C. Schweitzer	—	—	242,939	329,630	—	572,569
Robert H. Smith	217,166	2,382,658	—	—	—	2,382,658

  Deferred Compensation Plan

        Pursuant to the merger agreement, all restricted share units, dividend equivalent units and phantom shares deferred under the Archstone Deferred Compensation Plan automatically will become fully vested and free of any forfeiture restrictions immediately prior to the company merger effective time, and each such restricted share unit, dividend equivalent unit and phantom share will be considered an outstanding common share for purposes of the merger agreement, including the right to receive the $60.75 common share merger consideration.

        Pursuant to the merger agreement, we will take such actions as are necessary to terminate the Archstone Deferred Compensation Plan in a manner that is compliant with Section 409A of the Code. Payment of amounts deferred under the Deferred Compensation Plan will be made in cash to the participants in the plan in a single lump-sum payment on the first business day following January 1, 2008; provided, however, that payments under the plan will be made immediately following the company merger effective time if the parties mutually agree that the making of such payments will not cause participants in the Deferred Compensation Plan to incur any adverse tax consequences under Section 409A of the Code.

        The following table sets forth the amounts of deferred cash and equity compensation held by our executive officers and trustees as of June 6, 2007 to which they would be entitled in connection with the mergers under the Deferred Compensation Plan.

Name	Value of Aggregate Deferred Restricted Share Units, Dividend Equivalent Units and Phantom Shares	Amount of Deferred Cash Payments	Aggregate Balance of All Deferrals
Executive Officers:
R. Scot Sellers	$5,356,814	$12,476,809	$17,833,623
J. Lindsay Freeman	9,971,566	2,527,907	12,499,472
Charles E. Mueller	3,748,032	1,195,820	4,943,852
Caroline Brower	—	1,752,640	1,752,640
Alfred G. Neely	1,133,656	620,003	1,753,659
Mark A. Schumacher	—	871,433	871,433
Trustees:
Stephen R. Demeritt	—	29,720	29,720
Ernest A. Gerardi, Jr.	—	2,887,361	2,887,361
Ruth Ann M. Gillis	435,335	18,169	453,503
Ned S. Holmes	540,979	16,893	557,872
Robert P. Kogod	—	—	—
James H. Polk, III	—	—	—
John C. Schweitzer	534,539	38,476	573,015
Robert H. Smith	—	—	—

  Change in Control Agreements

        Under the change in control agreements that we have entered into with each of R. Scot Sellers, Charles E. Mueller, Caroline Brower, Alfred G. Neely and Mark A. Schumacher, the amended terms of which our board of trustees approved on May 28, 2007, if a change in control (which would include the company merger) occurs and during the applicable protection period (three years from the date of the change in control in the case of Mr. Sellers, two years in the case of Mr. Mueller and Ms. Brower, and one year in the case of Messrs. Neely and Schumacher), the executive officer experiences a constructive termination (as described below), the executive officer will receive the following severance payments and benefits:

  •
  a lump sum amount equal to the applicable multiplier (three in the case of Mr. Sellers, two in the case of Mr. Mueller and Ms. Brower, one in the case of Messrs. Neely and Schumacher) times the sum of the executive's then current annual salary rate plus the greater of the executive's target bonus for the year in which termination occurs, on the basis that the highest applicable performance targets have been met, or the cash bonus earned by the executive for the year prior to termination;

  •
  a lump sum prorated share of the target bonus that would be paid to the executive for the year of termination if the highest applicable performance targets were met;

  •
  immediate vesting of all of the executive officer's share options and other equity awards;

  •
  at the company's expense, medical insurance, disability income protection, life insurance coverage and death benefits and other perquisites during the ensuing three-years, in the case of Mr. Sellers, two-years, in the case of Mr. Mueller and Ms. Brower, and one-year, in the case of Messrs. Neely and Schumacher; and

  •
  up to $20,000 in outplacement services in the case of Mr. Sellers, $15,000 in the case of Mr. Mueller and Ms. Brower and $10,000 in the case of Messrs. Neely and Schumacher.

        The change-in-control employment agreements also require us to make the executive officers whole for any "excess parachute payment" excise taxes that they might incur as a result of the receipt of certain payments and benefits (including the severance payments and benefits described above) in connection with the closing of the mergers.

        A constructive termination includes (i) a termination by us for any reason other than death, disability or cause, and (ii) a resignation of the executive upon the occurrence of (a) a material adverse change in his title, position, authorities or duties (including, in the case of Ms. Bower and Messrs. Sellers, Mueller and Schumacher, the executive no longer having responsibilities related to the company being publicly traded), (b) a breach of our obligations under the agreement, (c) the relocation of the executive's office to a location more than 30 miles from the location of the executive's office immediately prior to the change in control, and (d) our failure to obtain a satisfactory agreement from any successor to assume and agree to the perform the agreement.

        As discussed more fully under the section entitled "—Arrangement with R. Scot Sellers" below, Mr. Sellers has entered into a term sheet with Parent regarding his future employment and compensation which will supersede his change in control agreement with us following the closing of the mergers.

        The following table sets forth an estimate of the potential cash severance payments that could be payable as described above in the event the executive officer becomes entitled to such severance amount pursuant to their change in control agreements following the company merger (assuming for illustrative purposes that the executive officer's employment is terminated on September 30, 2007 and utilizing current base salaries and the bonus compensation amounts provided for in the agreements). The table does not include an amount for the value of the accelerated vesting and cash out of equity-based awards, which is described above. The table also does not include the amounts payable to Mr. Freeman under his change in control agreement. Instead, in connection with his previously announced retirement, he will receive payments and benefits pursuant to the terms of a separation and release agreement that we and Mr. Freeman have agreed in principle, as more fully described below under "—Agreement with J. Lindsay Freeman."

Executive Officers	Amount of Potential Cash Severance Payment(1)
R. Scot Sellers	$8,974,635
Charles E. Mueller	2,711,047
Caroline Brower	1,599,315
Alfred G. Neely	1,165,589
Mark A. Schumacher	507,875

(1)
As discussed more fully under the section entitled "—Arrangement with R. Scot Sellers" below, Mr. Sellers has entered into a term sheet with Parent regarding his future employment and compensation whereby he will forgo payments to which he may be entitled under his current change in control agreement with us in connection with the mergers.

  Arrangement with R. Scot Sellers

        On May 28, 2007, Mr. Sellers entered into a term sheet with Parent regarding Mr. Sellers' employment with MergerCo following the closing of the mergers. The term sheet (or the definitive documents executed to reflect the agreement set forth in the term sheet) will become effective at the closing and will supersede most provisions of the change in control agreement that we previously entered into with Mr. Sellers (which is described above). Among other things Mr. Sellers has agreed to waive, upon and subject to consummation of and only in connection with the mergers, his right to receive severance payments under the change in control agreement in connection with the mergers. The term sheet sets forth the material terms of Mr. Sellers' employment with MergerCo and the parties have agreed to negotiate definitive agreements (including, but not limited to, an employment agreement, and equity compensation agreements) that are consistent with the applicable provisions of the term sheet. The term sheet will be void if the merger agreement is terminated in accordance with its terms, but will otherwise generally be binding except in certain limited circumstances.

        Following the closing, Mr. Sellers will serve as the Chief Executive Officer of MergerCo. The initial term of Mr. Sellers' employment with MergerCo will end on December 31, 2010, but will automatically be extended for consecutive one year periods upon the expiration of the initial term (or any extension thereof) unless either party provides no less than 90 days notice of its intention not to renew. Mr. Sellers will be entitled to an annual base salary of $750,000. Mr. Sellers is guaranteed a bonus of $4.0 million for the fiscal year ending December 31, 2008 and $2.0 million for each subsequent fiscal year, and will be entitled to an additional incremental bonus of up to $3.125 million per year based on achieving certain equity raising milestones. Mr. Sellers will have the right to reinvest up to 50% of his annual bonus into equivalent phantom interests in MergerCo.

        Mr. Sellers currently owns 113,106 of our common shares for which he will receive the common share merger consideration in the company merger on the same basis as our other common shareholders. Additionally, in lieu of receiving cash for his share options, Mr. Sellers has agreed to roll over his options to purchase 218,354 of our common shares into fully vested options to purchase MergerCo LP interests and MergerCo GP interests. If Mr. Sellers cannot roll over our share options into options to purchase interests in MergerCo GP, on a tax efficient basis, 50% of his share options will be cashed out at the closing on the same terms as all other employee share options in the company merger and Mr. Sellers will purchase $4.1 million of MergerCo GP interests. At the closing, Mr. Sellers will also receive new MergerCo equity or phantom equity grants with a value of $11.25 million. Generally, these grants will vest on the third anniversary of the closing date of the company merger.

        At the closing, Mr. Sellers will be granted 600 performance units that will have a performance based value and which will generally vest ratably on each of the first seven anniversaries of the closing, provided, that vesting will accelerate upon a future change in control. All performance units that are not vested upon termination of employment will be forfeited, subject to any prior vesting or acceleration.

        Termination payments to Mr. Sellers depend upon the timing and circumstances of termination of Mr. Sellers' employment, and will generally include the payment of (i) certain "accrued obligations," (ii) any vested grants, and (iii) amounts based upon Mr. Sellers' base salary and bonuses he earned, or otherwise would in the future be entitled to receive, depending on the timing of such termination.

        In the event that any payments made in connection with the mergers are subject Mr. Sellers to a "golden parachute" excise tax, Mr. Sellers will be made whole for such excise tax. Additionally, in the event that MergerCo has any stock which is traded on an established securities market on the date of any subsequent transaction, Mr. Sellers will be entitled to the same make whole protection for any payment made to Mr. Sellers in connection with such subsequent transaction.

        Following the company merger, Mr. Sellers will be subject to substantially identical restrictive covenants that are currently provided in his employment arrangement, except that (i) his non-solicit and non-hire restriction will be extended from one to two years in the event his employment is terminated on or after December 31, 2010, (ii) the restrictive covenants will prohibit solicitation of investors and will apply to Tishman Speyer, Lehman Brothers and their respective affiliates, and (iii) Mr. Sellers will be subject to a one-year post-termination non-competition covenant.

        The term sheet permits Mr. Sellers to negotiate the terms of his continued employment with any third party that submits a competing acquisition proposal that our board of trustees has determined is a superior proposal (as defined by the merger agreement), subject to the condition that, subsequent to such determination of superiority, we are prepared and entitled to deliver a superior proposal notice to the buyer parties, and certain other conditions. The arrangement terminates upon the termination of the merger agreement in accordance with its term.

  Agreement with J. Lindsay Freeman

        We and the operating trust have agreed in principle to the terms of a separation and general release agreement with J. Lindsay Freeman, effective as of December 31, 2007 pursuant to which Mr. Freeman agrees to resign as our Chief Operating Officer effective December 31, 2007 but will continue to be employed through December 31, 2008. During the term of Mr. Freeman's continued employment, he will continue to be paid an annual base salary of $450,000.

        On May 28, 2007, our board of trustees approved an adjustment to Mr. Freeman's separation arrangement pursuant to which Mr. Freeman will be paid $1.0 million if he remains an employee of the company following the mergers and through December 31, 2007 (or if he is terminated without cause following the consummation of the mergers and before December 31, 2007). Such payment is contingent upon Mr. Freeman agreeing to waive any payments he may have otherwise become entitled to receive under his change in control agreement, if any, other than the requirement that we make him whole for any "excess parachute payment" excise taxes that he might incur.

  Grant of Cash Awards

        Archstone typically has made annual awards of restricted share units to certain officers, including the executive officers. These awards have been granted at the beginning of each fiscal year in consideration of an employee's performance for the prior fiscal year. As the company merger is anticipated to be consummated during the third quarter of 2007, the board of trustees determined to grant to certain officers a cash award generally equal to the value of 75% of such officers' award of restricted share units for the 2006 fiscal year. The cash awards our executive officers will receive, contingent upon and paid upon the consummation of the company merger, are as follows:

Executive Officers	Amount of Cash Award(1)
R. Scot Sellers	$2,454,962
Charles E. Mueller	637,273
Caroline Brower	256,931
Alfred G. Neely	487,484
Mark A. Schumacher	131,236

(1)
Mr. Freeman is already entitled to receive a restricted share unit grant pursuant to the agreed-upon terms of his separation and release agreement.

  Cash Payment to Holders of pre-2006 Restricted Share Units, Share Options and Dividend Equivalent Units

        Our employees who were granted restricted share units, share options and dividend equivalent units prior to 2006 earn and are entitled to receive dividend equivalent units on such awards based on amounts equal to, and to correspond with, the dividends that we pay to our common shareholders. The dividend equivalent units earned for each year have typically been credited in January of the year following the year in which dividends have been paid. As the company merger is anticipated to be consummated during the third quarter of 2007, the executive compensation committee of our board of trustees determined to pay to each of our employees holding restricted share units, share options and dividend equivalent units that were granted prior to 2006 a cash payment equal to the value of the dividend equivalent units that such individual already earned based on dividends that we paid in the first and second quarters of 2007. However, because we are not permitted to declare or pay any regular dividends on our common shares under the merger agreement, our executive officers generally will not earn any additional dividend equivalent units or cash value thereof prior to the completion of the mergers. Such cash payments that our executive officers have earned and will receive in connection with such grant are as follows:

Executive Officers	Amount of Cash Payment
R. Scot Sellers	$85,205
J. Lindsay Freeman	139,906
Charles E. Mueller	57,733
Caroline Brower	15,379
Alfred G. Neely	22,397
Mark A. Schumacher	1,607

  Operating Trust Units

        Under the merger agreement, in connection with the operating trust merger, each Class A-1 common unit issued and outstanding immediately prior to the operating trust merger effective time will be converted into the right to receive, at the election of the holder of such unit, either $60.75 per Class A-1 common unit in cash or one Series O preferred unit. Holders of the Class A-1 common units may only elect to receive the operating trust cash consideration if such holder agrees, without additional consideration, to release us and our subsidiaries, the buyer parties and certain other parties from any claims under any tax protection agreement with respect to any gain that is recognized as a result of such holders' receipt of cash consideration for such Class A-1 common units. The holder will not, however, be required to waive any claim that it has or had under any tax protection agreement with respect to or as a result of (a) any transaction or event occurring prior to the closing of the operating trust merger, whether or not asserted at the operating trust merger effective time, (b) the receipt of the Series O preferred units in the operating trust merger, to the extent that the holder does not exercise the election with respect to all Class A-1 common units owned by such holder at the operating trust merger effective time, or (c) in the case of a holder who receives the Series O preferred units in the operating trust merger, events occurring in connection with or following the consummation of the operating trust merger that cause such holder to recognize income or gain for federal, state or local income tax purposes with respect to its Series O preferred units following the operating trust merger effective time. For a more complete discussion of the treatment of operating trust units and the terms of the tax protection provisions to be offered to holders of Operating Trust Units, please see "The Merger Agreement—Treatment of Operating Trust Units" on page 70.

        As of June 6, 2007, Messrs. Gerardi, Kogod and Smith beneficially owned 51,350, 192,326 and 278,033 Class A-1 common units, respectively. Other than Messrs. Gerardi, Kogod and Smith, none of our executive officers or trustees beneficially owned any Class A-1 common units as of June 6, 2007.

        If Messrs. Gerardi, Kogod and Smith do not elect to convert Class A-1 common units that they beneficially own into Series O preferred units, they will receive aggregate consideration of approximately $3,119,513, $11,683,805 and $16,890,505, respectively, with respect to such units in connection with the operating trust merger. Instead, if Messrs. Gerardi, Kogod and Smith elect to convert all of Class A-1 common units that they beneficially own into Series O preferred units, they will receive 51,350, 192,326 and 278,033 Series O preferred units, respectively, in connection with the operating trust merger.

Trustee and Executive Officer Indemnification and Insurance

        The merger agreement provides that for a period of at least six years after the company merger effective time, the organizational documents of the surviving entity will contain indemnification provisions that are no less favorable than the indemnification provisions in our existing declaration of trust and bylaws, and that those provisions will not be modified during that period in any manner that would affect adversely the rights of any person who at or prior to the company merger effective time were our or our subsidiaries' directors, officers, trustees, employees, agents, or fiduciaries or fiduciaries with respect to any of our or our subsidiaries' employee benefit plans, except as required by law and then only to the minimum extent required by law.

        The surviving entity has agreed to indemnify, to the fullest extent permitted by applicable law, persons who were at the date of the merger agreement or during the period between the signing of the merger agreement and the closing date serving as a director, officer or trustee, or as a fiduciary under or with respect to any of our or our subsidiaries' employee benefit plans, with respect to any legal action, suit or proceeding, or any inquiry or investigation arising out of or relating to such service occurring at or prior to the company merger effective time and, subject to certain conditions, will pay or advance related reasonable legal fees, costs, obligations and expenses incurred by them.

        The merger agreement requires that, with respect to claims arising from facts or events that occurred on or prior to the company merger effective time, the surviving entity maintain in effect, for a period of at least six years after the company merger effective time, directors' and officers' liability insurance coverage that provide for at least $50.0 million of coverage for directors' and officers' liability and $5.0 million for employed lawyer liability and that contain other terms and conditions that are, in the aggregate, not less advantageous to the insured person than the policies maintained by us and our subsidiaries as of the date of the merger agreement. This requirement is subject to a specified maximum cost of coverage of $3.0 million in the aggregate. If the cost per year of insurance coverage exceeds such maximum amount, the surviving entity must obtain as much comparable insurance as possible for such amount. Parent and the surviving entity may meet these obligations by purchasing a "tail policy" providing coverage in the required amounts and on other terms and conditions which are, in the aggregate, not less advantageous to the insured persons than the policies maintained by us, the operating trust, and our respective subsidiaries.

        Parent and the surviving entity have agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the company merger effective time now existing in favor of the current or former directors, officers, trustees, employees, agents or fiduciaries of us or our subsidiaries as provided in our existing declaration of trust and bylaws (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement or other organizational documents of any of our subsidiaries) and certain indemnification agreements of us or our subsidiaries will be assumed by the surviving entity and will continue in full force and effect.

        The merger agreement provides that Parent will have the right to participate in the defense or settlement of any shareholder or member litigation against us, our trustees or officers, or the operating trust relating to the mergers or the other transactions contemplated by the merger agreement; provided, however, that no such settlement will be agreed to without Parent's consent, which consent will not be unreasonably withheld.

        The obligations described above regarding trustees' and officers' indemnification, and directors' and officers' liability insurance must be assumed by any successor entity to the surviving entity as a result of any consolidation, merger or transfer of all or substantially all of its properties and assets.

Voting

        Our executive officers and trustees have informed us that they intend to vote the common shares that they beneficially own for the approval of the company merger and the other transactions contemplated by the merger agreement and for the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies. As of the record date, our trustees and executive officers beneficially owned an aggregate of approximately    •    common shares, entitling them to exercise, in the aggregate,     •    % of the voting power of our common shares entitled to vote at the special meeting.

Regulatory Approvals

        We and the buyer parties are currently analyzing whether the mergers would be subject to filing requirements under the HSR Act and, if we determine that HSR notifications are required, we will file in a timely manner the necessary HSR notifications with the U.S. Antitrust Agencies, and will observe the required HSR waiting period before closing. The initial HSR waiting period is 30 days, although it can be terminated earlier if both U.S. Antitrust Agencies conclude that there are not any competitive issues, or it can be extended longer if either U.S. Antitrust Agency wishes to investigate the transaction further.

        The German Competition Act provides that a transaction which is subject to German merger control law must not be put into effect before the German FCO has cleared the mergers or the time periods for the review by the FCO provided for in the German Competition Act have expired without the FCO rendering a decision.

        Once the parties to the mergers have filed the transaction with the FCO, the authority examines whether the mergers create or strengthen a dominant position in the affected markets. Within one month from the phase-one investigation the FCO either clears the mergers or informs the notifying parties that it has initiated a phase-two investigation. The phase-two investigation can take up to four months from receipt of the complete filing. This time period may be extended upon consent of the notifying parties. At the end of the phase-two investigation, the FCO decides by way of a formal decision whether the mergers are prohibited or cleared. A clearance may also be granted subject to conditions and obligations, such as divestiture obligations. Once the mergers have been cleared, the transaction can be put into effect.

        Other than the HSR Act, German Competition Act, the registration statement to be filed with the SEC on Form S-4 relating to the operating trust merger becoming effective, and the filing of articles of merger by each of us and the operating trust with the SDAT, we are unaware of any other material federal, state or foreign regulatory requirements or approvals that may be required to consummate the mergers.

        Under the terms of the merger agreement, we, the operating trust, and the buyer parties have agreed to make promptly their respective filings and any other required submissions under any applicable antitrust or competition laws and any other laws with respect to the mergers. In addition, we, the operating trust and the buyer parties have agreed to use commercially reasonable efforts to take all appropriate actions and do all things necessary, proper or advisable under applicable laws to consummate and make effective the mergers and the other transactions contemplated by the merger agreement, including using commercially reasonable efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for the consummation of the transactions contemplated by the merger agreement and to fulfill conditions to the company merger and the transactions contemplated by the merger agreement.

Litigation Relating to the Mergers

        On May 30, 2007, two separate purported shareholder class action lawsuits related to the merger agreement and the transactions contemplated thereby were filed naming us and each of our trustees as defendants. One of these lawsuits, Seymour Schiff v. James A. Cardwell, et al. (Case No. 2007cv1135), was filed in the United States District Court for the District of Colorado. The other, Mortimer J. Cohen v. Archstone-Smith Trust, et al. (Case No. 2007cv1060), was filed in the District Court, City and County of Arapahoe, Colorado. On May 31, 2007, two additional purported shareholder class action lawsuits related to the merger agreement and the transactions contemplated thereby were filed in the District Court, City and County of Arapahoe Colorado. The first, Howard Lasker v. R. Scot Sellers, et al. (Case No. 2007cv1073), names us, each of our trustees and one of our senior officers as defendants. The second, Steamship Trade Association/International Longshoremen's Association Pension Fund v. Archstone-Smith Trust, et al. (Case No. 2007cv1070) names us, each of our trustees, Tishman Speyer and Lehman Brothers as defendants. On June 11, 2007, an additional purported shareholder class action lawsuit related to the merger agreement, Doris Staehr v. Archstone-Smith Trust, et al (Case No. 2007cv1081), was filed in the District Court, City and County of Arapahoe Colorado, naming us and each of our trustees as defendants. All five lawsuits allege, among other things, that our trustees violated their fiduciary duties to our shareholders in approving the mergers.

        All five lawsuits purport to be brought as class actions and seek to enjoin the completion of the mergers and the related transactions. In addition, among other things, the complaints in each of Seymour Schiff v. James A. Cardwell, et al. and Howard Lasker v. R. Scot Sellers, et al. seek compensation for all losses and damages allegedly suffered by class members as a result of the transactions (the Lasker complaint requests compensatory damages and/or rescission of the company merger) and the complaints in Mortimer J. Cohen v. Archstone-Smith Trust, et al. and Doris Staehr v. Archstone-Smith Trust seek an order directing us to obtain a transaction which is in the best interests of our shareholders. We intend to vigorously defend these actions.

Material United States Federal Income Tax Consequences

        The following is a summary of the material United States federal income tax consequences of the company merger to holders of our common shares whose shares are surrendered in the company merger in exchange for the right to receive the common share merger consideration and to holders of our Series I preferred shares whose shares are to be exchanged in the company merger for surviving entity Series I preferred units. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service of the United States, which we refer to in this proxy statement as the "IRS," concerning our tax treatment or the tax treatment of the company merger, and the statements in this proxy are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

        This summary assumes that our shares are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the company merger to holders of restricted share units, dividend equivalent units, phantom common shares, qualified or nonqualified options to purchase common shares, performance units, share appreciation rights, or any unitholders of the operating trust. In addition, this summary does not address the tax treatment of special classes of holders of our shares subject to special tax rules, including, for example:

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  banks and other financial institutions;

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  insurance companies;

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  regulated investment companies;

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  real estate investment trusts;

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  tax-exempt entities;

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  mutual funds;

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  subchapter S corporations;

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  persons whose functional currency is not the United States dollar;

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  persons holding our common shares as part of a hedging or conversion transaction or as part of a "straddle" or a constructive sale;

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  U.S. expatriates;

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  persons subject to the alternative minimum tax;

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  holders who acquired our common shares through the exercise of employee share options or warrants or otherwise as compensation;

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  holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

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  holders that hold 5% or more of our common shares; and

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  non-U.S. holders, as defined below, except to the extent discussed below.

        This summary also does not discuss any state, local, foreign or other tax considerations.

        If any entity that is treated as a partnership for United States federal tax purposes holds our shares, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for United States federal tax purposes and that entity is holding our shares, you should consult your tax advisor. Moreover, each holder should consult its own tax advisor regarding the United States federal income tax consequences to it of the company merger in light of its own particular situation, as well as any consequences of the company merger to such holder arising under the laws of any other taxing jurisdiction.

        For purposes of this section, a "U.S. holder" means a beneficial owner of our shares that is for United States federal income tax purposes one of the following:

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  an individual who is a citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any state thereof, or the District of Columbia;

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  a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated; or

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  an estate the income of which is subject to United States federal income taxation regardless of its source.

        As used in this section, a "non-U.S. holder" means a beneficial owner of our common shares that is an individual, corporation, estate or trust that is not a U.S. holder as described in the bullets above.

  Consequences to us of the Company Merger

        For United States federal income tax purposes, we will treat the company merger as if we had sold all of our assets to MergerCo in exchange for the applicable merger consideration and the assumption of our liabilities outstanding as of the closing date and then made a liquidating distribution of the aggregate merger consideration to our shareholders in exchange for our shares.

  Consequences of the Company Merger to U.S. Holders of our Common Shares

        General.    The receipt of cash by U.S. holders in exchange for their shares pursuant to the company merger will be a taxable transaction for United States federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common shares will recognize gain or loss for United States federal income tax purposes equal to the difference between:

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  the amount of cash received in exchange for our common shares; and

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  the U.S. holder's adjusted tax basis in our common shares.

        Gain or loss will be calculated separately for each block of shares, with a block consisting of shares acquired at the same cost in a single transaction. Assuming that the shares constitute capital assets in the hands of the U.S. holder, this gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the company merger the shares have been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum federal income tax rate of 15%. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain."

        Special Rule for U.S. Holders Who Have Held Shares Less than Six Months.    A U.S. holder who has held our common shares for less than six months at the company merger effective time, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common shares in the company merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder's share of any designated retained capital gains, with respect to such common shares.

  Consequences of the Company Merger to Non-U.S. Holders of our Common Shares

        The United States federal income tax consequences of the company merger to a non-U.S. holder will depend on various factors, including whether the receipt of the common share merger consideration is taxed under the provisions of Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, governing sales of REIT shares or whether the receipt of the common share merger consideration is taxed under the provisions of FIRPTA governing distributions from REITs. The provisions governing distributions from REITs will apply if, for United States federal income tax purposes, the company merger consideration is treated as a sale of our assets followed by a liquidating distribution from us to our shareholders of the proceeds from the asset sale. Although the issue is not free from doubt under current law, on June 13, 2007, the IRS issued Notice 2007-55, which states that the IRS intends to (1) take the position that under current law the receipt of a liquidating distribution from a REIT (including the receipt of the common share merger consideration in the company merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) received by a non-U.S. holder is subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of U.S. real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. In general, the provisions governing the taxation of distributions by REITs are less favorable to non-U.S. holders than the taxation of a sale of REIT shares, and non-U.S. holders are urged to consult with their tax advisors regarding the possible application of those provisions and the possibility of selling their shares prior to the company merger.

        Distribution of Gain from the Disposition of U.S. Real Property Interests.    The company intends to treat the transaction consistent with IRS Notice 2007-55, described above, and not as a sale of our common shares. Assuming that the IRS position described in 2007-55 is correct, the treatment under "—Taxable Sale of Common Shares" below would not apply to the payment of the company merger consideration to you and you would be taxed under FIRPTA, unless a special exception for small holders applies (the "5% Exception," discussed below). To the extent that the company merger consideration is taxable under FIRPTA, the gain recognized by a non-U.S. holder generally will be subject to United States federal income tax on a net basis to the extent attributable to gain from the sale of our real estate assets, and a corporate non-U.S. holder could be subject to the branch profits tax on such FIRPTA gain. On the other hand, the 5% Exception would apply to a non-U.S. holder of our shares if the non-U.S. holder does not own more than 5% of our common shares at any time during the one-year period ending on the date of the distribution. If the 5% Exception were to apply to a non-U.S. Holder, the FIRPTA tax would not apply, but the common share merger consideration could be treated as an ordinary dividend distribution from us, in which case the common share merger consideration you receive would be subject to United States federal income tax (and withholding) at a 30% rate, subject to any applicable treaty rate reduction.

        Taxable Sale of Common Shares.    A non-U.S. holder should not be subject to United States federal income taxation on any gain or loss from the sale of common shares unless: (i) the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (ii) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the company merger and certain other requirements are met; or (iii) such common shares constitute a "U.S. real property interest" under FIRPTA.

        As stated above, the company does not intend to take the position that the receipt of the merger consideration by you in the company merger will be treated as sale of shares for U.S. federal income tax purposes. Accordingly, the tax treatment described in this section titled "—Taxable Sale of Common Shares" would apply only to a sale of common shares by you preceding the company merger.

        A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will be subject to United States federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax if such gain constitutes "effectively connected earnings and profits" under the applicable branch profits tax rules.

        A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the company merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the company merger, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

        If a non-U.S. holder's common shares constitute a "U.S. real property interest" under FIRPTA, such holder will be subject to United States federal income tax on the gain recognized in the company merger on a net basis in the same manner as a U.S. holder. A non-U.S. holder's common shares generally will not constitute a U.S. real property interest if (i) we are a "domestically controlled qualified investment entity" at the company merger effective time, or (ii) the non-U.S. holder holds 5% or less of the total fair market value of our common shares at all times during the shorter of (a) the five-year period ending with the effective date of the company merger and (b) the non-U.S. holder's holding period for the shares. A "qualified investment entity" includes a REIT. Assuming we qualify as a REIT, we will be a "domestically controlled qualified investment entity" at the company merger effective time if non-U.S. holders held directly or indirectly less than 50% in value of our shares at all times during the five-year period ending with the company merger effective time. No assurances can be given that the actual ownership of our shares has been or will be sufficient for us to qualify as a "domestically controlled qualified investment entity" at the company merger effective time.

        Income Tax Treaties.    If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the United States federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

        U.S. Withholding Tax.    As described above, pursuant to IRS Notice 2007-55, the IRS intends to take the position that the receipt of the common share merger consideration will be treated as a sale or exchange of our common shares or as a distribution from us that is attributable to gain from the deemed sale of our U.S. real estate assets in the company merger. Accordingly, we intend to withhold U.S. federal income tax at a rate of 35% from the portion of the common share merger consideration that is, or is treated as, attributable to gain from the sale of U.S. real property interests and paid to a non-U.S. holder unless such holder has demonstrated that it qualifies for the 5% Exception.

        A non-U.S. holder may be entitled to a refund or credit against the holder's United States tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

  Consequences to Holders of Series I Preferred Shares

        The company merger will be treated as a taxable transaction to holders of our Series I preferred shares. The federal income tax consequences to holders of our Series I preferred shares generally will be the same as the consequences to holders of our common shares described above, except that the capital gain or loss recognized by a holder of our Series I preferred shares will be measured by the difference between the holder's adjusted tax basis in our Series I preferred shares and either the amount of cash such holder receives in connection with the redemption of our Series I preferred shares or the fair market value of the surviving entity Series I preferred units received by such holder, which value should equal the amount of cash (subject to any withholding taxes) that such holder would receive in the event of a liquidation of the surviving entity into Parent following the company merger. Each holder's basis in the surviving entity Series I preferred units will equal the fair market value of such units. Consistent with IRS Notice 2007-55, described above, we intend to withhold U.S. federal income tax at a rate of 35% from the portion of the Series I preferred share merger consideration that is, or is treated as, attributable to gain from the sale of U.S. real property interests and paid to a non-U.S. holder, unless such non-U.S. holder of our Series I preferred share does not own at any time during the one-year period ending on the date of the distribution more than 5% of the preferred class of shares held by such non-U.S. holder. Non-U.S. holders of our Series I preferred shares should consult their tax advisor regarding withholding tax considerations.

  Information Reporting and Backup Withholding

        Backup withholding, presently at a rate of 28%, and information reporting may apply to the cash received pursuant to the exchange of our common shares in the company merger. Backup withholding will not apply, however, to a holder who:

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  in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute IRS Form W-9 or successor form;

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  in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

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  is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

        Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder's United States federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

        THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE COMPANY MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON SHARES ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE COMPANY MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

        NOTHING IN THIS PROXY STATEMENT IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE WITH RESPECT TO THE OPERATING TRUST UNITHOLDERS. OPERATING TRUST UNITHOLDERS, WHO WILL SEPARATELY RECEIVE MATERIALS DESCRIBING THE OPERATING TRUST MERGER, TERMS OF THE ELECTION AND THE CLASS A-1 COMMON UNITS, ALSO SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THEIR ELECTION.

Delisting and Deregistration of Our Common Shares

        If the company merger is completed, our common shares will no longer be listed on the New York Stock Exchange and will be deregistered under the Exchange Act. Our Series I preferred shares are not listed on the New York Stock Exchange and are not registered under the Exchange Act.

THE MERGER AGREEMENT

        The following summarizes material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the merger agreement that is important to you. Therefore, we recommend that you read carefully the merger agreement attached to this proxy statement as Annex A in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

        The merger agreement contains representations and warranties made by, and to, us, the operating trust, Parent, MergerCo and Operating Trust MergerSub. These representations and warranties, which are set forth in the merger agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the merger agreement between the parties. In addition, these representations and warranties were made as of specified dates, may be subject to standards of materiality different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

        As used in the summary of the material terms of the merger agreement below and elsewhere in this proxy statement, unless the context requires otherwise, references to our "subsidiaries" include certain joint venture entities in which we, directly or indirectly, are general partners or managing members, but do not include other joint venture entities. In addition, the term "subsidiaries" also includes, in certain cases, our foreign subsidiaries.

Structure

  The Operating Trust Merger

        On the closing date of the mergers, the Operating Trust MergerSub will merge with and into the operating trust, Operating Trust MergerSub's separate existence will cease and the operating trust will survive the operating trust merger and continue to exist as the surviving operating trust.

  The Company Merger

        Immediately after the effective time of the operating trust merger, Archstone will merge with and into MergerCo, Archstone's separate existence will cease and MergerCo will survive the company merger and continue to exist as the surviving entity. MergerCo will become the sole trustee of the operating trust following the mergers.

Effective Times and Closing

        The operating trust merger effective time will occur under all applicable laws upon (a) the time the operating trust articles of merger are accepted for record by the SDAT or (b) such later time agreed to by the parties to the merger agreement and designated in such filing in accordance with the Maryland REIT Law and the Maryland Limited Liability Company Act, which we refer to as the "LLC Act," but not to exceed 30 days after the operating trust articles of merger are accepted for record by the SDAT and the LLC Act, which we refer to as the "operating trust merger effective time."

        The company merger effective time will occur under applicable law at (a) the time the articles of merger (relating to the company merger) are accepted for record by the SDAT or (b) such later time agreed to by the parties to the merger agreement and designated in such filing in accordance with the Maryland REIT Law and the Maryland Revised Uniform Partnership Act but not to exceed 30 days after the articles of merger are accepted for record by the SDAT. It is the intention of the parties that the company merger effective time will occur immediately after the operating trust merger effective time.

        Unless the merger agreement is terminated in accordance with its terms, the closing of the mergers must occur as promptly as practicable (but in no event later than the third business day) after all of the conditions to the closing of the mergers are satisfied or appropriately waiver or at such other time and date mutually agreed by the parties. The buyer parties are not required to consummate the closing during the period beginning on August 15, 2007 and ending on August 31, 2007.

Organizational Documents

        The certificate of limited partnership of MergerCo, as in effect immediately prior to the company merger effective time, will be the certificate of limited partnership of the surviving entity in the company merger until amended as provided therein or with applicable law.

        The operating trust declaration of trust will be amended and restated to give effect to the provisions of the merger agreement and such other provisions which are not inconsistent with the merger agreement as determined by Parent in its sole discretion and, as so amended and restated, will be the declaration of trust of the surviving operating trust after the operating trust merger until amended as provided therein or with applicable law.

Trustees and Officers

        The directors of MergerCo immediately prior to the company merger effective time will be the initial directors of the surviving entity, and the officers of MergerCo immediately prior to the company merger effective time will be the initial officers of the surviving entity, each to hold office in accordance with the surviving entity charter. The surviving entity will be the sole trustee of the surviving operating trust immediately after the company merger effective time.

Treatment of Common Shares and Series I Preferred Shares

  Common Shares

        At the company merger effective time, each of our common shares issued and outstanding immediately prior to the company merger effective time (other than shares owned by us, our subsidiaries or MergerCo) will automatically be converted into, and canceled in exchange for, the right to receive an amount in cash of $60.75 per common share, without interest and less applicable withholding taxes. Our common shareholders who object to the company merger do not have any appraisal rights or dissenters' rights in connection with the company merger. However, our common shareholders can vote against the company merger and the other transactions contemplated by the merger agreement.

  Series I Preferred Shares

        At the company merger effective time, each Series I preferred share issued and outstanding immediately prior to the company merger effective time (other than Series I preferred shares held by us or our subsidiaries) will, at the election of Parent, either automatically be converted into, and canceled in exchange for the right to receive, one surviving entity Series I preferred unit, or be redeemed at the closing of the mergers by us for the applicable liquidation preference of $100,000 per share, plus all accrued and unpaid dividends, without interest and less applicable withholding taxes. The terms of the surviving entity Series I preferred units will be substantially identical to the terms of our Series I preferred shares. While holders of our Series I preferred shares are entitled to receive notice of and attend the special meeting or any adjournments or postponements of the special meeting, they are not entitled to vote upon the company merger or any of the other transactions contemplated by the merger agreement, or any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies, at the special meeting. Under the Maryland REIT Law, because the holders of our Series I preferred shares are not entitled to vote on the company merger and the other transactions contemplated by the merger agreement, they do not have any appraisal rights or dissenters' rights in connection with the company merger.

Treatment of Share Options, Restricted Share Units, Dividend Equivalent Units, Phantom Common Shares, Performance Units and Share Appreciation Rights

        Immediately prior to the company merger effective time, all of our outstanding share options and share appreciation rights, whether or not then vested or subject to any performance condition that has not been satisfied, will become fully vested and exercisable and all of our restricted share units (including any deferred restricted share units), dividend equivalent units (including any deferred dividend equivalent units), phantom common shares and performance units will become fully vested and free of forfeiture restrictions. Immediately prior to the company merger effective time, all of our outstanding restricted share units, dividend equivalent units, phantom common shares and performance units will be considered outstanding common shares for the purposes of the merger agreement, including the right to receive the common share merger consideration, except in each case as may otherwise be agreed to by and among the buyer parties and any individual holder of such award.

        In addition, at the company merger effective time, except in each case as may otherwise be agreed to by and among the buyer parties and any individual holder of share options or share appreciation rights, each share option and share appreciation right that remains outstanding immediately prior to the company merger effective time will be canceled in exchange for the right to receive a single lump sum cash payment equal to the product of:

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  the aggregate number of our common shares underlying such share option or share appreciation right, as the case may be, immediately prior to the company merger effective time, whether or not vested or exercisable, multiplied by

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  the excess, if any, of the common share merger consideration over the exercise price per share of our common shares subject to such share option or the share appreciation right, as the case may be.

        If the exercise price of any share option or share appreciation right is equal to or greater than the common share merger consideration, such option and share appreciation right will be canceled without any cash payment being made in respect of such option and share appreciation right. As of the date of this proxy statement, none of our outstanding share options had an exercise price equal to, or greater than, the common share merger consideration.

        The amount of cash consideration payable with respect to share options, restricted share units, dividend equivalent units, phantom common shares, performance units, and share appreciation rights will be reduced by the amount of any applicable taxes required to be withheld and will be paid without any interest.

Treatment of Operating Trust Units

  Class A-1 Common Units

        In connection with the operating trust merger, at the operating trust merger effective time, each Class A-1 common unit issued and outstanding immediately prior to the operating trust merger effective time will be converted into, at the election of the holder, either (i) $60.75 in cash per Class A-1 common unit or (ii) one Series O preferred unit. The operating trust will offer, pursuant to the operating trust merger, to each holder of Class A-1 common units the opportunity to make an unconditional election, to be effective concurrently with the operating trust merger effective time, which we refer to as the "election," to receive, in exchange for each issued and outstanding Class A-1 common unit owned by such holder immediately after the operating trust merger effective time, either $60.75 in cash or one Series O preferred unit.

        The election will be made pursuant to the procedures set forth in a registration statement on Form S-4 to be filed by the operating trust in connection with the operating trust merger. Holders of Class A-1 common units may only elect to receive the operating trust cash consideration if concurrently with such election such holder agrees, without additional consideration, to release the company and its subsidiaries, the buyer parties, the guarantors and their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates, agents or representatives of the buyer parties or the guarantors from any claims under any tax protection agreement with respect to any gain that is recognized as a result of such holders' receipt of the operating trust cash consideration. In no event will a holder be required to waive any claim that it has or had under any tax protection agreement with respect to or as a result of (i) any transaction or event occurring prior to the closing of the operating trust merger, whether or not asserted at the operating trust merger effective time, (ii) the receipt of Series O preferred units in the operating trust merger, and (iii) in the case of a holder who receives the Series O preferred units in the operating trust merger, events occurring in connection with or following the consummation of the operating trust merger that cause such holder to recognize income or gain for federal, state or local income tax purposes with respect to its Series O preferred units following the operating trust merger effective time.

        In general, the Series O preferred units will have the following terms:

  •
  each Series O preferred unit will have a stated liquidation value of $60.75 per unit;

  •
  each Series O preferred unit will bear cumulative preferential distributions payable quarterly at an annual rate of 6%, subject to an increase to an annual rate of 8% during any period when the ratio of "total debt" (as defined in the terms of the Series O preferred units) to "total asset value" (as defined in the terms of the Series O preferred units) exceeds 0.85 to 1.0.;

  •
  holders of Series O preferred units will have the right to request that the surviving operating trust redeem (a) some or all of their Series O preferred units beginning on the fifth anniversary of the operating trust merger at a redemption price of $60.75 per unit plus any accumulated but unpaid distributions through the redemption date, which will be 120 days after a redemption notice is delivered, subject to certain limitations, and (b) all of their Series O preferred units if the surviving operating trust makes any distributions on the common units (or other junior units) at a time when the ratio of total debt to total asset value is greater than 0.85 to 1.0 or, with some exceptions, within 60 days before incurring new debt that causes the ratio to exceed that level, at a redemption price of $60.75 per unit plus any accumulated but unpaid distributions through the redemption date, and in the event of any redemption resulting from the circumstances described in this clause (b), the redemption price will also include any amounts that would be payable under a holder's tax protection agreements;

  •
  the surviving operating trust will be entitled to redeem all (but not less than all) of the Series O preferred units beginning on the fifth anniversary of the merger, at a redemption price equal to the stated value plus accumulated but unpaid distributions plus any amounts that would be payable under the holders' tax protection agreements;

  •
  the Series O preferred units will rank, on liquidation and in payment of distributions, on par with the Series I, Series P, Series Q-1, and Series Q-2 preferred units and senior to all other units of the surviving operating trust; and

  •
  the Series O preferred units will not have any voting rights other than approval rights customary for preferred securities regarding such matters as the issuance of new senior or parity units in the surviving operating trust or amendments to the terms of the Series O preferred units, through merger or otherwise, that are materially adverse to the rights or preferences of the Series O preferred units.

  Class A-2 Common Units

        In connection with the operating trust merger, at the operating trust merger effective time and without any action on the part of the company, as the sole holder of the operating trust Class A-2 common units, each operating trust Class A-2 common unit held by the company immediately prior to the operating trust merger effective time will remain outstanding.

  Series I Preferred Units

        In connection with the operating trust merger, at the operating trust merger effective time and without any action on the part of the company, as the sole holder of the operating trust Series I preferred units, each operating trust Series I preferred unit issued and outstanding immediately prior to the operating trust merger effective time will at the election of Parent (which election will be made no later than the date of the company shareholders' meeting) either (a) remain outstanding and unchanged as one operating trust Series I preferred unit without any material adverse change to its terms and rights or (b) be redeemed at the closing by the company for the liquidation preference plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the redemption date.

  Series M Preferred Units

        In connection with the operating trust merger, at the operating trust merger effective time and without any action on the part of the holder of the operating trust Series M preferred unit, the operating trust Series M preferred unit will be converted into the right to receive one operating trust Series P preferred unit. The terms of the surviving operating trust Series P preferred unit are substantially similar to the terms of the operating trust Series M preferred unit, with certain changes to the exchange rights necessary to reflect the fact that they will no longer be exchangeable for Class A-1 common units of the operating trust.

  Series N Preferred Units

        In connection with the operating trust merger, at the operating trust merger effective time and without any action on the part of the holders of the operating trust Series N preferred units, (i) each operating trust Series N-1 preferred unit issued and outstanding immediately prior to the operating trust merger effective time will be converted into the right to receive one operating trust Series Q-1 preferred unit, and (ii) each operating trust Series N-2 preferred unit issued and outstanding immediately prior to the operating trust merger effective time will be converted into the right to receive one operating trust Series Q-2 preferred unit. The terms of the surviving operating trust Series Q preferred units are substantially similar to the terms of the operating trust Series N preferred units, with certain changes to the exchange rights necessary to reflect the fact that they will no longer be exchangeable for Class A-1 common units of the operating trust.

        As a holder of approximately 89.0% of all outstanding common units of the operating trust, our approval is the only approval of the holders of the operating trust's common units that is necessary to obtain the requisite approval of the mergers and the other transactions contemplated by the merger agreement by the unitholders of the operating trust.

        This proxy statement does not constitute any solicitation of consents or proxies in respect of the operating trust merger. It also does not constitute an offer to sell or a solicitation of an offer to buy the Series O preferred units or an offer to pay cash consideration in exchange for any Class A-1 common units or any other interest that you may own in the operating trust.

Treatment of Operating Trust MergerSub Units or Shares of Beneficial Interest

        In connection with the operating trust merger, at the operating trust merger effective time, all units or shares of beneficial interest of the Operating Trust MergerSub will automatically be converted into that number of Class A-1 common units equal to the number of Class A-1 common units electing to receive the operating trust cash consideration.

No Further Ownership Rights

        At the company merger effective time, holders of our common shares, Series I preferred shares and company equity awards will cease to be, and have no rights as, our shareholders or equityholders, other than the right to receive the applicable merger consideration. The applicable merger consideration will be deemed to have been paid in full satisfaction of all rights and privileges pertaining to our common shares, Series I preferred shares and equity awards, regardless of whether evidenced by share certificates or other similar certificates exchanged therefor.

        At and immediately following the operating trust merger effective time, each person who held, immediately prior to the operating trust merger effective time:

  •
  Class A-1 common units, with respect to which an election is made by such person to receive, in exchange for such units, the Series O preferred units or for which no election is made, will (1) hold the Series O preferred units and will have such rights, duties and obligations set forth in the amended operating trust declaration of trust in respect of such Series O preferred units and (2) cease to be, and will have no rights as, an operating trust common unitholder;

  •
  Class A-1 common units with respect to which an election is made by such person to receive, in exchange for such units, the operating trust cash consideration, will cease to be, and will have no rights as, a shareholder or equityholder of the operating trust other than the right to receive the operating trust cash consideration;

  •
  operating trust Class A-2 common units will continue to hold such units, and will have such rights, duties and obligations set forth in the amended operating trust declaration of trust in respect of such units;

  •
  operating trust Series M preferred unit will hold the operating trust Series P preferred unit and will have such rights, duties and obligations set forth in the amended operating trust declaration of trust in respect of such unit;

  •
  operating trust Series N-1 preferred units will hold the operating trust Series Q-1 preferred units and will have such rights, duties and obligations set forth in the amended operating trust declaration of trust in respect of such units; and

  •
  operating trust Series N-2 preferred units will hold the operating trust Series Q-2 preferred units and will have such rights, duties and obligations set forth in the amended operating trust declaration of trust in respect of such units.

        The applicable merger consideration will be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the operating trust common units, the operating trust Series M preferred unit and operating trust Series N preferred units, regardless of whether evidenced by unit certificates or other similar certificates exchanged therefor.

Exchange and Payment Procedures

        On or immediately after the operating trust merger effective time, Parent will deposit, or cause MergerCo or Operating Trust MergerSub to deposit, cash and securities in respect of the consideration to be paid to the holders of our common shares or preferred shares, or the operating trust's common units or preferred units, respectively, with a paying agent selected by Parent that is reasonably satisfactory to us. On or immediately after the operating trust merger effective time, Parent will cause to be deposited with the operating trust the consideration for the benefit of holders of our options, restricted share units, dividend equivalent units, phantom shares, performance units and share appreciation rights.

        Promptly after the company merger effective time, Parent will cause the paying agent to mail a letter of transmittal and, if applicable, instructions for surrendering applicable share certificates or unit certificates to each holder thereof. The letter of transmittal and instructions will tell you how to surrender your certificates in exchange for the applicable merger consideration. You should not return your certificates with the enclosed proxy card, and you should not forward your certificates to the paying agent without a letter of transmittal.

        You will not be entitled to receive the applicable merger consideration until you surrender your certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as the paying agent may reasonably require. The applicable merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person requesting payment must either pay any applicable stock transfer taxes or establish to the satisfaction of Parent that such stock transfer taxes have been paid or are not applicable.

        No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Each of the paying agent, the surviving entity, the operating trust or Parent will be entitled to deduct and withhold any applicable taxes from the merger consideration.

        At the company merger effective time, our share transfer books will be closed and there will be no further registration of transfers of our common shares or Series I preferred shares. Any share certificates presented to the paying agent, the surviving entity or the transfer agent after the closing of the share transfer books will be exchanged for the applicable merger consideration for the common shares or Series I preferred shares. The share/unit transfer books of the operating trust will continue in all respects, provided, however, that at the operating trust merger effective time there will be no further registrations or transfers of Class A-1 common units that were formerly held by the unitholders of the operating trust.

        None of the paying agent, Parent, MergerCo, Operating Trust MergerSub, us or the operating trust or any respective employees, officers, trustees, directors, shareholders, partners, agents or affiliates will be liable to any person for any merger consideration, if the cash and securities deposited with the paying agent has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Holders of our common or preferred shares or the operating trust's common or preferred units prior to the mergers who have not complied with the exchange and payment procedures contained in the merger agreement within 12 months after the company merger effective time may only look to the surviving entity for the payment of the merger consideration.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you are entitled to receive the merger consideration, you will be required to deliver an affidavit stating that fact and, if required by Parent or paying agent, to post a bond or the payment of an applicable fee in such amount reasonably required by Parent or the paying agent. Upon such posting of a bond or payment of applicable fee, the paying agent will issue the applicable merger consideration in exchange for such lost, stolen or destroyed share certificate or unit certificate.

Representations and Warranties

        We and the operating trust made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

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  due organization, valid existence, good standing and power and authority to carry on the businesses of each of us, the operating trust, our other subsidiaries and, in some cases, other entities in which we own equity interests, which we refer to as our "joint ventures";

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  our declaration of trust and bylaws and the similar organizational documents of the operating trust, our other subsidiaries and certain of our joint ventures;

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  our capitalization and the capitalization of the operating trust and, in some cases, our ownership in our other subsidiaries and joint ventures and the absence of any encumbrances on our ownership of the equity interests of our subsidiaries and our joint ventures;

  •
  our and the operating trust's power and authority to execute and deliver, and to perform our and the operating trust's obligations under, the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  the enforceability of the merger agreement against us and the operating trust;

  •
  the vote of our shareholders required in connection with the approval of the company merger and the other transactions contemplated by the merger agreement and the approval of the common unitholders of the operating trust of the mergers;

  •
  the absence of conflicts with, or breaches or violations of, our, the operating trust's, certain of our subsidiaries' or certain of our joint ventures' organizational documents, and laws, permits and certain contracts applicable to us, the operating trust, our other subsidiaries or certain of our joint ventures as a result of entering into the merger agreement or performing our or their respective obligations under the merger agreement;

  •
  consents and approvals of governmental entities required as a result of executing and delivering the merger agreement and performing our and the operating trust's obligations under the merger agreement;

  •
  possession of all permits necessary to operate our, our subsidiaries' and certain of our joint ventures' properties and carry on our, our subsidiaries' and certain of our joint ventures' businesses and the absence of any conflict with, or default, breach or violation of, applicable laws or such permits other than as would not be reasonably expected to have a material adverse effect with respect to us;

  •
  our SEC filings since January 1, 2004 and the financial statements contained therein;

  •
  our compliance with the Sarbanes-Oxley Act of 2002 and the listing and corporate governance rules and regulations of the New York Stock Exchange;

  •
  the absence of liabilities required to be recorded on a balance sheet under generally accepted accounting principles as applied in the United States, or GAAP, other than as would not be reasonably expected to have a material adverse effect with respect to us;

  •
  the absence of any event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in a material adverse effect and certain other changes and events since December 31, 2006;

  •
  the absence of litigation or orders against us or our subsidiaries;

  •
  the nature, extent and scope of our and our subsidiaries' employee benefit plans;

  •
  labor matters affecting us and our subsidiaries;

  •
  the accuracy and completeness of information we and the operating trust have supplied for inclusion in this proxy statement or any other document to be filed with the SEC in connection with the transactions contemplated by the merger agreement;

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  real property owned and leased by us, our subsidiaries and certain of our joint ventures;

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  our and our subsidiaries' ground leases;

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  intellectual property used by, owned by or licensed by us and our subsidiaries;

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  tax matters affecting us and our subsidiaries;

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  environmental matters affecting us and our subsidiaries;

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  our, our subsidiaries' and certain of our joint ventures' material contracts and the absence of any breach or violation of, or default under, any material contract;

  •
  the absence of any undisclosed broker's or finder's fees;

  •
  the receipt by us of a fairness opinion from Morgan Stanley to the effect that, as of the date of the merger agreement, the common share merger consideration to be received by holders of our common shares was fair from a financial point of view to such holders;

  •
  our and our subsidiaries' insurance policies;

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  interested party transactions; and

  •
  our and our subsidiaries' status as an investment company under the Investment Company Act of 1940, as amended.

        For the purposes of the merger agreement, "material adverse effect" means, with respect to Archstone, an effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, is materially adverse to the assets, business, results of operations or financial condition of Archstone, our subsidiaries and our joint ventures, taken as a whole.

        A "material adverse effect" will not have occurred, however, as a result of any effect, event, development or change arising out of or resulting from

  •
  changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in real estate capitalization rates and interest or exchange rates;

  •
  changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which we, our subsidiaries and our joint ventures conduct our or their business (unless, and only to the extent, such effect, event, development or change affects us, our subsidiaries and our joint ventures in a disproportionate manner as compared to other persons or participants in the industries in which we, our subsidiaries and our joint ventures conduct our or their business and that operate in the geographic regions affected by such effect, event, development or change);

  •
  changes in GAAP;

  •
  the negotiation, execution, announcement or performance of the merger agreement or the transactions contemplated by the merger agreement or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employees;

  •
  acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of May 28, 2007 (unless, and only to the extent, such effect, event, development or change affects us, our subsidiaries and our joint ventures in a disproportionate manner as compared to other persons or participants in the industries in which we, our subsidiaries and our joint ventures conduct our or their business and that operate in the geographic regions affected by such effect, event, development or change);

  •
  earthquakes, hurricanes or other natural disasters (unless, and only to the extent, such effect, event, development or change affects us, our subsidiaries and our joint ventures, in a disproportionate manner as compared to other persons or participants in the industries in which we, our subsidiaries and our joint ventures conduct our or their business and that operate in the geographic regions affected by such effect, event, development or change);

  •
  any suit, claim, action or proceedings brought, asserted or threatened by or on behalf of any holder or holders of shares of beneficial interest, capital stock, units or other equity interests in us, our subsidiaries and our joint ventures, arising out of or relating to the mergers or any of the other transactions contemplated by the merger agreement; or

  •
  any action taken or result of a failure to take an action by us, our subsidiaries and our joint ventures at the request or with the consent of any of the buyer parties.

        Under the merger agreement, the mere fact of a decrease in the market price of our common shares will not, in and of itself, constitute a material adverse effect. However, any effect, event, development or change underlying such decrease will be considered in determining whether there has been a material adverse effect.

        The merger agreement also contains customary representations and warranties made by the buyer parties that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

  •
  their due organization, valid existence, good standing and power and authority to carry on their businesses;

  •
  the ownership of MergerCo and Operating Trust Merger Sub and absence of prior conduct of activities or business of MergerCo and Operating Trust Merger Sub;

  •
  their power and authority to execute and deliver, and to perform their obligations under, the merger agreement and to consummate the transactions contemplated by the merger agreement;

  •
  the enforceability of the merger agreement against them;

  •
  the absence of conflicts with, or breaches or violations of, their organizational documents, laws or certain contracts as a result of entering into the merger agreement or consummating the mergers;

  •
  consents and approvals of governmental entities required as a result of executing and delivering the merger agreement and performing their obligations under the merger agreement;

  •
  the accuracy and completeness of information they have supplied for inclusion in this proxy statement or any other document to be filed with the SEC in connection with the transactions contemplated by the merger agreement;

  •
  the absence of litigation or orders against them;

  •
  their capital resources, including in particular the equity and debt financings which will provide Parent with funds at the company merger effective time and operating trust merger effective time sufficient to consummate the mergers;

  •
  the guarantees executed by Lehman Brothers and TS Fund VII;

  •
  their ownership of our common shares or any other securities of ours and our subsidiaries; and

  •
  clarification that no broker's or finder's fees are payable based upon arrangements made by or on behalf of any of the buyer parties.

        The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the mergers.

Conduct of Our Business Pending the Mergers

        Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, between May 28, 2007 and the company merger effective time, we and our subsidiaries will:

  •
  conduct our business only in the ordinary course of business consistent with past practice; and

  •
  use commercially reasonable efforts to conduct our operations in compliance with applicable law and preserve substantially intact our and our subsidiaries' business organization, retain the services of our current officers and key employees, preserve our assets and properties in good repair and condition, and preserve the goodwill and current relationships with our and our subsidiaries' lessees and other persons with whom we or any of our subsidiaries have significant business relations.

        We also have agreed that during the same time period, subject to certain exceptions as fully described in the merger agreement or unless Parent either gives its prior written consent or does not object within certain limited time periods from the date we request such consent, we and our subsidiaries will not, among other things:

  •
  amend our or the operating trust's organizational documents or any of our subsidiaries' organizational documents;

  •
  subject to certain exceptions (including the exception for issuance of common shares upon redemption of Class A-1 common units), authorize for issuance, issue or sell, pledge, dispose of or subject to any lien or agree or commit to any of the foregoing in respect of, any shares of beneficial interest or any class of capital stock or other equity interest of us or any of our subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such beneficial interest, such capital stock, or any other equity interest, of us or any of our subsidiaries; or reclassify, combine, split or subdivide any capital stock or other equity interest of us or any of our subsidiaries;

  •
  repurchase, redeem or otherwise acquire any of our securities or equity equivalents other than in the ordinary course of business in connection with the cashless exercise of share options or the vesting of or lapse of restrictions on restricted share units or dividend equivalent units, the redemption, exchange or conversion of common or preferred units or preferred shares in accordance with our or the operating trust's organizational documents, the redemption or repurchase of convertible notes issued by the operating trust, or the redemption or repurchase by our wholly owned subsidiaries of their own securities or equity equivalents;

  •
  reclassify, combine, split, or subdivide any of our or our subsidiaries' capital stock or other equity interests;

  •
  authorize, declare, set aside, make or pay dividends or other distributions, other than dividends paid by our direct or indirect wholly owned subsidiaries, the quarterly dividend payment we paid on May 31, 2007 on our common shares, restricted share units and dividend equivalent units, the distributions we paid on May 31, 2007 on the operating trust's common units, unit distributions on the operating trust's Series M preferred unit and Series N preferred units, dividends on our Series I preferred shares, and dividends and distributions on our common shares and the operating trust's common units that are necessary for us to maintain our status as a REIT or to otherwise avoid the imposition of corporate—level or excise tax under the Code (provided that such dividends or distributions will reduce the common share merger consideration on a dollar-for-dollar basis);

  •
  acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) any corporation, partnership, limited liability company, joint venture or other business organization or any property (other than real property) or asset, or acquire, or enter into any option, commitment or agreement to acquire, any real property or commence any development of any of our real properties (other than certain exchanges of real property pursuant to Section 1031 of the Code);

  •
  incur any indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a subsidiary) for indebtedness other than under our revolving credit facilities or similar lines of credit in the ordinary course of business, refinancings of mortgage indebtedness as such loans become due and payable in amount reasonably acceptable to Parent and prepayable without penalty or premium, indebtedness under our $500 million bridge financing facility, indebtedness to pay permitted dividends or distributions and prepayable without penalty or premium, indebtedness in the principal amount outstanding on the date of the merger agreement encumbering certain properties planned to be acquired, and inter-company indebtedness among us and our subsidiaries;

  •
  modify, amend or terminate any material contract or enter into any new material contract, enter into any contract that would materially limit or otherwise restrict us or our subsidiaries or successors, or after the company merger effective time limit Parent or any of its subsidiaries or successors, from engaging or competing in any line of business or in any geographical area, or enter into or amend the terms of any hedging agreement, other than energy swaps, energy options, forward energy contracts and other energy hedging agreements in the ordinary course of business consistent with past practice or as may otherwise be required by the terms of any indebtedness of us or our subsidiaries;

  •
  increase compensation or benefits payable to our trustees, directors, officers or employees, grant to any of our or our subsidiaries' trustees, directors, officers, employees or independent contractors any new employment, retention, bonus, severance, change of control or termination pay awards or equity-based cash awards, grant any increase in, or alter or amend, any right to receive any severance, change of control, retention or termination pay or benefits, take any action to accelerate the vesting or payment of any compensation under any Plan or awards made thereunder, or remove any restrictions in any Plan or awards thereunder;

  •
  establish, adopt, enter into or amend any collective bargaining (or similar), bonus, profit-sharing, thrift, compensation, share option, restricted share, share unit, dividend equivalent, pension, retirement, deferred compensation, employment, loan, retention, consulting, indemnification, termination, severance or other similar plan, agreement, trust, fund, policy or arrangement with any director, officer, employee or independent contractor;

  •
  take any action with respect to salary, compensation, benefits or other terms or conditions that would reasonably be expected to result in the holder of a change in control or similar agreement to have "good reason" to terminate employment and collect severance payments and benefits pursuant to such agreement;

  •
  repurchase, repay or pre-pay any of our indebtedness, except repayments of revolving credit facilities or other similar lines of credit in the ordinary course of business or repayments of indebtedness in accordance with their terms, as such loans become due and payable;

  •
  change our financial accounting principles or policies except as required by the SEC or changes in GAAP;

  •
  make any loans, advances or capital contributions to, or investments in, any other persons, other than to or in our subsidiaries, certain joint ventures where required, and as required by certain existing contracts;

  •
  authorize or enter into any commitment for any new material capital expenditure other than certain permitted expenditures, capital expenditures not exceeding $1 million individually or $10 million in the aggregate, and capital expenditures in the ordinary course necessary to maintain our properties, comply with laws or prevent damage to our properties in the event of an emergency situation;

  •
  waive, release, assign, settle or compromise any material legal actions or material liabilities or certain securities-related legal actions;

  •
  make, rescind or revoke any material tax election or change a material method of tax accounting, amend any material tax return, settle or compromise any material federal, state, local or foreign income tax liability, audit, claim or assessment, or enter into any material closing agreement related to taxes, or knowingly surrender any right to claim a material tax refund, other than as required by applicable law or necessary to preserve our status, and the status of our subsidiaries, as a REIT under the Code, or to qualify or preserve the status of any subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the Code;

  •
  enter into, amend or modify any tax protection agreements, or take any action that would, or could reasonably be expected to, violate any tax protection agreement or otherwise give rise to any liability of us or any of our subsidiaries under such agreements;

  •
  amend any term of any outstanding security or equity interest of us or any of our subsidiaries;

  •
  sell or otherwise dispose of, or subject to any encumbrance, any of our or our subsidiaries' properties or other material assets other than pending sales pursuant to certain definitive agreements executed prior to May 28, 2007 and leases (other than ground leases) made in the ordinary course of business;

  •
  adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such liquidation or dissolution;

  •
  fail to use commercially reasonable efforts to maintain in full force and effect existing insurance policies or to replace such insurance policies with reasonably comparable insurance policies covering us, our subsidiaries, and our and our subsidiaries' properties, assets and businesses;

  •
  initiate or consent to any material zoning reclassification of any of our owned or materially leased properties or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any of our owned or materially leased properties other than in connection with certain development or redevelopment projects and capital expenditure projects;

  •
  take any action that would cause any of our representations or warranties contained in the merger agreement to become inaccurate in any material respect or any of our covenants to be breached in any material respect or result in the failure to be satisfied of any of the conditions to closing set forth in the merger agreement; or

  •
  announce an intention, enter into an agreement or otherwise make a commitment to do any of the foregoing.

        In addition, under the merger agreement, in the event that a holder of the operating trust's Class A-1 common units exercises its redemption rights, we will, if directed by Parent, exercise our right to elect to assume directly and satisfy such redemption right by paying to such holder of Class A-1 common units the cash amount or share amount due under the operating trust's organizational documents. We will not, however, be required to take any action in contravention of any securities law or any historic, preexisting contractual obligation to satisfy any such redemption.

No Solicitation of Transactions

        We have agreed that, from May 28, 2007 to the company merger effective time and subject to specified exceptions described below, we and our subsidiaries will not, nor will any of us knowingly permit our respective representatives to:

  •
  initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any acquisition proposal;

  •
  enter into discussions or negotiate with any person in furtherance of those inquiries or to obtain an acquisition proposal or release any person from or fail to enforce any standstill agreement or similar obligation to us or our subsidiaries, other than the automatic termination of standstill obligations pursuant to the terms of agreements as in effect as of May 28, 2007, by virtue of the execution and announcement of the merger agreement or otherwise;

  •
  withdraw, modify or amend the board of trustees' recommendations that our shareholders approve the company merger and the other transactions contemplated by the merger agreement in any manner adverse to any buyer party or fail to make such recommendations;

  •
  approve, endorse or recommend any acquisition proposal; or

  •
  enter into any agreement in principle, arrangement, understanding, contract or agreement relating to an acquisition proposal.

        For purposes of the merger agreement, "acquisition proposal" means any proposal or offer (other than the mergers or any of the other transactions contemplated by the merger agreement, or any merger or similar transaction solely among us and our subsidiaries, or among our subsidiaries) for any:

  •
  merger, consolidation, share exchange or similar transaction involving us or any of our subsidiaries representing 20% or more of our and our subsidiaries' assets or income, taken as a whole;

  •
  sale or other disposition, directly or indirectly, by merger, consolidation, share exchange or any similar transaction, of 20% or more of our and our subsidiaries' assets, taken as a whole;

  •
  issue, sale or other disposition by us or our subsidiaries of securities representing 20% or more of the voting power of our voting equity securities or 20% or more of the operating trust's common units;

  •
  tender offer or exchange offer in which any person or group offers to acquire beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the votes associated with our common shares or the operating trust common units;

  •
  recapitalization, restructuring, liquidation or other similar transaction with respect to us or the operating trust; or

  •
  other transaction which is similar in form, substance or purpose to any of the foregoing transactions.

        Prior to the approval of the company merger by our shareholders, following the receipt of an unsolicited bona fide written acquisition proposal, if our board of trustees or a special committee of our board of trustees determines in good faith, after consultation with its legal and financial advisors, that such acquisition proposal is, or is reasonably likely to lead to, a superior proposal, we, our subsidiaries and our and their representatives may:

  •
  furnish, make available or provide access to non-public information with respect to us and our subsidiaries to the person who made such proposal and their representatives, provided that we furnish such information pursuant to a confidentiality agreement containing terms that are at least as favorable to us as those contained in the confidentiality agreement we signed with affiliates of Parent and we concurrently disclose the same non-public information to Parent if not previously disclosed;

  •
  participate in negotiations regarding such acquisition proposal;

  •
  disclose to our shareholders any information required to be disclosed under applicable law, provided that such disclosure will be deemed a change in recommendation if not accompanied by an express public reaffirmation of our board's recommendation to shareholders; and

  •
  following receipt of a proposal that constitutes a superior proposal, recommend that our shareholders approve such proposal and terminate the merger agreement and enter into an agreement relating to, or for the implementation of, such proposal pursuant to the relevant termination provisions described under "Termination" below.

        For purposes of the merger agreement, "superior proposal" means a written acquisition proposal:

  •
  that relates to more than 50% of our common shares or all or substantially all of our and our subsidiaries' assets, taken as a whole;

  •
  which our board of trustees determines in its good faith judgment, after consultation with its outside financial advisor, to be more favorable from a financial point of view to our shareholders than the company merger;

  •
  the material conditions to the consummation of which are all reasonably capable of being satisfied in the judgment of our board of trustees; and

  •
  for which financing, to the extent required, is then committed or, in the judgment of our board of trustees, is reasonably likely to be available.

        We and the operating trust have agreed to promptly notify Parent (but no more than 24 hours after initial receipt) of our receipt of any acquisition proposal, any request for information relating to us or our subsidiaries, or any inquiry or request for discussions or negotiations regarding any acquisition proposal. In our notice to Parent, we have agreed to provide a copy of such acquisition proposal and the identity of parties making the proposal. We and the operating trust also have agreed to keep Parent informed on a prompt basis of the status of and any material developments regarding any such acquisition proposal (but no more than 24 hours after the occurrence of such development). Under the merger agreement, we and our subsidiaries may not enter into any confidentiality agreement which prohibits us from providing such information to Parent. We also agreed to, and to cause each of our subsidiaries to, immediately cease any existing discussions, negotiations or communications with any parties regarding any acquisition proposal. We also agreed to promptly request from each party who executed a confidentiality agreement that it return or destroy all confidential information previously furnished to such party. We have made all such requests.

        We also agreed not to take any action to exempt any person from the ownership restrictions in Article II of our declaration of trust or otherwise cause such restrictions not to apply unless such actions are taken in connection with a termination of the merger agreement.

        We are obligated to call and hold a meeting of our shareholders for the purpose of voting upon the approval of the company merger and the other transactions contemplated by the merger agreement. In connection with such meeting, (a) our board of trustees will recommend to our shareholders to approve the company merger and the other transactions contemplated by the merger agreement, and (b) we will use our reasonable best efforts to solicit or cause to be solicited from our shareholders proxies for such approvals and to take all other action necessary or advisable to secure the required vote of our shareholders. However, other than in connection with an acquisition proposal, our board of trustees or a special committee of the board may determine not to make, or may determine to change or withdraw its recommendation and not solicit such proxies from our shareholders or take such other necessary or advisable action in favor of the approval of the company merger and the other transactions contemplated by the merger agreement if, after consultation with its legal counsel, our board of trustees or a special committee of the board of trustees determines in good faith that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law. However, unless the merger agreement is terminated in accordance with its terms, other than in connection with an acquisition proposal, we are obligated to hold the shareholders' meeting notwithstanding that our board may have changed or withdrawn its recommendation. The operating trust has agreed to substantially similar provisions with respect to its unitholders' meeting, if deemed necessary by the parties.

Employee Benefits

        For a period of 12 months following the closing date, Parent has agreed that it will or will cause the surviving entity to provide all employees employed by us or our U.S. subsidiaries (other than any such employees who are covered in collective bargaining or similar agreements) as of the company merger effective time and who continue to be employed by the surviving entity or its successors or assigns or any of their subsidiaries, which we refer to as "continuing employees" with (i) base salary in an amount at least equal to the base salary that was provided to such continuing employee immediately prior to the company merger effective time, and cash incentive compensation opportunities (excluding any payments related to equity or equity-based awards) in an attainable amount at least equal to the attainable amount that such continuing employee was eligible to receive immediately prior to the company merger effective time, and (ii) employee benefits (excluding the cash value of any equity-based award or benefits), that are no less favorable in the aggregate than those provided to such continuing employees immediately prior to the company merger effective time.

        However, neither Parent nor the surviving entity or their subsidiaries are obligated to issue or adopt any plans or arrangements providing for the issuance of shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares and none of our plans or arrangements providing for the issuance of these awards will be taken into account in determining whether employee benefits are no less favorable in the aggregate.

        Parent has also agreed to:

  •
  provide each of our continuing employees with credit for service with us and our subsidiaries under any new parallel employee benefit plans of Parent or its subsidiaries in which the continuing employees may become entitled to participate after the company merger effective time, to the same extent that such continuing employee was entitled to credit for such service under the respective Archstone plan (except to the extent that such credit would result in the duplication of any benefits except with respect to benefit accrual under a defined benefit plan); and

  •
  provide each of our continuing employees with credit for amounts paid by the employee for the purposes of applying deductibles, co-payments and out-of-pocket maximums with respect to any such health benefit plan in which the continuing employee became entitled to participate during 2007, as though such amounts had been paid in accordance with the terms and conditions of the parallel plan, program or arrangement of Parent or the surviving entity.

Pre-Closing Transactions

        Parent may request in its sole discretion and without our further consent, that, immediately prior to the closing, we use commercially reasonable efforts to (a) convert any subsidiary organized as a corporation into a limited liability company or any subsidiary organized as a limited partnership or limited liability company into other entities, (b) sell the stock, shares of beneficial interest, partnership interests or limited liability interests owned by us in any subsidiary at a price and on terms designated by Parent, and (c) sell any of our or our subsidiaries' assets at a price and on terms designated by Parent; provided that (i) the foregoing transactions will not delay or prevent completion of the mergers, (ii) the transactions will be implemented as close to the operating trust merger effective time as possible and the buyer parties have either waived or confirmed all conditions to the mergers have been satisfied, (iii) neither we nor any of our subsidiaries is required to take any action that contravenes applicable law or the organizational documents of us or any of our subsidiaries, (iv) any such actions or transactions would be contingent upon written confirmation from Parent confirming that the conditions to the obligations of each party and the buyer parties have been satisfied and the buyer parties are prepared to proceed immediately with the closing, (v) these actions (or the inability to complete them) will not affect or modify the obligations of the buyer parties under the merger agreement, (vi) neither we nor any of our subsidiaries will be required to take any action that could adversely affect our classification as a REIT within the meaning of the Code, (vii) neither we nor any of our subsidiaries will be required to take any action that would reasonably be expected to result in additional taxes being imposed on, or any adverse tax consequences to, any of our shareholders or other equity interest holders which are incrementally greater than the consequences to such party in connection with the consummation of the mergers in the absence of such action unless such holders are indemnified by the buyer parties for such greater taxes, and (viii) neither we nor any of our subsidiaries will be required to take any action that would reasonably be expected to trigger any liability under any tax protection agreement without the buyer parties first agreeing to pay such liability.

        Parent, upon our or the operating trusts' request, will advance or reimburse us or the operating trust for all reasonable out-of-pocket costs to be incurred or incurred by us in connection with any of the actions described above. The buyer parties, jointly and severally, agreed to indemnify and hold us, our subsidiaries and our and their representatives harmless from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, and penalties suffered or incurred in connection with or as a result of taking such actions. None of our representations, warranties or covenants apply to, or could be deemed breached or violated by, any of such actions.

Agreement to Take Further Action

        Subject to the terms and conditions of the merger agreement and in accordance with applicable law, each party to the merger agreement has agreed to promptly make its respective filings, and any other required submissions, under any applicable antitrust or competition laws, and any other law with respect to the merger agreement and mergers. Further, each party has agreed to use its commercially reasonable efforts to take, or to cause to be taken, all appropriate actions and to do, or to cause to be done, all things necessary, proper or advisable under applicable law to consummate the mergers, and the other transactions contemplated by the merger agreement, including using its commercially reasonable efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for the consummation of the transactions contemplated by the merger agreement and to fulfill the conditions to the mergers and the other transactions contemplated by the merger agreement as promptly as practicable.

        Each party to the merger agreement has agreed to cooperate and use its reasonable best efforts to defend through litigation on the merits any legal action, including administrative or judicial action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order that in whole or in part restricts, delays, prevents or prohibits consummation of the company merger, including by vigorously pursuing all available avenues of administrative and judicial appeal.

        Each party to the merger agreement has agreed to use its commercially reasonable efforts to obtain any third party consents necessary, proper or advisable to consummate the transactions contemplated by the merger agreement, disclosed in the merger agreement and disclosure schedules delivered in connection therewith, or required to prevent a material adverse effect from occurring prior to the company merger effective time. In the event that we or the operating trust fail to obtain any required third party consent, we and the operating trust have agreed to use our commercially reasonable efforts, and take such actions reasonably requested by Parent, to minimize any adverse effect upon us, the operating trust and the buyer parties and their respective businesses resulting, or which could reasonably be expected to result, after the company merger effective time from the failure to obtain such consent.

Conditions to the Mergers

        Completion of the mergers depends upon the satisfaction or waiver of a number of conditions, including, among others:

  •
  approval of the company merger and the other transactions contemplated by the merger agreement by the requisite shareholder vote;

  •
  approval of the mergers and the other transactions contemplated by the merger agreement by the requisite unitholder vote;

  •
  Form S-4 will have become effective under the Securities Act and will not be the subject of any stop order suspending its effectiveness issued by the SEC, and no proceedings seeking such stop order will have been initiated or, to the knowledge of the company, threatened by the SEC;

  •
  termination or expiration of any applicable waiting periods for the mergers under the HSR Act and the German Competition Act; and

  •
  no action by any governmental authority that would prohibit the consummation of the mergers.

        As a holder of approximately 89.0% of all outstanding common units of the operating trust, our approval is the only approval of the holders of the operating trust's common units that is necessary to obtain the requisite approval of the mergers and the other transactions contemplated by the merger agreement by the unitholders of the operating trust.

        The obligations of the buyer parties to complete the mergers are subject to the following additional conditions:

  •
  our and the operating trust's representations and warranties that (a) are not made as of a specific date will be true and correct as of the date of the merger agreement and as of the closing, as though made on and as of the closing, and (b) are made as of a specific date will be true and correct as of such date, except where the failure of our or the operating trust's representations and warranties to be true and correct in all respects without regard to any materiality or material adverse effect qualifications does not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect (except that the representations and warranties related to capitalization and authority must be true and correct in all material respects and the representation and warranty related to the absence of any material adverse effect to us must be true and correct in all respects);

  •
  the performance, in all material respects, by us and the operating trust of our respective obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement;

  •
  the delivery by us to Parent of a certificate, dated as of the company merger effective time, signed by one of our officers with respect to the truth and correctness of our and the operating trust's representations and warranties, the performance of our and the operating trust's obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement;

  •
  since May 28, 2007, there will not have been an event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in, a material adverse effect; and

  •
  the receipt by Parent and us of a tax opinion of Mayer, Brown, Rowe & Maw LLP, dated as of the closing date, opining that we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code, commencing with our taxable year ended December 31, 1997.

        Our obligations and the obligations of the operating trust to complete the mergers are subject to the following additional conditions:

  •
  the representations and warranties of the buyer parties that (a) are not made as of a specific date will be true and correct as of the date of the merger agreement and as of the closing, as though made on and as of the closing, and (b) are made as of a specific date will be true and correct as of such date, except where the failure of their representations or warranties to be true and correct in all respects without regard to any materiality or Parent material adverse effect qualifications does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent material adverse effect;

  •
  the performance, in all material respects, by the buyer parties of their obligations under the merger agreement and compliance by the buyer parties, in all material respects, with the agreements and covenants to be performed or complied with by the buyer parties under the merger agreement on or prior to the company merger effective time; and

  •
  the delivery by each of the buyer parties to us of an officer's certificate with respect to the truth and correctness of the representations and warranties of the buyer parties and the performance of the buyer parties' obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement.

        For the purposes of the merger agreement, "Parent material adverse effect" means an event, circumstance, change or effect that could reasonably be expected to prevent or materially hinder or delay any of the buyer parties from consummating the mergers or the other transactions contemplated by the merger agreement.

Termination

        The merger agreement may be terminated and the mergers may be abandoned at any time prior to the operating trust merger effective time, as follows:

  •
  by mutual written consent of Parent and us;

  •
  by either Parent or us if:

  •
  the operating trust merger has not occurred on or before December 31, 2007, provided that this right will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the company merger to occur by such date;

  •
  any governmental authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action which has the effect of making consummation of the mergers illegal or otherwise prevents or prohibits the consummation of the mergers and is final and non-appealable, provided that the right to terminate will not be available to any party unless such party has used its reasonable best efforts to oppose any such governmental order or to have such governmental order vacated or made inapplicable to the mergers; or

  •
  the requisite vote of our shareholders to approve the company merger upon a vote being taken at a duly convened shareholders meeting is not obtained;

  •
  by Parent if:

  •
  neither Parent nor MergerCo is in material breach of its obligations under the merger agreement, and (a) any of our and the operating trust's representations and warranties are or become untrue or incorrect such that the closing condition pertaining to our and the operating trust's representations and warranties would be incapable of being satisfied by December 31, 2007, or (b) there has been a breach on the part of us or the operating trust of any of our respective covenants and agreements under the merger agreement such that the closing conditions pertaining to our and the operating trust's performance and compliance with covenants or agreements would be incapable of being satisfied by December 31, 2007;

  •
  our board of trustees or a special committee of our board of trustees withdraws, modifies or amends its recommendation that shareholders vote to approve the company merger and the other transactions contemplated by the merger agreement in any manner adverse to any of the buyer parties; or

  •
  (a) our board of trustees or a special committee of our board of trustees approves, endorses or recommends any acquisition proposal, (b) we enter into a contract or agreement relating to an acquisition proposal (other than a confidentiality agreement as permitted in the merger agreement), (c) within ten business days after it is commenced, our board of trustees or a special committee of our board of trustees fails to recommend the rejection of a tender offer or exchange offer relating to our outstanding common shares that constitutes an acquisition proposal, (d) we, our board of trustees or a special committee of our board of trustees publicly announces the intention to do any of the foregoing, or (e) we breach our obligations under the merger agreement with regard to our shareholders' meeting or prohibitions on soliciting acquisition proposals in any material respect;

  •
  by us if:

  •
  neither we nor the operating trust is in material breach of its respective obligations under the merger agreement, and (a) any of the buyer parties' representations and warranties is or becomes untrue or incorrect such that the closing condition pertaining to their representations and warranties would be incapable of being satisfied by December 31, 2007, or (b) there has been a breach of any of the buyer parties' covenants and agreements under the merger agreement such that the closing condition pertaining to their performance and compliance with covenants and agreements would be incapable of being satisfied by December 31, 2007; or

    •
    our board of trustees or a special committee of our board of trustees approves and authorizes us to enter into a definitive agreement with respect to a superior proposal but only so long as:

    •
    the requisite shareholder vote for us (in connection with the merger) has not been obtained;

    •
    we are not in or have not been in breach of our obligations under the merger agreement with regard to our shareholders' meeting or prohibitions on soliciting acquisition proposals in any material respect;

    •
    our board of trustees or a special committee of our board of trustees has determined in good faith, after consultation with its financial advisor, that such agreement constitutes a superior proposal;

    •
    we have notified Parent in writing that we intend to enter into such agreement, attaching the most current version of such agreement to such notice;

    •
    during the three business days following the receipt by Parent of the superior proposal notice, (a) we shall have offered to negotiate with and, if accepted, have negotiated in good faith with, and shall have caused our respective financial and legal advisors to offer to negotiate with, Parent to make adjustments to the terms and conditions of the merger agreement to enable us to proceed with the mergers and (b) our board of trustees or a special committee of our board of trustees has determined in good faith, after the end of such three business day period, after considering the results of such negotiations and any amendment to the merger agreement entered into, that the superior proposal giving rise to such notice continues to be a superior proposal (provided, however, that because any change, supplement, modification, or amendment to an acquisition proposal or a superior proposal constitutes a new acquisition proposal under the merger agreement, a new determination as to whether it is a superior proposal as well as a new notice and an additional three business day period are required with respect to each such change or amendment); and

    •
    we pay to Parent the termination fee in accordance with the merger agreement simultaneously with such termination of the merger agreement.

Termination Fee and Expenses

        We have agreed to pay Parent a termination fee of $235.0 million or reimburse Parent up to $10.0 million for Parent's reasonable transaction expenses under certain circumstances. Parent has also agreed to reimburse us for our reasonable transaction expenses in certain situations.

  Payment of Termination Fee

        We have agreed to pay Parent the termination fee of $235.0 million if the merger agreement is terminated under the following circumstances:

  •
  Parent has terminated the merger agreement prior to the shareholders' meeting because our board of trustees has withdrawn, modified or amended its recommendation that shareholders vote to approve the company merger in any manner adverse to any of the buyer parties;

  •
  Parent has terminated the merger agreement because our board of trustees or a special committee of the board of trustees has approved, endorsed or recommended, or we have entered into a contract or agreement relating to, an acquisition proposal, or a tender offer or exchange offer for any of our outstanding common shares has been commenced prior to the requisite shareholder vote being obtained and our board has failed to recommend against such offer within ten business days of its commencement, or we, our board of trustees or a special committee of the board of trustees has publicly announced its intention to do any of the foregoing; or

  •
  our board of trustees or a special committee of our board of trustees has approved and authorized us to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement.

        We also have agreed to pay Parent the termination fee of $235.0 million, less any reimbursable transaction expenses previously paid to Parent, under the following circumstances:

  •
  we or Parent have terminated the merger agreement because the requisite shareholder vote to approve the company merger upon a vote being taken has not been obtained at a duly convened meeting or the operating trust merger has not occurred by December 31, 2007 and (a) at or prior to the later of the meeting of our shareholders and the termination date, an acquisition proposal has been made to us or the operating trust, or otherwise publicly announced, and (b) concurrently with the termination or within 12 months following the termination, we enter into a contract with respect to or consummate any acquisition proposal, provided that the termination fee is payable only if and when such acquisition proposal is consummated (with references to 20% in the definition of "acquisition proposal," as defined on page 81 of this proxy statement under the section entitled "—No Solicitation of Transactions," being deemed to be references to 50%); or

  •
  Parent has terminated the merger agreement because (i) any of our or the operating trust's representations and warranties are or become untrue or incorrect such that the closing condition pertaining to our and the operating trust's representations and warranties would be incapable of being satisfied by December 31, 2007, or (ii) there has been a breach on the part of us and the operating trust of any of their respective covenants and agreements under the merger agreement such that the closing conditions pertaining to our and the operating trust's performance and compliance with covenants or agreements would be incapable of being satisfied by December 31, 2007, provided that neither Parent nor MergerCo is in material breach of its obligations under the merger agreement, and (a) at or prior to the event or circumstance giving rise to Parent's termination right, an acquisition proposal has been made to us, or otherwise publicly announced, and (b) concurrently with the termination or within 12 months following the termination, we enter into a contract with respect to or consummate any acquisition proposal, provided that the termination fee is payable only if and when such acquisition proposal is consummated (with references to 20% in the definition of "acquisition proposal," as defined on page 81 of this proxy statement under the section entitled "—No Solicitation of Transactions," being deemed to be references to 50%).

  Payment of Reimbursable Expenses

        The merger agreement also provides that if either party terminates the merger agreement because of the other party's material breach of the merger agreement which would result in the failure of a condition being satisfied by December 31, 2007, the breaching party must reimburse the non-breaching party for its reasonable transaction expenses up to a limit of $10.0 million within three business days of the termination date.

        We have agreed that in the event that we fail to pay the termination fee or any termination expenses when due, or Parent fails to pay any termination expenses when due, we or Parent, as the case may be, will reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such party in connection with the collection under and enforcement of relevant provisions of the merger agreement.

Amendment and Waiver

        The merger agreement may be amended by mutual agreement of the parties in writing, whether before or after our shareholders have approved the merger agreement, provided that after any such shareholder approval, no amendment will be made which, by law or the rules of the New York Stock Exchange, requires further shareholder approval without first obtaining such shareholder approval. The merger agreement also provides that, at any time prior to the company merger effective time, we and the operating trust, on the one hand, and the buyer parties, on the other hand, may extend the time for the performance of any obligations of the other party, waive any inaccuracy in the representations and warranties of the other party or waive compliance with any agreement or condition to its obligations contained in the merger agreement.

ADJOURNMENTS AND POSTPONEMENTS OF THE SPECIAL MEETING

Proposal for Adjournments

        We are asking our common shareholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the company merger. The affirmative vote of the holders of at least a majority of the outstanding common shares entitled to vote on such proposal will have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at such meeting. Because the required vote is based on the number of common shares that are outstanding rather than on the number of votes cast by holders of our common shares present in person or represented by proxy at the special meeting and entitled to vote, failure to vote your shares (including as a result of broker non-votes) and abstentions will have the same effect as voting against the approval of any adjournments of the special meeting.

        Our board of trustees recommends that you vote "FOR" the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the company merger and the other transactions contemplated by the merger agreement.

Postponements of the Special Meeting

        At any time prior to convening the special meeting, our board of trustees may postpone the special meeting for any reason without the approval of our shareholders. If the special meeting is postponed, as required by law, we will provide at least ten days' notice of the new date of the special meeting.

MARKET PRICE OF OUR COMMON SHARES

        Our common shares, par value $0.01 per share, are traded on the New York Stock Exchange under the symbol "ASN." As of    •    , 2007, there were    •    shareholders of record. The following table sets forth the high and low sale prices of our common shares as reported on the New York Stock Exchange Composite Tape (rounded to the nearest cent) and the dividends paid per common share for each quarterly period for the past two years and for the first and second quarterly periods (through     •    , 2007) of the fiscal year ending December 31, 2007.

	Market Price Range
	High		Low		Dividend
Fiscal Year Ending December 31, 2007:
Second Quarter (through •, 2007)	$	•	$	•	$0.4525
First Quarter		64.77		52.20	0.4525
Fiscal Year Ended December 31, 2006:
Fourth Quarter		$61.00		$53.81	$0.4350
Third Quarter		55.31		49.66	0.4350
Second Quarter		51.38		44.81	0.4350
First Quarter		50.11		41.79	0.4350
Full Year		61.00		41.79	1.7400
Fiscal Year Ended December 31, 2005:
Fourth Quarter		$43.10		$36.31	$0.4325
Third Quarter		43.03		38.25	0.4325
Second Quarter		39.25		33.63	0.4325
First Quarter		38.28		32.76	0.4325
Full Year		38.28		32.76	1.7300

        On May 23, 2007, the last full trading day prior to published reports regarding a proposed business combination transaction involving us, the closing price of our common shares on the New York Stock Exchange was $51.15 per share. The last trading price of our common share on May 24, 2007 immediately prior to published reports on such day regarding a potential acquisition involving us was $49.51 per share. On    •    , 2007, the last trading day before the date of this proxy statement, the closing price of our common shares on the New York Stock Exchange was $    •    per share. You are encouraged to obtain current market quotations for our common shares.

        We paid to our common shareholders our regular quarterly dividend of $0.4525 per share on May 31, 2007.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of June 6, 2007, the beneficial ownership of common shares for (a) each person known to us to have been the beneficial owner of more than five percent of the outstanding common shares, (b) each of our trustees, (c) our chief executive officer, our chief financial officer and our three other most highly compensated executive officers during 2006, and (d) all our trustees and executive officers as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. The following table assumes, for purposes of calculating the number and percentage of common shares beneficially owned by a person, that (i) all Class A-1 common units beneficially owned by that person have been redeemed for common shares, and (ii) all options and convertible, redeemable or exchangeable securities held by that person which currently are or will be within 60 days from June 6, 2007, exercisable, redeemable or exchangeable for, or convertible into, our common shares have so been exercised, redeemed, exchanged or converted, but that no options or convertible, redeemable or exchangeable securities held by any other person have been exercised, converted, redeemed or exchanged. The address of each trustee and officer listed below is c/o Archstone-Smith Trust, 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage of All Common Shares
The Vanguard Group, Inc. 100 Vanguard Boulevard Malverne, Pennsylvania 19355	15,354,719	(1)	6.9%
Barclays Global Investors, NA 45 Fremont Street San Francisco, California 94105	12,058,235	(1)	5.4%
Stephen R. Demeritt	3,804	(3)(7)	*
Ernest A. Gerardi, Jr.	205,689	(3)(4)(8)	*
Ruth Ann M. Gillis	12,759	(3)(4)(5)(7)	*
Ned S. Holmes	64,452	(3)(4)(9)	*
Robert P. Kogod	3,225,442	(10)(11)(13)	1.5%
James H. Polk, III	36,108	(2)(3)(4)	*
John C. Schweitzer	47,224	(3)(4)(14)	*
R. Scot Sellers	547,702	(2)(3)(4)(6)(15)	*
Robert H. Smith	2,391,659	(10)(12)(13)	1.1%
Caroline Brower	57,862	(2)(3)(4)(6)(7)	*
J. Lindsay Freeman	210,044	(3)(4)(6)	*
Charles E. Mueller, Jr.	164,477	(2)(3)(4)(6)(7)	*
Alfred G. Neely	47,037	(3)(4)(6)	*
All Trustees and executive officers as a group (14 persons)	5,967,763		2.6%

*
Less than 1%.

(1)
Information regarding beneficial ownership of common shares by The Vanguard Group, Inc. is included herein in reliance on a Schedule 13G/A, Amendment No. 1, filed with the SEC on February 14, 2007. Information regarding beneficial ownership of common shares by Barclays Global Investors, NA and certain of its affiliates is included herein in reliance on a Schedule 13G filed with the SEC on January 23, 2007.

(2)
Includes beneficial ownership of common shares which are issuable upon exercise of options, as follows: Mr. Polk, 11,250; Mr. Sellers, 218,354; Ms. Brower, 32,761; and Mr. Mueller, 56,962.

(3)
Includes beneficial ownership of common shares which are issuable upon settlement of RSU awards, as follows: Mr. Demeritt, 3,315; Mr. Gerardi, 3,999; Ms. Gillis, 8,504; Mr. Holmes, 11,500; Mr. Polk, 3,999; Mr. Schweitzer, 11,333; Mr. Sellers, 216,248; Ms. Brower, 13,557; Mr. Freeman, 179,596; Mr. Mueller, 95,654; and Mr. Neely, 40,287.

(4)
Includes beneficial ownership of common shares which are issuable upon settlement of DEUs, as follows: Mr. Gerardi, 179; Ms. Gillis, 513; Mr. Holmes, 1,450; Mr. Polk, 3,376; Mr. Schweitzer, 6,891; Mr. Sellers, 2,307; Ms. Brower, 6,444; Mr. Freeman, 28,333; Mr. Mueller, 520; and Mr. Neely, 5,056.

(5)
Includes beneficial ownership of common shares which are issuable upon settlement of deferred shares accrued in lieu of trustee fees, as follows: Ms. Gillis, 2,194.

(6)
Includes beneficial ownership of common shares held in the Archstone-Smith 401(k) Plan in the following amounts: Ms. Brower, 123; Mr. Freeman, 2,115; Mr. Mueller, 2,076; Mr. Neely, 1,166; and Mr. Sellers, 449.

(7)
Includes beneficial ownership of common shares held in the Archstone-Smith Deferred Compensation Plan by: Ms. Brower, 30; Mr. Demeritt, 489; Ms. Gillis, 48; and Mr. Mueller, 373.

(8)
Includes beneficial ownership of 51,350 common shares which are issuable upon conversion of Class A-1 common units held by Mr. Gerardi and 49,375 common shares held by Mr. Gerardi's spouse.

(9)
Includes 4,000 common shares held by family limited partnerships and 5,554 common shares held by Mr. Holmes' adult children, for which he has investment authority.

(10)
Includes for each of Messrs. Smith and Kogod beneficial ownership of common shares which are issuable upon conversion of Class A-1 common units as follows: Mr. Smith, 278,033, and Mr. Kogod, 192,236. Mr. Smith has shared voting and shared dispositive power with respect to 88,887 of such Class A-1 common units, which are owned by Mr. Smith's spouse. Mr. Kogod has shared voting and shared dispositive power with respect to 68,742 of such Class A-1 common units, which are owned by Mr. Kogod's spouse.

(11)
Includes beneficial ownership of 660,507 common shares held by Mr. Kogod's spouse. Includes beneficial ownership of 520,300 common shares for Mr. Kogod that are held by the Robert P. and Arlene R. Kogod Family Foundation, a charitable 501(c)(3) foundation for which Mr. Kogod disclaims beneficial ownership. Mr. Kogod has shared voting power and shared dispositive power with respect to all 520,300 of such common shares.

(12)
Includes beneficial ownership of 363,692 common shares held by Mr. Smith's spouse. Includes beneficial ownership of 330,800 common shares for Mr. Smith that are held by the Robert H. Smith Family Foundation, a charitable 501(c)(3) foundation for which Mr. Smith disclaims beneficial ownership. Mr. Smith has shared voting power and shared dispositive power with respect to all 330,800 of such common shares.

(13)
Includes ownership of 1,055,442 shares held by the Charles E. Smith Family Foundation, a charitable 501(c)(3) foundation for which Messrs. Kogod and Smith disclaim beneficial ownership.

(14)
Includes 6,000 common shares held by Mr. Schweitzer's spouse and 10,000 shares held in a family foundation; also includes 13,000 common shares that are pledged as collateral, along with other collateral, for a margin account. Margin loans were outstanding during the year, but no margin loan was outstanding as of December 31, 2006.

(15)
Includes ownership of 17,000 shares held by the Esther Foundation, a charitable 501(c)(3) foundation for which Mr. Sellers disclaims beneficial ownership and 25,990 shares held in a revocable trust.

DISSENTERS' RIGHTS OF APPRAISAL

        We are organized as a real estate investment trust under Maryland law. Under the Maryland REIT Law, because our common shares were listed on the New York Stock Exchange on the record date for determining shareholders entitled to vote at the special meeting, our common shareholders who object to the company merger do not have any appraisal rights or dissenters' rights in connection with the company merger. However, our common shareholders can vote against the company merger and the other transactions contemplated by the merger agreement. Under the Maryland REIT Law, because the holders of our Series I preferred shares are not entitled to vote on the company merger and the other transactions contemplated by the merger agreement, they do not have any appraisal rights or dissenters' rights in connection with the company merger.

SUBMISSION OF SHAREHOLDER PROPOSALS

        We held our annual meeting on May 16, 2007. We intend to hold an annual meeting in 2008 only if the mergers are not completed. Proposals of shareholders pursuant to Rule 14a-8 of the Exchange Act that are intended to be presented at the 2008 annual meeting of shareholders, if such meeting is held, must be received by us at our executive offices at 9200 East Panorama Circle, Suite 400, Englewood, Colorado 80112, on or before December 13, 2008 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. In accordance with our bylaws, for business to be properly brought before a meeting, but not included in the proxy statement pursuant to Rule 14a-8 of the Exchange Act, a shareholder must submit a proposal, including nominations for the board of trustees, not earlier than December 13, 2007 and not later than January 12, 2008.

OTHER MATTERS

        We currently know of no other business that will be presented for consideration at the special meeting. Nevertheless, the enclosed proxy card confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that our board of trustees does not know of at this time, if such matters are presented within a reasonable time before proxy solicitation. If any of these matters are presented at the special meeting, then the proxy agents named in the enclosed proxy card will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

WHERE YOU CAN FIND MORE INFORMATION

        We file certain reports and information with the SEC under the Exchange Act, including annual, quarterly and current reports and proxy statements. You may obtain copies of this information in person or by mail from the public reference room at the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 942-8090. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers like Archstone, which file electronically with the SEC. The address of that site is http://www.sec.gov. The information contained on the SEC's website is expressly not incorporated by reference into this proxy statement. Our public filings are also available on our website at www.archstonesmith.com under Investors—SEC Filings. Information contained on our website is not part of, or incorporated in, the enclosed proxy statement.

        Reports, proxy statements or other information concerning us may also be inspected at the offices of the New York Stock Exchange at:

  20 Broad Street
  New York, New York 10005

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Investor Relations, 9200 East Panorama Circle, Suite 400, Englewood, Colorado 80112. If you would like to request documents, please do so by    •    , 2007, in order to receive them before the special meeting.

        We are incorporating by reference certain information into this proxy statement, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

  •
  Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 9, 2007; and

  •
  Current Reports on Form 8-K filed on January 5, 2007, March 13, 2007, May 29, 2007, May 30, 2007, June 1, 2007 and June 12, 2007.

        We also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated    •    , 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders will not create any implication to the contrary.

Annex A

         AGREEMENT AND PLAN OF MERGER
Among
ARCHSTONE-SMITH TRUST,
ARCHSTONE-SMITH OPERATING TRUST,
RIVER HOLDING, LP,
RIVER ACQUISITION (MD), LP
and
RIVER TRUST ACQUISITION (MD), LLC
Dated as of May 28, 2007

EXHIBITS

Exhibit A	Terms of Series O Preferred Units
Exhibit B	Terms of Series P Preferred Units
Exhibit C	Terms of Series Q Preferred Units
Exhibit D	Knowledge of Parent
Exhibit E	Knowledge of the Company Parties
Exhibit F	Form of Articles Supplementary for Surviving Entity Preferred Shares
Exhibit G	Form of Tax Opinion of Mayer, Brown, Rowe & Maw LLP

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of May 28, 2007 (this "Agreement"), is made and entered into by and among Archstone-Smith Trust, a real estate investment trust formed under the Laws of the State of Maryland (the "Company"), Archstone-Smith Operating Trust, a real estate investment trust formed under the Laws of the State of Maryland (the "Operating Trust" and, together with the Company, the "Company Parties"), River Holding, LP, a Delaware limited partnership ("Parent"), River Acquisition (MD), LP, a Maryland limited partnership and wholly owned subsidiary of Parent ("MergerCo"), and River Trust Acquisition (MD), LLC, a Maryland limited liability company ("Operating Trust MergerSub" and, together with Parent and MergerCo, the "Buyer Parties").

        WHEREAS, the parties wish to effect a business combination through a merger of the Company with and into MergerCo (the "Company Merger") on the terms and subject to the conditions set forth in this Agreement and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law");

        WHEREAS, the parties wish to also effect a business combination through a merger of Operating Trust MergerSub with and into the Operating Trust (the "Operating Trust Merger" and together with the Company Merger, the "Mergers") and the Declaration of Trust Amendments on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland REIT Law;

        WHEREAS, the Board of Trustees of the Company (the "Company Board") has (i) approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement and declared that the Company Merger and the other transactions contemplated by this Agreement are advisable on the terms and subject to the conditions set forth herein, (ii) directed that the Company Merger and the other transactions contemplated hereby be submitted for consideration at a meeting of the Company Shareholders, and (iii) recommended the approval of the Company Merger and the other transactions contemplated hereby by the Company Common Shareholders;

        WHEREAS, the Company Board, on behalf of the Company as the sole trustee of the Operating Trust (the "Sole Trustee"), has (i) approved this Agreement, the Operating Trust Merger, the Declaration of Trust Amendments and the other transactions contemplated by this Agreement and declared that the Mergers, the Declaration of Trust Amendments and the other transactions contemplated by this Agreement are advisable on the terms and subject to the conditions set forth herein, (ii) directed that the Mergers, the Declaration of Trust Amendments and the other transactions contemplated hereby be submitted for consideration by the Operating Trust Unitholders, and (iii) recommended the approval of the Mergers, the Declaration of Trust Amendments and the other transactions contemplated hereby by the Operating Trust Common Unitholders;

        WHEREAS, the general partner of MergerCo has approved this Agreement and the Company Merger and declared that the Company Merger is advisable and in the best interests of MergerCo and its members on the terms and subject to the conditions set forth herein;

        WHEREAS, Parent has approved this Agreement and the Operating Trust Merger and deemed it advisable and in the best interests of the Operating Trust MergerSub and its members to enter into this Agreement and to consummate the Operating Trust Merger on the terms and subject to the conditions set forth herein;

        WHEREAS, the parties intend that for federal and applicable state income tax purposes (i) the Company Merger will be treated as a taxable sale by the Company of all of the Company's assets to MergerCo in exchange for the Company Common Share Merger Consideration, the Company Series I Preferred Share Merger Consideration, the Company Option Merger Consideration, the RSU/DEU/Phantom Merger Consideration, the Company Performance Unit Merger Consideration and the Company SAR Merger Consideration provided for herein to be provided to the holders of equity interests in the Company and the assumption of all of the Company's other liabilities (including the Company's share of the Operating Trust liabilities, as determined under the applicable federal income tax regulations), followed by a distribution of such consideration to the holders of equity interests in the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a "plan of liquidation" of the Company for federal income tax purposes and (ii) the Operating Trust Merger shall (x) in the case of each holder of Operating Trust Class A-1 Common Units that receives the Operating Trust Cash Consideration in the Operating Trust Merger, be treated as a taxable purchase of Operating Trust Class A-1 Common Units directly by MergerCo and (y) in the case of each holder of Operating Trust Class A-1 Common Units that receives the Operating Trust Class A Preferred Unit Consideration in the Operating Trust Merger as a result of the conversion of Operating Trust Class A-1 Common Units into such Operating Trust Class A Preferred Unit Consideration, not be treated as a realization or recognition event to such holder; and

        WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and also to prescribe various conditions to such transactions.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.01    Definitions.    For purposes of this Agreement:

        "Acquisition Proposal" means any proposal or offer for, whether in one transaction or a series of related transactions, any (a) merger, consolidation, share exchange, business combination or similar transaction involving the Company, the Operating Trust, any U.S. Subsidiary or any Foreign Subsidiary that would constitute a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for references to 10% therein), (b) sale or other disposition, directly or indirectly, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of the Company, the U.S. Subsidiaries, or the Foreign Subsidiaries representing 20% or more of the consolidated assets of the Company, the U.S. Subsidiaries and the Foreign Subsidiaries, taken as a whole, (c) issue, sale or other disposition by the Company, any U.S. Subsidiary, or any Foreign Subsidiary of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding voting equity securities of the Company or 20% or more of the Operating Trust Common Units, (d) tender offer or exchange offer in which any Person or "group" (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the votes associated with the outstanding Company Common Shares or outstanding Operating Trust Common Units, (e) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company or the Operating Trust, or (f) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include (i) the Mergers or any of the other transactions contemplated by this Agreement or (ii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among the Company and one or more U.S. Subsidiaries or Foreign Subsidiaries or among U.S. Subsidiaries and/or Foreign Subsidiaries.

        "Action" means any claim, action, suit, proceeding, arbitration, mediation or investigation.

        "Affiliate" or "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

        "beneficial owner" has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

        "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or Sunday) on which banks are not required or authorized to close in the City of New York.

        "Company Articles" means the Articles of Restatement of Archstone-Smith Trust, dated May 19, 2006, including Annex I thereto.

        "Company Bylaws" means the Restated Bylaws of Archstone-Smith Trust adopted on May 31, 2001.

        "Company Common Shareholders" means holders of the Company Common Shares.

        "Company Material Adverse Effect" means, with respect to the Company, an effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, is materially adverse to the assets, business, results of operations or financial condition of the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities, taken as a whole, other than any effect, event, development or change arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in real estate capitalization rates and interest or exchange rates, (b) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities conduct their business (unless, and only to the extent, such effect, event, development or change affects the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities in a disproportionate manner as compared to other persons or participants in the industries in which the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities conduct their business and that operate in the geographic regions affected by such effect, event, development or change), (c) changes in GAAP, (d) the negotiation, execution, announcement or performance of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employees, (e) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement (unless, and only to the extent, such effect, event, development or change affects the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities in a disproportionate manner as compared to other persons or participants in the industries in which the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities conduct their business and that operate in the geographic regions affected by such effect, event, development or change), (f) earthquakes, hurricanes or other natural disasters (unless, and only to the extent, such effect, event, development or change affects the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities, in a disproportionate manner as compared to other persons or participants in the industries in which the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities conduct their business and that operate in the geographic regions affected by such effect, event, development or change), (g) any suit, claim, Action or proceedings brought, asserted or threatened by or on behalf of any holder or holders of shares of beneficial interest, capital stock, units or other equity interests in the Company, the U.S. Subsidiaries, the Foreign Subsidiaries or the JV Entities, arising out of or relating to the Mergers or any of the other transactions contemplated by this Agreement, or (h) any action taken or result of a failure to take an action by the Company, the U.S. Subsidiaries, the Foreign Subsidiaries or the JV Entities at the request or with the consent of any of the Buyer Parties; provided, however, that with respect to references to Company Material Adverse Effect in the representations set forth in Section 4.05, the exceptions set forth in clauses (d) and (g) will not apply. The parties agree that the mere fact of a decrease in the market price of the Company Common Shares shall not, in and of itself, constitute a Company Material Adverse Effect, but any effect, event, development or change underlying such decrease shall be considered in determining whether there has been a Company Material Adverse Effect.

        "Company Preferred Shareholders" means holders of the Company Series I Preferred Shares.

        "Company Shareholders" means Company Common Shareholders and Company Preferred Shareholders.

        "Company Shares" means Company Common Shares and Company Series I Preferred Shares.

        "Contracts" means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments or other instruments or obligations.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "Convertible Notes" means the 4.00% Exchangeable Senior Notes Due 2036 issued by the Operating Trust pursuant to the Indenture, dated as of February 1, 1994, by and between Property Trust of America (as the Operating Trust was formerly known) and Morgan Guaranty Trust Company of New York, as supplemented by that certain (a) First Supplemental Indenture, dated as of February 2, 1994, by and among Property Trust of America, Morgan Guaranty Trust Company of New York, as resigning trustee, and State Street Bank and Trust Company, as successor trustee, (b) Second Supplemental Indenture, dated as of August 2, 2004, by and between the Operating Trust and U.S. Bank Association (as successor in interest to State Street Bank and Trust Company), and (c) Third Supplemental Indenture, dated as of July 14, 2006, by and between the Operating Trust and U.S. Bank Association (as successor in interest to State Street Bank and Trust Company).

        "Declaration of Trust Amendments" means the amendments to the Operating Trust Articles to give effect to the provisions of this Agreement and such other provisions which are not inconsistent with this Agreement as determined by Parent in its sole discretion.

        "Deferred Compensation Plan" means Archstone-Smith Trust Deferred Compensation Plan, effective as of November 1, 2002, as amended and restated from time to time.

        "Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement for which the disclosure of any fact or item in any Section of such disclosure schedule shall, should the existence of such fact or item be relevant to any other Section, be deemed to be disclosed with respect to that other Section so long as the relevance of such disclosure to such other Section is reasonably apparent from the nature of such disclosure.

        "Environmental Laws" means any Law relating to (a) releases or threatened releases of Hazardous Substances, (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances, or (c) pollution or protection of the environment, health, safety or natural resources.

        "Foreign Governmental Entity" means any non-United States governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body or self-regulated entity.

        "GAAP" means generally accepted accounting principles as applied in the United States.

        "Governmental Authority" means any United States national, federal, state, provincial, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body or self-regulated entity.

        "Hazardous Substances" means (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each has been amended from time to time, and all regulations thereunder: the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) polychlorinated biphenyls, asbestos, asbestos containing materials, toxic molds, urea formaldehyde insulation and radon; and (d) any other contaminant, substance, material or waste regulated pursuant to any Environmental Law.

        "Hedging Agreement" means any (i) interest rate swaps, interest rate caps, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swaps, cross-currency rate swaps, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., the International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

        "Indebtedness" means, without duplication, (a) indebtedness for borrowed money (excluding any interest thereon), secured or unsecured, (b) reimbursement obligations under any letters of credit or similar instruments, (c) capitalized lease obligations, (d) obligations under any Hedging Agreement (valued at the termination value thereof), and (e) guarantees of any Indebtedness of the foregoing of any other person; provided that, for clarification, Indebtedness shall not include "trade debt."

        "Intellectual Property" means all United States, foreign and international intellectual property, including all (a) patents, patent applications and invention registrations of any type, (b) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, and (d) confidential and proprietary information, including trade secrets and know-how.

        "knowledge of Parent" means the actual knowledge of those individuals listed on Exhibit D.

        "knowledge of the Company" means the actual knowledge of those individuals listed on Exhibit E.

        "Law" means any national, federal, state, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order.

        "Liens" means, with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, option, right of first refusal or offer, security interest or encumbrance of any kind in respect to such asset.

        "Long Term Incentive Plan" means the Archstone-Smith Trust 2001 Long-Term Incentive Plan and all amendments.

        "MGCL" means the Maryland General Corporation Law, as amended.

        "Operating Trust Articles" means the Articles of Restatement of Archstone-Smith Operating Trust dated May 19, 2006, including Annex A thereto.

        "Operating Trust Bylaws" means the Bylaws of Archstone-Smith Operating Trust adopted on October 26, 2001.

        "Operating Trust Common Unitholders" means the holders of the Operating Trust Common Units.

        "Operating Trust Unitholders" means the holders of the Operating Trust Common Units, Operating Trust Series M Preferred Unit and Operating Trust Series N Preferred Units.

        "Parent Material Adverse Effect" means any event, circumstance, change or effect that would reasonably be expected to prevent, or materially hinder, Parent, MergerCo, or Operating Trust MergerSub from performing their material obligations hereunder or consummating the Mergers or any of the other transactions contemplated by this Agreement.

        "Permitted Liens" means (a) Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP); (b) inchoate mechanics' and materialmen's Liens for construction in progress; (c) inchoate workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company, any U.S. Subsidiary or any Foreign Subsidiary; (d) with respect to real property, zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Authority or Foreign Governmental Entity having jurisdiction thereon or otherwise are typical for the applicable property type and locality and that do not interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used) or, with respect to unimproved or vacant real property, interfere materially with the intended use of such property; (e) with respect to real property, any tenant leases, any title exception disclosed in any Company Title Insurance Policy (whether material or immaterial), Liens and obligations arising under the Material Contracts (including but not limited to any Lien securing mortgage debt disclosed in the Disclosure Schedule), any other Lien that does not interfere materially with the current or proposed use of such property (assuming its use in the manner in which it is currently used or proposed to be used) or materially adversely affect the value or marketability of such property; (f) Liens imposed or promulgated by law or any Governmental Authority or Foreign Governmental Entity or included in any Company, U.S. Subsidiary or Foreign Subsidiary space lease with respect to real property, including easements, rights of way, rights of use and zoning regulations, provided that they do not materially adversely affect the currently intended use of any Company Property or Foreign Property; (g) other Liens being contested in the ordinary course of business in good faith, provided an appropriate reserve has been established therefore on the Company's balance sheet for the year ended December 31, 2006; and (h) with respect to any real property, any other easements, leases, rights-of-way, restrictions, covenants, licenses or other Liens, whether or not of record, or any encroachments or other survey defects which would be disclosed by a current accurate survey or physical inspection of the Company Property, Foreign Property or otherwise, to the extent not otherwise included under clauses (a) through (g), but which, individually and in the aggregate (but without including any other Liens otherwise included as Permitted Liens pursuant to any other clauses of this definition), do not interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used) or, with respect to unimproved or vacant real property, interfere materially with the intended use of such property, and will not be removed or otherwise resolved in connection with obtaining development approvals for such property.

        "person" or "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        "Representative" of a Person means any officer, trustee, director, Affiliate, employee, investment banker, financial advisor, financing source, attorney, accountant, consultant, broker, finder or other agent or representative of such Person.

        "Series O Preferred Units" means the Series O Preferred Units of beneficial interest of the Operating Trust to be issued in connection with the Operating Trust Merger, the rights and terms of which are described in Exhibit A.

        "Series P Preferred Units" means the Series P Preferred Units of beneficial interest of the Operating Trust to be issued in connection with the Operating Trust Merger, the rights and terms of which are described in Exhibit B.

        "Series Q Preferred Units" means the Series Q Preferred Units of beneficial interest of the Operating Trust to be issued in connection with the Operating Trust Merger, the rights and terms of which are described in Exhibit C.

        "Share Certificate" or "Share Certificates" means any certificate evidencing Company Common Shares or Company Series I Preferred Shares.

        "subsidiary" or "subsidiaries" of the Company, Parent or any other person means a corporation, limited liability company, partnership, joint venture or other organization of which: (a) such party or any other subsidiary of such party is a general partner or managing member; or (b) voting power to elect a majority of the board of directors, trustees or others performing similar functions with respect to such organization is held by such party or by any one or more of such party's subsidiaries.

        "Superior Proposal" means a written Acquisition Proposal made by a Third Party (a) that relates to more than 50% of the voting power of the capital stock of the Company or all or substantially all of the assets of the Company, the U.S. Subsidiaries and Foreign Subsidiaries taken as a whole, (b) which the Company Board determines in its good faith judgment (after consultation with its financial advisor and after taking into account all of the terms and conditions of the Acquisition Proposal) to be more favorable from a financial point of view to the Company Shareholders (in their capacities as shareholders) than the Company Merger (including any alterations to this Agreement agreed to in writing by Parent in response thereto), (c) the material conditions to the consummation of which are all reasonably capable of being satisfied in the judgment of the Company Board, and (d) for which financing, to the extent required, is then committed or, in the judgment of the Company Board, is reasonably likely to be available.

        "Tax" or "Taxes" means any and all taxes, charges, fees, levies and other assessments, including income, gross receipts, excise, property, sales, withholding (including dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, windfall or other profits, capital stock, employment, worker's compensation, unemployment or compensation taxes, fees and charges, including estimated excise, ad valorem, stamp, value added, capital gains, duty or custom taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

        "Unit Certificate" or "Unit Certificates" means any certificate evidencing the Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit or Operating Trust Series N Preferred Units.

  (a)
  the following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Agreement	Preamble
Amended Operating Trust Articles	Section 2.02(a)(ii)
Blue Sky Laws	Section 4.05(b)
Buyer Parties	Preamble
Capital Expenditure Schedule	Section 6.01(i)
Capital Expenditures	Section 6.01(i)
CERCLA	Section 4.16(a)
Change in Recommendation	Section 7.04(a)
Claim	Section 7.06(a)
Closing	Section 2.04
Closing Date	Section 2.04
Code	Section 4.10(b)
Company	Preamble
Company and Operating Trust Organizational Documents	Section 4.02
Company Articles of Merger	Section 2.03(b)
Company Board	Recitals
Company Common Share Merger Consideration	Section 3.01(c)
Company Common Shares	Section 4.03(a)
Company Dividend Equivalent Units	Section 3.01(f)
Company Equity Awards	Section 3.03(b)
Company Expenses	Section 9.04(d)(i)
Company Financial Advisor	Section 4.18
Company Incentive Plans	Section 3.01(e)
Company Intellectual Property	Section 4.14
Company Merger	Recitals
Company Merger Effective Time	Section 2.03(b)
Company Option Merger Consideration	Section 3.01(e)
Company Parties	Preamble
Company Performance Unit Merger Consideration	Section 3.01(g)
Company Performance Units	Section 3.01(g)
Company Phantom Shares	Section 3.01(f)
Company Projects	Section 6.01(q)
Company Properties	Section 4.13(a)
Company Property	Section 4.13(a)
Company Recommendation	Section 7.02(a)
Company Restricted Share Units	Section 3.01(f)
Company SAR Merger Consideration	Section 3.01(h)
Company SARs	Section 3.01(h)
Company SEC reports	Section 4.07(a)
Company Series I Preferred Share	Section 3.01(c)
Company Series I Preferred Share Merger Consideration	Section 3.01(c)
Company Series I Preferred Shares	Section 4.03(a)
Company Share Options	Section 3.01(e)
Company Shareholder Approval	Section 4.04(a)
Company Shareholders' Meetings	Section 7.02(a)
Company Termination Fee	Section 9.04(d)(ii)
Confidentiality Agreement	Section 7.03(b)
Continuing Employees	Section 7.05(b)

Controlled Group Liability	Section 4.10(f)
Damages Amount	Section 9.05(a)
Development Schedule	Section 6.01(q)
Dissenting Units	Section 3.06
DRIP	Section 3.06
Election	Section 3.02(a)
Employee Merger Consideration	Section 3.03(b)
End Date	Section 9.01(b)
Environmental Permits	Section 4.16(a)
ERISA	Section 4.10(a)
ERISA Affiliate	Section 4.10(f)
Exchange Act	Section 4.05(b)
Exchange Fund	Section 3.03(a)
Expenses	Section 9.04(a)
Foreign Properties	Section 4.13(a)
Foreign Property	Section 4.13(a)
Foreign Subsidiaries	Section 4.01(b)
Form S-4	Section 4.05(b)
Former Equityholder	Section 3.03(d)
German Act	Section 4.05(b)
Governmental Order	Section 9.01(c)
Ground Lease	Section 4.13(f)
Ground Leases	Section 4.13(f)
Guarantee	Section 5.07(c)
Guarantor	Section 5.07(c)
HSR Act	Section 4.05(b)
Indemnifiable Expenses	Section 7.06(a)
Indemnified Parties	Section 7.06(a)
Information Statement	Section 4.05(b)
IRS	Section 4.10(a)
JV Entities	Section 4.01(c)
Maryland REIT Law	Recitals
Material Contract	Section 4.17
Merger Consideration	Section 3.03(b)
MergerCo	Preamble
Mergers	Recitals
NYSE	Section 4.05(b)
Operating Trust	Preamble
Operating Trust Articles of Merger	Section 2.03(a)
Operating Trust Cash Consideration	Section 3.02(a)
Operating Trust Class A Preferred Unit Consideration	Section 3.02(a)
Operating Trust Class A-1 Common Units	Section 4.03(b)
Operating Trust Class A-2 Common Units	Section 4.03(b)
Operating Trust Class B Common Units	Section 4.03(b)
Operating Trust Common Units	Section 4.03(b)
Operating Trust Merger	Recitals
Operating Trust Merger Effective Time	Section 2.03(a)
Operating Trust MergerSub	Preamble
Operating Trust Recommendation	Section 7.02(b)
Operating Trust Series I Preferred Units	Section 4.03(b)

Operating Trust Series M Preferred Unit	Section 4.03(b)
Operating Trust Series N Units	Section 4.03(b)
Operating Trust Series N-1 Preferred Units	Section 4.03(b)
Operating Trust Series N-2 Preferred Units	Section 4.03(b)
Operating Trust Shareholders' Meeting	Section 7.02(b)
Operating Trust Unitholder Approval	Section 4.04(a)
Operating Trust Units	Section 4.03(b)
Organizational Documents	Section 4.02
Other Filings	Section 4.12
Outside Holder Merger Consideration	Section 3.03(a)
Parent	Preamble
Parent Expenses	Section 9.04(d)(iii)
Paying Agent	Section 3.03(a)
Permits	Section 4.06(a)
Plans	Section 4.10(a)
Post-Signing Returns	Section 7.14(b)
Proxy Statement	Section 4.05(b)
Qualifying Income	Section 9.05(a)
REIT	Section 2.06
Requested Transactions	Section 2.06
RSU/DEU/Phantom Merger Consideration	Section 3.01(f)
S-4 Related Documents	Section 7.01(a)
Sarbanes-Oxley Act	Section 4.07(d)
SDAT	Section 2.03(b)
SEC	Section 4.05(b)
Section 16	Section 7.05(d)
Securities Act	Section 4.05(b)
Sole Trustee	Recitals
Special Committee	Section 7.04(b)
Subsidiary Organizational Documents	Section 4.02
Superior Proposal Notice	Section 9.01(h)(iv)
Surviving Entity	Section 2.01(b)
Surviving Entity Charter	Section 2.02(b)
Surviving Entity Preferred Shares	Section 3.01(c)
Tax Protection Agreements	Section 4.15
Tax Returns	Section 4.14
Termination Date	Section 9.01
Third Party	Section 4.14
Transfer Taxes	Section 7.08
U.S. Subsidiaries	Section 4.01(b)
WARN	Section 4.11(b)

        Section 1.02    Interpretation and Rules of Construction.

        In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

         (a)  when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

         (b)  the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

         (c)  whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

         (d)  the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (e)  references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section;

          (f)  all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

         (g)  the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

         (h)  references to a person are also to its successors and permitted assigns;

          (i)  the use of "or" is not intended to be exclusive unless expressly indicated otherwise; and

          (j)  all uses of currency or the symbol "$" in this Agreement refer to U.S. dollars unless otherwise indicated.

ARTICLE II
THE MERGERS

        Section 2.01    Mergers.

         (a)  Subject to the terms and conditions of this Agreement, and in accordance with the Maryland REIT Law and the Maryland Limited Liability Company Act (the "LLC Act"), at the Operating Trust Merger Effective Time, the Operating Trust and the Operating Trust MergerSub shall consummate the Operating Trust Merger pursuant to which (i) the Operating Trust MergerSub shall be merged with and into the Operating Trust and the separate existence of the Operating Trust MergerSub shall thereupon cease and (ii) the Operating Trust shall be the surviving entity in the Operating Trust Merger. The Operating Trust Merger shall have the effects specified in the Maryland REIT Law and the LLC Act.

         (b)  Subject to the terms and conditions of this Agreement, and in accordance with the Maryland REIT Law and the Maryland Revised Uniform Partnership Act (the "MD RUPA"), at the Company Merger Effective Time, MergerCo and the Company shall consummate the Company Merger pursuant to which (i) the Company shall be merged with and into MergerCo and the separate existence of the Company shall thereupon cease and (ii) MergerCo shall be the surviving entity in the Company Merger (the "Surviving Entity"). The Company Merger shall have the effects specified in the Maryland REIT Law and the MD RUPA. Accordingly, from and after the Company Merger Effective Time, MergerCo shall have all the properties, rights, privileges, purposes and powers and debts, duties and liabilities of the Company.

        Section 2.02    Articles and Bylaws.

         (a)  The Operating Trust Articles shall be amended to give effect to the provisions of this Agreement and such other provisions which are not inconsistent with this Agreement as determined by Parent in its sole discretion and, as so amended, such articles of restatement shall be the declaration of trust of the Operating Trust after the Operating Trust Merger until thereafter further amended as provided therein or by Law (as amended, the "Amended Operating Trust Articles").

         (b)  The statement of partnership authority of MergerCo, as in effect immediately prior to the Company Merger Effective Time, shall be the statement of partnership authority of the Surviving Entity until thereafter amended as provided therein or by Law (the "Surviving Entity Charter").

        Section 2.03    Effective Times.

         (a)  At the Closing, the Operating Trust MergerSub and the Operating Trust shall duly execute and file with the SDAT articles of merger with respect to the Operating Trust Merger in a form that complies with the Maryland REIT Law (the "Operating Trust Articles of Merger") in accordance with the Maryland REIT Law and the LLC Act. The Operating Trust Merger shall become effective upon such time as the Operating Trust Articles of Merger have been accepted for record by the SDAT, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the Maryland REIT Law and the LLC Act as the effective time of the Operating Trust Merger but not to exceed thirty (30) days after the Operating Trust Articles of Merger are accepted for record by the SDAT and the LLC Act (the "Operating Trust Merger Effective Time").

         (b)  At the Closing, immediately after the Operating Trust Merger Effective Time, MergerCo and the Company shall duly execute and file with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") articles of merger with respect to the Company Merger in a form that complies with the Maryland REIT Law (the "Company Articles of Merger") in accordance with the Maryland REIT Law and the MD RUPA. The Company Merger shall become effective upon such time as the Company Articles of Merger have been accepted for record by the SDAT, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the Maryland REIT Law and the MD RUPA as the effective time of the Company Merger but not to exceed thirty (30) days after the Articles of Merger are accepted for record by the SDAT (the "Company Merger Effective Time").

        Section 2.04    Closing.    Unless this Agreement shall have been terminated in accordance with Section 9.01, the closing of the Mergers (the "Closing") shall occur as promptly as practicable (but in no event later than the third (3rd) Business Day) after all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing) shall have been satisfied or waived by the party entitled to the benefit of the same, or at such other time and on a date as agreed to by the parties (the "Closing Date"); provided that the Buyer Parties shall not be required to consummate the Closing during the period beginning on August 15, 2007 and ending on August 31, 2007. The Closing shall take place at the offices of Hogan & Hartson LLP, 555 Thirteenth Street, N.W., Washington, D.C., or at such other place as agreed to by the parties hereto.

        Section 2.05    Directors/Trustees and Officers of the Surviving Entity; Trustees of the Operating Trust.

         (a)  The directors of MergerCo immediately prior to the Company Merger Effective Time shall be the directors of the Surviving Entity immediately after the Company Merger Effective Time and the officers of MergerCo immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Entity immediately after the Company Merger Effective Time, each to hold office in accordance with the Surviving Entity Charter.

         (b)  The Surviving Entity shall be the sole trustee of the Operating Trust immediately after the Company Merger Effective Time to hold office in accordance with the Amended Operating Trust Articles.

        Section 2.06    Other Transactions.    Parent shall have the option, in its sole discretion and without requiring the further consent of any of the Company Parties or the board of trustees, shareholders or unitholders of any Company Parties, upon reasonable notice to the Company, to request that the Company, immediately prior to the Closing, (a) convert or cause the conversion of one or more subsidiaries that are organized as corporations into limited liability companies (or other entities) and one or more subsidiaries that are organized as limited partnerships or limited liability companies into other entities, on the basis of organizational documents as reasonably requested by Parent, (b) sell or cause to be sold all of the capital stock, shares of beneficial interests, partnership interests or limited liability interests owned, directly or indirectly, by the Company in one or more subsidiaries to any person at a price and on terms all as designated by Parent, and (c) sell or cause to be sold any of the assets of the Company or one or more subsidiaries to any person at a price and on terms all as designated by Parent (clauses (a), (b) and (c) being "Requested Transactions"); provided, however, that (i) none of the Requested Transactions shall delay or prevent the completion of the Mergers, (ii) the Requested Transactions shall be implemented as close as possible to the Operating Trust Merger Effective Time (but after the Buyer Parties shall have waived or confirmed that all conditions to the consummation of the Mergers have been satisfied), (iii) neither the Company nor any subsidiary of the Company shall be required to take any action in contravention of any Laws or Organizational Document, (iv) the consummation of any such Requested Transactions shall be contingent upon the receipt by the Company of a written notice from Parent confirming that all of the conditions set forth in Sections 8.01 and 8.02 have been satisfied (or, with respect to Section 8.02, at the option of Parent, waived) and that the Buyer Parties are prepared to proceed immediately with the Closing (it being understood that in any event the Requested Transactions will be deemed to have occurred prior to the Closing), (v) the Requested Transactions (or the inability to complete the Requested Transactions) shall not affect or modify in any respect the obligations of the Buyer Parties under this Agreement, including payment of the Company Merger Consideration, (vi) neither the Company nor any subsidiary of the Company shall be required to take any such action that could adversely affect the classification of the Company as a "real estate investment trust" (a "REIT") within the meaning of Section 856 of the Code, (vii) neither the Company nor any subsidiary of the Company shall be required to take any such action that would reasonably be expected to result in any Taxes being imposed on, or any adverse Tax consequences to, any shareholder or other equity interest holder of the Company, or other adverse consequences to the shareholders or equity holders of the Company as a whole, incrementally greater than the Taxes or other adverse consequences to such party in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 2.06 unless such holders are indemnified by the Buyer Parties for such incremental Taxes, and (viii) neither the Company nor any subsidiary of the Company shall be required to take any such action that would reasonably be expected to trigger any liability under any Tax Protection Agreement without the Buyer Parties first agreeing to pay such liability. Parent shall upon request by the Company or the Operating Trust advance to the Company or the Operating Trust all reasonable out-of-pocket costs to be incurred by the Company or the Operating Trust or, promptly upon request by the Company or the Operating Trust, reimburse the Company or the Operating Trust for all reasonable out-of-pocket costs incurred by the Company or the Operating Trust in connection with any actions taken by the Company or the Operating Trust in accordance with this Section 2.06 (including reasonable fees and expenses of their Representatives). The Buyer Parties, on a joint and several basis, hereby agree to indemnify and hold harmless the Company, the Operating Trust, their subsidiaries (including all U.S. Subsidiaries and Foreign Subsidiaries), and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions. Without limiting the foregoing, none of the representations, warranties or covenants of the Company Parties shall be deemed to apply to, or deemed breached or violated by, any of the Requested Transactions.

        Section 2.07    Tax Characterization.    The parties intend that for federal and applicable state income tax purposes (i) the Company Merger will be treated as a taxable sale by the Company of all of the Company's assets to MergerCo in exchange for the Company Common Share Merger Consideration, the Company Series I Preferred Share Merger Consideration, the Company Option Merger Consideration, the RSU/DEU/Phantom Merger Consideration, the Company Performance Unit Merger Consideration and the Company SAR Merger Consideration provided for herein to be provided to the holders of equity interests in the Company and the assumption of all of the Company's other liabilities (including the Company's share of the Operating Trust liabilities, as determined under the applicable federal income tax regulations), followed by a distribution of such consideration to the holders of equity interests in the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a "plan of liquidation" of the Company for federal income tax purposes and (ii) the Operating Trust Merger shall, (x) in the case of each holder of Operating Trust Class A-1 Common Units that receives the Operating Trust Cash Consideration in the Operating Trust Merger, be treated as a taxable purchase of Operating Trust Class A-1 Common Units directly by MergerCo and (y) in the case of each holder of Operating Trust Class A-1 Common Units that receives the Operating Trust Class A Preferred Unit Consideration in the Operating Trust Merger as a result of the conversion of Operating Trust Class A-1 Common Units into such Operating Trust Class A Preferred Unit Consideration, not be treated as a realization or recognition event to such holder.

ARTICLE III
EFFECTS OF THE MERGERS

        Section 3.01    Effect on Shares and Other Equity Interests.    At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of the Company Common Shareholders or holders of any interests in MergerCo:

         (a)  Each partnership unit of MergerCo issued and outstanding immediately prior to the Company Merger Effective Time shall remain as issued and outstanding.

         (b)  Each Company Common Share that is owned by the Company, any U.S. Subsidiary, any Foreign Subsidiary or by MergerCo immediately prior to the Company Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

         (c)  Each Company Common Share issued and outstanding immediately prior to the Company Merger Effective Time (other than Company Common Shares to be canceled in accordance with Section 3.01(b)) shall automatically be converted into, and canceled in exchange for, the right to receive an amount in cash of $60.75 (the "Company Common Share Merger Consideration").

         (d)  Each Series I Cumulative Redeemable Preferred Share ("Company Series I Preferred Share") of the Company issued and outstanding immediately prior to the Company Merger Effective Time (other than the Company Series I Preferred Shares owned by the Company, any U.S. Subsidiary, or any Foreign Subsidiary, which shall be automatically cancelled and retired and cease to exist) shall, at the election of Parent (which election shall be made no later than the date of the Company Shareholders' Meeting), either (i) automatically be converted into, and shall be cancelled in exchange for, the right to receive one share of Series I Cumulative Redeemable Preferred Share, par value $.01 per share (the "Surviving Entity Preferred Shares"), of the Surviving Entity or (ii) be redeemed at the Closing by the Company for the Liquidation Preference (as defined in Annex I to the Company Articles) plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the Redemption Date (as defined in Annex I to the Company Articles) (the "Company Series I Preferred Share Merger

Consideration"). Immediately prior to the Company Merger Effective Time, the terms of the Surviving Entity Preferred Shares shall be set forth in the articles supplementary of MergerCo, substantially in the form set forth in Exhibit F.

         (e)  Immediately prior to the Company Merger Effective Time, each outstanding qualified or nonqualified option to purchase Company Common Shares ("Company Share Options") under any employee or director or trustee share option or compensation plan or arrangement of the Company, including under the Long Term Incentive Plan of the Company (the "Company Incentive Plans"), shall, except as otherwise agreed to by Parent and a holder of Company Share Options, become fully vested and exercisable (whether or not then vested or subject to any performance condition that has not been satisfied, and regardless of the exercise price thereof). At the Company Merger Effective Time, except as otherwise agreed to by Parent and a holder of Company Share Options, each Company Share Option not theretofore exercised shall be canceled in exchange for the right to receive a single lump sum cash payment, equal to the product of (i) the number of Company Common Shares subject to such Company Share Option immediately prior to the Company Merger Effective Time, whether or not vested or exercisable, and (ii) the excess, if any, of the Company Common Share Merger Consideration over the exercise price per share of such Company Share Option ("Company Option Merger Consideration"). If the exercise price per share of any such Company Share Option is equal to or greater than the Company Common Share Merger Consideration, such Company Share Option shall be canceled without any cash payment being made in respect thereof.

          (f)  All restricted share units (including any deferred restricted share units) ("Company Restricted Share Units"), dividend equivalent units (including any deferred dividend equivalent units) ("Company Dividend Equivalent Units") and phantom common shares ("Company Phantom Shares") granted pursuant to the Company Incentive Plans or deferred pursuant to the Company's Deferred Compensation Plan automatically shall become fully vested and free of any forfeiture restrictions immediately prior to the Company Merger Effective Time, and each such Company Restricted Share Unit, Company Dividend Equivalent Unit and Company Phantom Share shall be considered an outstanding Company Common Share for all purposes of this Agreement, including the right to receive the Company Common Share Merger Consideration (collectively, the "RSU/DEU/Phantom Merger Consideration"), in each case except as otherwise agreed to by Parent and a holder of Company Restricted Share Units, Company Dividend Equivalent Units, or Company Phantom Shares.

         (g)  The conditions for maximum issuance of performance units to be granted under the Special Long Term Incentive Program adopted pursuant to the Long Term Incentive Plan ("Company Performance Units") shall be deemed to be satisfied immediately prior to the Company Merger Effective Time and each such Company Performance Unit shall fully vest and be free of any forfeiture restrictions immediately prior to the Company Merger Effective Time and shall be considered an outstanding Company Common Share for all purposes of this Agreement, including the right to receive the Company Common Share Merger Consideration (the "Company Performance Unit Merger Consideration"), in each case except as otherwise agreed to by Parent and a holder of Company Performance Units.

         (h)  All outstanding share appreciation rights ("Company SARs") granted pursuant to the Company Incentive Plan or otherwise that remain unvested shall, except as otherwise agreed to by Parent and a holder of Company SARs, automatically become fully vested and exercisable (whether or not then vested or subject to any performance condition that has not been satisfied, and regardless of the exercise price thereof) immediately prior to the Company Merger Effective Time. At the Company Merger Effective Time, except as otherwise agreed to by Parent and a holder of Company SARs, each Company SAR not theretofore exercised shall be canceled in exchange for the right to receive a single lump sum cash payment, equal to the product of (i) the number of Company Common Shares subject to such Company SAR immediately prior to the Company Merger Effective Time, whether or not vested or exercisable, and (ii) the excess, if any, of the Company Common Share Merger Consideration

over the exercise price per share of such Company SAR ("Company SAR Merger Consideration"). If the exercise price per share of any such Company SAR is equal to or greater than the Company Common Share Merger Consideration, such Company SAR shall be canceled without any cash payment being made in respect thereof.

        Section 3.02    Effect on Units.

         (a)  Operating Trust Class A-1 Common Units.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time, each Operating Trust Class A-1 Common Unit issued and outstanding immediately prior to the Operating Trust Merger Effective Time shall, in accordance with Section 3.03(e)(ii)(A) and Section 3.03(e)(ii)(B), be converted into either (i) the Operating Trust Cash Consideration or (ii) the Operating Trust Class A Preferred Unit Consideration. As contemplated in Section 7.01(b), the Operating Trust shall offer, pursuant to the Operating Trust Merger, to each holder of the Operating Trust Class A-1 Common Units the opportunity to make an unconditional election, to be effective concurrently with the Operating Trust Merger Effective Time (the "Election"), to receive, in exchange for each issued and outstanding Operating Trust Class A-1 Common Unit owned by such holder immediately after the Operating Trust Merger Effective Time either:

           (x)  cash equal to the Company Common Share Merger Consideration (the "Operating Trust Cash Consideration"); or

           (y)  one (1) Series O Preferred Unit (the "Operating Trust Class A Preferred Unit Consideration").

The Election shall be made pursuant to the procedures set forth in the Form S-4 in accordance with Section 7.01(b) and shall close immediately following the Operating Trust Merger Effective Time. Holders of Operating Trust Class A-1 Common Units may only elect to receive the Operating Trust Cash Consideration if concurrently with such election such holder agrees, without additional consideration, to release, with respect to all Class A-1 Common Units owned directly by the Holder, the Company and its U.S. Subsidiaries and Foreign Subsidiaries, the Buyer Parties, the Guarantors and their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates, agents or Representatives of the Buyer Parties or the Guarantors from any claims under any Tax Protection Agreement with respect to any gain that is recognized as a result of such holders' sale of such Class A-1 Common Units pursuant to the Election and receipt of the Operating Trust Cash Consideration. In no event shall a holder be required to waive any claim that it has or had under any Tax Protection Agreement with respect to or as a result of (i) any transaction or event occurring prior to the closing of the Operating Trust Merger, whether or not asserted at the Operating Trust Merger Effective Time, (ii) the receipt of the Operating Trust Class A Preferred Unit Consideration in the Operating Trust Merger, to the extent that the holder does not exercise the Election with respect to all Class A-1 Common Units owned by such holder at the Operating Trust Merger Effective Time, or (iii) in the case of a holder who receives the Operating Trust Class A Preferred Unit Consideration in the Operating Trust Merger, events occurring in connection with or following the consummation of the Operating Trust Merger that cause such holder to recognize income or gain for federal, state or local income tax purposes with respect to its Series O Preferred Units following the Operating Trust Merger Effective Time.

         (b)  Operating Trust Class A-2 Common Units.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time and without any action on the part of the Company, as the sole holder of the Operating Trust Class A-2 Common Units, each Operating Trust Class A-2 Common Unit held by the Company immediately prior to the Operating Trust Merger Effective Time shall remain outstanding.

         (c)  Operating Trust Series I Preferred Units.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time and without any action on the part of the Company, as the sole holder of the Operating Trust Series I Preferred Units, each Operating Trust Series I Preferred Unit issued and outstanding immediately prior to the Operating Trust Merger Effective Time shall at the election of Parent (which election shall be made no later than the date of the Company Shareholders' Meeting) either (a) remain outstanding and unchanged as one (1) Operating Trust Series I Preferred Unit without any material adverse change to its terms and rights or (b) be redeemed at the Closing by the Company for the Liquidation Preference plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the Redemption Date.

         (d)  Operating Trust Series M Preferred Unit.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time and without any action on the part of the holder of the Operating Trust Series M Preferred Unit, the Operating Trust Series M Preferred Unit shall be converted into the right to receive one (1) Operating Trust Series P Preferred Unit which shall have the preferences, redemption and other rights, voting powers, restrictions and limitations set forth on Exhibit B.

         (e)  Operating Trust Series N Preferred Units.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time and without any action on the part of the holders of the Operating Trust Series N Preferred Units, (i) each Operating Trust Series N-1 Preferred Unit issued and outstanding immediately prior to the Operating Trust Merger Effective Time shall be converted into the right to receive one (1) Operating Trust Series Q-1 Preferred Unit which shall have the preferences, redemption and other rights, voting powers, restrictions and limitations set forth on Exhibit C, and (ii) each Operating Trust Series N-2 Preferred Unit issued and outstanding immediately prior to the Operating Trust Merger Effective Time shall be converted into the right to receive one (1) Operating Trust Series Q-2 Preferred Unit which shall have the preferences, redemption and other rights, voting powers, restrictions and limitations set forth on Exhibit C.

          (f)  Operating Trust MergerSub Units.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time, all units or shares of beneficial interest of the Operating Trust MergerSub shall automatically be converted into that number of Operating Trust Class A-1 Common Units equal to the number of Operating Trust Class A-1 Common Units electing to receive the Operating Trust Cash Consideration pursuant to Section 3.02(a).

        Section 3.03    Exchange of Share Certificates, Unit Certificates and Uncertificated Units; Paying Agent.

         (a)  Paying Agent.    Prior to the Operating Trust Merger Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Exchange and Paying Agent (the "Paying Agent") for the payment or exchange, as applicable, in accordance with this Article III of (i) the Company Common Share Merger Consideration, (ii) the Company Series I Preferred Share Merger Consideration, (iii) the Operating Trust Cash Consideration, and (iv) the Operating Trust Class A Preferred Unit Consideration, (such consideration collectively being referred to as the "Outside Holder Merger Consideration"). On or immediately after the Operating Trust Merger Effective Time, Parent shall deposit or cause MergerCo or Operating Trust MergerSub to deposit with the Paying Agent the Outside Holder Merger Consideration for the benefit of the holders of Company Common Shares, Company Series I Preferred Shares, Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit, and Operating Trust Series N Preferred Units, as applicable (such cash and securities so deposited, collectively being referred to as the "Exchange Fund"). The Parent shall cause the Paying Agent to make, and the Paying Agent shall make, payments of the Outside Holder Merger Consideration out of the Exchange Fund in accordance with this Agreement promptly after the Closing Date in accordance with the procedures set forth in 3.03(d). The Exchange Fund shall not be used for any other purpose than the payment of Outside Holder Merger Consideration in accordance with this Agreement. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Entity or the Trust, as the case may be.

        Payment of Company Option Merger Consideration, Company RSU/DEU/Phantom Merger Consideration, the Company Performance Unit Merger Consideration and the Company SAR Merger Consideration.    No later than five Business Days prior to the Company Merger Effective Time, the Company shall deliver to Parent a schedule setting forth: (i) the Company Option Merger Consideration to be paid to the holders of Company Share Options pursuant to Section 3.01(e); (ii) the RSU/DEU/Phantom Merger Consideration to be paid to the holders of Company Restricted Share Units, Company Dividend Equivalent Units and Company Phantom Shares, as the case may be, pursuant to Section 3.01(f); (iii) the Company Performance Unit Merger Consideration to be paid to the holders of Company Performance Units pursuant to Section 3.01(g); and (iv) the Company SAR Merger Consideration to be paid to the holders of Company SARs pursuant to Section 3.01(h) (such consideration collectively being referred to as the "Employee Merger Consideration" and together with the Outside Holder Merger Consideration, the "Merger Consideration"). On or immediately after the Company Merger Effective Time, Parent shall cause to be deposited with the Operating Trust the Employee Merger Consideration for the benefit of the holders of Company Share Options, Company Restricted Share Units, Company Dividend Equivalent Units, Company Phantom Shares, Company Performance Units and Company SARs (collectively, the "Company Equity Awards"). The Operating Trust shall thereafter pay or reimburse the Surviving Entity an amount equal to the Employee Merger Consideration promptly (but in no event more than five (5) Business Days) following the Closing Date in accordance with this Article III.

         (c)  Share Transfer Books; Unit Transfer Books.

            (i)  At the Company Merger Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Common Shares. On or after the Company Merger Effective Time, any Share Certificates presented to the Paying Agent, the Surviving Entity or the transfer agent for any reason shall be exchanged for the applicable Merger Consideration with respect to the Company Common Shares or Company Series I Preferred Shares formerly represented thereby.

           (ii)  At the Operating Trust Merger Effective Time, the share/unit transfer books of the Operating Trust shall continue to be the share/unit transfer books of the Operating Trust in all respects; provided, that, after the Operating Trust Merger Effective Time, there shall be no further registration of transfers of the Operating Trust Class A-1 Common Units that were formerly held by the Operating Trust Common Unitholders.

         (d)  Exchange Procedures for Certificates and Uncertificated Units.    Promptly after the Company Merger Effective Time (but in any event within five (5) Business Days), Parent shall cause the Paying Agent to mail to each person who immediately prior to the Company Merger Effective Time held Company Common Shares, Company Series I Preferred Shares, or Operating Trust Class A-1 Common Units that were exchanged for the right to receive the applicable Merger Consideration consisting of cash, Surviving Entity Preferred Shares, or Series O Preferred Units (each, a "Former Equityholder"), pursuant to Sections 3.01 and 3.02: (i) a letter of transmittal (which shall specify that, if applicable, delivery of Share Certificates or Unit Certificates shall be effected, and risk of loss and title to the Share Certificates and Unit Certificates (if any) shall pass to the Paying Agent, only upon delivery of the Share Certificates or Unit Certificates to (if any) the Paying Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) if applicable, instructions for use in effecting the surrender of the Former Equityholder's Share Certificates or Unit Certificates in exchange for the applicable Merger Consideration to which the holder thereof is entitled. Upon (i) if applicable, surrender by a Former Equityholder of a Share Certificate or Unit Certificate (if any) for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, and (ii) delivery by such Former Equityholder of such letter of transmittal (together with such Share Certificate or Unit Certificate, if applicable), duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, such Former Equityholder shall receive in exchange therefore the applicable Merger Consideration payable in respect of the Company Common Shares, Company Series I Preferred Shares, or Operating Trust Class A-1 Common Units pursuant to the provisions of this Article III, and the Share Certificate or Unit Certificate (if any) so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Shares, Company Series I Preferred Shares, or Operating Trust Class A-1 Common Units that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Share Certificate or Unit Certificate (if any) so surrendered is registered, if such Share Certificate or Unit Certificate (if any) shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Share Certificate or Unit Certificate (if any) or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Share Certificate or Unit Certificate (if any) shall be deemed at any time after the Company Merger Effective Time to represent only the right to receive, upon such surrender, the applicable Merger Consideration as contemplated by this Section 3.03.

         (e)  No Further Ownership Rights.

            (i)  From and after the Company Merger Effective Time, holders of Company Common Shares, Company Series I Preferred Shares and Company Equity Awards shall cease to be, and shall have no rights as, shareholders or equityholder of the Company other than the right to receive the applicable Merger Consideration provided under this Article III. The applicable Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Company Common Shares, Company Series I Preferred Shares and the Company Equity Awards, regardless of whether represented by Share Certificates or other similar certificates exchanged therefore.

           (ii)  At and immediately following the Operating Trust Merger Effective Time, each person who held, immediately prior to the Operating Trust Merger Effective Time:

            (A)  Operating Trust Class A-1 Common Units, with respect to which an Election is made by such person to receive, in exchange for such units, the Operating Trust Class A Preferred Unit Consideration or for which no election is made, shall (1) hold the Series O Preferred Units and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such Series O Preferred Units and (2) cease to be, and shall have no rights as, an Operating Trust Common Unitholder;

            (B)  Operating Trust Class A-1 Common Units with respect to which an Election is made by such person to receive, in exchange for such units, the Operating Trust Cash Consideration, shall cease to be, and shall have no right as, a shareholder or equityholder of the Operating Trust other than the right to receive the Operating Trust Cash Consideration pursuant to Section 3.02(a);

            (C)  Operating Trust Class A-2 Common Units shall continue to hold a number of such units calculated in accordance with Section 3.02(b), and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such units;

            (D)  (i) if Parent elects to leave such units outstanding pursuant to Section 3.02(c), the Operating Trust Series I Preferred Unit shall continue to hold such unit and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such unit or (ii) if Parent does not elect to leave such units outstanding pursuant to Section 3.02(c), the Liquidation Preference plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the Redemption Date;

            (E)  the Operating Trust Series M Preferred Unit shall hold the Operating Trust Series P Preferred Unit and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such unit;

            (F)  Operating Trust Series N-1 Preferred Units shall hold the Operating Trust Series Q-1 Preferred Units and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such units; and

            (G)  Operating Trust Series N-2 Preferred Units shall hold the Operating Trust Series Q-2 Preferred Units and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such units).

        The applicable Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Operating Trust Common Units, the Operating Trust Series M Preferred Unit and Operating Trust Series N Preferred Units, regardless of whether represented by Unit Certificates or other similar certificates exchanged therefore.

          (f)  Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Shares, Company Series I Preferred Shares, Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit, or Operating Trust Series N Preferred Units for twelve (12) months after the Company Merger Effective Time shall be delivered to the Surviving Entity, and any holders of Company Common Shares, Company Series I Preferred Shares, Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit, or Operating Trust Series N Preferred Units prior to the applicable Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Entity for payment of the applicable Merger Consideration.

         (g)  No Liability.    None of the Buyer Parties, Company Parties or the Paying Agent, or any employee, officer, director, shareholder, partner, agent or Affiliate thereof, shall be liable to any person in respect of any Merger Consideration, if the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any persons entitled to Merger Consideration immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any federal, state or local government or any court, regulatory or administrative agency or commission, governmental arbitrator or other governmental authority or instrumentality, domestic or foreign, shall, to the extent permitted by applicable Law, become the property of the Surviving Entity or the Operating Trust, as the case may be, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

         (h)  Investment of Exchange Fund.    The Paying Agent shall invest the cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any net profit resulting from, or interest or income produced by, such investments shall be placed in the Exchange Fund. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Cash Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments in full.

          (i)  Lost Certificates.    If any Share Certificate or Unit Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate or Unit Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond or payment of an applicable fee in such amount as Parent or the Paying Agent reasonably may direct, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate or Unit Certificate the applicable Cash Consideration payable in respect thereof pursuant to this Agreement.

        Section 3.04    Withholding Rights; No Interest on Merger Consideration.    The Surviving Entity, Operating Trust, Parent or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares, Company Series I Preferred Shares, Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit, Operating Trust Series N Preferred Units, or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Entity, Parent or the Paying Agent, as applicable, such withheld amounts (i) shall be remitted by the Surviving Entity or the Paying Agent, as the case may be, to the applicable Governmental Authority, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares, Company Series I Preferred Shares, Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit, Operating Trust Series N Preferred Units, or Company Equity Awards in respect of which such deduction and withholding was made by the Surviving Entity, Operating Trust, Parent or the Paying Agent, as applicable. No interest shall be paid or accrue on any Merger Consideration paid pursuant to Article III.

        Section 3.05    Dissenters' Rights.

         (a)  No dissenters' or appraisal rights shall be available with respect to the Company Merger or the other transactions contemplated hereby except as set forth in Section 3.05(b).

         (b)  Notwithstanding any provision of hereof and to the extent available under the Maryland REIT Law, Operating Trust Class A-1 Common Units that are outstanding immediately prior to the Operating Trust Merger Effective Time and that are held by any unitholder who has properly exercised and perfected appraisal rights, if any, under Title 3, Subtitle 2 of the MGCL (the "Dissenting Units")) shall not be converted into the right to receive the Operating Trust Cash Consideration or the Operating Trust Class A Preferred Unit Consideration, but the holders of Dissenting Units shall instead be entitled to receive such consideration as shall be determined pursuant to Title 3, Subtitle 2 of the MGCL; provided, however, that if any such unitholder shall have failed to perfect or otherwise shall have withdrawn or lost such rights, if any, to appraisal and payment under the MGCL, such holder's Operating Trust Class A-1 Common Units shall thereupon be deemed to have been converted into, as of the Operating Trust Merger Effective Time, the right to receive the Operating Trust Cash Consideration or the Operating Trust Class A Preferred Unit Consideration in accordance with Section 3.02(a) hereof, without any interest thereon, and such Operating Trust Class A-1 Common Units shall no longer be Dissenting Units. The Company shall give Parent prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the MGCL by a holder of Dissenting Units and received by the Company. Parent shall participate in all and control all negotiations and proceedings with respect to demands for appraisal under the Maryland REIT Law and the MGCL. The Company shall not, except with prior written consent of Parent, make any payment or agree to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

        Section 3.06    Suspension of DRIP.    The Company shall take all actions necessary to suspend its Dividend Reinvestment and Share Purchase Plan (the "DRIP"), effective as soon as practicable after the date of this Agreement, and ensure that no purchase or other rights under the DRIP enable the holder of such rights to acquire any interest in the Surviving Entity or any other Company Party or Buyer Party as a result of such purchase or the exercise of such rights at or after such date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND THE OPERATING TRUST

        Except as set forth in the Disclosure Schedule or as and to the extent set forth in the Company's Form 10-K for the fiscal year ended December 31, 2006 filed March 1, 2007 or in any other SEC Report filed after March 1, 2007 and publicly available prior to the date of this Agreement (other than, in each case, any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein to the extent that they are cautionary, predictive or forward-looking in nature), the Company and the Operating Trust hereby jointly and severally represent and warrant to the Buyer Parties as follows:

        Section 4.01    Organization and Qualification; Subsidiaries; Authority.

         (a)  Each of the Company and the Operating Trust is a real estate investment trust duly organized, validly existing and in good standing under the Laws of the State of Maryland. Each of the Company and the Operating Trust is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Operating Trust has all requisite trust power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

         (b)  Each of the Company's subsidiaries organized under a jurisdiction in the U.S. (the "U.S. Subsidiaries") and each of the Company's subsidiaries organized under a jurisdiction outside of the U.S. (the "Foreign Subsidiaries"), together with the jurisdiction of organization of each U.S. Subsidiary and Foreign Subsidiary and the outstanding equity of each U.S. Subsidiary and Foreign Subsidiary owned by the Company and each other U.S. Subsidiary and Foreign Subsidiary, is set forth in Section 4.01(b) of the Disclosure Schedule. Except as set forth in Sections 4.01(b) and 4.01(c) of the Disclosure Schedule, the Company does not own, directly or indirectly, any shares of stock of, or other equity interest in, or any other securities convertible or exchangeable into or exercisable for stock of or other equity interest in, any Person. Except as set forth in Section 4.01(b) and 4.01(c) of the Disclosure Schedule, all issued and outstanding shares or other equity interests of each U.S. Subsidiary and Foreign Subsidiary are owned directly or indirectly by the Company, free and clear of all Liens other than Liens specified in the Organizational Documents or loan documents that are Material Contracts. Each U.S. Subsidiary (other than the Operating Trust) and Foreign Subsidiary and, to the knowledge of the Company, each JV Entity, is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated, organized, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the U.S. Subsidiaries (other than the Operating Trust) and the Foreign Subsidiaries and, to the knowledge of the Company, each JV Entity, has the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Each of the U.S. Subsidiaries (other than the Operating Trust) and the Foreign Subsidiaries and, to the knowledge of the Company, each JV Entity, is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the conduct or nature of its business makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (c)  Section 4.01(c) of the Disclosure Schedule is a complete and correct list of Persons other than the U.S. Subsidiaries and the Foreign Subsidiaries, in which the Company or any U.S. Subsidiary or Foreign Subsidiary has a direct or indirect equity interest (the "JV Entities"), together with the respective percentage interests in each such Person owned by the Company and any U.S. Subsidiaries or Foreign Subsidiaries, which interests are owned directly or indirectly by the Company, free and clear of all Liens other than Liens specified in the Organizational Documents or loan documents applicable to such JV Entities. To the knowledge of the Company, no direct or indirect beneficial owner of any JV Entity or party to any agreement with a JV Entity has exercised any option to purchase or sell, right of first refusal, right of first offer or any other contractual right to purchase, sell or dispose of, any equity interest of any JV Entity owned by the Company, any U.S. Subsidiary or any Foreign Subsidiary.

        Section 4.02    Organizational Documents.    The Company has previously provided or made available to the Buyer Parties true and correct copies of (i) the Company Articles, the Company Bylaws, the Operating Trust Articles and the Operating Trust Bylaws together with all amendments thereto (collectively, the "Company and Operating Trust Organizational Documents") and (ii) bylaws, partnership agreements, operating agreements, and other similar organizational documents of each JV Entity (together with the certificates or articles of incorporation, declarations of trust, certificates or articles of partnerships, certificates or articles of formation, of such JV Entities collectively, the "JV Organizational Documents"). All certificates or articles of incorporation, declarations of trust, certificates or articles of partnerships, certificates or articles of formation, bylaws, partnership agreements, operating agreements, and other similar organizational documents of the U.S. Subsidiaries and the Foreign Subsidiaries (collectively, the "Subsidiary Organizational Documents," and together with the Company and Operating Trust Organizational Documents and, to the knowledge of the Company, the JV Organizational Documents, the "Organizational Documents") are in full force and effect and there are no current dissolution, revocation or forfeiture proceedings regarding the Company or any of the material U.S. Subsidiaries or material Foreign Subsidiaries.

        Section 4.03    Capitalization.

         (a)  The total number of shares of beneficial interest of all classes which the Company has authority to issue is 450,000,000 shares, consisting of 449,999,500 common shares of beneficial interest, par value $0.01 per share (the "Company Common Shares"), of which, as of May 24, 2007, 222,420,421 were issued and outstanding, and 500 Series I Cumulative Redeemable Preferred Shares, par value $0.01 per share (the "Company Series I Preferred Shares"), of the Company, of which, as of May 24, 2007, 500 shares were issued and outstanding. As of May 24, 2007, (i) 9,687,550 Company Common Shares have been reserved and are available for issuance pursuant to the Incentive Plan, subject to adjustment on the terms set forth in such plans and/or agreements, and (ii) there were outstanding (A) Company Share Options to purchase 1,990,474 Company Common Shares, (B) 1,018,259 Company Restricted Share Units, (C) 261,585 Company Dividend Equivalent Units, (D) 31,350 Company Phantom Shares, (E) 304,904 Company Performance Units, and (F) 1,274 Company SARs.

         (b)  The total number of shares of beneficial interest of all classes which the Operating Trust has authority to issue is 450,000,000 shares, par value $0.01 per shares (such shares, the "Operating Trust Units"). As of the date of this Agreement (i) 100,000,000 of the Operating Trust Units have been classified as Class A-1 Common Units (the "Operating Trust Class A-1 Common Units"), (ii) 222,420,421 of the Operating Trust Units have been classified as Class A-2 Common Units (the "Operating Trust Class A-2 Common Units," and together with Operating Trust A-1 Common Units, the "Operating Trust Class A Common Units"), (iii) 10,000,000 of the Operating Trust Units have been classified as Class B Common Units (the "Operating Trust Class B Common Units," and together with Operating Trust Class A Common Units, the "Operating Trust Common Units"), (iv) 500 of the Operating Trust Units have been classified as Series I Cumulative Redeemable Preferred Units (the "Operating Trust Series I Preferred Units"), (v) one (1) Operating Trust Unit has been classified as Series M Preferred Unit (the "Operating Trust Series M Preferred Unit"), (vi) 300 of the Operating Trust Units have been classified as Series N-1 Convertible Redeemable Preferred Units (the "Operating Trust Series N-1 Preferred Units"), and (vii) 700 of the Operating Trust Units have been classified as Series N-2 Convertible Redeemable Preferred Units (the "Operating Trust Series N-2 Preferred Units" and together with the Operating Trust Series N-1 Preferred Units, the "Operating Trust Series N Units"). As of May 24, 2007, there were outstanding 27,219,023 Operating Trust Class A-1 Common Units, 222,420,421 Operating Trust Class A-2 Common Units, no Operating Trust Class B Common Units, 500 Operating Trust Series I Preferred Units, one (1) Operating Trust Series M Preferred Unit, 300 Operating Trust Series N-1 Preferred Units, and 700 Operating Trust Series N-2 Preferred Units. The Company is the sole trustee of the Operating Trust. All of the Operating Trust Class A-2 Common Units and Operating Trust Series I Preferred Units are held by the Company.

         (c)  Except for (i) Company Share Options, Company Restricted Share Units, Company Dividend Equivalent Units, Company Phantom Shares, Company Performance Units, Company SARs, the Operating Trust Common Units, the Operating Trust Series M Preferred Unit, the Operating Trust Series N Units and the Convertible Notes, or as set forth in Section 4.03(c)(i) of the Disclosure Schedule, there are no options, warrants, calls, subscription rights, exercisable, convertible or exchangeable securities or other rights, agreements or commitments (contingent or otherwise) that obligate the Company to issue, transfer or sell any shares of beneficial interests or other equity interest, or any investment that is convertible into or exercisable or exchangeable for any such shares; and (ii) the Operating Trust Series M Preferred Unit, the Operating Trust Series N Preferred Units, Company and Operating Trust Organizational Documents or as set forth in Section 4.03(c)(ii) of the Disclosure Schedule, there are no options, warrants, calls, subscription rights, exercisable, convertible or exchangeable securities or other rights, agreements or commitments (contingent or otherwise) that obligate the Operating Trust to issue, transfer or sell any Operating Trust Units. Section 4.03(c)(iii) of the Disclosure Schedule sets forth a true, complete and correct list of the Company Share Options outstanding as of the date of this Agreement, including the number of shares subject to each Company Share Option, the per share exercise price or purchase price for each Company Share Option, and whether the Company Share Option is qualified.

         (d)  Section 4.03(d) of the Disclosure Schedule sets forth a true, complete and correct list of the Company SARs outstanding as of the date of this Agreement, including the number of shares subject to each Company SAR and the per share exercise price or purchase price for each Company SAR.

         (e)  Except as set forth in the Company Articles, the Company Bylaws, the Operating Trust Articles, the Operating Trust Bylaws or Section 4.03(e) of the Disclosure Schedule, there are no agreements or understandings to which the Company is a party with respect to the voting of any Company Common Shares or which restrict the transfer of any such shares, nor, to the knowledge of the Company, are there any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of such shares.

          (f)  Except as set forth in Section 4.03(f) of the Disclosure Schedule, the Company is under no obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities. Except as set forth in Section 4.03(f) of the Disclosure Schedule or the Organizational Documents, there are no outstanding contractual obligations of the Company or any of the U.S. Subsidiaries or Foreign Subsidiaries to repurchase, redeem or otherwise acquire any Company Common Shares or capital stock of any U.S. Subsidiary.

         (g)  Section 4.03(g) of the Disclosure Schedule sets forth a list of all holders of the Operating Trust Units, including the name of the Person holding each such unit, and the number and type.

         (h)  Since May 24, 2007 and through the date of this Agreement, other than in connection with the issuance of Company Common Shares pursuant to the exercise of Company Share Options, redemption or conversion of Operating Trust Class A-1 Common Units, issuances of Company

Common Shares in connection with purchases under the DRIP and the Company's 401(k) Savings Plan, no Company Common Shares, Company Series I Preferred Shares or Operating Trust Units have been issued or redeemed and there has been no change in the number of outstanding Company Common Shares, Company Series I Preferred Shares, Operating Trust Units, Company Share Options, Company Restricted Share Units, Company Dividend Equivalent Units, Company Phantom Shares, Company Performance Units or Company SARs. All issued and outstanding shares of beneficial interest or capital stock of or other equity interests in the Company and its U.S. Subsidiaries and Foreign Subsidiaries are, and all shares subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable will be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights under any provision of Law (except as otherwise provided under applicable Law with respect to Foreign Subsidiaries) or the applicable Organizational Documents.

          (i)  The Company does not have a "poison pill" or similar shareholder rights plan.

        Section 4.04    Authority Relative to this Agreement, Takeover Laws, Validity and Effect of Agreements.

         (a)  Each of the Company Parties has all necessary trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Mergers. The Company Board: (i) has (A) unanimously approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement and declared that the Company Merger and the other transactions contemplated by this Agreement are advisable on the terms and subject to the conditions set forth herein, (B) directed that the Company Merger and the other transactions contemplated hereby be submitted for consideration at the Company Shareholders' Meeting, and (C) unanimously recommended the approval of the Company Merger and the other transactions contemplated hereby by the Company Common Shareholders; and (ii) on behalf of the Company in its capacity as the Sole Trustee, (A) unanimously approved this Agreement, the Operating Trust Merger and the other transactions contemplated by this Agreement and declared that the Mergers and the other transactions contemplated by this Agreement are advisable on the terms and subject to the conditions set forth herein, (B) directed that this Agreement, the Mergers and the other transactions contemplated hereby be submitted for approval by the Operating Trust Unitholders entitled to vote thereon, and (C) unanimously recommended the approval of this Agreement, the Mergers and the other transactions contemplated hereby by the Operating Trust Common Unitholders. Except for the approvals described in the following sentence, the execution, delivery and performance by the Company and the Operating Trust of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Mergers and the Declaration of Trust Amendments, have been duly and validly authorized by all necessary trust actions on behalf of the Company and the Operating Trust. No other proceedings on the part of the Company and the Operating Trust are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, including the Mergers and the Declaration of Trust Amendments, other than—

          (w)  the affirmative approval of the Company Merger by at least a majority of all the votes entitled to be cast on the matter by the holders of all outstanding Company Common Shares (the "Company Shareholder Approval"),

           (x)  the affirmative approval of the Mergers by at least the majority of all the votes entitled to be cast on the matters by the holders of all outstanding Operating Trust Common Units (the "Operating Trust Unitholder Approval"), and

           (y)  the filing and acceptance for record of appropriate merger documents as required by the Maryland REIT Law, the LLC Act and the MD RUPA.

This Agreement has been duly and validly executed and delivered by the Company and the Operating Trust and, assuming the due authorization, execution and delivery by each of the Buyer Parties, constitutes a legal, valid and binding obligation of the Company and the Operating Trust, enforceable against the Company and the Operating Trust in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

         (b)  The Company Parties (and their respective trustees) have taken all action required to be taken by them in order to exempt this Agreement and the Mergers, and this Agreement and the Mergers are exempt, from the requirements of any "fair price," "moratorium," "control share acquisition," "affiliate transaction," "business combination" or other takeover Laws of the Maryland REIT Laws.

        Section 4.05    No Conflict; Required Filings and Consents.

         (a)  Except as set forth in Section 4.05(a) of the Disclosure Schedule, subject to the receipt of the Company Shareholder Approval and the Operating Trust Unitholder Approval, the execution and delivery of this Agreement by any of the Company Parties do not, and the performance of their respective obligations hereunder will not, (i) conflict with or violate (1) the Company Articles or the Company Bylaws, (2) the Operating Trust Articles or the Operating Trust Bylaws or (3) the JV Organizational Documents or the Subsidiary Organizational Documents, (ii) assuming that all consents, approvals, authorizations, expirations or terminations of applicable waiting periods, and other actions described in subsection (b) of this Section 4.05 have been obtained and all filings and obligations described in subsection (b) of this Section 4.05 have been made, conflict with or violate any Law applicable to the Company, the Operating Trust, or any U.S. Subsidiary, Foreign Subsidiary or JV Entity or by which any property or asset of the Company, the Operating Trust, or any U.S. Subsidiary, Foreign Subsidiary or JV Entity is bound, or (iii) require any consent or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation or any right to purchase or sell assets or equity) under, result in the loss of any material right or benefit under, or result in the triggering of any payments or result in the creation of a Lien or other encumbrance on any property or asset of the Company, the Operating Trust, or any U.S. Subsidiary or Foreign Subsidiary or pursuant to, any of the terms, conditions or provisions of any Permit or Contract to which the Company, or any U.S. Subsidiary or Foreign Subsidiary is a party or by which it or any of its respective properties or assets may be bound, except, with respect to clauses (ii) and (iii), such triggering of payments, Liens, encumbrances, filings, notices, permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (B) reasonably be expected to have a Company Material Adverse Effect.

         (b)  The execution and delivery by the Company Parties of this Agreement does not, and the performance of their respective obligations hereunder will not, require any consent, approval, order, authorization or permit of, or filing with or notification to, any Governmental Authority, except: (i) for (A) applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" Laws ("Blue Sky Laws"), (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (C) the German Act Against Restraints of Competition, as amended (the "German Act"), (D) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the Company Merger to be sent to the Company Shareholders (as amended or supplemented from time to time, the "Proxy Statement") and other written communications that may be deemed "soliciting materials" under Rule 14a-12 promulgated under the Exchange Act, (E) the filing with the SEC of an information statement relating to the Company Merger to be sent to the Operating Trust Unitholders (as amended or supplemented from time to time, the "Information Statement") pursuant to Regulation 14C promulgated under the Exchange Act (which Information Statement is contemplated to be included as part of the Form S-4), (F) the filing with the SEC of one or more combined registration statements and proxy statements on Form S-4 (such combined registration statement(s) and proxy statements, together with any amendments or supplements thereto, the "Form S-4"), (G) any filings required under the rules and regulations of the New York Stock Exchange (the "NYSE"), and (H) the filing of the Articles of Merger with, and the acceptance for record thereof by, the SDAT; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Mergers and the other transactions contemplated by this Agreement or (B) reasonably be expected to have a Company Material Adverse Effect.

        Section 4.06    Permits; Compliance with Laws.

         (a)  Each of the Company, the Operating Trust, the U.S. Subsidiaries and the Foreign Subsidiaries and, to the knowledge of the Company, the JV Entities, is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority or Foreign Governmental Entity, as applicable, necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Permits"), and all such Permits are valid and in full force and effect, except where the failure to possess, obtain or maintain the Permits, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. No suspension or cancellation of any Permits is pending or, to the knowledge of the Company, threatened, and no such suspension or cancellation will result from the transactions contemplated by this Agreement, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (b)  Except as set forth in Section 4.06(b) of the Disclosure Schedule, none of the Company, the Operating Trust, any U.S. Subsidiary, or any Foreign Subsidiary nor, to the knowledge of the Company, any JV Entity, is in conflict with, or in default, breach or violation of, (i) any Laws applicable to the Company, the Operating Trust, or any U.S. Subsidiary or JV Entity or any laws applicable to the Foreign Subsidiaries by which any property or asset of the Company, the Operating Trust, any U.S. Subsidiary, any JV Entity or any Foreign Subsidiary is bound or (ii) any Permit, except for any such conflicts, defaults, breaches or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.07    SEC Filings; Financial Statements; No Unknown Liabilities.

         (a)  Each of the Company and the Operating Trust has filed all forms, reports and documents (including all exhibits) required to be filed by it with the SEC since January 1, 2004 (the "Company SEC Reports"). The Company SEC Reports, each as amended prior to the date hereof, (i) have been prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, when filed as amended prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has made available to Parent copies of all material correspondence between the SEC, on the one hand, and the Company or any of its U.S. Subsidiaries on the other hand since January 1, 2004. Except as set forth in Section 4.07(a) of the Disclosure Schedule, no U.S. Subsidiary other than the Operating Trust is or has been required to file any form, report or other document with the SEC or any securities exchange or quotation service.

         (b)  Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC and each fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated U.S. Subsidiaries and the Foreign Subsidiaries or the Operating Trust and its consolidated U.S. Subsidiaries and the Foreign Subsidiaries, as the case may be, as of the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year end adjustments).

         (c)  Except (i) to the extent set forth on the consolidated balance sheet of the Company as of December 31, 2006 (including the notes thereto) included in the Company's Form 10-K for the fiscal year ended December 31, 2006, (ii) liabilities incurred on behalf of the Company, any U.S. Subsidiary or any Foreign Subsidiary in connection with this Agreement, and (iii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2006, none of the Company, its U.S. Subsidiaries or Foreign Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth in a consolidated balance sheet of the Company or in the notes thereto, except for any such liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

         (d)  Since the enactment of the Sarbanes Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. Since the Company became subject to the provisions of Rule 404 of the Sarbanes-Oxley Act, it has complied in all material respects with such provisions.

        Section 4.08    Absence of Certain Changes or Events.    Except as disclosed in the Company SEC Reports filed prior to the date hereof, since December 31, 2006 through the date hereof, (a) each of the Company, the Operating Trust, the U.S. Subsidiaries and the Foreign Subsidiaries has conducted its business in the ordinary course consistent with past practice, (b) there has not been an event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in a Company Material Adverse Effect, (c) there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company Series I Preferred Shares, Company Common Shares or the Operating Trust Units other than (i) regular quarterly cash dividends at a rate equal to $0.4525 per Company Common Share, (ii) dividends paid to holders of the Company Series I Preferred Shares in accordance with the terms of such security, and (iii) distributions paid to holders of Operating Trust Units in accordance with the terms of the Operating Trust Articles, and (d) there has not been any change in any method of accounting or accounting practice or any material change in any tax method or election by the Company or any U.S. Subsidiary.

        Section 4.09    Absence of Litigation.    Except (i) as listed in Section 4.09 of the Disclosure Schedule or (ii) as set forth in the Company SEC Reports filed prior to the date of this Agreement, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its U.S. Subsidiaries or Foreign Subsidiaries or any of its or their respective properties or assets or any director, officer or employee of the Company or any U.S. Subsidiaries or Foreign Subsidiaries or other Person, in each case, for whom the Company or any U.S. Subsidiaries or Foreign Subsidiaries may be liable, except as would not, individually or in the aggregate, reasonably be expected to (x) prevent or materially delay consummation of the Mergers and the other transactions contemplated by this Agreement or (y) have a Company Material Adverse Effect. None of the Company and the U.S. Subsidiaries or Foreign Subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.10    Employee Benefit Plans.

         (a)  Section 4.10(a) of the Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not subject to ERISA) other than a multiemployer plan (within the meaning of Section 3(37) of ERISA)) and all material bonus, stock option, stock purchase, restricted stock, other equity or equity-based awards, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, employment, retention, termination, change in control, severance or other benefit plans, programs or arrangements, contracts or agreements, in each case, to which the Company or any U.S. Subsidiary is a party, with respect to which the Company or any U.S. Subsidiary has any current or future obligation or which are maintained, contributed to or sponsored by the Company or any U.S. Subsidiary for the benefit of any current or former employee, officer, director or independent contractor of the Company or any U.S. Subsidiary (all such plans, programs, arrangements, contracts or agreements, collectively, the "Plans"). The Company has made available, or will make available prior to the Operating Trust Merger Effective Time, to Parent, to the extent applicable, copies, which are correct and complete in all material respects, of the following: (i) the Plans (or to the extent no such copy exists, an accurate written description thereof), (ii) the annual report (Form 5500) filed with the Internal Revenue Service ("IRS") for the last two plan years, (iii) the most recently received IRS determination letter or opinion letter, if any, relating to a Plan, (iv) the most recently prepared actuarial report or financial statement, if any, relating to a Plan, (v) the most recent summary plan description for such Plan and all modifications thereto, and (vi) all material correspondence with the Department of Labor or the IRS with respect to any Plan. Except as set forth on Section 4.10(a)(ii) of the Disclosure Schedule, other than statutory plans, the Company sponsors no employee benefits plans for non-U.S. employees.

         (b)  Each Plan has been established and operated in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Internal Revenue Code of 1986 (the "Code"), except for such noncompliance that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in any material liability to the Company or any of its U.S. Subsidiaries, no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Plan other than to a Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA (and with respect to such plans to the Company's knowledge no prohibited transaction has occurred). Each Plan that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) and any award thereunder has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code, IRS Notice 2005-1, Proposed Regulation Sections 1.409A-1 through 1.409A-6 inclusive. No Action is pending or, to the knowledge of the Company, threatened or anticipated, with respect to any Plan (other than claims for benefits in the ordinary course) that would, individually or in the aggregate, have a Company Material Adverse Effect.

         (c)  Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, or is entitled to rely on a favorable opinion issued by the IRS, and each related trust that is intended to be exempt from federal income tax pursuant to Section 501(a) of the Code has received a determination or opinion letter from the IRS that it is so exempt, and to the knowledge of the Company no fact or event has occurred since the date of such determination letter or letters from the IRS that would reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

         (d)  Neither the Company nor any ERISA Affiliate, (i) sponsors or has any obligation with respect to any employee benefit plan that is subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Code, is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, a voluntary employee beneficiary association, is a multiemployer plan within the meaning of Section 3(37) of ERISA or (ii) has incurred or reasonably expects to incur any material liability pursuant to Title I or Title IV of ERISA (including any Controlled Group Liability, but excluding liability in the ordinary course for contributions to multiemployer plans)) or any foreign Law or regulation relating to employee benefit plans, whether contingent or otherwise. The Company does not have any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required by Section 4980B of the Code or similar state Law.

         (e)  Except as set forth in Section 4.10(e) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger and the transactions contemplated hereby will (either alone or in conjunction with any other event (whether contingent or otherwise)) result in or cause the vesting, exercisability, acceleration of payment or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of the Company or any ERISA Affiliate or result in any amount failing to be deductible by reason of Section 280G of the Code. The Company has provided Parent with reasonable estimates of the potential excess parachute payments (within the meaning of Section 280G of the Code) paid or payable by the Company or any of its U.S. Subsidiaries or Foreign Subsidiaries in connection with the transactions contemplated by this Agreement, either as a result of the transactions contemplated by this Agreement or in conjunction with any other event.

          (f)  For purposes of this Section 4.10, an entity is an "ERISA Affiliate" of the Company if it is considered a single employer with the Company or any of its U.S. Subsidiaries under Section 4001(b) of ERISA or part of the same controlled group as the Company for purposes of Section 302(d)(8)(C) of ERISA.

         (g)  For purposes of this Section 4.10, "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) resulting from a violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of Sections 601 et seq. of the Code and Section 601 et seq. of ERISA, and (v) under corresponding or similar provisions of foreign Laws or regulations.

        Section 4.11    Labor Matters.

         (a)  Except as set forth in Section 4.11 of the Disclosure Schedule, neither the Company nor any U.S. Subsidiary is a party to any collective bargaining agreement, trade union or other labor union contract applicable to persons employed by the Company or any U.S. Subsidiary or Foreign Subsidiary. Except as set forth in Section 4.11 of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any U.S. Subsidiary or Foreign Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or any U.S. Subsidiary or Foreign Subsidiary under such agreement or contract, (ii) none of the employees of the Company or its U.S. Subsidiaries or Foreign Subsidiary is represented by a union, (iii) to the knowledge of the Company no union organizing efforts have been conducted within the last three years or are now being conducted, and (iv) there is no, and, to the knowledge of the Company, there has not been (nor is there pending or threatened) a strike, slowdown, work stoppage or lockout by or with respect to any employees of the Company or any U.S. Subsidiary or Foreign Subsidiary.

         (b)  The Company and each of its U.S. Subsidiaries and Foreign Subsidiaries is in compliance in all material respects with all applicable Laws relating to the employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity and the collection and payment of withholding and/or social security taxes, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its U.S. Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or any similar state or local Law within the last six months which remains unsatisfied.

        Section 4.12    Information Supplied.    The information supplied by the Company Parties for inclusion or incorporation by reference in the S-4, Proxy Statement or any other document to be filed with the SEC or provided to holders of the Units in connection with the transactions contemplated by this Agreement (the "Other Filings") will not, in the case of the S-4 at the time it becomes effective, or in the case of the Proxy Statement, at the date it is first mailed to the Company Shareholders or at the time of the Company Shareholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing at the date it is first mailed to the Company Shareholders or holders of interests in any U.S. Subsidiary or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made (or omitted to be made) by the Company Parties with respect to statements made or incorporated by reference therein based on information supplied by Buyer Parties in connection with the preparation of the S-4, the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All documents that the Company is responsible for filing with the SEC in connection with the Election, the Mergers, or the other transactions contemplated by this Agreement, will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        Section 4.13    Property.

         (a)  Except as set forth in Section 4.13(a)(i) of the Disclosure Schedule, the Company, the Operating Trust, or a U.S. Subsidiary owns fee simple title to, or a valid leasehold interest in, each of the real properties identified in Section 4.13(a)(i) of the Disclosure Schedule (each property so owned, a "Company Property" and collectively, the "Company Properties"), and except as set forth in Section 4.13(a)(ii) of the Disclosure Schedule, the Foreign Subsidiaries own title to, or a valid leasehold interest in, each of the real properties identified in Section 4.13(a)(ii) of the Disclosure Schedule (each property so owned, a "Foreign Property" and collectively, the "Foreign Properties"), each of which are all of the real estate properties owned or leased by the Company, the Operating Trust, U.S. Subsidiary or Foreign Subsidiary, in each case (except as provided below) free and clear of Liens, except for Permitted Liens and any other limitations of any kind, if any, that would not individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (b)  The Company Properties are not subject to any rights of way, restrictive covenants (including deed restrictions or limitations issued pursuant to any Environmental Law), declarations, agreements, or Laws affecting building use or occupancy, or reservations of an interest in title except for Permitted Liens.

         (c)  For each Company Property, policies of (i) title insurance have been issued insuring, as of the effective date of each such insurance policy, fee simple title interest held by the Company or the applicable U.S. Subsidiary with respect to the Company Properties that are not subject to the Ground Leases and (ii) leasehold insurance have been issued insuring, as of the effective date of each such insurance policy, the leasehold interest that the Company or the applicable U.S. Subsidiary holds with respect to each Company Property that is subject to a Ground Lease. To the knowledge of the Company, such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy.

         (d)  Except as set forth in Section 4.13(d)(i) and Section 4.13(d)(ii) of the Disclosure Schedule:

            (i)  to the knowledge of the Company, (A) no material certificate, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties has not been obtained and is not in full force and effect, except for any such permits and approvals that are being sought in connection with the development or redevelopment of any Company Properties, and except for such failures to obtain and to have in full force and effect, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (B) neither the Company nor any U.S. Subsidiary or Foreign Subsidiary has received written notice of any violation of any Law affecting any of the Company Properties issued by any Governmental Authority which have not been cured, contested in good faith or which violations would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and

           (ii)  to the knowledge of the Company, (A) no material certificate, permit or license from any Foreign Governmental Entity having jurisdiction over any of the Foreign Properties or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Foreign Properties or that is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Foreign Properties has not been obtained and is not in full force and effect, except for any such permits and approvals that are being sought in connection with the development or redevelopment of any Foreign Properties, and except for such failures to obtain and to have in full force and effect, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (B) neither the Company nor any Foreign Subsidiary has received written notice of any violation of any law affecting any of the Foreign Properties issued by any Foreign Governmental Entity which have not been cured, contested in good faith or which violations would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (e)  To the knowledge of the Company, neither the Company nor any U.S. Subsidiary has received any written notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties, except for any such proceedings that have been initiated in connection with the development or redevelopment of any of the Company Properties, or (B) any Laws including any zoning regulation or ordinance (including with respect to parking), board of fire underwriters rules, building, fire, health or similar Law, code, ordinance, order or regulation has been violated for any Company Property, which in the case of clauses (A) and (B) above, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (f)  Section 4.13(f) of the Disclosure Schedule sets forth a correct and complete list as of the date of this Agreement of each ground lease pursuant to which any Company Parties or any U.S. Subsidiary or any Foreign Subsidiary is a lessee (individually, a "Ground Lease" and collectively, "Ground Leases"). To the knowledge of the Company, each Ground Lease is in full force and effect and none of the Company Parties, or any U.S. Subsidiary or any Foreign Subsidiary has received a written notice that it is in default under any Ground Lease which remains uncured. The Company has made available to Parent copies of each Ground Lease and all material amendments or other modifications thereto, which copies are correct and complete in all material respects. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any U.S. Subsidiary or Foreign Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Ground Lease, (ii) no event has occurred which would result in a breach or violation of, or a default under, any Ground Lease by the Company or any U.S. Subsidiary or Foreign Subsidiary, or to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both), and (iii) each Ground Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or the U.S. Subsidiaries or Foreign Subsidiaries and, to the knowledge of the Company, with respect to the other parties thereto.

         (g)  Except as set forth in Section 4.13(g) of the Disclosure Schedule, neither the Company Parties nor any U.S. Subsidiary nor any Foreign Subsidiary has granted any unexpired option agreements, rights of first offer, rights of first negotiation or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of third Persons to purchase or otherwise acquire a Company Property or any portion thereof or entered into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof.

         (h)  Except as set forth in Section 4.13(h) of the Disclosure Schedule, neither the Company Parties nor any U.S. Subsidiary nor any Foreign Subsidiary is a party to any agreement relating to the management of any of the Company Properties by a party other than the Company Parties or the U.S. Subsidiaries or the Foreign Subsidiaries.

        Section 4.14    Intellectual Property.    Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, (a) to the knowledge of the Company, the conduct of the business of the Company and the U.S. Subsidiaries and the Foreign Subsidiaries as currently conducted does not infringe or otherwise violate the Intellectual Property rights of any other party other than the Company or any U.S. Subsidiary or Foreign Subsidiary ("Third Party"), (b) with respect to Intellectual Property used by, owned by or licensed to the Company or any U.S. Subsidiary or any Foreign Subsidiary ("Company Intellectual Property"), the Company or such U.S. Subsidiary or Foreign Subsidiary owns the entire right, title and interest in the Company Intellectual Property purported to be owned by the Company or any U.S. Subsidiary or Foreign Subsidiary and has the right to use the other Company Intellectual Property in the continued operation of its business as currently conducted, (c) to the knowledge of the Company, no Third Party is infringing or otherwise violating the Company Intellectual Property rights, and (d) the Company and the U.S. Subsidiaries and the Foreign Subsidiary have taken reasonable actions to protect and maintain the Company Intellectual Property (including Company Intellectual Property that is confidential in nature).

        Section 4.15    Taxes.    Except as set forth in Section 4.15 of the Disclosure Schedule:

         (a)  Each of the Company and its U.S. Subsidiaries and Foreign Subsidiaries (i) has timely filed (or had filed on their behalf) all Tax Returns, as defined below, required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Authority) and (ii) has paid (or had paid on their behalf) or will timely pay all material Taxes (whether or not shown on such Tax Returns) that are required to be paid by it, and such Tax Returns are true, correct and complete in all material respects. The most recent financial statements contained in the Company SEC Reports filed prior to the date hereof reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes payable by the Company and its U.S. Subsidiaries and Foreign Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and Taxes payable by the Company and its U.S. Subsidiaries and Foreign Subsidiaries on the Closing Date will not exceed such reserve as adjusted through the Closing Date in accordance with the past custom and practice of the Company and its U.S. Subsidiaries and Foreign Subsidiaries in filing their Tax Returns. True, correct and complete copies of all filed federal Tax Returns for the Company, the Operating Trust and Ameriton Properties Incorporated with respect to the taxable years commencing on or after January 2003 have been delivered or made available to representatives of Parent. Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending the period for assessment or collection of material Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any material Tax matter is currently in force with respect to the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries. As used here, the term "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         (b)  The Company, (i) for all taxable years commencing with the Company's taxable year ending December 31, 1997 through December 31, 2006, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT, and has so qualified, for such years, (ii) has operated since December 31, 2006 to the date hereof in a manner that will permit it to qualify as a REIT for the taxable year that includes the date hereof, and (iii) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT for the taxable year of the Company that will end with the Company Merger (and if the Company Merger is not consummated prior to January 1, 2008, for the taxable year that will end on December 31, 2007). No challenge to the Company's status as a REIT is pending or has been threatened in writing. No subsidiary of the Company is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a "qualified REIT subsidiary," within the meaning of Section 856(i)(2) of the Code, or as a "taxable REIT subsidiary," within the meaning of Section 856(1) of the Code.

         (c)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code.

         (d)  Since January 1, 2003, (i) the Company and its U.S. Subsidiaries and Foreign Subsidiaries have not incurred any liability for material Taxes under sections 857(b), 857(f), 860(c) or 4981 of the Code which have not been previously paid and (ii) neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has incurred any material liability for Taxes that have not been previously paid other than in the ordinary course of business. Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries (other than a "taxable REIT subsidiary" or any U.S. Subsidiary of a "taxable REIT subsidiary") has engaged at any time in any "prohibited transactions" within the meaning of Section 857(b)(6) of the Code. Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has engaged in any transaction that would give rise to "redetermined rents, redetermined deductions and excess interest" described in section 857(b)(7) of the Code. No event has occurred, and no condition or circumstances exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed on the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries.

         (e)  All deficiencies asserted or assessments made with respect to the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries have been fully paid, and, to the knowledge of the Company, there are no other audits, examinations or other proceedings relating to any Taxes of the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries by any taxing authority in progress. Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has received any written notice from any taxing authority that it intends to conduct such an audit, examination or other proceeding in respect to Taxes or make any assessment for Taxes. Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries is a party to any litigation or pending litigation or administrative proceeding relating to Taxes (other than litigation dealing with appeals of property tax valuations).

          (f)  The Company and its U.S. Subsidiaries and Foreign Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of material Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and 3402 of the Code or similar provisions under any foreign laws) and have duly and timely withheld and have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

         (g)  To the knowledge of the Company, no claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries does not file Tax Returns that the Company or any such subsidiary is or may be subject to taxation by that jurisdiction.

         (h)  Neither the Company nor any other Person on behalf of the Company or any U.S. Subsidiary has requested any extension of time within which to file any material Tax Return, which material Tax Return has not yet been filed.

          (i)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries is a party to any Tax sharing or similar agreement or arrangement other than any agreement or arrangement solely between either the Company and any of its U.S. Subsidiaries and/or Foreign Subsidiaries or between or among any two or more U.S. Subsidiaries and/or Foreign Subsidiaries, pursuant to which it will have any obligation to make any payments after the Closing.

          (j)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

         (k)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries (i) is or has been at any time on or after January 1, 1997, a member of an affiliated group (other than a group the common parent of which is the Company or a directly or indirectly wholly-owned subsidiary of the Company) filing a consolidated federal income tax return and (ii) has any liability for the Taxes of another person other than the Company and such U.S. Subsidiaries and Foreign Subsidiaries under Treasury regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by contract.

          (l)  There are no Liens for Taxes (other than Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP) upon any of the assets of the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries.

        (m)  To the knowledge of the Company, as of the date hereof, the Company is a "domestically-controlled qualified investment entity" within the meaning of Section 897(h)(4)(B) of the Code.

         (n)  There are no Tax Protection Agreements currently in force and no person has raised in writing, or to the knowledge of the Company threatened to raise, a material claim against the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries for any breach of any Tax Protection Agreement.

         (o)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) or Treasury Regulations Section 1.6011-4(b) or is a material advisor as defined in Section 6111(b) of the Code.

         (p)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has entered into any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

         (q)  Since January 1, 2003, neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods.

         (r)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

         (s)  The aggregate federal income tax basis (as determined immediately prior to the consummation of any transactions contemplated pursuant to this Agreement and assuming that no Requested Transactions are consummated) of the assets that will be transferred to MergerCo in the Merger exceeds the amount of the Company's liabilities that MergerCo is assuming from the Company and taking the assets subject to, as determined for federal income tax purposes.

        As used herein, "Tax Protection Agreements" shall mean any written or oral agreement to which the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries is a party pursuant to which: (a) any liability to holders of Operating Trust Common Units relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of an Operating Trust Common Unitholder, the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) only dispose of assets in a particular manner, and/or (v) and/or permit holders of Operating Trust Common Units to guarantee (or have guaranteed) debt of the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries; and/or (c) holders of Operating Trust Common Units have guaranteed debt of the Operating Trust.

        Section 4.16    Environmental Matters.

         (a)  Except as set forth in Section 4.16 of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

            (i)  to the knowledge of the Company, each of the Company and the U.S. Subsidiaries and Foreign Subsidiaries (X) is in compliance with all, and has not violated any, Environmental Laws, (Y) holds all Permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law to own or operate its assets as currently owned and operated and to carry on its business as it is now being conducted ("Environmental Permits"), and (Z) is in compliance with all of, and has not violated any of, its respective Environmental Permits;

           (ii)  neither the Company nor any U.S. Subsidiary or Foreign Subsidiary has received any written notice that it has released, and the Company has not received written notice that any other person has received such a notice that it has released, Hazardous Substances on any real property currently owned, leased or operated by the Company or the U.S. Subsidiaries or Foreign Subsidiaries, and, to the knowledge of the Company, no Hazardous Substances or other conditions are present at any such property that could reasonably be expected to result in liability of or adversely affecting the Company or any U.S. Subsidiary or Foreign Subsidiary under any Environmental Law; and

          (iii)  neither the Company nor any U.S. Subsidiary nor any Foreign Subsidiary has received any written notice alleging that the Company or any U.S. Subsidiary or Foreign Subsidiary is or may be in violation of, or liable under, or a potentially responsible party pursuant to, the Comprehensive

  Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") or any other Environmental Law and, to the knowledge of the Company, there is no basis for any such notice.

         (b)  Notwithstanding any other provision of this Agreement, this Section 4.16 sets forth the Company's sole and exclusive representations and warranties with respect to Hazardous Substances, Environmental Laws or other environmental matters.

        Section 4.17    Material Contracts.    Section 4.17 of the Disclosure Schedule lists each of the following Contracts (and all amendments, modifications and supplements thereto and all side letters to which the Company or any U.S. Subsidiary or Foreign Subsidiary or is a party affecting the obligations of any party thereunder) to which the Company or any U.S. Subsidiary or any Foreign Subsidiary is a party or by which any of their respective properties or assets are bound (each such contract and agreement required to be scheduled, being a "Material Contract") (notwithstanding anything below, "Material Contract" shall not include any contract that (1) is terminable upon 90 days' notice without a penalty or premium, (2) will be fully performed and satisfied as of or prior to Closing), or (3) is by and among only the Company and any U.S. Subsidiary and/or Foreign Subsidiary or among U.S. Subsidiaries and/or Foreign Subsidiaries:

         (a)  all agreements that call for aggregate payments by, or other consideration from, the Company or any U.S. Subsidiaries or Foreign Subsidiaries under such contract of more than $25,000,000 over the remaining term of such contract;

         (b)  all agreements that call for annual aggregate payments by, or other consideration from, the Company or any U.S. Subsidiaries or Foreign Subsidiaries under such contract of more than $5,000,000 over the remaining term of such contract;

         (c)  any agreement that contains any non-compete or exclusivity provisions with respect to any line of business in which the Company or any U.S. Subsidiary or Foreign Subsidiary is currently engaged or geographic area with respect to the Company or any U.S. Subsidiary or Foreign Subsidiary, or that purports to restrict in any material respect the right of the Company or any Affiliate to conduct any line of business in which the Company or any Affiliate is currently engaged or to compete with any Person or operate in any geographic area or location in which the Company or any Affiliate may conduct business;

         (d)  any partnership, limited liability company agreement, joint venture or other similar agreement entered into by the Company or any U.S. Subsidiary or Foreign Subsidiary with any Third Party;

         (e)  any agreements for the pending purchase or sale, option to purchase or sell, right of first refusal, right of first offer or any other contractual right to purchase, sell, dispose of, or master lease, by merger, purchase or sale of assets or stock or otherwise, any real property including any Company Property or any asset that if purchased by the Company or any U.S. Subsidiary would be a Company Property;

          (f)  any contract or agreement pursuant to which the Company or any U.S. Subsidiary or Foreign Subsidiary agrees to indemnify or hold harmless any director or executive officer of the Company or any U.S. Subsidiary (other than the Organizational Documents);

         (g)  any Contract pursuant to which the Company or any U.S. Subsidiary or Foreign Subsidiary has potential liability in respect of any purchase price adjustment, earn-out or contingent purchase price that, in each case, could reasonably be expected to result in future payments of more than $10,000,000; or any Contract relating to the settlement or proposed settlement of any Action, which involves the issuance of equity securities or the payment of an amount in excess of $10,000,000;

         (h)  any loan agreement, letter of credit, indenture, note, bond, debenture, mortgage or any other document, agreement or instrument evidencing a capitalized leased obligation or other Indebtedness of, for the benefit of, or payable to the Company or any U.S. Subsidiary (other than among the Company and any U.S. Subsidiaries and/or Foreign Subsidiaries) in excess of $10,000,000;

          (i)  any Contract (other than any Organizational Document and any Indebtedness among the Company and U.S. Subsidiaries or Foreign Subsidiaries) to provide any funds to or make any investment in (whether in the form of a loan, capital contribution or otherwise) any U.S. Subsidiary, Foreign Subsidiary, JV Entity or other Person in excess of $10,000,000; and

          (j)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act).

        Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any U.S. Subsidiary nor any Foreign Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract, (ii) none of the Company or its U.S. Subsidiaries or its Foreign Subsidiaries have received any claim of default under any such agreement, and (iii) no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both). Except as would not reasonably be expected to have a Company Material Adverse Effect, each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or its U.S. Subsidiaries or Foreign Subsidiaries and, to the knowledge of the Company, with respect to the other parties thereto. The Company has made available to Parent copies of all Material Contracts (including any amendments or other modifications thereto), which copies are correct and complete in all material respects.

        Section 4.18    Brokers.    No broker, finder or investment banker or other Person, other than Morgan Stanley & Co. Inc., the Company's financial advisor (the "Company Financial Advisor"), is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any U.S. Subsidiary or Foreign Subsidiary. The Company has made available to Parent a correct and complete copy of all agreements between the Company and the Company Financial Advisor, under which the Company Financial Advisor would be entitled to any payment in connection with the Merger or the other transactions contemplated by this Agreement.

        Section 4.19    Opinion of Financial Advisor.    The Company Financial Advisor has delivered to the Company the written opinion of the Company Financial Advisor (or oral opinion to be confirmed in writing) to the effect that, as of the date hereof, the Company Common Share Merger Consideration to be received by holders of Company Common Shares is fair from a financial point of view to such holders. The Company has made available to Parent a complete and correct copy of such opinion (or, if not delivered in writing to the Company prior to the date hereof, the Company will promptly make such opinion available to Parent upon receipt).

        Section 4.20    Insurance.    Section 4.20 of the Disclosure Schedule sets forth a list that is correct and complete in all material respects of the insurance coverages, other than the Company Title Insurance Policies and property level insurance held by, or for the benefit of, any Foreign Subsidiary, held by, or for the benefit of, the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries, including the underwriter and the amount of such coverages. With respect to each such insurance policy, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) the Company and each of its U.S. Subsidiaries and Foreign Subsidiaries have paid, or caused to be paid, all premiums due under the policy and have not received written notice that they are in default with respect to any obligations under the policy, and (b) to the knowledge of the Company, as of the date hereof no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation. Neither the Company nor any U.S. Subsidiary nor any Foreign Subsidiaries has received any written notice of cancellation or termination with respect to any existing insurance policy set forth in Section 4.20 of the Disclosure Schedule that is held by, or for the benefit of, any of the Company or any of its U.S. Subsidiaries or Foreign Subsidiaries, other than as would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.21    Interested Party Transactions.    Except as set forth in the Company SEC Reports filed with the SEC prior to the date of this Agreement, there are no events that would be required to be reported by the Company or the Operating Trust pursuant to Item 404 of Regulation S-K promulgated by the SEC, and no material Contracts, agreements or loans between the Company or any U.S. Subsidiary or Foreign Subsidiary, on the one hand, and (a) any officer or director of the Company, (b) any record or beneficial owner of five percent (5%) or more of the voting securities or partnership interests of the Company or the Operating Trust, or (c) any associate (as defined in Rule 12b-2 under the Exchange Act) or affiliate of any such officer, director or record or beneficial owner, on the other hand. Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any of the U.S. Subsidiaries or Foreign Subsidiaries has made any loans to any such executive officers or trustees of the Company.

        Section 4.22    Investment Company Act of 1940.    None of the Company or any U.S. Subsidiary or Foreign Subsidiary is, or at the Company Merger Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

        The Buyer Parties hereby jointly and severally represent and warrant to the Company Parties as follows:

        Section 5.01    Corporate Organization.

         (a)  Parent is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. The certificate of formation of Parent is in effect and no dissolution, revocation or forfeiture proceedings regarding Parent as applicable, have been commenced. Parent is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by it to be conducted.

         (b)  MergerCo is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Maryland. The statement of partnership authority of MergerCo is in effect and no dissolution, revocation or forfeiture proceedings regarding MergerCo have been commenced. MergerCo is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. MergerCo has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by it to be conducted. All the issued and outstanding partnership interests MergerCo are owned beneficially by Parent.

         (c)  Operating Trust MergerSub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Maryland. The certificate of formation of Operating Trust MergerSub is in effect and no dissolution, revocation or forfeiture proceedings regarding Operating Trust MergerSub have been commenced. Operating Trust MergerSub is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Operating Trust MergerSub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by it to be conducted. All the issued and outstanding limited liability company interests of Operating Trust MergerSub are owned beneficially by Parent.

        Section 5.02    Ownership of MergerCo and Operating Trust MergerSub; No Prior Activities.    MergerCo is a wholly owned subsidiary of Parent. Each of MergerCo and Operating Trust MergerSub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and neither MergerCo nor Operating Trust MergerSub has conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby.

        Section 5.03    Authority Relative to this Agreement.

         (a)  Each of Parent, MergerCo and Operating Trust MergerSub has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. No other proceedings on the part of Parent, MergerCo or Operating Trust MergerSub or any of their respective subsidiaries, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except as contemplated by the immediately succeeding sentence. Immediately following execution of this Agreement by the parties hereto, Parent shall execute and deliver to MergerCo a written consent approving this Agreement and the Merger in its capacity as the direct or indirect owner of general partner of MergerCo. This Agreement has been duly and validly executed and delivered by each of Parent, MergerCo and Operating Trust MergerSub and, assuming the due authorization, execution and delivery by each of Parent, MergerCo and Operating Trust MergerSub constitutes a legal, valid and binding obligation of each of Parent, MergerCo and Operating Trust MergerSub, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

         (b)  Parent has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Mergers (to the extent that it is a party thereto), and taken all limited partnership actions required to be taken by Parent for the consummation of the Mergers (to the extent that it is a party thereto).

         (c)  MergerCo has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Company Merger, and MergerCo has taken all partnership actions required to be taken for the consummation of the Company Merger (to the extent that it is a party thereto) except for execution of the Articles of Merger and filing thereof with the SDAT, subject to the third sentence of Section 5.03(a), and filing with the State of Maryland of articles supplementary as contemplated by the last sentence of Section 3.01(d).

         (d)  Operating Trust MergerSub has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Operating Trust Merger, and Operating Trust MergerSub has taken all limited liability company actions required to be taken for the consummation of the Operating Trust Merger (to the extent that it is a party thereto).

        Section 5.04    No Conflict; Required Filings and Consents.

         (a)  The execution and delivery of this Agreement by Parent, MergerCo and Operating Trust MergerSub does not, and the performance of Parent, MergerCo and Operating Trust MergerSub's obligations hereunder will not, (i) conflict with or violate the limited liability company agreement of any of Parent, MergerCo, or Operating Trust MergerSub, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to Parent, MergerCo, or Operating Trust MergerSub, or by which any of its properties or assets is bound, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any of its properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its properties or assets is bound, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not (A) prevent or materially delay consummation of the Mergers and the other transactions contemplated hereby or (B) reasonably be expected to have a Parent Material Adverse Effect.

         (b)  The execution and delivery of this Agreement by Parent, MergerCo, or Operating Trust MergerSub does not, and the performance of Parent, MergerCo or Operating Trust MergerSub obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover Laws, (B) the German Act, (C) the filing with the SEC of the Proxy Statement, (D) the filing of the Articles of Merger with, and the acceptance for record thereof by, the State of Maryland, and (E) the filing of the Operating Trust Articles of Merger with, and the acceptance for record thereof by, the State of Maryland, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Mergers and the other transactions contemplated hereby or (B) reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.05    Information Supplied.    None of the information supplied by Parent, MergerCo, or Operating Trust MergerSub or any affiliate of Parent for inclusion or incorporation by reference in the S-4, the S-4 Related Documents, the Proxy Statement or the Other Filings will, in the case of the S-4 at the time it becomes effective, and in the case of the Proxy Statement, at the date it is first mailed to the Company Shareholders or at the time of the Company's Shareholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company Shareholders or holders of interests in any U.S. Subsidiary or, at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company Parties in connection with the preparation of the S-4, Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All Other Filings that are filed by the Buyer Parties will comply as to form in all material respects with the requirements of the Exchange Act.

        Section 5.06    Absence of Litigation.    As of the date hereof, there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent or any of its subsidiaries or any of its or their respective properties or assets except as would not, individually or in the aggregate, (a) prevent or materially delay consummation of the Mergers and the other transactions contemplated by this Agreement or (b) have a Parent Material Adverse Effect. None of Parent and its subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.07    Required Financing; Guarantees.

         (a)  Parent will have sufficient funds at the Closing to (i) pay the aggregate Merger Consideration payable hereunder and (ii) pay any and all fees and expenses in connection with the Mergers or the financing thereof.

         (b)  Parent has provided to the Company a true, complete and correct copy of (i) an executed commitment letter from Tishman Speyer Real Estate Venture VII, L.P. to provide Parent with equity financing in an aggregate amount of up to $250,000,000 and from Lehman Brothers Holdings Inc., Real Estate Private Equity Inc. and Banc of America Strategic Ventures, Inc. to provide Parent with equity financing in an aggregate amount of up to $4,850,000,000 (collectively, the "Equity Funding Letter"), and (ii) an executed commitment letter (the "Debt Commitment Letter" and together with the Equity Funding Letter, the "Financing Commitments") from Lehman Commercial Paper Inc. and Banc of America Strategic Ventures, Inc. and its affiliates (the "Lenders") pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to provide Parent with financing in an aggregate amount of $17,100,000,000 (the "Debt Financing" and together with the financing referred to in clause (i) being collectively referred to as the "Financing"). The Financing Commitments are legal, valid and binding obligations of the Parent and, to the knowledge of the Parent, each of the other parties thereto. None of the Financing Commitments has been amended or modified prior to the date of this Agreement, and as of the date hereof the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. As of the date hereof, the Financing Commitments are in full force and effect. Except for the payment of customary fees, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitments. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Parent, and to the knowledge of the Parent, any other parties thereto, under the Financing Commitments. As of the date hereof, and assuming the condition set forth in Section 8.02(a) hereof is satisfied, the Parent reasonably believes that it will be able to satisfy the material conditions to the Financing contemplated by the Financing Commitments and that the Financing will be made available to Parent on the Closing Date. Parent will provide to the Company any amendments to the Equity Funding Letter and the Debt Commitment Letter, or any notices given in connection therewith, as promptly as possible (but in any event within twenty-four (24) hours).

         (c)  Concurrently with the execution of this Agreement, Parent has delivered to the Company guarantees (the "Guarantees") executed by Lehman Brothers Holdings Inc. and Tishman Speyer Real Estate Venture VII, L.P. (the "Guarantors").

        Section 5.08    No Ownership of Company Shares.    Neither Parent nor any of its subsidiaries, including MergerCo and Operating Trust MergerSub, own any Company Common Shares or other securities of the Company or any Subsidiaries.

        Section 5.09    Brokers.    Prior to the Closing, the Company Parties will not be responsible for any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, MergerCo, or Operating Trust MergerSub or any of their subsidiaries.

ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGERS

        Section 6.01    Conduct of Business by Company Parties Pending the Mergers.    The Company Parties agree that, between the date of this Agreement and the Company Merger Effective Time, except as required or expressly permitted by this Agreement or as set forth in Section 6.01 (and any subsection thereto) of the Disclosure Schedule or with the prior written consent of Parent the businesses of the Company, the U.S. Subsidiaries, and the Foreign Subsidiaries shall be conducted in, and the Company, the U.S. Subsidiaries and the Foreign Subsidiaries shall not take any action, except in the ordinary course of business consistent with past practice; and the Company Parties shall and shall cause the U.S. Subsidiaries and the Foreign Subsidiaries to use commercially reasonable efforts to conduct their operations in compliance with applicable Laws and to maintain and preserve substantially intact the business organization of the Company, the U.S. Subsidiaries and the Foreign Subsidiaries, to retain the services of their current officers and key employees, to preserve their assets and properties in good repair and condition and to preserve the goodwill and current relationships of the Company, the U.S. Subsidiaries, and the Foreign Subsidiaries with lessees and other persons with which the Company, any U.S. Subsidiary or any Foreign Subsidiary has significant business relations. Except as otherwise required or expressly permitted by this Agreement, as requested by any of the Buyer Parties, or as set forth in Section 6.01 (and any subsection thereto) of the Disclosure Schedule, neither the Company, any U.S. Subsidiary, nor any Foreign Subsidiary shall do, and with respect to JV Entities in which the Company, a U.S. Subsidiary or a Foreign Subsidiary is not the managing member or general partner, none of the Company, any U.S. Subsidiary or any Foreign Subsidiary shall consent or withhold consent, as the case may be (provided such JV Entity shall only be required to consent or withhold consent, as the case may be, to the extent it has an express contractual consent right with respect to the matters set forth below) to such JV Entity doing, between the date of this Agreement and the Company Merger Effective Time, any of the following without the prior written consent of Parent; provided, however, that consent of Parent shall be deemed to have been given if Parent does not object within four (4) days from the date on which a written request for such consent is provided by the Company to Parent and, following a second written request by the Company at any time after such four (4) day period, Parent does not object within one (1) business day from the date on which such second request is provided by the Company to Parent (provided that solely for the purposes of this Section 6.01, an e-mail sent to each of the persons set forth in Section 10.02 or their designees shall be considered a written request):

         (a)  except as set forth in Section 6.01(a) of the Disclosure Schedule, amend or otherwise change any provision of the Company Articles, Company Bylaws, Operating Trust Articles, Operating Trust Bylaws or any other Subsidiary Organizational Documents;

         (b)  (i) authorize for issuance, issue or sell, pledge, dispose of or subject to any Lien or agree or commit to any of the foregoing in respect of, any shares of beneficial interest or any class of capital stock or other equity interest of the Company or any U.S. Subsidiary or Foreign Subsidiary or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such beneficial interest, such capital stock, or any other equity interest, of the Company or any U.S. Subsidiary or Foreign Subsidiary, other than the (A) issuance of Company Common Shares upon exercise of Company Share Options or Company SARs or vesting of Company Restricted Share Units or Company Dividend Equivalent Units that are outstanding as of the date of this Agreement, (B) issuance of Company Common Shares upon conversion or exchange of the Convertible Notes, (C) issuance of additional Company Dividend Equivalent Units in accordance with the Company Incentive Plans with respect to Company Restricted Share Units and Company Dividend Equivalent Units that are outstanding as of the date of this Agreement, (D) issuance of Company Common Shares upon redemption of, or in exchange for, Operating Trust Common Units pursuant to the Operating Trust Articles, (E) issuance of Company Common Shares upon redemption of, or in exchange for, the

Operating Trust Series M Preferred Unit, and (F) issuance of Operating Trust Common Units upon conversion or exchange of Operating Trust Series N Preferred Units; (ii) repurchase, redeem or otherwise acquire any of its own securities or equity equivalents other than (A) in the ordinary course of business in connection with (1) the cashless exercise of Company Share Options or Company SARs, or (2) the vesting of, or lapse of restrictions on, Company Restricted Share Units or Company Dividend Equivalent Units, in each case, in order to satisfy withholding or exercise price obligations, (B) the redemption of Series M Preferred Unit in accordance with the Operating Trust Articles, (C) the redemption, exchange or conversion of Series N Preferred Units in accordance with the Operating Trust Articles, (D) the redemption of Company Series I Preferred Shares in accordance with the Company Articles and the corresponding redemption of Operating Trust Series I Preferred Units in accordance with the Company Articles, (E) the redemption of Operating Trust Common Units pursuant to the Operating Trust Articles, (F) the redemption or repurchase of the Convertible Notes, or (G) the redemption or the repurchase by a wholly owned U.S. Subsidiary or Foreign Subsidiary of the Company of its own securities or equity equivalents; (iii) reclassify, combine, split, or subdivide any capital stock or other equity interest of the Company or any U.S. Subsidiary or Foreign Subsidiary; or (iv) authorize, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock or other equity interests of the Company or any U.S. Subsidiary, except for (A) dividends by any direct or indirect wholly owned U.S. Subsidiary only to the Company or any other U.S. Subsidiary, (B) its quarterly dividend on Company Common Shares, Company Restricted Share Units and Company Dividend Equivalent Units of $0.4525 per share or unit, as the case may be, payable on May 31, 2007, (C) the distribution on Operating Trust Common Units of $0.4525 per Operating Trust Common Unit payable on May 31, 2007, (D) unit distribution on the Operating Trust Series M Preferred Unit declared and paid in accordance with the terms thereof, (E) distribution on Operating Trust Series N Preferred Units declared and paid in accordance with the terms thereof, (F) dividends on the Company Series I Preferred Shares declared and paid in accordance with the terms thereof, and (G) dividends and distributions on the Company Common Shares and the Operating Trust Common Units that are necessary for the Company to maintain its status as a REIT under the Code and avoid the imposition of corporate level tax or excise Tax under Section 4981 of the Code; provided, however, that the declaration and payment of any such dividend or distribution shall reduce the Company Common Share Merger Consideration, the Operating Trust Cash Consideration, as applicable, on a dollar for dollar basis;

         (c)  except as set forth in Section 6.01(c) of the Disclosure Schedule and permitted by Section 6.01(c)(ii), acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) any corporation, partnership, limited liability company, joint venture or other business organization (or division thereof) or any property (other than real property) or asset or (ii) acquire, or enter into any option, commitment or agreement to acquire, any real property or commence any development activity on any Company Property (other than any exchange of real property in accordance with Section 6.01(c) of the Disclosure Schedule pursuant to Section 1031 of the Code;

         (d)  incur Indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for Indebtedness, except for: (i) Indebtedness for borrowed money incurred under the Company's revolving credit facilities or other existing similar lines of credit in the ordinary course of business; (ii) refinancings of mortgage Indebtedness secured by one or more Company Properties as such loans become due and payable in accordance with their terms on terms and in such amounts reasonably acceptable to Parent and prepayable by the Company without penalty or premium; (iii) Indebtedness for borrowed money with a maturity of not more than eighteen months in a principal amount not in excess of $500,000,000 in the aggregate for the Company and the U.S. Subsidiaries taken as a whole and prepayable by the Company without penalty or premium; (iv) Indebtedness for borrowed money incurred in order for the Company Parties to pay any dividend, dividend equivalent or distribution permitted to be paid by Section 6.01(b)

and prepayable by the Company without penalty or premium, (v) Indebtedness in the principal amount outstanding on the date hereof encumbering those properties to be acquired as contemplated by Section 6.01(c) of the Disclosure Schedules, provided that the assumption of any such Indebtedness shall permit and acknowledge the Mergers without triggering any payments or result in the loss of any benefit; and (vi) inter-company Indebtedness among any of the Company, the U.S. Subsidiaries and the Foreign Subsidiaries;

         (e)  except as set forth on Section 6.01(e) of the Disclosure Schedule, (i) other than (A) energy swaps, energy options, forward energy contracts and other energy hedging agreements, (B) in connection with change orders related to any construction, development, redevelopment or capital expenditure projects which do not materially increase the cost of such projects, or (C) with the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned, or delayed, modify, amend or terminate any Material Contract or enter into any new Contract that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.17 of the Disclosure Schedule as a Material Contract or; (ii) enter into any Contract that would limit or otherwise restrict the Company or any of the U.S. Subsidiaries or Foreign Subsidiaries or any of their successors, or that would, after the Company Merger Effective Time, limit or otherwise restrict Parent or any of its subsidiaries or any of their successors, from engaging or competing in any line of business or in any geographic area in any material respect; or (iii) other than energy swaps, energy options, forward energy contracts and other energy hedging agreements in the ordinary course of business consistent with past practice or as may otherwise be required by the terms of any Indebtedness of the Company or any U.S. Subsidiary or Foreign Subsidiary, enter into or amend the terms of any Hedging Agreement;

          (f)  except as set forth in Section 6.01(f) of the Disclosure Schedule or as required by Law, any existing agreement, arrangement or compensation plan or any of the Company Incentive Plans, (i) increase the compensation or benefits payable to its trustees, directors, officers or employees, except for (A) increases in the ordinary course of business consistent with past practice in salaries, wages, bonuses, incentives or benefits of employees of the Company, any U.S. Subsidiary, or any Foreign Subsidiary, and (B) increases in salaries, wages, bonuses, incentives or benefits of employees of the Company, any U.S. Subsidiary, or any Foreign Subsidiary not to exceed (x) $500,000 of salary, wage and incentive or benefit increases for all such employees in the aggregate, and (y) $500,000 of bonuses for all such employees in the aggregate; provided that in each case such increase shall not result in result in any amount failing to be deductible by reason of Section 280G of the Code; (ii) grant to any director, officer, employee or independent contractor of the Company or of any U.S. Subsidiary or Foreign Subsidiary any new employment, retention, bonus, severance, change of control or termination pay awards or equity-based cash awards (including cash bonuses or dividend equivalent rights), except for any such grant in an amount that, when taken together with all such grants and any bonus made as permitted by clause (y) above, and any increase, alteration or amendment permitted by clause (iii) below, does not exceed $500,000 in the aggregate; provided that in each case such grant shall not result in any amount failing to be deductible by reason of Section 280G of the Code; (iii) grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control, retention or termination pay or benefits, except for any such increase, alteration or amendment resulting in additional compensation in an amount that, when taken together with any bonus made as permitted by clause (y) above and any grant made as permitted by clause (ii) above, does not exceed $500,000 in the aggregate; provided that in each case such increase, alteration or amendment shall not result in any amount failing to be deductible by reason of Section 280G of the Code; (iv) establish, adopt, enter into or amend any collective bargaining (or similar), bonus, profit-sharing, thrift, compensation, stock option, restricted stock, stock unit, dividend equivalent, pension, retirement, deferred compensation, employment, loan, retention, consulting, indemnification, termination, severance or other similar plan, agreement, trust, fund, policy or arrangement (including any Plan) with any director, officer, employee or independent contractor; (v) remove any restrictions in any Plans or awards made thereunder;

(vi) except as set forth in Sections 3.01(e)-(h) of this Agreement, take any action to accelerate the vesting or payment of any compensation or benefit under any Plan or awards made thereunder; or (vii) take any action with respect to salary, compensation, benefits or other terms and conditions of employment that would be reasonably be expected to result in the holder of a change in control or similar agreement having "good reason" to terminate employment and collect severance payments and benefits pursuant to such agreement; provided, however, that nothing shall prohibit the Company from hiring new employees in the ordinary course of business so long as the Company does not take any of the actions prohibited by this Section 6.01(f) in so doing;

         (g)  except as set forth on Section 6.01(g) of the Disclosure Schedule, repurchase, repay or pre-pay any Indebtedness, except repayments of revolving credit facilities or other similar lines of credit in the ordinary course of business, or repayments of Indebtedness in accordance with their terms, as such loans become due and payable;

         (h)  except as required by the SEC or changes in GAAP which become effective after the date of this Agreement, in which case the Company shall notify the Parent, or with the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned, or delayed change any of its financial accounting principles or policies;

          (i)  except as set forth on Section 6.01(i) of the Disclosure Schedule, (A) make any loans, advances or capital contributions to, or investments in, any other Persons (other than (1) to any U.S. Subsidiary, Foreign Subsidiary, or any Person listed on Schedule 6.01, (2) to any JV Entity if required by the governing documents of such JV Entity, and (3) as required by any Material Contract in effect on the date hereof which has been provided or made available to Parent); or (B) authorize, or enter into any commitment for, any new material capital expenditure (such authorized or committed new material capital expenditures being referred to hereinafter as the "Capital Expenditures") other than (i) the Capital Expenditures listed or identified in Schedule 6.01(i) (the "Capital Expenditure Schedule"), (ii) any other individual Capital Expenditure not exceeding $1,000,000 individually or $10,000,000 in the aggregate, and (iii) Capital Expenditures in the ordinary course of business and consistent with past practice necessary to maintain the physical and structural integrity of the Company Properties or Foreign Properties and as reasonably determined by the Company to be necessary to keep the Company Properties or Foreign Properties in working order, to comply with Laws, and to repair and/or prevent damage to any of the Company Properties or Foreign Properties as is necessary in the event of an emergency situation;

          (j)  except as set forth on Schedule 6.01(j) of the Disclosure Schedule, waive, release, assign, settle or compromise (i) any Action other than (A) as would not restrict in any material respect the Company, any U.S. Subsidiary, or any Foreign Subsidiary from conducting its business as currently conducted (except as required by law) and does not involve payments not reflected or reserved in the Company's consolidated financial statements in excess of $500,000 with respect to any individual Action and $5,000,000 in the aggregate, or (B) in the ordinary course of business consistent with past practice, or (ii) any Action that is brought by any current, former or purported holder or purported class of holders of any securities of the Company in its capacity as such;

         (k)  except as set forth on Section 6.01(k) of the Disclosure Schedule, make, rescind or revoke any material Tax election or change a material method of Tax accounting, amend any material Tax Return, or settle or compromise any material federal, state, local or foreign income Tax liability, audit, claim or assessment, or enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund unless in each case such action is required by Law or necessary (i) to preserve the status of the Company as a REIT under the Code (or to preserve the status of any U.S. Subsidiary set forth on Section 4.15(b) of the Disclosure Schedule as a REIT) or (ii) to qualify or preserve the status of any U.S. Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be. Notwithstanding the forgoing, nothing in this provision shall preclude Company from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code;

          (l)  except as set forth on Section 6.01(l) of the Disclosure Schedule, enter into, amend or modify any Tax Protection Agreement, or take any action that would, or could reasonably be expected to, violate any Tax Protection Agreement or otherwise give rise to any liability of the Company or any U.S. Subsidiary with respect thereto;

        (m)  amend any term of any outstanding security or equity interest of the Company or any U.S. Subsidiary;

         (n)  except as set forth on Section 6.01(n) of the Disclosure Schedule, sell or otherwise dispose of, or subject to any encumbrance, any Company Properties, Foreign Properties or other material assets other than (i) pending sales of Company Properties or Foreign Properties pursuant to definitive agreements executed prior to the date hereof and identified in Section 6.01(n) of the Disclosure Schedule and (ii) leases (other than ground leases) made in the ordinary course of business;

         (o)  except as set forth on Section 6.01(o) of the Disclosure Schedule, adopt a plan of complete or partial liquidation or dissolution or adopt resolutions providing for or authorizing such liquidation or dissolution;

         (p)  except as set forth on Section 6.01(p) of the Disclosure Schedule, fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies or to replace such insurance policies with reasonably comparable insurance policies covering the Company, Company Properties, Foreign Properties, U.S. Subsidiaries, Foreign Subsidiaries and their respective properties, assets and businesses;

         (q)  other than in connection with any development or redevelopment projects listed or identified in Section 6.01(q) of the Disclosure Schedule (the "Development Schedule" and, together with the projects listed on the Capital Expenditure Schedule, the "Company Projects"), initiate or consent to any material zoning reclassification of any owned or material leased Company Properties or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any owned or material leased Company Properties;

         (r)  take any action that would cause any of the representation or warranties of the Company contained herein to become inaccurate in any material respect or any of the material covenants of the Company to be breached in any material respect or result in the failure to be satisfied of any of the conditions set forth in Section 8.02; or

         (s)  announce an intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

        In connection with the continued operation of the Company and its U.S. Subsidiaries and Foreign Subsidiaries, the Company will confer in good faith on a regular and frequent basis with one or more representatives of Parent designated to the Company regarding operational matters and the general status of ongoing operations and will notify Parent promptly of any event or occurrence that has had or may reasonably be expected to be materially adverse to the Company or its subsidiaries. The Company acknowledges that Parent does not and will not waive any rights it may have under this Agreement as a result of such consultation.

        Section 6.02    Other Actions.    Each party agrees that, between the date of this Agreement and the Company Merger Effective Time, except as contemplated by this Agreement, such party shall not, directly or indirectly, without the prior written consent of the other parties hereto, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by this Agreement, or enter into any agreement or otherwise make a commitment, to take any such action.

        Section 6.03    Control of Company Parties' Business.    The parties acknowledge and agree that (a) nothing contained in this Agreement shall give any of the Buyer Parties, directly or indirectly, the right to control or direct the operations of the Company Parties or any of their subsidiaries prior to the Company Merger Effective Time, (b) prior to the Company Merger Effective Time, each of the Company Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries' respective operations, and (c) notwithstanding anything to the contrary set forth in this Agreement, no consent of the Buyer Parties will be required with respect to any matter set forth in the Agreement to the extent the requirement of such consent would violate the HSR Act or German Act, if applicable.

        Section 6.04    Redemption Rights.    The Company Parties agree that, in the event a that a holder of Operating Trust Class A-1 Common Units exercises its Redemption Right (as defined in Section 6.6.A of the Operating Trust Articles), the Company will, if so directed by Parent, exercise its right to elect to assume directly and satisfy such Redemption Right by paying to such holder of Operating Trust Class A-1 Common Units the Cash Amount or the Shares Amount (as defined in the Operating Trust Articles), in each case as directed by Parent; provided, however, that the Company shall not be required to take any action in contravention of (i) any securities Law or (ii) any historic, preexisting contractual obligation in effect as of the date hereof or as set forth on Section 6.04 of the Disclosure Schedule.

ARTICLE VII
ADDITIONAL AGREEMENTS

        Section 7.01    Proxy Statement, Information Statement, Other Filings and Form S-4.

         (a)  As promptly as reasonably practicable following the date of this Agreement, the Company Parties shall prepare and, once reasonably acceptable to Parent and the Company Parties, file with the SEC the preliminary Proxy Statement and each of the Company Parties and Buyer Parties shall, or shall cause their respective Affiliates to, prepare and, after consultation with each other, file with the SEC all Other Filings that are required to be filed by such party in connection with the transactions contemplated hereby. Each of the Company Parties and Buyer Parties shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement and the Information Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements and information statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company Parties and Buyer Parties shall use its commercially reasonable efforts, after consultation with the other, to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and the Company shall use its commercially reasonable efforts to cause (i) the definitive Proxy Statement to be filed with, and cleared by, the SEC, (ii) the Information Statement to be filed with the SEC and (iii) the definitive Proxy Statement and the Information Statement to be mailed to the Company Shareholders and the Operating Trust Unitholders, respectively, as promptly as reasonably practicable following clearance from the SEC of the definitive Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Other Filings. If at any time prior to the Company Shareholders' Meeting, any information relating to the Company Parties or the Buyer Parties or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, the Information Statement or the Other Filings, so

that the Proxy Statement, the Information Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement, the Information Statement or filing the Other Filings (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and will include in such documents or responses all comments reasonably proposed by Parent, and to the extent practicable, the Company will provide Parent with the opportunity to participate in any substantive calls between the Company, or any of its Representatives, and the SEC concerning the Proxy Statement.

         (b)  As promptly as reasonably practicable following the date of this Agreement, the Company Parties shall prepare and, once reasonably acceptable to Parent and the Company Parties, file with the SEC the Form S-4 in connection with the registration under the Securities Act of the Series O Preferred Units to be issued in connection with the Operating Trust Merger in accordance with Section 3.02(a), which Form S-4 shall include one or more prospectuses (such offers and proxy statements, together with any amendments or supplements thereto, the "S-4 Related Documents"). The Form S-4 shall also contain the information required for the Information Statement. The S-4 Related Documents shall set forth the procedures, reasonably acceptable to the Company and the Operating Trust, for holders of the Operating Trust Class A-1 Common Units to make an Election, including the deadline for making an Election and the procedures (if any) for revoking an Election. The Company Parties and the Buyer Parties shall cause the Form S-4 and S-4 Related Documents to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the S-4 or S-4 Related Documents and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the S-4 or S-4 Related Documents. If at any time prior to the completion of the Election, any information relating to the Company Parties or the Buyer Parties or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the S-4 or S-4 Related Documents, so that the S-4 or S-4 Related Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Operating Trust Unitholders. Notwithstanding anything to the contrary stated above, prior to filing the S-4 or S-4 Related Documents (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and will include in such documents or responses all comments reasonably proposed by Parent, and to the extent practicable, the Company will provide Parent with the opportunity to participate in any substantive calls between the Company, or any of its Representatives, and the SEC concerning the S-4. Each of the Company Parties shall use its commercially reasonable efforts, and the Buyer Parties shall cooperate with the Buyer Parties, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the S-4 Related Documents with the SEC) and kept effective as long as is necessary to complete the Operating Trust Merger and the Election. The Company Parties shall promptly notify Parent, if applicable, of (i) the time when the Form S-4 has become effective, (ii) the filing of any supplement or amendment thereto, (iii) the issuance of any stop order, and (iv) the suspension of the qualification and registration of the Series O Preferred Unit. The Company Parties also shall use commercially reasonable efforts (including by provision of customary representations and certifications) to cause Hogan & Hartson LLP or other counsel reasonably satisfactory to Parent to have delivered an opinion, which opinion shall be filed as an exhibit to the Form S-4, as to federal income tax matters as are required to be addressed in the Form S-4. Parent shall use commercially reasonable efforts (including by provision of customary representations and certifications) to cause Wachtell, Lipton, Rosen & Katz or other counsel reasonably satisfactory to the Company Parties to have delivered an opinion, which opinion shall be filed with the SEC as an exhibit to the Form S-4, as to federal income tax matters as are required to be addressed in the Form S-4. Such opinions shall contain customary exceptions, assumptions and qualifications and be based upon customary representations. The Operating Trust shall mail the S-4 Related Documents to the Operating Trust Unitholders, as applicable, as promptly as practicable after the Form S-4 shall have become effective.

        Section 7.02    Shareholders' Meeting.

         (a)  The Company shall, in accordance with applicable Law and the Company Articles and Company Bylaws, duly call, give notice of, convene and hold a meeting of its shareholders (including any adjournments or postponements thereof), (the "Company Shareholders' Meeting") as promptly as practicable after the date that the Proxy Statement is cleared by the SEC, for the purpose of obtaining the Company Shareholder Approval. Except to the extent that the Company Board or a Special Committee shall have withdrawn, qualified or modified its approval or recommendation of the Company Merger in compliance with Section 7.04(d), the Company Board or a Special Committee shall recommend to the Company Common Shareholders that they approve this Agreement, the Company Merger and the other transactions contemplated by this Agreement and shall include such recommendations in the Proxy Statement (the "Company Recommendation"). Unless this Agreement shall have been terminated in accordance with Section 9.01, the Company shall hold the Company Shareholders' Meeting regardless of whether the Company Board or a Special Committee has withdrawn, qualified or modified the Company Recommendation. Subject to Section 7.04(d), the Company will use reasonable best efforts to solicit or cause to be solicited from the Company Common Shareholders proxies in favor of the approval of this Agreement and the Company Merger and will take all other action necessary or advisable to secure the vote or consent of the Company Shareholders required by the rules of the NYSE or applicable Law to obtain such approvals.

         (b)  If deemed necessary by the parties hereto in accordance with applicable Law and the Operating Trust Articles and Operating Trust Bylaws, the Operating Trust shall, in accordance therewith, duly call, give notice of, convene and hold a meeting of the holders of its unitholders, such meeting to be held on the same date as the Company Shareholders' Meeting (including any adjournments or postponements thereof) (the "Operating Trust Shareholders' Meeting") as promptly as practicable after the date that the Form S-4 is declared effective by the SEC, for the purpose of obtaining the Operating Trust Unitholder Approval and the Operating Trust Articles Amendment Approval. If the Operating Trust Shareholders' Meeting is deemed necessary, except to the extent that the Company Board or a Special Committee shall have withdrawn, qualified or modified its approval or recommendation of the Company Merger in compliance with Section 7.04(d), the Company Board or a Special Committee, on behalf of the Company as the Sole Trustee, shall recommend to Operating Trust Common Unitholders that they approve this Agreement, the Mergers and the Declaration of Trust Amendments and shall include such recommendations in the Form S-4 (the "Operating Trust Recommendation"). If the Operating Trust Shareholders' Meeting is deemed necessary, unless this Agreement shall have been terminated in accordance with Section 9.01, (i) the Operating Trust shall hold the Operating Trust Shareholders' Meeting regardless of whether the Company Board or a Special Committee has withdrawn, qualified or modified the Operating Trust Recommendation and (ii) the Company shall cause each Operating Trust Class A-2 Common Unit owned by the Company to be voted in favor of this Agreement, the Mergers and the Declaration of Trust Amendments. If the Operating Trust Shareholders' Meeting is deemed necessary, subject to Section 7.04(d), the Company Parties will use reasonable best efforts to solicit or cause to be solicited from the Operating Trust Common Unitholders proxies in favor of the approval of the Operating Trust Merger and the Declaration of Trust Amendments and will take all other action necessary or advisable to secure the vote or consent of the Operating Trust Common Unitholders required by applicable Law to obtain such approvals.

        Section 7.03    Access to Information; Confidentiality.

         (a)  Subject to applicable Law, from the date hereof until the Company Merger Effective Time, the Company shall, and shall cause the U.S. Subsidiaries and Foreign Subsidiaries and the Representatives of the Company and the U.S. Subsidiaries and Foreign Subsidiaries to, afford Parent and its Representatives, following notice from Parent to the Company in accordance with this Section 7.03, reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each U.S. Subsidiary and Foreign Subsidiary, and all other financial, operating and other data and information as Parent may reasonably request. Notwithstanding the foregoing, neither Parent nor any of its Representatives shall (i) contact or have any discussions with any of the Company's employees, agents, or representatives, unless in each case Parent informs the Company in advance and provides the Company a reasonable opportunity to observe such discussions, (ii) contact or have any discussions with any of the landlords/sublandlords, tenants/subtenants, or licensees or franchisees of the Company or its U.S. Subsidiaries or Foreign Subsidiaries, unless in each case Parent informs the Company in advance and provides the Company a reasonable opportunity to observe such discussions, provided, that clauses (i) and (ii) shall not be applicable to contacts or discussions not related to the transactions contemplated by this Agreement and shall not be applicable to contacts and discussions with the Company's executive officers or its financial advisors or (iii) damage any property or any portion thereof except to the extent such damage caused by Parent or its Representatives is fully restored to its condition prior to such damage by Parent at its sole cost and expense. Without limiting the provisions of this Section 7.03(a) and subject to any rights of tenants under Company Contracts, Parent and its Representatives shall have the right to conduct appraisal and environmental and engineering inspections of each of the Company Properties; provided, however, that neither the Buyer Parties nor their Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any building. Parent shall schedule and coordinate all inspections with the Company and shall give the Company at least three (3) Business Days prior written notice thereof, setting forth the inspection or materials that Parent or its representatives intend to conduct. The Company shall be entitled to have representatives present at all times during any such inspection. Notwithstanding the foregoing, neither the Company nor any of the U.S. Subsidiaries or Foreign Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or the U.S. Subsidiaries or Foreign Subsidiaries or contravene any Law or binding agreement entered into prior to the date of this Agreement (provided that the Company and the U.S. Subsidiaries and Foreign Subsidiaries shall use commercially reasonable efforts to obtain consent from the applicable Third Party or enter into a customary joint defense agreement to enable the disclosure of such information). No investigation conducted under this Section 7.03, however, shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b)  Prior to the Company Merger Effective Time, all information obtained by Parent pursuant to this Section 7.03 shall be kept confidential in accordance with the confidentiality agreement dated May 9, 2007 between Tishman Speyer Development Corp. and the Company (the "Confidentiality Agreement"). Notwithstanding the foregoing, Parent and its Representatives may furnish Evaluation

Material (as defined in the Confidentiality Agreement) to any Person in connection with such Person's potential investment in or provision of financing to Parent or its affiliates or evaluation of the acquisition of assets of the Company, U.S. Subsidiary or Foreign Subsidiary in connection with or following the Closing, in each case, so long as any such Person has entered into a confidentiality agreement with the Company substantially similar to the Confidentiality Agreement or has agreed in writing to be bound by the provisions of the Confidentiality Agreement to the same extent as if an original party signatory thereto.

        Section 7.04    No Solicitation of Transactions.

         (a)  Except as permitted by, and subject to, Sections 7.04(c), (d) and (e), until the earlier of the Company Merger Effective Time or the date this Agreement is terminated pursuant to Article IX, none of the Company, its U.S. Subsidiaries or its Foreign Subsidiaries nor any of their respective Representatives will (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing non-public information, provided, that the public disclosure in accordance with its obligations as a public reporting company under the Exchange Act or in the ordinary course of business consistent with past practice, in each case, with respect to the Company's ordinary course operations will not, in and of itself, constitute initiating, soliciting, encouraging or knowingly facilitating under this proviso (i)) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or release any Person from or fail to enforce any standstill agreement or similar obligation to the Company or any U.S. Subsidiary or Foreign Subsidiary other than the automatic termination of standstill obligations pursuant to the terms of agreements as in effect as of the date hereof, by virtue of the execution and announcement of this Agreement, or otherwise, (iii) withdraw, modify or amend the Company Recommendation or the Operating Trust Recommendation, if applicable, in any manner adverse to any Buyer Party, or fail to make the Company Recommendation or the Operating Trust Recommendation (any event described in this clause (iii), a "Change in Recommendation"), (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any agreement in principle, arrangement, understanding, contract or agreement relating to an Acquisition Proposal.

         (b)  Except as permitted by, and subject to, Sections 7.04(c), (d) and (e), the Company shall take, and shall cause the U.S. Subsidiaries and Foreign Subsidiaries to take, all actions reasonably necessary to cause their respective Representatives to immediately cease any discussions, negotiations or communications with any Person with respect to any Acquisition Proposal. Notwithstanding the foregoing, nothing in this Section 7.04 shall preclude the Company, its U.S. Subsidiaries and its Foreign Subsidiaries or their respective Representatives from contacting any such Person solely for the purpose of complying with the provisions of the last sentence of this Section 7.04(b). The Company shall promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal, if any, to return or destroy all confidential information heretofore furnished to such person by or on behalf of the Company or any U.S. Subsidiary or Foreign Subsidiary.

         (c)  If, after the date of this Agreement and prior to obtaining the Company Shareholder Approval, the Company or any U.S. Subsidiary or Foreign Subsidiary receives a written Acquisition Proposal which has not been initiated, solicited, encouraged or facilitated in violation of this Section 7.04, and which the Company Board or a special committee thereof (a "Special Committee") has determined in good faith following consultation with its legal and financial advisors that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal, the Company, its U.S. Subsidiaries and its Foreign Subsidiaries or any of their respective Representatives thereafter may (i) furnish, make available or provide access to non-public information with respect to the Company and the U.S. Subsidiaries and Foreign Subsidiaries to the Person who made such Acquisition Proposal and such Person's Representatives (provided that the Company (A) has previously or concurrently furnished, made available or provided access to such non-public information to Parent and (B) shall furnish, make available or provide access to such non-public information pursuant to a confidentiality agreement with such Person which is at least as favorable to the Company as the Confidentiality Agreement), (ii) participate in negotiations regarding such Acquisition Proposal, and (iii) disclose to the Company Shareholders any information required to be disclosed under applicable Law; provided, however, that in the case of this clause (iii) such disclosure shall be deemed to be a Change in Recommendation if not accompanied by an express public re-affirmation of the Company Recommendation and the Operating Trust Recommendation. From and after the date of this Agreement, in the event the Company or any of its Representatives receives from a Person or group of related Persons (i) an Acquisition Proposal, (ii) any request for information relating to the Company or any U.S. Subsidiaries or Foreign Subsidiaries (other than requests for information unrelated to an Acquisition Proposal) or (iii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal, the Company shall promptly notify Parent of (but in no event more than twenty-four hours following) such receipt. Such notification shall include, to the extent then known, the identity of the parties and a copy of such Acquisition Proposal, inquiry or request or, if not made in writing, a written description thereof. The Company shall keep Parent apprised as to the status and any material developments, discussions and negotiations concerning the same on a current basis (and in any event no later than twenty-four hours after the occurrence of such developments, discussions or negotiations). Neither the Company nor any U.S. Subsidiary of Foreign Subsidiary shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit it from providing such information to Parent.

         (d)  At any time prior to obtaining the Company Shareholder Approval, upon receipt by the Company of an Acquisition Proposal that constitutes a Superior Proposal, the Company Board or a Special Committee may after consultation with its legal and financial advisors recommend that the Company Shareholders approve such Superior Proposal, which recommendation shall be deemed to be a Change in Recommendation, and may authorize the Company to terminate this Agreement and enter into an agreement relating to, or for the implementation of, such Superior Proposal provided the Company has first complied with Section 9.01(h).

         (e)  Nothing in this Section 7.04 or elsewhere in this Agreement shall prevent the Company Board or a Special Committee from (i) at any time prior to obtaining the Company Shareholder Approval and other than in response to an Acquisition Proposal, effecting a Change in Recommendation if the Company Board or a Special Committee determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its duties to the Company Shareholders under applicable Law or (ii) taking and disclosing to the Company Shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to an Acquisition Proposal or from making any required disclosure to the Company Shareholders under applicable Law, including Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that such disclosure shall be deemed to be a Change in Recommendation if not accompanied by an express public re-affirmation of the Company Recommendation and the Operating Trust Recommendation; provided, further, that none of the Company, the Company Board or a Special Committee shall be permitted to recommend that the Company Shareholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Acquisition Proposal) or withdraw or modify the Company Recommendation or the Operating Trust Recommendation, unless in each case such tender or exchange offer constitutes a Superior Proposal and in connection therewith, effects a Change in Recommendation.

          (f)  The Company shall not take any action to exempt any Person from the restrictions contained in Article II of the Company Articles or otherwise cause any of such restrictions not to apply unless such actions are taken in connection with a termination of this Agreement in accordance with Section 9.01(g).

        Section 7.05    Employee Benefits Matters.

         (a)  From and after the Company Merger Effective Time, Parent shall or shall cause the Surviving Entity to honor in accordance with their terms all severance, change-of-control and similar obligations of the Company and the U.S. Subsidiaries and Foreign Subsidiaries, and Parent shall pay on the Closing Date to any applicable officer or employee of the Company or any U.S. Subsidiary or Foreign Subsidiary any amounts that such officers or employees are entitled to receive on the Closing Date under such agreements. From and after the Company Merger Effective Time, Parent shall or shall cause the Surviving Entity to honor in accordance with their terms any other employment related contracts, agreements arrangements and commitments of the Company and the U.S. Subsidiaries and the Foreign Subsidiaries, including the Company's Deferred Compensation Plan, in effect immediately prior to the Company Merger Effective Time that are applicable to any current or former employees or directors of the Company or any U.S. Subsidiary or any of their predecessors.

         (b)  For a period of not less than twelve (12) months after the Closing Date, with respect to each employee of the Company or any U.S. Subsidiary (other than any such employees who are covered by collective bargaining or similar agreements) who remains an employee of the Surviving Entity or its successors or assigns or any of their subsidiaries (collectively, the "Continuing Employees"), Parent shall or shall cause the Surviving Entity to provide the Continuing Employees with (i) (A) base salary in an amount at least equal to the base salary that was provided to such Continuing Employee immediately prior to the Company Merger Effective Time and (B) cash incentive compensation opportunities (excluding any payments related to equity or equity-based awards) in an attainable amount at least equal to the attainable amount such Continuing Employee was eligible to receive immediately prior to the Company Merger Effective Time, and (ii) employee benefits (excluding the cash value of any equity-based award or benefits), that are no less favorable in the aggregate than those provided to such Continuing Employees immediately prior to the Company Merger Effective Time; provided, however, that neither Parent nor the Surviving Entity nor any of their subsidiaries shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to the immediately foregoing sentence; and provided, further, that no plans or arrangements of the Company or any of its subsidiaries providing for such issuance shall be taken into account in determining whether employee benefits are no less favorable in the aggregate.

         (c)  Each Continuing Employee will be credited with his or her years of service with the Company and the U.S. Subsidiaries and Foreign Subsidiaries (and any predecessor entities thereof) before the Closing Date under any new parallel employee benefit plan of Parent or its subsidiaries in which the Continuing Employee become entitled to participate to the same extent as such employee was entitled, before the Closing Date, to credit for such service under the respective Plan (except to the extent such credit would result in the duplication of benefits and except with respect to benefit accrual under a defined benefit plan). In addition, with respect to any such health benefit plan in which the Continuing Employee become entitled to participate during the calendar year that includes the Closing Date, each Continuing Employee shall be given credit for amounts paid by the employee under the respective Plan for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the parallel plan, program or arrangement of Parent or the Surviving Entity.

         (d)  Prior to the Company Merger Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of Company Common Shares or options to acquire Company Common Shares pursuant to this Agreement and the Mergers shall be an exempt transaction for purposes of Section 16.

         (e)  Prior to the Operating Trust Merger Effective Time, the Company Board shall take such actions as are necessary to terminate the Company's Deferred Compensation Plan and all other share or investment-based non-qualified deferred compensation account-based arrangements (collectively: "Non-Qualified Account Plans"), in a manner that is compliant with Section 409A of the Code. Such action shall be contingent upon, and effective as of, the Company Merger Effective Time. Payment of amounts deferred under the Non-Qualified Account Plans shall be made in cash to the participants in the Non-Qualified Account Plans in a single lump-sum payment by the Surviving Corporation on the first Business Day following January 1, 2008; provided, however, that payments under the Non-Qualified Account Plans will be made immediately following the Company Merger Effective Time if the parties hereto mutually agree that the making of such payments will not cause participants in the Non-Qualified Account Plans to incur any adverse tax consequences under Section 409A of the Code; provided, further, however, that any payment to any individual who is considered a "specified employee" within the meaning of Treasury Regulation Section 1.409A-1(i) and shall be delayed to the date six months following such participant's separation from service in the event, and to the extent, prior to the Company Merger Effective Time, the Company Board determines that such delay is necessary to comply with the requirements of Section 409A of the Code.

          (f)  The Company's Amended and Restated Equity Plan for Outside Trustees and the Long Term Incentive Plan shall be terminated as of the Company Merger Effective Time and no provision other than the payments set forth in Article III hereof shall be made for the continuation of any awards thereunder following the Company Merger Effective Time.

         (g)  This Section 7.05 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.05, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.05.

         (h)  Nothing contained in this Agreement shall (i) constitute or be deemed to be an amendment to any Plan or any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries; (ii) prevent the amendment or termination of any Plan or interfere with the right or obligation of the Parent or its Affiliates to make such changes as are necessary to conform with applicable Law (including Section 409A of the Code); or (iii) limit the right of the Parent or any of its Affiliates to terminate the employment of any employee at any time.

        Section 7.06    Directors' and Officers' Indemnification and Insurance.

         (a)  Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under any of the Organizational Documents, Company Articles, the Company Bylaws, the Operating Trust Articles, the Operating Trust Bylaws or this Agreement or, if applicable, similar agreements of any of the U.S. Subsidiaries or the Foreign Subsidiaries, from and after the Company Merger Effective Time, the Surviving Entity shall: (i) indemnify and hold harmless each person who is at the date hereof or during the period from the date hereof through the Company Merger Effective Time serving as a trustee, director or officer of the Company or any U.S. Subsidiary or the Foreign Subsidiaries (collectively, the "Indemnified Parties") to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Indemnifiable Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Indemnifiable Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, including all reasonable attorneys' fees and expenses, in each case without the requirement of any bond or other security, but subject to Parent's or the Surviving Entity's, as applicable, receipt of an undertaking by or on behalf of such Indemnified Party, if required by applicable Law, to repay such Indemnifiable Expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified); provided, however, that neither Parent nor the Surviving Entity shall be liable for any settlement effected without Parent's or the Surviving Entity's written consent and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Claim except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. The indemnification and advancement obligations of Parent and the Surviving Entity pursuant to this Section 7.06(a) shall extend to acts or omissions occurring at or before the Company Merger Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto). All rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director or officer of the Company or the U.S. Subsidiaries or the Foreign Subsidiaries after the date hereof and shall inure to the benefit of such person's heirs, executors and personal and legal representatives. For purposes of this Section 7.06(a): (x) the term "Claim" means any threatened, asserted, pending or completed Action, whether instituted by any party hereto, any Governmental Authority or any other party, that any Indemnified Party in good faith believes might lead to the institution of any such Action, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party's duties or service as a director or officer of the Company or any of the U.S. Subsidiaries or the Foreign Subsidiaries, at or prior to the Company Merger Effective Time at the request of the Company or any of the U.S. Subsidiaries or the Foreign Subsidiaries; and (y) term "Indemnifiable Expenses" means reasonable attorneys' fees and all other reasonable costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.06(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. Neither Parent nor the Surviving Entity shall settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless (i) such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim, (ii) such Indemnified Party otherwise consents thereto, or (iii) Parent or the Surviving Entity acknowledges that such Claim is subject to this Section 7.06.

         (b)  For a period of six (6) years from the Company Merger Effective Time, the charter and bylaws or other organizational documents of the Surviving Entity and the U.S. Subsidiaries and the Foreign Subsidiaries shall contain provisions no less favorable with respect to indemnification than are set forth in the Company Articles, Company Bylaws, Operating Trust Articles, Operating Trust Bylaws

or the applicable organizational documents of the Subsidiaries, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Company Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Company Merger Effective Time, were directors, officers, trustees, employees, agents, or fiduciaries (including fiduciaries under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA)) of the Company or any of its U.S. Subsidiaries or the Foreign Subsidiaries, unless such modification shall be required by Law and then only to the minimum extent required by Law.

         (c)  Parent or the Surviving Entity shall maintain for a period of at least six (6) years, policies of directors' and officers' liability insurance and employed lawyer liability insurance with respect to claims arising from facts or events that occurred on or before the Company Merger Effective Time, including in respect of the transactions contemplated by this Agreement. Such policies shall provide for at least $50,000,000 of coverage for directors' and officers' liability and $5,000,000 for employed lawyer liability and shall contain other terms and conditions which are, in the aggregate, not less advantageous to the insured persons than the policies maintained by the Company, the Operating Trust, the U.S. Subsidiaries and the Foreign Subsidiaries as of the date hereof. There shall be no gaps or lapses of coverage with respect to matters occurring before the Company Merger Effective Time; provided, that the aggregate premium payable for such insurance shall not exceed the amount set forth on Schedule 7.06(c) (such amount the "Maximum Premium"). If the Company is unable to obtain the insurance described in the first sentence of this Section 7.06(c) for an amount less than or equal to the Maximum Premium, Parent or the Surviving Company shall obtain as much comparable insurance as possible for an amount equal to the Maximum Premium. Notwithstanding the preceding, Parent and the Surviving Entity may meet their obligations pursuant to this Section 7.06(c) by purchasing a "tail policy" providing coverage in the amounts specified above and on other terms and conditions which are, in the aggregate, not less advantageous to the insured persons than the policies maintained by the Company, the Operating Trust, the U.S. Subsidiaries and the Foreign Subsidiaries as of the date hereof such. If Parent or the Surviving Entity purchase a tail policy pursuant to the immediately preceding sentence, Parent shall, and shall cause the Surviving Entity or its successors or assigns to, maintain such policy in full force and effect, and continue to honor all obligations thereunder.

         (d)  If the Surviving Entity or any of its respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or Surviving Entity, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Entity assumes the obligations set forth in this Section 7.06.

         (e)  Parent shall cause the Surviving Entity to perform all of the obligations of the Surviving Entity under this Section 7.06 and the parties acknowledge and agree that Parent guarantees the payment and performance of the Surviving Entity's obligations pursuant to this Section 7.06.

        Section 7.07    Further Action; Reasonable Efforts.

         (a)  Except to the extent otherwise provided in Section 7.01, upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings and thereafter make any other required submissions, under any applicable antitrust or competition laws, and any other Law with respect to this Agreement and the Mergers, if required, and (ii) use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Mergers, and the other transactions contemplated by this Agreement, including using its commercially reasonable efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities with the Company and the U.S. Subsidiaries and

Foreign Subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Company Merger and the other transactions contemplated by this Agreement.

         (b)  The parties hereto agree to cooperate and assist one another in connection with all actions to be taken pursuant to this Section 7.07, including the preparation and making of the filings referred to in this Agreement and, if requested, amending or furnishing additional information thereunder, including, subject to applicable Law and the Confidentiality Agreement, upon request, providing copies of all related documents to the non-filing party and their advisors prior to filing, and, to the extent practicable, none of the parties will file any such document or have any communication with any Governmental Authority without prior consultation with the other party. Each party shall keep the other apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the transactions contemplated by this Agreement. To the extent practicable and permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings and calls with such Governmental Authority. None of the parties shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Authority without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         (c)  Each of the parties hereto agrees to cooperate and use its reasonable best efforts to defend through litigation on the merits any Action, including administrative or judicial Action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that in whole or in part restricts, delays, prevents or prohibits consummation of the Company Merger, including by vigorously pursuing all available avenues of administrative and judicial appeal.

         (d)  Each of the Buyer Parties, on the one hand, and the Company Parties, on the other hand, shall use their respective commercially reasonable efforts to obtain any Third Party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) disclosed in the Disclosure Schedule or (iii) required to prevent a Company Material Adverse Effect from occurring prior to the Company Merger Effective Time. In the event that any Company Party shall fail to obtain any Third Party consent described above, the Company Parties shall use their commercially reasonable efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company Parties and the Buyer Parties and their respective businesses resulting, or which could reasonably be expected to result, after the Company Merger Effective Time, from the failure to obtain such consent. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than a Governmental Authority) with respect to any transaction contemplated by this Agreement, (i) unless required by the applicable agreement, without the prior written consent of Parent, neither the Company nor any of the U.S. Subsidiaries or Foreign Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person and (ii) none of the Buyer Parties or their respective affiliates shall be required to pay or commit to pay such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation.

        Section 7.08    Transfer Taxes.    Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, "Transfer Taxes"), and shall cooperate in attempting to minimize the amount of Transfer Taxes.

From and after the Company Merger Effective Time, the Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of the Company Common Shares, Company Share Options, Company Restricted Share Units and, all Transfer Taxes.

        Section 7.09    Public Announcements.    The parties hereto agree that no public release or announcement concerning the transactions contemplated by this Agreement (including the Mergers) shall be issued by a party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of a joint press release announcing the Mergers and the execution of this Agreement.

        Section 7.10    Cooperation with Financing.

         (a)  Parent shall use its reasonable best efforts to arrange the Debt Financing on the terms and conditions described in the Debt Commitment Letter, including using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein and (ii) to satisfy all conditions applicable to the Buyer Parties in such definitive agreements that are within their control. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent shall use its reasonable best efforts to arrange to obtain any such portion from alternative sources on comparable or more favorable terms to Parent (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event. Parent shall give the Company prompt notice of any material breach by any party of the Debt Commitment Letter or any termination of the Debt Commitment Letter. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and shall not permit any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the Debt Commitment Letter if such amendment would or would be reasonably expected to materially and adversely affect or delay in any material respect Parent's ability to consummate the transactions contemplated by this Agreement, without first obtaining the Company's prior written consent (not to be unreasonably withheld or delayed). For the avoidance of doubt, if the Debt Financing (or any alternative financing) has not been obtained, the Buyer Parties shall continue to be obligated to consummate the Mergers on the terms contemplated by this Agreement and subject only to the satisfaction or waiver of the conditions set forth in Sections 8.01 and 8.02 of this Agreement and to Parent's rights under Section 9.01, regardless of whether the Buyer Parties have complied with all of their other obligations under this Agreement (including their obligations under this Section 7.10).

         (b)  The Company agrees to provide, and shall cause the U.S. Subsidiaries and the Foreign Subsidiaries and its and their Representatives to provide, all reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the U.S. Subsidiaries and the Foreign Subsidiaries), including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company and the U.S. Subsidiaries and the Foreign Subsidiaries as may be reasonably requested by Parent, (iii) assisting Parent and its financing sources in the preparation of (A) an offering document for any Financing to be raised to complete the Mergers and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of Parent and its financing sources for any Financing to be raised by Parent to complete the Mergers, (v) forming new direct or indirect subsidiaries and transferring assets thereto prior to or after the Operating Trust Merger Effective Time (any such transfer to be a Requested Transaction and be subject to the terms and conditions of Section 2.06 hereof), (vi) using reasonable best efforts to obtain accountants' comfort letters, legal opinions, appraisals, surveys, title insurance, estoppels and certificates from tenants, lenders and ground lessors and other documentation and items relating to the Financing as reasonably requested by Parent, (vii) providing and executing documents as may be reasonably requested by Parent, and (viii) cooperating in connection with the repayment or defeasance of any Indebtedness of the Company or any of the U.S. Subsidiaries or Foreign Subsidiaries, including delivering such payoff, defeasance or similar notices under any existing mortgage or mezzanine loans of the Company or any U.S. Subsidiary or Foreign Subsidiary as reasonably requested by Parent. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company, its U.S. Subsidiaries and its Foreign Subsidiaries and their Representatives in connection with such cooperation. The Buyer Parties shall, on a joint and several basis, indemnify and hold harmless the Company, its U.S. Subsidiaries and its Foreign Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith (other than historical information relating to the Company or its U.S. Subsidiaries or Foreign Subsidiaries). Notwithstanding anything to the contrary, the condition set forth in Section 8.02(b), as it applies to the Company's obligations under this Section 7.10(b), shall be deemed satisfied unless the Financing (or any alternative financing) has not been obtained primarily as a result of the Company's or the U.S. Subsidiaries' or Foreign Subsidiaries willful and material breach of its obligations under this Section 7.10(b).

         (c)  All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to paragraph (b) above shall be kept confidential in accordance with the Confidentiality Agreement.

        Section 7.11    Resignations.    The Company shall use its reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation effective as of the Company Merger Effective Time, of those trustees or directors of the Company or any U.S. Subsidiary designated by Parent to the Company in writing at least five calendar days prior to the Closing.

        Section 7.12    Takeover Statutes.    If any takeover statute is or becomes applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement, each of the parties and their respective boards of directors (or managing members or general partners, as applicable) shall (a) take all necessary action to ensure that such transactions contemplated hereby may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

        Section 7.13    Delisting and Deregistering of Securities.    Parent and the Company shall use their commercially reasonable efforts to cause the Company Common Shares to be de-listed from the NYSE and de-registered under the Exchange Act promptly following the Company Merger Effective Time.

        Section 7.14    Tax Matters.    During the period from the date of this Agreement to the Company Merger Effective Time, the Company and the U.S. Subsidiaries and Foreign Subsidiaries shall:

         (a)  continue to operate in such a manner as to permit the Company to continue to qualify as a REIT throughout the period from the date hereof to the Company Merger Effective Time;

         (b)  prepare and timely file all Tax Returns required to be filed by them (taking into account all applicable extensions of time to file such Tax Returns) on or before the Closing Date ("Post-Signing Returns") in a manner consistent with past practice, except as otherwise required by applicable Laws;

         (c)  fully and timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; and

         (d)  properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no Post-Signing Return is due prior to the Company Merger Effective Time in a manner consistent with past practice.

        Section 7.15    Notices of Certain Events.

         (a)  The Company Parties shall notify Parent promptly of (i) any written communication and, to the knowledge of the Company, any other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, any of the U.S. Subsidiaries or any of the Foreign Subsidiaries or their Representatives), (ii) any communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, any of the U.S. Subsidiaries or any of the Foreign Subsidiaries or their Representatives), (iii) any material Actions threatened or commenced against or otherwise affecting the Company or any of the U.S. Subsidiaries or Foreign Subsidiaries that are related to the transactions contemplated by the Agreement or (iv) any effect, event, development or change between the date of this Agreement and the Company Merger Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 8.02(a) or 8.02(b) not to be satisfied.

         (b)  The Buyer Parties shall notify the Company promptly of (i) any written communication and, to the knowledge of Parent, any other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Parent, any of its subsidiaries or their Representatives), (ii) any communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (and the response thereto from Parent, any of its subsidiaries or their Representatives), (iii) any material Actions threatened or commenced against or otherwise affecting Parent or any of its subsidiaries that are related to the transactions contemplated by the Agreement or (iv) any effect, event, development or change between the date of this Agreement and the Company Merger Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 8.03(a) or 8.03(b) not to be satisfied.

         (c)  The delivery of any notice pursuant to this Section 7.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

ARTICLE VIII
CONDITIONS TO THE MERGERS

        Section 8.01    Conditions to the Obligations of Each Party.    The obligations of the Company and Buyer Parties to consummate the Mergers are subject to the satisfaction or waiver in writing (where permissible) of the following conditions:

         (a)  The Company Shareholder Approval shall have been obtained.

         (b)  The Operating Trust Unitholder Approval shall have been obtained.

         (c)  The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order suspending its effectiveness issued by the SEC, and no proceedings seeking such stop order shall have been initiated or, to the knowledge of the Company, threatened by the SEC.

         (d)  Any waiting period (and any extension thereof) applicable to the consummation of the Mergers under the HSR Act and the German Act shall have expired or been terminated, and any approval required thereunder shall have been obtained.

         (e)  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Mergers illegal or prohibiting consummation of the Mergers

        Section 8.02    Conditions to the Obligations of the Buyer Parties.    The obligations of the Buyer Parties to consummate the Mergers are subject to the satisfaction or waiver in writing of the following additional conditions:

         (a)  The representations and warranties of the Company Parties contained in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of such date, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth in such representations and warranties (other than the representation in clause (b) of Section 4.08)) does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In addition, the representations and warranties set forth in Sections 4.03 and 4.04 and shall be true and correct in all material respects and the representations and warranties set forth in clause (b) of Section 4.08 shall be true and correct in all respects as of the date hereof and as of the Closing, as though made on and as of such date (in each case except to the extent expressly made as of a specific date, in which case as of such specific date).

         (b)  The Company Parties shall have performed, in all material respects, all obligations and complied with, in all material respects, all agreements and covenants required to be performed or complied with them under this Agreement on or prior to the Company Merger Effective Time.

         (c)  The Company shall have delivered to Parent a certificate, dated the date of the Company Merger Effective Time, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in Sections 8.02(a) and 8.02(b).

         (d)  Since the date of this Agreement, there shall not have been an event, occurrence, effect or circumstance that, individually or in the aggregate with all other events, occurrences, effects or circumstances, has resulted or would reasonably be expected to result in a Company Material Adverse Effect.

         (e)  Parent and the Company shall have received a tax opinion of Mayer, Brown, Rowe & Maw LLP, or other counsel to the Company satisfactory to the Parent, dated as of the date of the Closing Date, prior to the Company Merger Effective Time, in the form attached hereto as Exhibit G (such opinion shall be based upon customary assumptions and customary representations made by the Company and its U.S. Subsidiaries and Foreign Subsidiaries in the form attached hereto as Exhibit G, and such opinion and representations shall be subject to such changes or modifications from the language set forth on such exhibits as may be deemed necessary or appropriate by Mayer, Brown, Rowe & Maw LLP (or such counsel rendering the opinion) and as shall be reasonably satisfactory to Parent) opining that the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with the Company's taxable year ended December 31, 1997 through and including the taxable year of the Company ending on the Closing Date (determined without taking into account, or giving effect to, the Mergers or any Requested Transactions undertaken pursuant to Section 2.06 of this Agreement and assuming for such purposes that the Company shall satisfy the applicable distribution requirements under the Code for the taxable year including the Closing Date).

        Section 8.03    Conditions to the Obligations of the Company Parties.    The obligations of the Company Parties to consummate the Mergers are subject to the satisfaction or waiver in writing (where permissible) of the following additional conditions:

         (a)  The representations and warranties of the Buyer Parties in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of such date, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth in such representations and warranties) does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b)  The Buyer Parties shall have performed, in all material respects, all obligations and complied with, in all material respects, all agreements and covenants required to be performed or complied with by them under this Agreement on or prior to the Company Merger Effective Time.

         (c)  The Buyer Parties shall have delivered to the Company a certificate, dated the date of the Company Merger Effective Time, signed by an officer of each of the Buyer Parties and certifying as to the satisfaction of the conditions specified in Sections 8.03(a) and 8.03(b).

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

        Section 9.01    Termination.    This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Operating Trust Merger Effective Time (or, in the case of Section 9.01(g)(i), prior to the Company Shareholders' Meeting) by action taken or authorized by the board of directors, board of trustees, board of managers or members or similar governing body of the terminating party or parties performing similar functions, notwithstanding any requisite approval of the Mergers by the Company Common Shareholders or the Operating Trust Common Unitholders, and whether before or after either of the Company Shareholder Approval or the Operating Trust Unitholder Approval has been obtained, as follows (the date of any such termination, the "Termination Date"):

         (a)  by mutual written consent of Parent and the Company;

         (b)  by either Parent or the Company if the Operating Trust Merger Effective Time shall not have occurred on or before December 31, 2007 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Company Merger Effective Time to occur on or before such date;

         (c)  by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers ("Governmental Order"); provided, however, that the right to terminate under of this Section 9.01(c) shall not be available to any party unless such party shall have used its reasonable best efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to such Mergers;

         (d)  by either the Company or Parent if the Company Shareholder Approval is not obtained at the Company Shareholders' Meeting upon a vote taken thereon;

         (e)  by Parent if each of it and MergerCo is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company Parties herein are or become untrue or inaccurate such that the condition set forth in Section 8.02(a) would be incapable of being satisfied by the End Date, or (ii) there has been a breach on the part of any of the Company Parties of any of its covenants or agreements herein such that the condition set forth in Section 8.02(b) would be incapable of being satisfied by the End Date;

          (f)  by the Company if each of the Company Parties is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent, MergerCo or Operating Trust MergerSub herein are or become untrue or inaccurate such that the condition set forth in Section 8.03(a) would be incapable of being satisfied by the End Date, or (ii) there has been a breach on the part of Parent, MergerCo or Operating Trust MergerSub or any of their respective covenants or agreements herein such that the conditions set forth in Section 8.03(b) would be incapable of being satisfied by the End Date;

         (g)  by Parent:

            (i)  prior to the Company Shareholders' Meeting if there has been a Change in Recommendation;

           (ii)  if (A) the Company Board or a Special Committee shall have approved, endorsed or recommended any Acquisition Proposal, (B) the Company enters into a contract or agreement relating to an Acquisition Proposal (other than a confidentiality agreement entered into in compliance with Section 7.04(c)), (C) a tender offer or exchange offer for any Company Common Shares that constitutes an Acquisition Proposal (other than by any of the Buyer Parties or any of their Affiliates) is commenced prior to obtaining the Company Shareholder Approval and the Company Board or a Special Committee fails to recommend against acceptance of such tender offer or exchange offer by the Company Shareholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company Shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten Business Days after commencement of such tender offer or exchange offer, (D) the Company, the Company Board or a Special Committee publicly announces its intention to do any of the foregoing, or (E) the Company has breached its obligations under Section 7.02 or Section 7.04 in any material respect; or

         (h)  by the Company if the Company Board or a Special Committee approves, and authorizes the Company to enter into, a definitive agreement providing for the implementation of a Superior Proposal, but only so long as:

            (i)  the Company Shareholder Approval has not yet been obtained;

           (ii)  the Company is not then and has not been in breach of any of its obligations under Section 7.02 or Section 7.04 in any material respect;

          (iii)  the Company Board or a Special Committee has determined in good faith, after consultation with its financial advisor, that such agreement constitutes a Superior Proposal;

          (iv)  the Company has notified Parent in writing that it intends to enter into such agreement, attaching the most current version of such agreement (including any amendments, supplements or modifications) to such notice (a "Superior Proposal Notice");

           (v)  during the three Business Day period following Parent's receipt of a Superior Proposal Notice, (A) the Company shall have offered to negotiate with (and, if accepted, negotiated in good faith with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate in good faith with), Parent in making adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Mergers and the other transactions contemplated by this Agreement, and (B) the Company Board or a Special Committee shall have determined in good faith, after the end of such three Business Day period, after considering the results of such negotiations and the revised proposals made by Parent, if any, that the Superior Proposal giving rise to such notice continues to be a Superior Proposal; provided further that any amendment, supplement or modification to any Acquisition Proposal shall be deemed a new Acquisition Proposal and the Company may not terminate this Agreement pursuant to this Section 9.01(h) unless the Company has complied with the requirements of this Section 9.01(h) with respect to such new Acquisition Proposal including sending a Superior Proposal Notice with respect to such new Acquisition Proposal and offering to negotiate for three Business Days from such new Superior Proposal Notice; and

          (vi)  the Company pays to Parent the Company Termination Fee in accordance with Section 9.04(b)(iv) simultaneously with such termination (any purported termination pursuant to this Section 9.01(h) shall be void and of no force or effect unless the Company shall have made such payment).

        Section 9.02    Effect of Termination.    In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (or any Representatives thereof) except that the indemnification and reimbursement obligations of the Buyer Parties contained in Sections 2.06, and 7.10(b), the Guarantees referred to in Section 5.07(c) and the provisions of Section 7.03(b), Section 7.10(c), this Section 9.02, Section 9.04 and Article X shall survive any such termination; provided, however, that, subject to Sections 9.04(g), 10.06 and 10.07, nothing herein shall relieve any party hereto from liability for any willful or knowing breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

        Section 9.03    Notice of Termination.    A termination party shall provide written notice of termination to the other parties specifying with reasonable particularity the basis of such termination. If more than one provision in Section 9.01 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in Section 9.01 for any such termination.

        Section 9.04    Fees and Expenses.

         (a)  Except as otherwise set forth in Sections 2.06, 7.08 and 7.10(b) and this Section 9.04, all expenses (including fees and expenses payable to Representatives) incurred by any party to this Agreement or its Affiliates on its behalf in connection with this Agreement or the transactions contemplated by this Agreement ("Expenses") shall be paid by the party incurring such expenses, whether or not the Mergers are consummated.

         (b)  The Company agrees that if this Agreement shall be terminated:

            (i)  by Parent or the Company pursuant to Section 9.01(d), Section 9.01(b) or Section 9.01(e) and at any time after the date of this Agreement and prior to the Company Shareholders' Meeting, (A) an Acquisition Proposal shall have been made to any of the Company Parties or publicly announced prior to such Termination Date or, with respect to termination pursuant to Section 9.01(e), prior to the occurrence of the event or circumstance giving rise to such termination right, and (B) concurrently with such termination or within twelve (12) months following the Termination Date, the Company enters into a definitive agreement relating to an Acquisition Proposal, or an Acquisition Proposal is consummated (in each case whether or not such Acquisition Proposal was the same Acquisition Proposal referred to in the foregoing clause (A)), then the Company shall pay to Parent, if and when the consummation of such Acquisition Proposal occurs, as applicable, the Company Termination Fee less any Parent Expenses previously paid pursuant to Section 9.04(b)(ii) in immediately available funds to an account directed by Parent (and for purposes of this Section 9.04(b)(i), "at least 50%" shall be substituted for "20%" in the definition of Acquisition Proposal);

           (ii)  by Parent pursuant to Section 9.01(e), then the Company shall pay, within three (3) Business Days of the Termination Date, to Parent the Parent Expenses in immediately available funds to an account directed by Parent;

          (iii)  by Parent pursuant to Section 9.01(g) (but with respect to termination pursuant to Section 9.01(g)(i), only if Parent terminates prior to the Company Shareholders' Meeting), then the Company shall pay, within three (3) Business Days of the Termination Date, to Parent the Company Termination Fee in immediately available funds to an account directed by Parent; or

          (iv)  by the Company pursuant to Section 9.01(h), then the Company shall pay to Parent the Company Termination Fee in immediately available funds to an account directed by Parent before or concurrently with such termination and shall be a condition to the effectiveness of such termination.

         (c)  Parent agrees that if this Agreement shall be terminated by the Company pursuant to Section 9.01(f), then Parent shall pay to the Company the Company Expenses within three (3) Business Days of the Termination Date in immediately available funds to an account directed by the Company.

         (d)  For the purposes of this Agreement:

            (i)  "Company Expenses" shall mean all reasonable, actual and documented out-of-pocket costs and expenses incurred prior to the termination of this Agreement by or on behalf of the Company Parties, the U.S. Subsidiaries and the Foreign Subsidiaries (or their Affiliates) in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, including reasonable fees and expenses of counsel, investment banking firms, lenders or financial advisors, accountants, and consultants, up to an aggregate maximum amount of $10,000,000;

           (ii)  "Company Termination Fee" shall mean an amount equal to $235,000,000; and

          (iii)  "Parent Expenses" shall mean all reasonable, actual and documented out-of-pocket costs and expenses incurred prior to the termination of this Agreement by or on behalf of the Buyer Parties (or their Affiliates) in connection with the entering into this Agreement and the carrying out of any and all acts contemplated hereunder, including reasonable fees and expenses of counsel, investment banking firms, lenders or financial advisors, accountants, and consultants, up to an aggregate maximum amount of $10,000,000.

         (e)  Each of the parties hereto acknowledges that the agreements contained in this Section 9.04 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee or the Parent Expenses when due or Parent shall fail to pay the Company Expenses when due, the Company or Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.04. If payable, none of the Company Termination Fee, the Parent Expenses, or the Company Expenses shall be payable more than once pursuant to this Agreement.

          (f)  Each of Parent and the Company acknowledges that the agreements set forth in this Section 9.04 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the other party would not enter into this Agreement. Accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 9.04, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a suit which results in a judgment against the other party for the payment set forth in this Section 9.04, such paying party shall pay the other party its reasonable and documented costs and expenses (including reasonable and documented attorneys' fees) in connection with such suit, together with interest on such amount at the prime rate as reported in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

         (g)  Notwithstanding anything to the contrary in this Agreement, in the event of a termination of this Agreement in connection with which a Company Termination Fee is payable to Parent or, in the case of Section 9.04(b)(ii), the Parent Expenses are payable to Parent, payment of such Company Termination Fee or Parent Expenses, as the case may be, by the Company pursuant to this Section 9.04 shall be the sole and exclusive remedy of Parent and its subsidiaries and Affiliates against the Company, its subsidiaries and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amounts, none of the Company, its subsidiaries or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that the Company shall also be obligated with respect to Section 9.04(f)).

        Section 9.05    Escrow of Company Expenses.

         (a)  To the extent that the Company Parties recover the Company Expenses pursuant to Section 9.04(c) and/or money damages pursuant to and subject to Section 10.06 and the Guarantees (collectively, the "Damages Amount"), Parent shall instruct the escrow agent to pay to the Operating Trust from the Damages Amount deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Damages Amount and (ii) the sum of (A) the maximum amount that can be paid to the Operating Trust without causing the Company to fail to meet the requirements of Sections 856(c)(2) and 856(c)(3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the Company's independent certified public accountants, plus (B) in the event the Company receives either (A) a letter from the Company's counsel indicating that the Company has received a ruling from the IRS described in Section 9.05(b) or (2) an opinion from the Company's outside counsel as described in Section 9.05(b), an amount equal to the Damages Amount less the amount payable under clause (A) above. To secure Parent's obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Damages Amount with an escrow agent selected by Parent and on such terms (subject to Section 9.05(b)) as shall be mutually agreed upon by the Operating Trust, Parent and the escrow agent. Subject to the terms of Section 10.06 and the Guarantees, the payment or deposit into escrow of the Damages Amount pursuant to this Section 9.05 shall be made at the time Parent is obligated to pay the Operating Trust such amount pursuant to Section 10.06 and the Guarantees by wire transfer or bank check.

         (b)  The escrow agreement shall provide that the Damages Amount in escrow or any portion thereof shall not be released to the Operating Trust unless the escrow agent receives any one or combination of the following: (i) a letter from the Company's independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Operating Trust without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company's accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company's counsel indicating that the Company received a ruling from the IRS holding that the Damages Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company's outside counsel has rendered a legal opinion to the effect that the receipt by the Operating Trust of the Damages Amount would constitute Qualifying Income, would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or would not otherwise disqualify Company as a REIT), in which case the escrow agent shall release the remainder of the Damages Amount to the Operating Trust. Parent agrees to amend this Section 9.05 at the reasonable request of the Company in order to (x) maximize the portion of the Damages Amount that may be distributed to the Operating Trust hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company's chances of securing a favorable ruling described in this Section 9.05(b), or (z) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.05(b). The escrow agreement shall also provide that any portion of the Damages Amount held in escrow for five years shall be released by the escrow agent to Parent. Any costs and expenses of the escrow agent shall be borne solely by the Company.

        Section 9.06    Waiver.    At any time prior to the Company Merger Effective Time, the Company, on the one hand, and Parent, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement of the other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company (on behalf of the Company Parties) or Parent (on behalf of the Buyer Parties), as applicable. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE X
GENERAL PROVISIONS

        Section 10.01    Non-Survival of Representations and Warranties.    The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Company Merger Effective Time.

        Section 10.02    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or facsimile numbers (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

    if to any Buyer Party:

      c/o Lehman Brothers Holdings Inc.
      8th Floor
      399 Park Avenue
      New York, New York 10022
      Facsimile: 646-758-4341
      Attention: Paul Hughson

      and

      c/o Tishman Speyer
      45 Rockefeller Plaza
      New York, New York 10111
      Facsimile: 212-895-0353
      Attention: Michael Benner

    with copies to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Facsimile: 212-403-2000
      Attention: Adam O. Emmerich, Esq.
      David E. Shapiro, Esq.

      and

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, New York 10153-0119
      Facsimile: 212-310-8007
      Attention: W. Michael Bond, Esq.
      Raymond O. Gietz, Esq.

    if to any Company Party:

      Archstone-Smith Trust
      9200 East Panorama Circle
      Suite 400
      Englewood, Colorado 80112
      Facsimile: 303-708-5999
      Attention: Charles E. Mueller
      Caroline Brower

    with a copy to:

      Hogan & Hartson LLP
      555 Thirteenth Street NW
      Washington, DC 20004-1109
      Facsimile: (202) 637-5910
      Attention: J. Warren Gorrell, Jr., Esq.
      Bruce W. Gilchrist, Esq.
      David P. Slotkin, Esq.

        Section 10.03    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or the application of this Agreement to any person or circumstance is invalid or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

        Section 10.04    Amendment.    This Agreement may be amended by the parties hereto by action taken by their respective board of directors (or similar governing body or entity) at any time prior to the Company Merger Effective Time; provided, however, that, after approval of the Company Merger by the shareholders of the Company, no amendment may be made without further shareholder approval which, by Law or in accordance with the rules of the NYSE, requires further approval by such shareholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 10.05    Entire Agreement; Assignment.    This Agreement, together with the Confidentiality Agreement and the Disclosure Schedule, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except any of the Buyer Parties may assign this Agreement to any direct or indirect wholly owned subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if the assignee does not perform its obligations.

        Section 10.06    Remedies.    Except as otherwise provided in Section 10.07 or elsewhere in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity and the exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy. Each of the Company Parties agrees that to the extent it has incurred losses or damages in connection with this Agreement the maximum aggregate liability of the Buyer Parties and the Guarantors, for such losses or damages (including any amounts payable pursuant to Section 9.04) shall be limited to an amount equal to $1,500,000,000, and in no event shall the Company Parties seek to recover any money damages in excess of such amount from the Buyer Parties or the Guarantors. In no event shall the Company Parties seek to recover any damages in connection with, relating to or arising out of this Agreement from any person, including the Buyer Parties or the Guarantors or any former, current or future general or limited partners, employees, stockholders, managers, members, directors, officers, Affiliates, agents or Representatives of the Buyer Parties or the Guarantors, except as specifically provided herein or in the Guarantees.

        Section 10.07    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed by any Company Party in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 9.01, the Buyer Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company Parties and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge that none of the Company Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement and that the Company Parties' sole and exclusive remedy with respect to any such breach shall be the remedy set forth in the Guarantees, subject to the limitations of Section 10.06; provided, however, the Company Parties shall be entitled to seek specific performance to prevent any breach by the Buyer Parties of Sections 7.03(b) and 7.10(c).

        Section 10.08    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the provisions of Article III and Section 7.06 (which are intended to be for the benefit of the persons covered thereby or the persons entitled to payment thereunder and may be enforced by such persons).

        Section 10.09    Governing Law; Forum.    This Agreement, the Mergers and the other transactions contemplated hereby and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the internal Laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Maryland.

        Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the Courts of State of Maryland (the "Maryland Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail to the address for notice in Section 10.02 with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Maryland.

        Section 10.10    Headings.    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 10.11    Counterparts.    This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 10.12    Waiver.    Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        Section 10.13    Waiver of Jury Trial.    Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.13.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the Buyer Parties and Company Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RIVER HOLDING, LP,

By:	Tishman Speyer Real Estate Venture VII, L.L.C., its general partner

	By:	Tishman Speyer U.S. Value-Added Associates VII, L.L.C., its general partner

		By:	/s/ MICHAEL B. BENNER
Name: Michael B. Benner Title: Vice President and Secretary

RIVER ACQUISITION (MD), LP

By:	River General Partner, LLC, its general partner

	By:	River Holding, LP, its sole member

		By:	Tishman Speyer Real Estate Venture VII, L.L.C., its general partner

			By:	Tishman Speyer U.S. Value-Added Associates VII, L.L.C., its general partner

				By:	/s/ MICHAEL B. BENNER
Name: Michael B. Benner Title: Vice President and Secretary

SIGNATURE PAGES TO THE AGREEMENT AND PLAN OF MERGER

RIVER TRUST ACQUISITION (MD), LLC

By:	River Acquisition (MD), LP

	By:	River General Partner, LLC, its general partner

		By:	River Holding, LP, its sole member

			By:	Tishman Speyer Real Estate Venture VII, L.L.C., its general partner

				By:	Tishman Speyer U.S. Value-Added Associates VII, L.L.C., its general partner

					By:	/s/ MICHAEL B. BENNER
Name: Michael B. Benner Title: Vice President and Secretary
ARCHSTONE-SMITH TRUST

By:	/s/ CHARLES E. MUELLER, JR. Name: Charles E. Mueller, Jr. Title: Chief Financial Officer

ARCHSTONE-SMITH OPERATING TRUST

By:	/s/ CHARLES E. MUELLER, JR. Name: Charles E. Mueller, Jr. Title: Chief Financial Officer

SIGNATURE PAGES TO THE AGREEMENT AND PLAN OF MERGER

Annex B

        May 28, 2007

Board of Trustees
Archstone-Smith Trust,
9200 East Panorama Circle
Englewood, Colorado 80112

Members of the Board:

        We understand that Archstone-Smith Trust (the "Company"), Archstone-Smith Operating Trust (the "Operating Trust"), River Holding, LP (the "Buyer"), River Acquisition (MD), LP (the "MergerCo"), a wholly owned subsidiary of the Buyer, and River Trust Acquisition (MD), LLC (the "Operating Trust MergerSub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated May 28, 2007 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of the Company with and into the MergerCo. Pursuant to the Merger, the MergerCo will continue as the surviving entity, and each outstanding common share of beneficial interest, par value $0.01 per share (the "Company Common Shares"), of the Company, other than shares held in treasury, or held by any U.S. Subsidiary or any Foreign Subsidiary (each as defined in the Merger Agreement), or held by MergerCo, will be converted into the right to receive $60.75 in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the consideration to be received by the holders of the Company Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than Mr. R. Scot Sellers).

        For purposes of the opinion set forth herein, we have:

  (a)
  reviewed certain publicly available financial statements and other business and financial information of the Company;

  (b)
  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

  (c)
  reviewed certain financial projections prepared by the management of the Company;

  (d)
  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  (e)
  reviewed the reported prices and trading activity for the Company Common Shares;

  (f)
  compared the financial performance of the Company and the prices and trading activity of the Company Common Shares with that of certain other comparable publicly-traded companies and their securities;

  (g)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (h)
  participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

  (i)
  reviewed the Merger Agreement, a draft of the Debt Commitment Letter (as defined in the Merger Agreement) dated May 28, 2007, a draft of the Equity Funding Letter (as defined in the Merger Agreement) dated May 28, 2007 and certain related documents; and

  (j)
  considered such other factors and performed such other analyses as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purposes of this opinion. With respect to the financial projections we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise, or reaffirm this opinion. Furthermore, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company, nor did we negotiate with any of the parties, other than the Buyer and one other potential buyer, which expressed interest in the possible acquisition of the Company or certain of its constituent businesses.

        We have acted as financial advisor to the Board of Trustees of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In connection with the transaction, Morgan Stanley is also providing bridge debt financing services to the Company. In the past, we have provided financial advisory and financing services for the Buyer and the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer and the Company in the future and will receive fees for the rendering of these services. In the ordinary course of our trading, brokerage, investment management, and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans of the Buyer, the Company, or any other company or any currency or commodity that may be involved in this transaction.

        It is understood that this letter is for the information of the Board of Trustees of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company or the Buyer is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of the Company Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than Mr. R. Scot Sellers).

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ J.E. HOKE SLAUGHTER
J.E. Hoke Slaughter Managing Director

ARCHSTONE-SMITH TRUST
9200 E. PANORAMA CIRCLE, SUITE 400
ENGLEWOOD, COLORADO 80112

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF ARCHSTONE-SMITH TRUST

        The undersigned shareholder of Archstone-Smith Trust, a Maryland real estate investment trust, hereby appoints R. Scot Sellers, Charles E. Mueller, Jr., and Caroline Brower, and each of them singly, as proxies for the undersigned, with full power of substitution or resubstitution in each of them, to attend and represent the undersigned and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting of Shareholders of Archstone-Smith Trust, to be held at    •    on     •    , 2007 at    •    , Mountain Time, and at any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all the powers possessed by the undersigned as if personally present at the meeting.

        The undersigned hereby acknowledges receipt prior to the execution of this proxy card of the Notice of Special Meeting of Shareholders and the Proxy Statement.

        THE SHARES OWNED BY THE UNDERSIGNED AND REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST WITH RESPECT TO THE SHARES OWNED BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD AND DESCRIBED IN THE PROXY STATEMENT.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of

Shareholders, you can be sure your Archstone-Smith Trust common shares are represented by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated below

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

(Please mark, sign, date and return this proxy promptly in the enclosed postage prepaid envelope.)	Please mark your votes like this in blue or black ink: ☒

THE BOARD OF TRUSTEES OF ARCHSTONE-SMITH TRUST RECOMMENDS A

VOTE 'FOR' PROPOSAL 1 AND PROPOSAL 2.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED

BUT THE PROXY CARD IS SIGNED AND RETURNED, THE SHARES OWNED BY YOU WILL BE

VOTED 'FOR' THE PROPOSALS BELOW.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
1.	Approval of the merger of Archstone-Smith Trust with and into River Acquisition (MD), LP, pursuant to the Agreement and Plan of Merger, dated as of May 28, 2007, by and among Archstone-Smith Trust, Archstone-Smith Operating Trust, River Holding, LP, River Acquisition (MD), LP, and River Trust Acquisition (MD), LLC, and the other transactions contemplated by the Agreement and Plan of Merger.
2.
Approval of any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the Agreement and Plan of Merger.

☐ CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Signature:	Signature:	Dated:

IMPORTANT: Please DATE and SIGN this proxy where indicated above. Please sign exactly as name appears on the records of Archstone-Smith Trust. If the shares are held jointly, each holder must sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title as such above the signature(s).

☐ MARK HERE FOR CHANGE OF ADDRESS AND NOTE BELOW.

PROXY AUTHORIZATION INSTRUCTIONS

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Authorize a Proxy by Internet

        Access the website at    •    and follow the simple instructions to authorize a proxy to vote your Archstone-Smith Trust common shares. Have your proxy card available when you access the web page.

        OR

        Authorize a Proxy by Telephone

        Call toll-free    •    using a touch-tone phone and follow the simple instructions to authorize a proxy to vote your Archstone-Smith Trust common shares. Have your proxy card available when you call.

        OR

        Authorize a Proxy by Mail

        Please mark, sign and date your proxy card and return it as soon as possible in the postage pre-paid envelope provided or return it to:    •

Your authorization of a proxy by telephone or the Internet must be received by    •    , Mountain Time, on     •    , 2007
in order for your votes to be counted in the final tabulation.

If you authorize your proxy by Internet or telephone, do not mail your proxy card.

Proxy card must be signed and dated on the reverse side.

PROXY

QuickLinks

TABLE OF CONTENTS
SUMMARY
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THE PARTIES TO THE MERGERS
THE SPECIAL MEETING
THE MERGERS
THE MERGER AGREEMENT
ADJOURNMENTS AND POSTPONEMENTS OF THE SPECIAL MEETING
MARKET PRICE OF OUR COMMON SHARES
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DISSENTERS' RIGHTS OF APPRAISAL
SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
EXHIBITS
AGREEMENT AND PLAN OF MERGER
ARTICLE I DEFINITIONS
ARTICLE II THE MERGERS
ARTICLE III EFFECTS OF THE MERGERS
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING TRUST
ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES
ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGERS
ARTICLE VII ADDITIONAL AGREEMENTS
ARTICLE VIII CONDITIONS TO THE MERGERS
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER
ARTICLE X GENERAL PROVISIONS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF ARCHSTONE-SMITH TRUST